-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
  [_]Preliminary Proxy Statement
  [_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
  [X]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

-------------------------------------------------------------------------------

                             HOLLYWOOD PARK, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

  [_]No fee required.
  [X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Hollywood Park Operating Company Common Stock, $.01 par value

    (2) Aggregate number of securities to which transaction applies: 26,186,724

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $4.40 per share (Estimated book value of securities to be distributed in spin-off.)

    (4) Proposed maximum aggregate value of transaction: $115,259,000

    (5) Total fee paid: $23,052.00

  [X]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: ____________________________________________

    (2) Form, Schedule or Registration Statement No.: ______________________

    (3) Filing Party: ______________________________________________________

    (4) Date Filed: ________________________________________________________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

[LOGO OF HOLLYWOOD PARK(R)]

                             HOLLYWOOD PARK, INC.
                           1050 SOUTH PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301

                               February 13, 1998

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Hollywood Park, Inc. to be held at the New York Palace, 455 Madison Avenue, New York, New York, on Monday, April 13, 1998 at 9:00 a.m. local time.

  As you know, Hollywood Park has been evaluating the restoration of its paired-share structure, with the company being reorganized into two parts, a real estate investment trust and an operating company. Your Board has concluded that this reorganization has significant potential benefits for our stockholders, including increasing dividends paid to our stockholders, possibly enhancing investor perception of the market value of Hollywood Park's stock and affording Hollywood Park greater financing flexibility, as well as the other potential benefits described in the attached Proxy Statement. ACCORDINGLY, THE BOARD HAS APPROVED EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT AND RECOMMENDS THAT YOU VOTE FOR THEIR APPROVAL.

  At the Annual Meeting, you will be asked to vote upon the following matters:
First, the adoption of amendments to Hollywood Park's Certificate of Incorporation necessary to effect the planned reorganization; Second, the adoption of a stock option plan for the new operating company to be effective following the reorganization; Third, the adoption of a deferred compensation plan for directors of the operating company, also to be effective following the reorganization; Fourth, the adoption of an amendment to Hollywood Park's Certificate of Incorporation to eliminate the requirement that certain transactions be approved by 70% of Hollywood Park's outstanding stock; Fifth, the adoption of an amendment to Hollywood Park's Certificate of Incorporation, which would expand the restrictions on stock ownership intended to protect Hollywood Park's gaming licenses to cover the licenses of its subsidiaries; and Sixth, the election of eleven directors to the Hollywood Park Board of Directors.

  The reorganization has important tax implications. As the accompanying Proxy Statement explains, in voting on the matters relating to the reorganization, the Board believes you should assume that the reorganization will result in taxable events for Hollywood Park and its stockholders. We estimate that Hollywood Park could incur a tax liability of approximately $54 million and that stockholders could be treated as having received a taxable distribution of approximately $4.95 per share. However, your Board believes that the potential benefits of the reorganization may significantly outweigh its potential tax costs. Hollywood Park requested advance rulings from the IRS as to certain aspects of the reorganization and other tax matters, but withdrew its ruling requests after being advised informally that the IRS had tentatively concluded that it would not issue the requested rulings. Although Hollywood Park expects to receive an opinion of counsel as to certain tax matters, including certain of those issues which were the subject of the IRS ruling requests, there can be no assurance that the IRS will not take a contrary position on these issues. We urge you to read the accompanying Proxy Statement carefully, including the "Risk Factors" and "Federal Income Tax Matters" sections, which contain a discussion as to the nature of and qualifications to the anticipated opinion of counsel.

  Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the meeting, as well as Hollywood Park's Annual Report to Stockholders for the year ended December 31, 1996. The Proxy Statement contains important information about the reorganization and about the two companies that would result if the reorganization is approved.

  This Annual Meeting is of great significance given the importance of the matters being voted upon. I hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                     Sincerely,

                                     /s/ R. D. Hubbard

                                     R. D. Hubbard
                                     Chairman of the Board of Directors and
                                      Chief Executive Officer

                             HOLLYWOOD PARK, INC.
                           1050 SOUTH PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 13, 1998

TO THE STOCKHOLDERS OF HOLLYWOOD PARK, INC.:

  NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Hollywood Park, Inc., a Delaware corporation ("Hollywood Park"), will be held on Monday, April 13, 1998, at 9:00 a.m., local time, at the New York Palace, 455 Madison Avenue, New York, New York (the "Annual Meeting"). At the Annual Meeting, Hollywood Park's stockholders will be asked to consider and vote upon:

  1. Proposed amendments to Hollywood Park's Certificate of Incorporation (the "Reorganization Amendments") necessary to effect the planned reorganization of the Company into a real estate investment trust (a "REIT") and an operating company, whose stock would be "paired" to trade publicly as units consisting of one share of the REIT's stock and one share of the operating company's stock (the "Reorganization"). The Reorganization would be effected through a series of transactions, including a reclassification of Hollywood Park's outstanding stock and a distribution to Hollywood Park's stockholders of all of the outstanding stock of Hollywood Park's wholly-owned subsidiary Hollywood Park Operating Company ("HP Operating Company"). After the Reorganization, HP Operating Company would conduct substantially all of Hollywood Park's current and future operating businesses and Hollywood Park (renamed Hollywood Park Realty Enterprises, Inc. ("HP Realty")) would operate as a REIT which would initially derive most of its income from leasing its real estate assets to HP Operating Company. The pairing would commence upon completion of the Reorganization and would be facilitated through various provisions in the By-Laws of the companies and by a Pairing Agreement between the companies. The Reorganization Amendments generally provide for:

  .  The change of Hollywood Park's name to Hollywood Park Realty
     Enterprises, Inc.;

  . The authorization of three new classes of stock that may be issued by the REIT: (a) 100,000,000 shares of common stock, $.01 par value ("HP Realty Common Stock"); (b) 25,000,000 shares of excess common stock, $.01 par value ("Excess Stock"); and (c) 40,000,000 shares of preferred stock, $.01 par value. The HP Realty Common Stock would be subject to certain restrictions on transfer which are intended to protect HP Realty's qualification as a REIT. (These restrictions are set forth in Article IV of HP Realty's Restated Certificate of Incorporation, which is attached to the Proxy Statement as Appendix A);

  . The conversion of each outstanding share of Hollywood Park's Common Stock, $.10 par value ("Hollywood Park Common Stock"), into one share of HP Realty Common Stock; and

  . The reduction in the number of authorized shares of Hollywood Park Common Stock after the conversion from 40,000,000 to 1,000. Following the Reorganization, the Pairing Agreement between HP Realty and HP Operating Company will effectively prohibit the issuance of Hollywood Park Common Stock.

  The first two items listed above will be effected through one Reorganization Amendment, and the last two items listed above will be effected through a separate Reorganization Amendment to be filed with the Delaware Secretary of State after the first Reorganization Amendment is effective.

  2. The adoption of the Hollywood Park Operating Company 1998 Stock Option Plan, providing for the grant of stock options following the Reorganization to HP Operating Company officers, employees and directors that are exercisable for paired shares of HP Realty Common Stock and HP Operating Company Common Stock (the "1998 Option Plan"), to be effective following the Reorganization and which will replace Hollywood Park's existing stock option plans.

  3. The adoption of the Hollywood Park Operating Company 1998 Directors Deferred Compensation Plan (the "HP Operating Company Directors Plan"), which would permit directors of HP Operating Company to defer receipt of their directors fees and to receive the deferred compensation in cash or in paired shares, also to be effective following the Reorganization.

  4. A proposed amendment to Hollywood Park's Certificate of Incorporation (which will be the HP Realty Certificate of Incorporation if the Reorganization is completed) to eliminate the requirement in the Certificate of Incorporation that certain transactions be approved by 70% of Hollywood Park's outstanding stock (the "Supermajority Elimination Amendment").

  5. A proposed amendment to Article XIV of Hollywood Park's Certificate of Incorporation, which would expand the restrictions on ownership of Hollywood Park securities intended to protect Hollywood Park's California gaming licenses to cover the gaming licenses of Hollywood Park and its subsidiaries in all jurisdictions in which they operate now or in the future (the "Gaming Amendment").

  6. The election of eleven directors to serve on the Hollywood Park Board of Directors for the coming year.

  7. Such other business as may properly come before the Annual Meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary) or before any adjournments or postponements thereof.

  The effectiveness of the 1998 Option Plan and the HP Operating Company Directors Plan is conditioned upon the approval of the Reorganization Amendments and the completion of the Reorganization.

  The Reorganization and the Reorganization Amendments, the other proposals listed above and the director nominees are all more fully described in the accompanying Proxy Statement. Only stockholders of record of Hollywood Park Common Stock at the close of business on February 18, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders entitled to vote will be available for inspection at the Annual Meeting by any stockholder and, for 10 days prior to the Annual Meeting, at ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 15th Floor, New York, N.Y., 10001.

  TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Donald M. Robbins

                                          Donald M. Robbins
                                          Secretary

Inglewood, California
February 13, 1998

                             HOLLYWOOD PARK, INC.
                           1050 SOUTH PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301

                          PROXY STATEMENT RELATING TO
                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 13, 1998

  This Proxy Statement is being furnished to the stockholders of Hollywood Park, Inc., a Delaware corporation ("Hollywood Park"), in connection with the solicitation of proxies by the Hollywood Park Board of Directors for use at the Annual Meeting of Hollywood Park stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on Monday, April 13, 1998, at the New York Palace, 455 Madison Avenue, New York, New York, and at any adjournments or postponements thereof. At the Annual Meeting, holders of Hollywood Park's common stock, $.10 par value ("Hollywood Park Common Stock"), will be asked to vote upon the following matters:

  1. The adoption of amendments to Hollywood Park's Certificate of Incorporation (the "Reorganization Amendments") necessary to effect the planned reorganization of Hollywood Park into a real estate investment trust (a "REIT") and an operating company, whose stock would be "paired" to trade publicly as units consisting of one share of the REIT's stock and one share of the operating company's stock (the "Reorganization");

  2. The adoption of a stock option plan for the new operating company (the "1998 Option Plan");

  3. The adoption of a deferred compensation plan for directors of the operating company (the "HP Operating Company Directors Plan");

  4. The adoption of an amendment to Hollywood Park's Certificate of Incorporation to eliminate the requirement that certain transactions be approved by 70% of Hollywood Park's outstanding stock (the "Supermajority Elimination Amendment");

  5. The adoption of an amendment to Hollywood Park's Certificate of Incorporation, which would expand the restrictions on stock ownership intended to protect Hollywood Park's gaming licenses to cover the licenses of its subsidiaries (the "Gaming Amendment"); and

  6. The election of eleven directors to the Hollywood Park Board of Directors.

  The effectiveness of the 1998 Option Plan and the HP Operating Company Directors Plan is conditioned upon the approval of the Reorganization Amendments and the completion of the Reorganization.

  SEE "RISK FACTORS" ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE REORGANIZATION AND THE REORGANIZATION AMENDMENTS.

  This Proxy Statement and the accompanying Proxy Cards are first being mailed to stockholders of Hollywood Park on or about February 13, 1998.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
SUMMARY...........................................   5
  The Annual Meeting..............................   5
  The Reorganization..............................   6
  The 1998 Option Plan............................  10
  The HP Operating Company Directors Plan.........  10
  The Supermajority Elimination Amendment.........  11
  The Gaming Amendment............................  11
  Election of Directors...........................  11
  Recommendation of the Board of Directors........  12
  Summary Pro Forma Financial Data................  13
RISK FACTORS......................................  15
  Absence of Rulings from the Internal Revenue
   Service .......................................  15
  Potential Consequences of Proposed Legislation..  17
  Uncertain Amount of Corporate and
   Stockholder Tax Liability......................  17
  Consequences of Failure to Qualify as a REIT....  19
  Dependence on Future Borrowings.................  20
  Consequences of REIT Dividend Requirement.......  21
  Constraints on Equity Financing.................  21
  Constraints on Future Transactions..............  22
  Uncertain Level of Dividends....................  22
  Effect of Reorganization on Stockholder Rights..  22
  Factors Influencing Stock Market Price of
   the Paired Shares..............................  23
  Separate and Increased Expenses.................  23
THE REORGANIZATION AMENDMENTS.....................  24
  Background......................................  24
  The Proposed Reorganization Amendments..........  24
  Required Vote; Recommendation of the
   Board of Directors.............................  25
THE REORGANIZATION................................  26
  Purpose of the Reorganization...................  26
  Effect of the Reorganization....................  28
  Business Strategies of the Reorganized
   Companies......................................  29
  Transactions in Connection with the
   Reorganization.................................  30
  Dividend Policy.................................  33
  Directors, Officers and Employees of HP
   Operating Company and HP Realty................  33
  Conditions to the Reorganization................  33
  Regulatory Approvals and Third-Party Consents...  35
  Relationship Between the Companies After the
   Reorganization.................................  35
  Effect of the Reorganization on Rights of
   Stockholders...................................  36
  Trading.........................................  36
  Employee Benefits and Compensation Matters......  37
  Allocation of Indebtedness......................  37
  Interest of Certain Persons in the
   Reorganization.................................  38
  Stock Certificates; Method of Exchange..........  38
BUSINESS OF HP OPERATING COMPANY AFTER THE
 REORGANIZATION...................................  40
  General.........................................  40
  Business Strategy...............................  40
  Gaming Operations...............................  40
  Racing Operations...............................  41
  Regulation and Licensing........................  42
BUSINESS OF HP REALTY AFTER THE REORGANIZATION....  43
  General.........................................  43
  Business Strategy...............................  43

                                                                            PAGE
                                                                            ----
FEDERAL INCOME TAX MATTERS.................................................  44
  Federal Income Tax Consequences of Contributions and Spin-Offs...........  44
  Federal Income Taxation of HP Realty and Requirements for Qualification
   as REIT.................................................................  50
  Federal Income Taxation of HP Operating Company..........................  59
  Constraints on Future Transactions.......................................  60
  Federal Income Taxation of Holders of Paired Shares......................  60
  Information Reporting Requirements and Backup Withholding................  61
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS...  62
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...........................  79
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.................................................  85
  Overview.................................................................  85
  Historical Results of Operations.........................................  87
  Post-REIT Pro Forma Results of Operations................................  96
  Liquidity and Capital Resources..........................................  98
DESCRIPTION OF CAPITAL STOCK OF THE COMPANIES.............................. 104
  Common Stock............................................................. 104
  Preferred Stock.......................................................... 104
  Excess Stock............................................................. 105
  Unpaired Common Stock.................................................... 105
  The Pairing Agreement.................................................... 106
  Certain Provisions of the Charters and By-Laws........................... 106
THE HOLLYWOOD PARK OPERATING COMPANY 1998 STOCK OPTION PLAN................ 110
  Background............................................................... 110
  Proposal................................................................. 110
  Required Vote; Recommendation of the Board of Directors.................. 111
  Summary of the 1998 Option Plan.......................................... 111
  Federal Income Tax Matters............................................... 114
THE HOLLYWOOD PARK OPERATING COMPANY DIRECTORS PLAN........................ 117
  Background............................................................... 117
  Proposal................................................................. 117
  Required Vote; Recommendation of the Board of Directors.................. 117
  Summary of the HP Operating Company Directors Plan....................... 118
  Federal Income Tax Matters............................................... 120
THE SUPERMAJORITY ELIMINATION AMENDMENT.................................... 121
  Background............................................................... 121
  Description of the Proposed Supermajority Elimination Amendment.......... 121
  Required Vote; Recommendation of the Board of Directors.................. 122
THE GAMING AMENDMENT....................................................... 123
  Background............................................................... 123
  Description of the Proposed Gaming Amendment............................. 123
  Required Vote; Recommendation of the Board of Directors.................. 124
ELECTION OF DIRECTORS...................................................... 125
  General.................................................................. 125
  Information Regarding the Directors of Hollywood Park.................... 125
  Board Committees and Director Compensation............................... 126
  Directors Deferred Compensation Plan..................................... 128
  Compensation Committee Interlocks and Insider Participation.............. 129
  Executive Officers....................................................... 130

                                                                          PAGE
                                                                          ----
  Executive Compensation.................................................  131
  Compensation Committee Report on Executive Compensation................  133
  Performance Graph......................................................  135
  Certain Relationships and Related Transactions.........................  136
  Section 16(a) Beneficial Ownership Reporting Compliance................  137
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........  138
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING......................  140
  General................................................................  140
  Record Date and Outstanding Shares.....................................  140
  Voting of Proxies......................................................  140
  Abstentions; Broker Non-Votes..........................................  140
  Solicitation of Proxies and Expenses...................................  141
  No Dissenters' Rights..................................................  141
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING........................  141
INDEPENDENT PUBLIC ACCOUNTANTS...........................................  142
ADJOURNMENT OF MEETING...................................................  142
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................  142
AVAILABLE INFORMATION....................................................  143
INDEX TO FINANCIAL STATEMENTS............................................  S-1
HOLLYWOOD PARK CONSOLIDATED FINANCIAL STATEMENTS.........................  S-2
BOOMTOWN CONSOLIDATED FINANCIAL STATEMENTS............................... S-42
APPENDIX A--RESTATED CERTIFICATE OF INCORPORATION OF HP REALTY...........  A-1
APPENDIX B--RESTATED CERTIFICATE OF INCORPORATION OF
 HP OPERATING COMPANY....................................................  B-1
APPENDIX C--SECTIONS 7.2 AND 7.6 OF AMENDED BY-LAWS OF HP REALTY.........  C-1
APPENDIX D--SECTIONS 7.2 AND 7.6 OF AMENDED BY-LAWS OF
 HP OPERATING COMPANY....................................................  D-1
APPENDIX E--HOLLYWOOD PARK OPERATING COMPANY 1998 STOCK OPTION PLAN......  E-1
APPENDIX F--HOLLYWOOD PARK OPERATING COMPANY 1998 DIRECTORS DEFERRED
 COMPENSATION PLAN.......................................................  F-1

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement. The summary does not contain a complete description of the Reorganization, the Reorganization Amendments, the 1998 Option Plan, the HP Operating Company Directors Plan, the Supermajority Elimination Amendment or the Gaming Amendment. The summary is qualified in its entirety by reference to the full text of this Proxy Statement, the attached Appendices (which are hereby incorporated herein by reference) and the other documents incorporated by reference herein. Hollywood Park stockholders are urged to read carefully this Proxy Statement and the attached Appendices in their entirety. Reference to "Hollywood Park" or the "Company" generally refer to Hollywood Park, Inc. and all of its subsidiaries (including Hollywood Park Operating Company) taken as a whole before the Reorganization. References to "HP Realty" and "HP Operating Company" generally refer to Hollywood Park Realty Enterprises, Inc. and its subsidiaries taken as a whole, and Hollywood Park Operating Company and its subsidiaries taken as a whole, respectively, after the Reorganization.

  The proposed Reorganization structure discussed in this Proxy Statement contemplates, among other things, that HP Realty will retain the real estate assets of the Company's Turf Paradise, Inc. subsidiary and will lease the Turf Paradise Race Track to HP Operating Company, which will operate the track. See "The Reorganization--Effect of the Reorganization" and "--Transactions in Connection with the Reorganization." Based on the facts and circumstances existing immediately prior to the completion of the Reorganization transactions, Hollywood Park may also decide to transfer the Turf Paradise real estate to HP Operating Company in the Reorganization. In that event, the discussion of the Reorganization and the respective businesses of HP Realty and HP Operating Company contained in this Proxy Statement shall be deemed to be modified accordingly. See "Federal Income Tax Matters."

THE ANNUAL MEETING

  Date, Time and Place. The Annual Meeting will be held on Monday, April 13, 1998 at 9:00 a.m., local time, at the New York Palace, 455 Madison Avenue, New York, New York.

  Purposes of the Annual Meeting. At the Annual Meeting, stockholders of record of Hollywood Park as of the close of business on the Record Date (as defined below) will be asked (1) to consider and vote upon the Reorganization Amendments, (2) to consider and vote upon the 1998 Option Plan, (3) to consider and vote upon the HP Operating Company Directors Plan, (4) to consider and vote upon the Supermajority Elimination Amendment, (5) to consider and vote upon the Gaming Amendment, and (6) to elect eleven directors to serve on the Hollywood Park Board of Directors (the "Board") for the coming year.

  Record Date, Outstanding Shares and Quorum. Holders of record of Hollywood Park Common Stock at the close of business on February 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on February 9, 1998, there were 26,284,138 shares of Hollywood Park Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Hollywood Park Common Stock issued and outstanding on the Record Date.

  Votes Required. The Reorganization Amendments and the Gaming Amendment must be approved by a majority of the outstanding shares of Hollywood Park Common Stock. The 1998 Option Plan and the HP Operating Company Directors Plan must be approved by a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. The Supermajority Elimination Amendment must be approved by at least 70% of the outstanding shares of Hollywood Park Common Stock. The affirmative vote of a plurality of shares of Hollywood Park Common Stock represented at the Annual Meeting in person or by proxy and voting is required to elect any nominee for director. For purposes of determining whether the Reorganization

Amendments, the Supermajority Elimination Amendment and the Gaming Amendment have been approved, abstentions and broker non-votes will be treated as votes against the proposal. For purposes of determining whether the 1998 Option Plan and the HP Operating Company Directors Plan have been approved, abstentions will be treated as votes against the proposal and broker non-votes will not be counted as represented or voting at the meeting. With respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome of the vote.

  As of January 31, 1998, the directors, executive officers and other affiliates of Hollywood Park owned an aggregate of 3,651,091 shares of Hollywood Park Common Stock (approximately 13.9% of the shares entitled to vote at the Annual Meeting). R.D. Hubbard, Chairman of the Board of Directors and Chief Executive Officer of Hollywood Park, and Harry Ornest, a director of Hollywood Park, have indicated that they intend to vote in favor of the Reorganization Amendments, and the other proposals and the director nominees described in this Proxy Statement. Although Hollywood Park's other directors and executive officers have not indicated their voting intentions, Hollywood Park believes that each of them will also vote in favor of such proposals and director nominees.

THE REORGANIZATION

  General

  The Reorganization provides for the reinstatement of Hollywood Park's paired-share structure, which was previously in effect from 1982 through 1991. In the Reorganization, Hollywood Park would be divided into a REIT and an operating company, whose stock would be "paired" to trade publicly as units consisting of one share of the REIT's stock and one share of the operating company's stock. The Reorganization will be effected through a series of transactions, including a reclassification of Hollywood Park's outstanding stock and a distribution to Hollywood Park's stockholders of all of the outstanding stock of Hollywood Park Operating Company ("HP Operating Company"). See "The Reorganization-- Transactions in Connection with the Reorganization."

  After the Reorganization, HP Operating Company would conduct substantially all of Hollywood Park's current and future operating businesses and Hollywood Park (renamed Hollywood Park Realty Enterprises, Inc. ("HP Realty")) would operate as a REIT which would initially derive most of its income from leasing its real estate assets to HP Operating Company. The pairing of the stock of HP Realty and HP Operating Company will commence upon completion of the Reorganization, and will be facilitated by various provisions in the By-Laws of the companies and by a Pairing Agreement between the companies. Upon completion of the Reorganization, HP Realty will elect to be taxed as a REIT commencing with the 1999 calendar year.

  The Reorganization Amendments

  At the Annual Meeting, the stockholders of Hollywood Park will be asked to consider and vote upon the Reorganization Amendments, which are necessary to effect the planned Reorganization. The Reorganization Amendments provide for:

 . The change of Hollywood Park's name to Hollywood Park Realty Enterprises,
   Inc.;

 . The authorization of three new classes of stock that may be issued by the
   REIT: (i) 100,000,000 shares of common stock, $.01 par value ("HP Realty Common Stock"); (ii) 25,000,000 shares of excess common stock, $.01 par value ("Excess Stock"); and (iii) 40,000,000 shares of preferred stock, $.01 par value ("Preferred Stock");

 . The conversion of each share of Hollywood Park Common Stock that is outstanding before the Reorganization into one share of HP Realty Common Stock; and

 . The reduction in the number of authorized shares of Hollywood Park Common
   Stock after the conversion from 40,000,000 to 1,000. Following the Reorganization, the Pairing Agreement between HP Realty and HP Operating Company will effectively prohibit the issuance of Hollywood Park Common Stock.

  HP Realty Common Stock will be subject to certain restrictions on transfer and ownership intended to protect HP Realty's qualification as a REIT. See "The Reorganization--The Reorganization Amendments" and "Description of Capital Stock of the Companies." The first two items listed above will be effected through one Reorganization Amendment and the last two items listed above will be effected through a separate Reorganization Amendment to be filed with the Delaware Secretary of State after the first Reorganization Amendment is effective.

 Purpose of the Reorganization

  The Board believes that the reinstatement of Hollywood Park's paired REIT-operating company structure has several significant potential benefits for Hollywood Park's stockholders. These potential benefits include the following:

  Realize Value Inherent in the Paired Share Structure. The Board believes that the paired REIT-operating company structure will provide HP Realty and HP Operating Company with certain advantages, including (i) advantages not generally available to other REITs and operating companies by enabling holders of the paired shares of the HP Realty Common Stock and HP Operating Company Common Stock (the "Paired Shares") to retain the economic benefit of ownership of the real estate assets of HP Realty and the full operating profits earned by HP Operating Company without having to lease real estate properties to third-party operators, and (ii) potentially enhancing investor perception of the combined value of Hollywood Park's businesses (gaming/sports/entertainment and real estate) once reorganized into the paired-share structure, due in part to the dividends HP Realty will be required to pay as a REIT and the separate reporting of HP Realty's and HP Operating Company's financial results. In any acquisitions made by the companies after the Reorganization, the companies may structure such transactions so that the real estate assets of the acquired businesses would be held by HP Realty and the operating businesses would be conducted by HP Operating Company. After the Reorganization, HP Realty and HP Operating Company will be one of only five publicly-traded paired REIT-operating companies in existence. Under the Internal Revenue Code, no new paired REIT-operating companies may be established.

  Greater Financing Flexibility. Each of HP Realty and HP Operating Company intends to expand its existing properties and businesses and to pursue acquisitions consistent with its strategic plans, which will require each of the companies to obtain additional debt and/or equity financing. The Board believes that, by separating Hollywood Park's assets generally along functional lines (gaming/sports/entertainment and real estate) and by allowing separate financial reporting with respect to each of gaming/sports/entertainment and real estate, the Reorganization may provide HP Realty and HP Operating Company with greater flexibility in structuring their credit facilities with lenders and may enable each of them to borrow on better nonfinancial terms than would be possible if HP Operating Company remained a subsidiary of Hollywood Park. In particular, the Board believes that separating the gaming/sports/entertainment business from the real estate business should enhance HP Realty's ability to obtain project financing for potential real estate developments while preserving HP Operating Company's ability to raise bank and bond financing to support its operating businesses.

  Increase Dividends Paid to Stockholders. Hollywood Park currently pays no dividends on its common stock. After the Reorganization, HP Realty intends to operate as a REIT. Generally, under the Internal Revenue Code of 1986, as amended (the "Code"), HP Realty will be required to distribute as dividends to its stockholders at least 95% of the taxable income (other than net capital gains) that it earns from lease payments received from HP Operating Company on the Hollywood Park Race Track, Hollywood Park-Casino and Turf Paradise Race Track, as well as income earned from future real estate acquisition and development activities, and the amounts distributed generally will not be subject to federal income tax at the corporate level. Accordingly, the Reorganization will result in HP Realty paying virtually all of its income in the form of dividends to stockholders. Based on the proposed terms of the leases for the Hollywood Park and Turf Paradise properties, on a pro forma basis assuming the Reorganization became effective on January 1, 1996, HP Realty would have been required to pay at least $7.5 million ($0.29 per Paired Share) and $4.5 million ($0.17 per Paired Share) in dividends for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  Hollywood Park has retained Morgan Stanley & Co. Incorporated to advise it in connection with matters relating to the Reorganization, including assisting the Board in evaluating a proposed business combination with or investment by a potential strategic partner (a "Strategic Transaction"). Although management intends to pursue vigorously, and consummate as expeditiously as possible, a Strategic Transaction, there can be no assurance such a transaction will occur either prior to or after completion of the Reorganization. To date, Hollywood Park has received inquiries from certain entities concerning a Strategic Transaction, and has held discussions with several of the interested parties. However, no agreement or understanding has been reached, and no serious discussions are currently in progress, relating to such a transaction. See "The Reorganization--Purpose of the Reorganization," "--Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Post-REIT Pro Forma Results of Operations."

 Effect of the Reorganization

  As a result of the Reorganization, it is expected that (i) HP Realty will own the land and facilities at the 378-acre Hollywood Park property in Inglewood, California (the location of the Hollywood Park Race Track and the Hollywood Park-Casino) and the 275-acre Turf Paradise property in Phoenix, Arizona, and
(ii) HP Operating Company will own substantially all of Hollywood Park's other assets and conduct substantially all of Hollywood Park's current and future operating businesses. The Company's Boomtown subsidiaries, including all associated real estate, would be transferred to HP Operating Company. See "The Reorganization--Effect of the Reorganization." The Reorganization will be effected through the series of transactions discussed under "The Reorganization--Transactions in Connection with the Reorganization."

  Diagrams illustrating the corporate structures of Hollywood Park before, and HP Realty and HP Operating Company after, the Reorganization may be found at pages 31 and 32 of this Proxy Statement.

 Business Strategies of the Reorganized Companies

  After the Reorganization, HP Realty intends to operate as a REIT, and initially will derive most of its income from HP Operating Company in the form of lease payments on the Hollywood Park Race Track, the Hollywood Park-Casino, and the Turf Paradise Race Track properties. HP Realty will also pursue additional development at its existing properties, acquisitions and development of new properties, and the raising of additional debt and/or equity capital as necessary to finance these activities. In addition, HP Realty and HP Operating Company may make joint acquisitions, principally in the gaming industry, in which the real estate assets of the acquired businesses would be held by HP Realty and the remaining assets would be held, and the operating businesses would be conducted, by HP Operating Company. See "The Reorganization--Effect of the Reorganization" and "Business of HP Realty After the Reorganization."

  After the Reorganization, HP Operating Company intends to grow its gaming, sports and entertainment businesses by (i) expanding and increasing the utilization of its Boomtown Reno and Boomtown New Orleans properties, possibly its Boomtown Biloxi property, and its other existing properties and (ii) making selected acquisitions, principally in the gaming industry to diversify its operations and to achieve economies of scale. See "Business of HP Operating Company After the Reorganization."

 Dividend Policy

  Hollywood Park currently pays no dividends on its common stock. Generally, after the Reorganization HP Realty would be required as a REIT to distribute as dividends to its stockholders a minimum of 95% of its taxable income (other than net capital gains), and such amounts distributed generally would not be subject to federal income tax at the corporate level. Accordingly, HP Realty would distribute at least 95% of the taxable income that it earns from lease payments received from HP Operating Company and from any future real estate acquisition and development activities. However, there can be no assurance that significant taxable income, if any, will be earned and be available for distribution by HP Realty after the Reorganization.

  HP Operating Company is not expected to pay dividends in the foreseeable future. See "The Reorganization--Dividend Policy," and "Risk Factors--Uncertain Level of Dividends."

 Conditions to the Reorganization

  The Reorganization is subject to (i) approval of the Reorganization Amendments by Hollywood Park stockholders; (ii) all necessary regulatory approvals (including the gaming and racing authorities of Arizona, California, Louisiana, Mississippi and Nevada, and other governmental or regulatory bodies) and consents of third parties having been obtained; (iii) effectiveness of the Reorganization Amendments under Delaware law; and (iv) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Reorganization. The terms of the Reorganization may be modified or conditions thereto may be waived by the Board. In addition, the Board has retained discretion, even if stockholder approval of the Reorganization Amendments is obtained and the other conditions to the Reorganization are satisfied, to abandon, defer or modify the Reorganization. See "The Reorganization--Conditions to the Reorganization," "--Regulatory Approvals and Third-Party Consents" and "Federal Income Tax Matters."

 Effect of Reorganization on Rights of Stockholders

  The Reorganization will change the rights of Hollywood Park's stockholders in several significant respects. First, the Amended and Restated By-Laws of HP Realty and HP Operating Company (respectively, the "HP Realty By-Laws" and "HP Operating Company By-Laws") will impose restrictions on the transferability of shares of HP Realty Common Stock and HP Operating Company Common Stock designed to implement the pairing of such shares. Second, the Amended and Restated Certificates of Incorporation of HP Realty and HP Operating Company (respectively, the "HP Realty Charter" and "HP Operating Company Charter") will impose on stockholders additional transfer restrictions designed to protect HP Realty's qualification as a REIT, including restrictions generally prohibiting any stockholder from owning more than 9.8% of the outstanding Paired Shares. See "The Reorganization--Effect of Reorganization on Rights of Stockholders" and "Description of Capital Stock of the Companies."

 Trading

  The Paired Shares to be issued in the Reorganization will be publicly traded as units under the name "Hollywood Park Enterprises." Hollywood Park intends to file an application for the listing of the units on the New York Stock Exchange (the "NYSE") under Hollywood Park's current symbol "HPK." See "The Reorganization--Trading."

 Federal Income Tax Consequences

  The federal income tax consequences of the Reorganization are complex and involve numerous factors. In addition, the federal income tax consequences associated with a paired-share REIT structure are also complex. The Company strongly urges stockholders to carefully read, in their entirety, the summary of the material federal income tax consequences relating to the Reorganization and the paired-share REIT structure under the heading "Federal Income Tax Matters" and the other tax information contained elsewhere in this Proxy Statement. See "Risk Factors--Absence of Rulings from the Internal Revenue Service," "--Uncertain Amount of Corporate and Stockholder Tax Liability" and "--Consequences of Failure to Qualify as a REIT."

  Hollywood Park will proceed with the Reorganization without obtaining advance rulings from the Internal Revenue Service (the "IRS") as to the tax consequences of the Reorganization. Therefore, in considering and voting upon the Reorganization Amendments and any other matters that are necessary to effect the Reorganization, the stockholders of Hollywood Park should assume that the Reorganization transactions

(including the TPI Restructuring and the HPOC Spin-Off, as defined herein) generally will be taxable to Hollywood Park and its stockholders and will have the anticipated federal income tax consequences described in this Proxy Statement under "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs." Based on estimates prepared by the Company, Hollywood Park's tax liability associated with the Reorganization could be approximately $54 million and the taxable distribution to Hollywood Park's stockholders associated with the Reorganization could be approximately $130 million (or $4.95 per share of Hollywood Park Common Stock).

 Stock Certificates; Method of Exchange

  Promptly after completion of the Reorganization, ChaseMellon Shareholder Services, L.L.C., as Exchange Agent, will send to each Hollywood Park stockholder of record a Letter of Transmittal to be used in surrendering certificates which, prior to the Reorganization, represented shares of Hollywood Park Common Stock in exchange for new certificates representing Paired Shares. Each Hollywood Park stockholder should promptly complete and sign the Letter of Transmittal and forward it together with the old certificates to the Exchange Agent, who will thereafter deliver to the stockholder a new "back-to-back" certificate representing Paired Shares. HOLLYWOOD PARK STOCKHOLDERS SHOULD NOT SEND IN THEIR OLD STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL. See "The Reorganization-- Stock Certificates; Method of Exchange."

 Risk Factors

  Hollywood Park stockholders are urged to read the section of this Proxy Statement relating to the various factors to be considered in connection with the Reorganization. See "Risk Factors."

THE 1998 OPTION PLAN

  Hollywood Park stockholders will be asked to approve the adoption of the HP Operating Company 1998 Stock Option Plan, to be effective upon completion of the Reorganization. This plan would provide for the grant of stock options to officers, employees, directors, and other persons who provide services to HP Operating Company (including employees of HP Realty who also provide services to HP Operating Company) that are exercisable for Paired Shares. After the Reorganization, no new options will be granted under Hollywood Park's existing stock option plans and Hollywood Park's outstanding stock options will be adjusted so that option holders receive Paired Shares upon exercise. Because the 1998 Stock Option Plan is intended to provide for the continuation of an existing benefit, the number of Paired Shares that will be issuable under the 1998 Stock Option Plan will equal the same number of shares that will be available for issuance and not subject to outstanding options immediately prior to completion of the Reorganization under Hollywood Park's existing stock option plans. Therefore, adoption of the 1998 Stock Option Plan will not increase the number of shares that may be subject to option grants. See "The Hollywood Park Operating Company 1998 Stock Option Plan."

THE HP OPERATING COMPANY DIRECTORS PLAN

  Hollywood Park stockholders will also be asked to approve the adoption of the Hollywood Park Operating Company 1998 Directors Deferred Compensation Plan (the "HP Operating Company Directors Plan"), to be effective upon completion of the Reorganization. The HP Operating Company Directors Plan would permit directors of HP Operating Company to elect to defer all or a portion of the compensation they receive in their capacity as directors and to receive the deferred compensation in cash or in Paired Shares of HP Realty Common Stock and HP Operating Company Common Stock. The terms of the HP Operating Company Directors Plan are substantially similar to the terms of the Hollywood Park Directors Deferred Compensation Plan which is currently in effect. The HP Operating Company Directors Plan is intended to provide to directors of HP Operating Company after the Reorganization a benefit that directors of Hollywood Park are currently receiving. If the Hollywood Park stockholders do not approve the adoption of the HP Operating Company Directors Plan, and the Reorganization is completed, the HP Operating Company Directors Plan will still go into effect, but will only permit directors to defer their compensation in cash. See "The Hollywood Park Operating Company Directors Plan."

THE SUPERMAJORITY ELIMINATION AMENDMENT

  Hollywood Park stockholders will be asked to vote on a proposal to remove
Article XII from Hollywood Park's Certificate of Incorporation. Article XII requires that a merger, consolidation, sale of substantially all of Hollywood Park's assets or dissolution of Hollywood Park be approved by 70% of Hollywood Park's outstanding stock. If the Supermajority Elimination Amendment is approved, stockholder approval of the foregoing actions would be required only to the extent required by Delaware law which, in the cases where a vote is required at all, would generally be the approval of a majority of Hollywood Park's outstanding stock entitled to vote. In the case of certain mergers and certain transfers of substantially all of Hollywood Park's assets (not otherwise constituting a sale, lease or exchange), in the absence of Article XII Delaware law would not require any stockholder approval. This amendment would enhance management's ability to pursue beneficial corporate combinations and other transactions and would prevent a minority of the shares (i.e., 30%) from blocking a corporate opportunity that the Board and holders of a majority of the shares might consider desirable. See "The Supermajority Elimination Amendment."

THE GAMING AMENDMENT

  Hollywood Park stockholders will be asked to vote on a proposal to amend and restate Article XIV of Hollywood Park's Certificate of Incorporation. Article XIV currently grants Hollywood Park the power to redeem its stock and other securities from a holder who, because the holder lacks prescribed qualifications, would cause Hollywood Park or its subsidiaries to lose, or prevent the reinstatement of, any government-issued franchise or license necessary for the operation of Hollywood Park's California card club casinos. The Gaming Amendment would amend Article XIV to: (i) require Hollywood Park and all holders of its and its affiliated companies' securities to comply with the gaming laws of all jurisdictions in which Hollywood Park and its affiliated companies conduct gaming activities, and to provide that all securities of Hollywood Park will be subject to the requirements of those gaming laws; (ii) grant Hollywood Park the power to redeem its securities from persons who are deemed unsuitable by any gaming authority or who could jeopardize any of Hollywood Park's required gaming licenses; and (iii) prohibit the exercise of any voting rights by, or the payment of dividends, interest or remuneration for services to, unsuitable persons. The Gaming Amendment is being submitted for stockholder approval at the Annual Meeting because, as a result of Hollywood Park's 1997 acquisition of Boomtown, Inc., Hollywood Park now conducts gaming activities in Nevada, Louisiana and Mississippi, in addition to California. The Board of Directors believes that the Gaming Amendment is necessary to enable Hollywood Park and its subsidiaries to obtain or maintain required gaming licenses in all jurisdictions in which they currently conduct gaming activities and in which they may conduct gaming activities in the future, and to ensure compliance with the gaming laws of such jurisdictions by Hollywood Park, its subsidiaries and its stockholders. See "The Gaming Amendment."

ELECTION OF DIRECTORS

  The stockholders of Hollywood Park will be asked to elect eleven directors of Hollywood Park to serve for the coming year on the Board. Hollywood Park has nominated as candidates R.D. Hubbard, Harry Ornest, J.R. Johnson, Timothy J. Parrott, Richard Goeglein, Peter L. Harris, Robert T. Manfuso, Lynn P. Reitnouer, Herman Sarkowsky, Warren B. Williamson and Delbert W. Yocam. Each of the nominees is a current director of Hollywood Park. If the Reorganization is completed, each individual elected as a director of Hollywood Park at the Annual Meeting will become a director of HP Operating Company or HP Realty. See "The Reorganization--Directors, Officers and Employees of HP Operating Company and HP Realty" and "Election of Directors."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board has approved the Reorganization and the Reorganization Amendments and has determined that the Reorganization is in the best interests of Hollywood Park and its stockholders and therefore unanimously recommends approval of the Reorganization Amendments. See "The Reorganization--Purpose of the Reorganization." In conjunction with the Annual Meeting, the Board also recommends approval of the 1998 Option Plan, the HP Operating Company Directors Plan, the Supermajority Elimination Amendment and the Gaming Amendment, and a vote in favor of election of each of the director nominees set forth herein.

                        SUMMARY PRO FORMA FINANCIAL DATA

  The following tables summarize certain unaudited pro forma combined consolidated condensed financial data for (i) Hollywood Park, Inc., prior to giving effect to the Reorganization (the "Pre-REIT Summary Financial Data"), and (ii) each of HP Realty and HP Operating Company after giving effect to the Reorganization (the "Post-REIT Summary Financial Data"), in each case for the year ended December 31, 1996 and the nine months ended September 30, 1997. The Pre-REIT Summary Financial Data gives effect to Hollywood Park's acquisition of Boomtown, Inc. ("Boomtown") as a purchase, the divestiture of Boomtown's Las Vegas property, the issuance by Hollywood Park, Inc. and HP Operating Company of $125 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "Notes") and the application of the proceeds therefrom. The Pre-REIT Summary Financial Data was prepared by combining the consolidated statement of operations of Hollywood Park with the unaudited consolidated statement of operations of Boomtown, for the year ended December 31, 1996 (though historically Boomtown reported results on a September 30 fiscal year end), and by combining the unaudited statement of operations of Hollywood Park for the nine months ended September 30, 1997, which includes the results of operations of Boomtown from and after July 1, 1997, with Boomtown's unaudited results of operations for the six months ended June 30, 1997. The Post-REIT Summary Financial Data includes pro forma adjustments to give effect to the Reorganization, and assumes that the real property assets of Turf Paradise, Inc. will be retained by a subsidiary of HP Realty. The information set forth below should be read in conjunction with the information set forth under "Unaudited Pro Forma Combined Consolidated Condensed Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Hollywood Park's and Boomtown's consolidated financial statements and the notes thereto included in this Proxy Statement. The following information is qualified in its entirety by the information and financial statements appearing elsewhere in this Proxy Statement. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Boomtown acquisition, the issuance of the Notes, and the Reorganization had been consummated in an earlier period, nor is it necessarily indicative of future operating results or financial position.

                                                YEAR ENDED DECEMBER 31, 1996
                                              ---------------------------------
                                               PRE-REIT             POST-REIT
                                              HOLLYWOOD  POST-REIT HP OPERATING
                                              PARK, INC. HP REALTY   COMPANY
                                              ---------- --------- ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                            DATA)
STATEMENT OF OPERATIONS DATA:
 Revenues....................................  $336,583   $15,777    $335,429
 Operating expenses..........................   354,666     7,746     361,543
 Operating income (loss).....................   (18,083)    8,031     (26,114)
 Interest expense............................    15,468       134      15,334
 Income (loss) before extraordinary item.....   (37,523)    7,897     (41,168)
 Dividends on convertible preferred
  stock(a)...................................     1,925     1,925           0
 Income (loss) before extraordinary item
  available to (attributable to) common
  shareholders...............................   (39,448)    5,972     (41,168)
Per common share:
 Income (loss) before extraordinary item:
   Primary...................................  $  (1.65)  $  0.25    $  (1.72)
   Fully diluted.............................  $  (1.65)  $  0.25    $  (1.72)
OTHER DATA:
  Funds from operations(b)...................       --    $14,031         --

                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                            1997
                                              ---------------------------------
                                               PRE-REIT             POST-REIT
                                              HOLLYWOOD  POST-REIT HP OPERATING
                                              PARK, INC. HP REALTY   COMPANY
                                              ---------- --------- ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                            DATA)
STATEMENT OF OPERATIONS DATA:
 Revenues...................................   $259,305   $10,750    $258,365
 Operating expenses.........................    234,627     5,829     238,608
 Operating income...........................     24,678     4,921      19,757
 Interest expense...........................     11,051       155      10,896
 Income before extraordinary item...........      7,715     4,766       4,856
 Dividends on convertible preferred
  stock(a)..................................      1,520     1,520           0
 Income before extraordinary item available
  to common shareholders....................      6,195     3,246       4,856
Per common share:
 Income before extraordinary items--
  primary...................................   $   0.26   $  0.13    $   0.20
OTHER DATA:
 Funds from operations(b)...................        --    $ 9,394         --
BALANCE SHEET DATA:
 Cash and cash equivalents..................   $ 22,007   $ 3,567    $ 18,440
 Long term obligations......................    132,163         0     132,163
 Stockholders' equity.......................    219,475    56,091     119,902

--------
(a) On August 28, 1997, Hollywood Park redeemed the outstanding convertible preferred stock for shares of Hollywood Park Common Stock, and cash dividends on the convertible preferred stock ceased to accrue as of that date.
(b) Funds from operations is defined as income before minority interest (computed in accordance with generally accepted accounting principles) excluding gains (losses) from debt restructuring and sale of property, provision for losses, and real estate related depreciation and amortization (excluding amortization of financing costs). Funds from operations does not necessarily represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered an alternative to net income as an indication of HP Realty's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity.

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
  Calculation of funds from operations:
   Income before minority interest..................   $ 7,897       $4,766
   Excluding gains (losses) from debt
    restructuring...................................         0            0
   Excluding gains (losses) from sale of property...         0            0
   Excluding provision for losses...................         0            0
   Add back real estate related depreciation and
    amortization....................................     6,134        4,628
                                                       -------       ------
                                                       $14,031       $9,394
                                                       =======       ======

                                 RISK FACTORS

  THIS PROXY STATEMENT CONTAINS CERTAIN STATEMENTS WITH RESPECT TO, AMONG OTHER THINGS, THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS AND PROSPECTS OF HOLLYWOOD PARK (AND OF HP REALTY AND HP OPERATING COMPANY FOLLOWING THE REORGANIZATION) THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), INCLUDING STATEMENTS RELATING TO EXPANSION OPPORTUNITIES, PRO FORMA COMBINED COMPANY FINANCIAL RESULTS OF HOLLYWOOD PARK, INC. AND BOOMTOWN, INC., THE POTENTIAL BENEFITS OF THE PROPOSED REORGANIZATION (INCLUDING THE POSSIBLE ENHANCEMENT OF INVESTOR PERCEPTION OF THE COMBINED COMPANIES' VALUE), THE DECLARATION AND PAYMENT OF DISTRIBUTIONS BY HP REALTY, THE AVAILABILITY OF DEBT FINANCING ON FAVORABLE TERMS AND TRENDS AFFECTING FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED THEREBY (SEE "SUMMARY--THE REORGANIZATION," "--SUMMARY PRO FORMA FINANCIAL DATA," "THE REORGANIZATION-- PURPOSE OF THE REORGANIZATION," "--EFFECT OF THE REORGANIZATION," "BUSINESS OF HP OPERATING COMPANY AFTER THE REORGANIZATION," "BUSINESS OF HP REALTY AFTER THE REORGANIZATION," "FEDERAL INCOME TAX MATTERS," "UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). THESE FORWARD-LOOKING STATEMENTS CONCERN MATTERS WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL PERFORMANCE OF HOLLYWOOD PARK (AND OF HP REALTY AND HP OPERATING COMPANY) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, FAILURE OF THE PROPOSED REIT TO QUALIFY AS SUCH UNDER THE CODE, FAILURE OF EITHER HP REALTY OR HP OPERATING COMPANY TO COMPLETE OR SUCCESSFULLY OPERATE PLANNED EXPANSION PROJECTS, FAILURE OF EITHER HP REALTY OR HP OPERATING COMPANY TO OBTAIN SUFFICIENT DEBT OR EQUITY FINANCING ON ADVANTAGEOUS TERMS TO MEET ITS STRATEGIC GOALS, FAILURE OF HP REALTY OR HP OPERATING COMPANY TO OBTAIN OR RETAIN GAMING LICENSES OR REGULATORY APPROVALS, GENERAL ECONOMIC AND STOCK MARKET CONDITIONS, AND THE FACTORS SET FORTH UNDER THIS HEADING.

  In deciding whether to vote to approve the Reorganization Amendments, stockholders should carefully consider, among others, the following factors:

ABSENCE OF RULINGS FROM THE INTERNAL REVENUE SERVICE

  No rulings have been or will be issued by the IRS on any tax issue connected with the Reorganization or on any other tax matter discussed in this Proxy Statement. In August 1997, Hollywood Park submitted a request for advance rulings (the "Ruling Request") to the IRS on certain aspects of the Reorganization, including certain tax issues connected with (i) the TPI Restructuring and the HPOC Spin-Off (as defined under "The Reorganization-- Transactions in Connection with the Reorganization"), and (ii) the qualification of HP Realty as a REIT. In January 1998, the IRS informally advised Hollywood Park's tax counsel and accounting firm that the IRS had tentatively concluded that it would not issue the requested rulings. As a result, Hollywood Park withdrew the Ruling Request and will proceed with the Reorganization as described in this Proxy Statement without any advance rulings from the IRS. Holders should note that without advance rulings from the IRS there can be no assurance that the IRS will take a view similar to Hollywood Park's with respect to the tax consequences described in this Proxy Statement.

  The Contributions and Spin-Offs. Because the Reorganization will be consummated without IRS rulings, the stockholders of Hollywood Park should assume, in considering and voting upon the Reorganization Amendments and any other matters that are necessary to effect the Reorganization, that the TPI Restructuring and the HPOC Spin-Off will both constitute taxable transactions which will result in tax liabilities for both Hollywood Park and its stockholders as discussed under "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs." Because the taxable distribution to stockholders would be in the form of HP Operating Company Common Stock and not in the form of cash, stockholders will be required to fund their resulting tax liability out of other assets, including, if necessary, through the sale of Paired Shares. Based on estimates prepared by the Company, the tax liability associated with the Reorganization could be approximately $54 million for Hollywood Park and the taxable distribution to Hollywood Park's stockholders associated with the Reorganization could be approximately $130 million (or $4.95 per share of Hollywood Park

Common Stock). See "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs--Tax Consequences of TPI Restructuring and HPOC Spin-Off: Assumption that Transactions Will Be Taxable." In addition, there can be no assurance the amount of Hollywood Park's tax liability or the taxable distribution to stockholders will not be significantly greater than the foregoing estimates. See "Risk Factors-- Uncertain Amount of Corporate and Stockholder Tax Liability."

  Hollywood Park, based on a review of the applicable facts and circumstances at the time of the HPOC Spin-Off, may report the TPI Restructuring and the HPOC Spin-Off generally as tax-free transactions. See "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs-- Possibility that Transactions May Be Reported as Tax-Free." However, there can be no assurance that, if Hollywood Park were to take such reporting positions, the IRS would not challenge them or not prevail in such challenge. In the event the IRS prevailed in such challenge, then in addition to the tax liabilities previously referred to, Hollywood Park would become liable for interest (based on the applicable rates provided by the IRS from time to time) on the tax owed by it and could also become liable for a 20% penalty on its underpayment of income tax. The stockholders of Hollywood Park would also become liable for interest on the tax owed by them, and depending on their individual circumstances, could also become subject to understatement penalties.

  Section 269B. Section 269B of the Code generally prevents the use of a paired REIT-operating company structure. However, pursuant to the terms of the grandfathering rule set forth in Section 136(c)(3) of P.L. 98-369 (the "Grandfathering Rule"), Section 269B does not apply if the shares of the REIT and the non-REIT were paired as of June 30, 1983 and the REIT was taxable as a REIT as of June 30, 1983. The shares of HP Realty and HP Operating Company were paired as of June 30, 1983 through the end of 1991, and HP Realty filed its tax return as a REIT for the taxable period including June 30, 1983 and all subsequent periods through the end of the 1991 taxable year. Although HP Realty and HP Operating Company ceased operating as a paired-share REIT in 1992, the Grandfathering Rule does not, by its terms, require that the shares of HP Realty and HP Operating Company have been paired at all times after June 30, 1983, or that HP Realty have been taxed as a REIT at all times after June 30, 1983.

  A bill that is currently pending in Congress, H.R. 2676 (the "Technical Corrections Bill"), contains a provision (the "Grandfathering Rule Amendment") that would clarify that the Grandfathering Rule applies to entities that were paired-share REITs as of June 30, 1983 whether or not they were paired entities for all periods after June 30, 1983. The bill was passed by the U.S. House of Representatives on November 5, 1997 and is currently pending in the U.S. Senate. However, there can be no assurance that the Technical Corrections Bill will be passed by Congress and signed into law by the President, or if it is, that the Grandfathering Rule Amendment will survive in the final bill. In the absence of enactment of the Grandfathering Rule Amendment, Hollywood Park still intends to proceed with the Reorganization based on an opinion of counsel substantially to the effect that the termination of the paired-share status of Hollywood Park and HP Operating Company and of Hollywood Park's REIT election for the taxable years ended December 31, 1992 through 1998 should not result in Section 269B becoming applicable to HP Realty. The opinion formulation using the term "should" means that if the IRS were to assert a contrary view and if all the facts and issues were completely and competently presented to a court, it is more likely than not that the view stated in such opinion would prevail. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--Requirements for Qualification as REIT--Opinion of Irell & Manella." Irell & Manella LLP ("Irell & Manella"), Hollywood Park's tax counsel, has indicated that it would be willing to render such an opinion, unless there is a change in federal tax law adversely impacting the availability of the Grandfathering Rule. See "-- Potential Consequences of Proposed Legislation." There are, however, no judicial or administrative authorities interpreting the Grandfathering Rule, and Irell & Manella's opinion would be based solely on the literal language of the Grandfathering Rule and certain factual representations made by Hollywood Park, including that Hollywood Park and HP Operating Company were stapled entities as of June 30, 1983, and that as of such date, Hollywood Park was a REIT. Therefore, in the absence of enactment of the Grandfathering Rule Amendment and notwithstanding the issuance of such opinion of counsel, there can be no assurance that the IRS would not take a contrary position as to the availability of the Grandfathering Rule and the applicability of Section 269B or that the IRS would not prevail in its position. Indeed, during the Ruling Request process, when the IRS was presented with the same applicable facts and circumstances as would be addressed in such opinion of counsel, the IRS informally advised Hollywood Park's tax counsel and accounting firm that the IRS disagreed with Hollywood Park's position on this matter.

  If the IRS finds, after the Reorganization is completed, that HP Realty is subject to Section 269B and the IRS prevails in its position, the paired-share REIT structure would not be respected for federal income tax purposes and HP Realty would not qualify as a REIT. In that event, HP Realty would be required to pay corporate income taxes and would not be able to deduct from its taxable income the amount of any dividends paid to its stockholders. It is possible that, because of prior dividend distributions, HP Realty would not have the funds to pay this tax liability, and HP Realty's corporate tax liability would reduce the funds available for distribution as dividends to HP Realty's stockholders. Accordingly, a finding by the IRS that HP Realty is subject to
Section 269B of the Code would have a material adverse effect on the business, results of operations and financial condition of HP Realty, and would significantly reduce the return on investment earned by holders of the Paired Shares. See "--Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--Failure to Qualify."

POTENTIAL CONSEQUENCES OF PROPOSED LEGISLATION

  There can be no assurance that the federal government will not enact legislation in the future that limits or eliminates the ability of paired-share REITs, including HP Realty and HP Operating Company, to avail themselves of the Grandfathering Rule. In early February 1998, the Clinton administration proposed legislation that would limit the tax-favored status enjoyed by paired-share REITs. According to the Treasury Department's General Explanations of the Administration's Revenue Proposals, under the proposed legislation, for purposes of determining whether any grandfathered entity is a REIT, the paired entities would be treated as one entity with respect to properties acquired on or after the date of first Congressional committee action regarding the proposed legislation and with respect to activities or services relating to such properties (i.e., properties acquired on or after the effective date) that are undertaken or performed by one of the paired entities on or after such date. If the proposed legislation is enacted before the Reorganization has been consummated, or in Hollywood Park's judgment is likely to be enacted, Hollywood Park may abandon the Reorganization. If the proposed legislation is enacted after the Reorganization has been consummated, the legislation would substantially impair the ability of HP Realty and HP Operating Company to avail themselves of the benefits of a paired-share REIT structure. Hollywood Park believes that, at the present time, it cannot be predicted whether such proposal will be enacted or, if enacted, in what form. The proposed legislation could also deter third parties from pursuing Strategic Transactions with Hollywood Park and thereby reduce the potential benefits of the Reorganization. The staff of the Congressional Joint Committee on Taxation also has indicated that it plans to look at the issue of paired-share REITs at some point in the future. See "Federal Income Tax Matters-- Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--Paired Shares."

  There also can be no assurance legislation will not be enacted that adversely affects REITs in general. The Clinton administration has proposed legislation that would eliminate the ability of REITs to defer, under IRS Notice 88-19, taxable gain on appreciated assets at the time REIT status is elected or a REIT makes an acquisition of assets of a regular corporation subject to full corporate-level tax. Based on the Treasury Department's explanations of this proposal, it is expected that the proposed legislation would be effective for REIT elections that are first effective for a taxable year beginning after January 1, 1999 and would also apply to acquisitions after December 31, 1998. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--General." If the proposed legislation is enacted, it could substantially reduce the benefits of the Reorganization because the cost of making certain acquisitions would be increased on account of the inability to defer tax on appreciated acquired assets. Hollywood Park believes that, at the present time, it cannot be predicted whether such proposal will be enacted or, if enacted, in what form.

UNCERTAIN AMOUNT OF CORPORATE AND STOCKHOLDER TAX LIABILITY

  In considering and voting upon the Reorganization Amendments and any other matters that are necessary to effect the planned Reorganization, the stockholders of Hollywood Park should assume that the TPI Restructuring and the HPOC Spin-Off will both constitute taxable transactions. See "-- Absence of Rulings from the Internal Revenue Service." If the TPI Restructuring is a taxable transaction, it would result in the recognition of gain by the Company equal to either (i) the excess, if any, of the fair market value of the assets contributed by Turf Paradise to Turf Paradise Operating Company over Turf Paradise's tax basis in such assets, or (ii) the excess of the fair market value of the assets retained by Turf Paradise over Turf Paradise's tax basis in such assets. If the HPOC Spin-Off is a taxable transaction, then (i) Hollywood Park would be required to recognize gain on the HPOC Spin-Off to the extent that the fair market value of the shares of HP Operating Company Common Stock distributed in the HPOC Spin-Off exceeded Hollywood Park's tax basis in such shares; and (ii) each holder of Hollywood Park Common Stock who receives shares of HP Operating Company Common Stock in the HPOC Spin-Off would be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares of HP Operating Company Common Stock distributed to such holder as part of the HPOC Spin-Off, taxed first as a dividend to the extent of such holder's pro rata share of Hollywood Park's current and accumulated earnings and profits and then as a nontaxable return of capital to the extent of such holder's adjusted tax basis in the Hollywood Park Common Stock, with any remaining amount being taxed as capital gain (assuming such stock is held as a capital asset). Depending on the fair market value of the shares of HP Operating Company Common Stock on the date of the HPOC Spin-Off, the HPOC Spin-Off could result in significant tax liabilities to stockholders without the companies having distributed to stockholders any cash out of which to satisfy such liabilities.

  Based on Hollywood Park's tax basis in its HP Operating Company shares, its earnings and profits as of December 31, 1997 (which amounts may increase or decrease prior to completion of the Reorganization on account of 1998 events), and Hollywood Park's estimate that the aggregate fair market value of the shares of HP Operating Company to be distributed in the HPOC Spin-Off would be approximately $130 million (approximately six times estimated 1997 earnings before interest, taxes, depreciation and amortization ("EBITDA"), less the amount of certain liabilities), (i) the combined state and federal tax liability to Hollywood Park would be approximately $29 million and (ii) Hollywood Park stockholders would be treated as receiving a taxable dividend of approximately $71 million (or $2.70 per share of Hollywood Park Common Stock, based on the current number of outstanding shares). In addition, stockholders who have a tax basis in shares of Hollywood Park Common Stock of less than $2.25 per share would realize taxable capital gain equal to the amount by which $2.25 exceeds such stockholders' tax basis in such a share of Hollywood Park Common Stock (assuming such stock is held as a capital asset). However, there can be no assurance that the fair market value of the HP Operating Company shares would not be found to be significantly greater than $130 million, resulting in increased tax liabilities for Hollywood Park and its stockholders. Among other things, if it were determined that some portion of the value attributable to HP Realty's exemption from Section 269B of the Code, providing it with special rights to reinstate a paired REIT-operating company structure, should be allocated to HP Operating Company, then the fair market value of the HP Operating Company shares might be increased to reflect such value. Hollywood Park has retained Morgan Stanley & Co. Incorporated to advise it in connection with matters relating to the restoration of the paired-share structure, including evaluation of a proposed business combination with or investment by a potential strategic partner (a "Strategic Transaction"). A Strategic Transaction could provide evidence of the value of the paired share structure. See "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs--Tax Consequences of TPI Restructuring and HPOC Spin-Off: Assumption that Transactions Will Be Taxable." If the IRS were to assert that the valuation of the HP Operating Company shares, as reported for tax purposes by Hollywood Park, was too low and should therefore be increased for purposes of determining the foregoing tax liabilities, and if the IRS were to prevail in its position, then Hollywood Park would also become liable for interest (based on the applicable rates provided by the IRS from time to time) on the additional tax owed by it and could also become liable for a 20% penalty on its underpayment of income tax, and the stockholders of Hollywood Park would also become liable for interest on the additional tax owed by them and, depending on their individual circumstances, could also become subject to understatement penalties.

  Based on Turf Paradise's tax basis in its operating and real estate assets, and the fair market value of such assets, as of December 31, 1997 (which amounts may increase or decrease prior to completion of the Reorganization on account of 1998 events), Hollywood Park estimates that the additional combined state and federal tax liability to Hollywood Park from the TPI Restructuring could be as much as $9 million, although there can be no assurance that such tax liability will not be significantly higher. See "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs."

  Whether or not the HPOC Spin-Off constitutes a taxable transaction, (i) Hollywood Park will also be required to recognize income in the amount of any excess loss accounts with respect to the stock of certain of its subsidiaries, and (ii) Hollywood Park may be required to recognize gain as a result of the transfer of certain real estate assets from HP Operating Company to Hollywood Park. Hollywood Park estimates that the combined state and federal tax liability associated with these income items could equal approximately $8 million for the excess loss accounts and approximately $8 million for the transfer of the real estate assets, based on the estimated values of the excess loss accounts and the fair market value of HP Operating Company's real estate as of December 31, 1997 (which values could increase prior to completion of the Reorganization due to 1998 events). However, there can be no assurance that such tax liability will not be significantly higher. See "Federal Income Tax Matters--Federal Income Tax Consequences of Contributions and Spin-Offs."

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  Subject to the limitations and qualifications referred to in this Proxy Statement, Hollywood Park intends that, following implementation of the Reorganization, HP Realty will be organized and operate in a manner so as to satisfy the requirements for qualification and taxation as a REIT and HP Realty's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. However, such qualification and taxation as a REIT depends, as described in this Proxy Statement, upon HP Realty's status under a federal tax law grandfathering rule, upon the treatment of HP Realty's continuing relationships with HP Operating Company, and upon HP Realty's ability to meet, through annual operating results, certain requirements relating to its sources of income, nature of assets, distributions to stockholders, diversity of stock ownership, and various other tests imposed under the REIT provisions of the Code. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT."

  Paired Shares and the Grandfathering Rule. If the paired-share REIT structure is not respected for federal income tax purposes, then HP Realty would be unable to qualify as a REIT. There are several uncertainties as to whether such a structure will be respected for federal income tax purposes, including the following:

    (i) Section 269B of the Code generally prevents the use of a paired REIT-operating company structure. Hollywood Park will complete the Reorganization in reliance on either the Grandfathering Rule Amendment, if enacted, or based on an opinion of counsel substantially to the effect that the termination of the paired-share status of Hollywood Park and HP Operating Company and of Hollywood Park's REIT election for the taxable years ended December 31, 1992 through 1998 should not result in Section 269B becoming applicable to HP Realty. There can be no assurance that the Grandfathering Rule Amendment will be enacted. If Hollywood Park completes the Reorganization based on an opinion of counsel, there can be no assurance that the IRS would not take a contrary position as to the applicability of Section 269B or that the IRS would not prevail in its position. Indeed, during the Ruling Request process, the IRS informally advised Hollywood Park's tax counsel and accounting firm that the IRS disagreed with Hollywood Park's position on this matter. See "--Absence of Rulings from the Internal Revenue Service." In addition, the federal government may enact legislation in the future that limits or eliminates the ability of paired-share REITs to avail themselves of the Grandfathering Rule. In early February 1998, the Clinton administration proposed such legislation. See "--Potential Consequences of Proposed Legislation."

    (ii) The IRS has announced that it will not issue a ruling on whether a corporation whose stock is "paired" with or "stapled" to stock of another corporation will qualify as a REIT, if the activities of the corporations are integrated. This issue has never been resolved by the courts and, thus, there can be no assurance that the IRS would not challenge HP Realty's qualification as a REIT on this basis, or that, if the IRS did so, it would not prevail.

  Gross Income Tests. In order to maintain qualification as a REIT, HP Realty must annually satisfy certain gross income requirements under the REIT provisions of the Code (the "Gross Income Tests"). There are several uncertainties as to whether the income HP Realty will derive from its leases with HP Operating Company and Turf Paradise Operating Company will qualify as "rents from real property" for purposes of the Gross Income Tests, including whether such leases are true leases and not joint ventures or other arrangements, the practical difficulties of monitoring the 10% stock ownership limitations on a continuous basis, and whether the percentage rent under such leases satisfies all the necessary conditions to qualify as "rents from real property."

  Prior to completion of the Reorganization, Irell & Manella will render an opinion substantially to the effect that the leases should be treated as true leases for federal income tax purposes. However, because there are no authorities involving leases between paired companies, Irell & Manella's opinion will be based upon an analysis of the facts and circumstances (and in that regard, Irell & Manella will rely on factual representations made by Hollywood Park) and upon rulings and judicial decisions involving analogous situations. There can be no assurance that the leases will not be recharacterized by the IRS as joint ventures or other arrangements rather than as true leases. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--Gross Income Tests."

  In addition, although the income derived by HP Realty from the operation of the Hollywood Park Golf and Sports Center and the Turf Paradise Travel Trailer Park may not be considered to be qualifying income, Hollywood Park expects that other qualifying income will be large enough in amount for HP Realty to satisfy the Gross Income Tests. However, if Hollywood Park's expectation is not met and HP Realty failed the Gross Income Tests, HP Realty would be unable to satisfy the requirements to be taxed as a REIT (unless it were entitled to relief under certain narrow provisions of the Code).

 Consequences of Failure to Qualify

  Tax Liability. If HP Realty fails for any reason to qualify for taxation as a REIT in any taxable year and no relief provisions apply, then HP Realty will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders in any year in which HP Realty fails to qualify will not be deductible by HP Realty nor will they be required to be made. HP Realty's failure to qualify as a REIT could result in significant tax liabilities to HP Realty at a time when, due to prior distributions to stockholders, it may not have sufficient cash or other liquid assets to pay the tax. To obtain the funds necessary to pay such tax liabilities, HP Realty may be required to arrange for short-term or possible long-term borrowings or to sell some of its assets. There can be no assurance that such borrowings or asset sales would be in the best interests of, or could be effected on terms favorable to, HP Realty and its stockholders. As a result, the corporate tax liabilities arising from such failure to qualify could have a material adverse effect on the business, results of operations and financial condition of HP Realty.

  Reduced Dividends. As stated above, if HP Realty failed to qualify as a REIT, it will be required to pay corporate income taxes and would not be able to deduct from its taxable income the amount of any dividends paid to its stockholders. Accordingly, HP Realty's failure to qualify as a REIT would significantly reduce the cash available for distribution by HP Realty to its stockholders. Under such circumstances, the dividend income (and total return on investment) earned by holders of the Paired Shares would be significantly reduced. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT."

DEPENDENCE ON FUTURE BORROWINGS

  The Board believes that, by separating Hollywood Park's assets along functional lines (gaming/sports/entertainment and real estate) and by allowing separate financial reporting with respect to each of gaming/sports/entertainment and real estate, the Reorganization may provide HP Realty and HP Operating Company with greater flexibility in structuring their credit facilities with lenders and may enable each of them to borrow on better nonfinancial terms than would be possible if HP Operating Company remained a subsidiary of Hollywood Park. See "The Reorganization--Purpose of the Reorganization." In order for HP Realty and HP Operating Company to realize this benefit, they will have to negotiate and obtain financing arrangements on more favorable terms than those under Hollywood Park's current $100 million bank credit facility, either from the current lenders under that credit facility or from an alternative group of lenders. There can be no assurance, however, that either HP Realty or HP Operating Company will be successful in doing so, or that lenders will not impose less favorable lending terms. Because HP Operating Company will be required to make substantial lease payments to HP Realty and HP Realty will be required, in order to maintain its qualifications as a REIT, to distribute most of its income to its stockholders on an annual basis, lenders might be reluctant to extend financing on improved or comparable terms. See "The Reorganization--Relationship Between the Companies After the Reorganization" and "Federal Income Tax Matters." In addition, each of HP Operating Company's and HP Realty's access to third-party financing will depend upon a number of factors beyond their control, including competitive forces in the banking industry and the general availability of credit in the U.S. market. A failure by HP Realty and/or HP Operating Company to obtain third-party financing on improved terms would prevent Hollywood Park stockholders from realizing one of the anticipated benefits of the Reorganization and could have a material adverse effect on the business, results of operations and financial condition of HP Realty and HP Operating Company. In addition, following the Reorganization, holders of $125 million aggregate principal amount of Series A and Series B 9 1/2% Senior Subordinated Notes due 2007 issued by Hollywood Park and HP Operating Company (the "Notes") will have the right to cause Hollywood Park and HP Operating Company to repurchase the Notes at 101% (or 102% in certain circumstances) of the aggregate principal amount of the Notes. See "The Reorganization--Allocation of Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." There can be no assurance, in the event HP Realty and HP Operating Company are required to repurchase a significant portion of the Notes, that replacement financing will be available on favorable terms. A failure to obtain replacement financing on favorable terms for the redeemed Notes would have a material adverse effect on the business, results of operations and financial condition of HP Realty and HP Operating Company.

CONSEQUENCES OF REIT DIVIDEND REQUIREMENT

  Management intends that, after the Reorganization, HP Realty will operate, and elect to be taxed, as a REIT. In order to qualify as a REIT, HP Realty must meet on a continuing basis certain requirements relating to its organization, sources of income, nature of assets, and distribution of income to stockholders. See "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT." Under the income distribution requirement, HP Realty must generally distribute as dividends to its stockholders a minimum of 95% of its taxable income (other than net capital gains). As a result, it may be difficult for HP Realty to retain a significant amount of cash from operations for use in acquiring and developing real estate or otherwise growing its business. Because HP Realty's strategic plan contemplates further real estate acquisition and development (see "Business of HP Realty After the Reorganization"), HP Realty will need to seek debt or equity financing from external sources to execute its strategic plan. The Board believes that the Reorganization should enhance HP Realty's ability to obtain project financing for potential real estate developments while preserving HP Operating Company's ability to raise bank and bond financing to support its operating businesses. See "The Reorganization--Purpose of the Reorganization." However, there can be no assurance that the required debt financing will be available in sufficient amounts or on sufficiently favorable terms. See "--Dependence on Future Borrowings." In addition, the paired-share structure imposes certain constraints that will make it more difficult for HP Realty than other companies to finance growth through the issuance of equity securities. See "--Constraints on Equity Financing."

CONSTRAINTS ON EQUITY FINANCING

  As a result of the pairing of HP Realty Common Stock and HP Operating Company Common Stock, after the Reorganization HP Realty and HP Operating Company will face certain constraints in issuing equity securities that do not exist with Hollywood Park owning HP Operating Company as a subsidiary. In particular, under the Pairing Agreement, (i) neither HP Realty nor HP Operating Company will be able to issue shares of capital stock (with the exception of certain non-convertible preferred stock) except in combination with shares of like securities of the other company; and (ii) a portion of the consideration received from any paired issuance will have to be allocated and paid to each company (based upon the relative value of the securities so issued), even though one company may have a greater need for capital than the other. See "Description of Capital Stock of the Companies--The Pairing Agreement." Because HP Realty and HP Operating Company will have independent business plans and financing needs after the Reorganization, the foregoing constraints will at times impair, and possibly preclude, the issuance of equity securities (other than certain non-convertible preferred stock) as a means for funding the companies' respective operations. Under these circumstances, HP Realty and HP Operating Company might be required to fund their operations through other means (including by issuing debt or non-convertible preferred stock) which, depending on market conditions, might carry a higher cost of capital than common stock or convertible securities. In addition, the pairing will place certain constraints on HP Realty's and HP Operating Company's ability to make acquisitions with stock, which could have a material adverse effect on the companies' ability to pursue their respective strategic plans. See "-- Constraints on Future Transactions."

CONSTRAINTS ON FUTURE TRANSACTIONS

  In recent years, Hollywood Park has expanded its properties and businesses primarily through corporate acquisitions. Both HP Realty and HP Operating Company intend to continue to pursue selected acquisitions after the Reorganization as a means of expanding their respective businesses. See "Business of HP Operating Company After the Reorganization" and "Business of HP Realty After the Reorganization." However the Reorganization will place several constraints on the ability of HP Realty and HP Operating Company to acquire other companies or to be acquired by other companies. Following the Reorganization, in order to maintain the paired-share REIT structure, HP Realty and HP Operating Company will be limited in the types of tax-free techniques that they can use to effect an acquisition of another company and, as a result, may be required (i) to use techniques that are taxable, in whole or in part, to the acquired company and its stockholders, and (ii) to use cash or other non-stock consideration to effect the acquisition. See "Federal Income Tax Matters--Constraints on Future Transactions." The foregoing constraints may make proposed acquisitions by HP Realty and HP Operating Company less attractive to potential acquisition targets. Furthermore, because a REIT is generally required to distribute as dividends to its stockholders a minimum of 95% of its taxable income (other than net capital gains), it may be difficult for HP Realty to retain any significant amount of cash from operations for use in making acquisitions or in taking other actions to grow its business. See "-- Consequences of REIT Dividend Requirement." The Board believes that the Reorganization may provide both HP Realty and HP Operating Company with greater flexibility in structuring debt financing to fund acquisitions, and in particular may enhance HP Realty's ability to obtain project financing to fund development. See "The Reorganization--Purpose of the Reorganization." However, the above-mentioned constraints on acquisitions could offset some or all of the beneficial effects that the Reorganization is expected to have on the companies' debt financing capabilities and accordingly could have a material adverse effect on the companies' ability to pursue their strategic plans.

UNCERTAIN LEVEL OF DIVIDENDS

  Achievement of the anticipated benefits of the Reorganization (see "The Reorganization--Purpose of the Reorganization") will depend, in part, on the amount of HP Realty's rental income that will be available for distribution to holders of the Paired Shares. Rents payable to HP Realty under its lease agreements with HP Operating Company are generally based, subject to certain minimum monthly payments, on fixed percentages of various sources of HP Operating Company's revenues from the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track, including revenues from pari-mutuel wagering, card club gaming revenues and race track concession sales. See "The Reorganization--Relationship Between the Companies After the Reorganization." These rental payments will be a substantial, if not the exclusive, source of income for HP Realty for the foreseeable future, and accordingly the amount of income available for distribution by HP Realty to holders of the Paired Shares may be directly related to the level of HP Operating Company's revenues from its Hollywood Park and Turf Paradise operations. Any failure of such revenues to meet expectations will result in a corresponding shortfall in dividends paid by HP Realty. The amount of dividends that HP Realty can be expected to pay would also be reduced if the real estate assets of Turf Paradise, Inc. are contributed to HP Operating Company in the Reorganization.

EFFECT OF REORGANIZATION ON STOCKHOLDER RIGHTS

  After the Reorganization, stockholders of Hollywood Park will become stockholders of HP Realty and HP Operating Company. Particularly with respect to the pairing requirement and the ownership limitations to protect

HP Realty's REIT status, the rights of stockholders of HP Realty and HP Operating Company under the provisions of the HP Realty and HP Operating Company Charters and By-Laws will differ significantly from the existing rights of Hollywood Park stockholders under Hollywood Park's Certificate of Incorporation (the "Hollywood Park Charter") and By-Laws (the "Hollywood Park By-Laws").

  Certain new provisions of the HP Realty and HP Operating Company Charters and the HP Realty and HP Operating Company By-Laws could have a potential anti-takeover effect on HP Realty and HP Operating Company. The HP Realty and HP Operating Company Charters will impose restrictions on the transfer of the Paired Shares intended to protect HP Realty's qualification as a REIT (the "REIT Restrictions"), and the HP Realty and HP Operating Company By-Laws will impose transfer restrictions necessary to effect the pairing (the "Pairing Restrictions," and collectively with the REIT Restrictions, the "Transfer Restrictions"). Among other things, the REIT Restrictions prohibit any stockholder from owning, directly or indirectly, more than 9.8% of the outstanding Paired Shares, and will prevent direct or indirect ownership of more than 50% of the outstanding Paired Shares by five or fewer individuals (defined in the Code to include certain entities). Under the HP Realty and HP Operating Company Charters, owners of more than 5% of the outstanding shares of any class of HP Realty or HP Operating Company capital stock must provide the companies with information regarding their holdings on an annual basis, and HP Realty and HP Operating Company may demand that any owner of HP Realty or HP Operating Company capital stock (regardless of the size of such owner's holdings) provide the companies with such information in order to determine compliance with the Code. The Pairing Restrictions will prohibit any transfer or acquisition of shares of HP Realty Common Stock or HP Operating Company Common Stock unless such shares are paired with an equivalent number of shares of common stock of the other company. The Transfer Restrictions could have the effect of making it more difficult for a third party to acquire control of HP Realty and/or HP Operating Company, including certain acquisitions that stockholders may deem to be in their best interests. See "Description of Capital Stock of the Companies."

FACTORS INFLUENCING STOCK MARKET PRICE OF THE PAIRED SHARES

  Several factors may influence the stock market price of the Paired Shares after the Reorganization that did not influence, or had a lesser influence on, the trading price of Hollywood Park Common Stock before the Reorganization, including the market perception of paired REIT stocks and REIT stocks in general, and legislative changes affecting REITs. In particular, the price of the Paired Shares in public trading markets may be influenced by the annual yield from distributions by HP Realty and HP Operating Company on the Paired Shares as compared to yields on certain financial instruments. An increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the Paired Shares. In addition, the stock market price of the Paired Shares will be influenced by the same factors as Hollywood Park Common Stock before the Reorganization, including fluctuations in quarterly earnings, the profitability and growth prospects of Hollywood Park's gaming and racing businesses, the ability to make acquisitions yielding an attractive return on investment, market perception of gaming and racing companies, as well as general economic and stock market conditions. Although the Board believes that the Reorganization may possibly enhance investor perception of the combined value of Hollywood Park's businesses (gaming/sports/ entertainment and real estate), there can be no assurance that this benefit will be realized due to the foregoing factors. Furthermore, following the Reorganization, the Paired Shares of Hollywood Park Common Stock and HP Realty Common Stock will be subject to the REIT Restrictions, which do not apply to Hollywood Park Common Stock. There can be no assurance that the market price of the Paired Shares will be comparable to the market price of Hollywood Park Common Stock, or that the market price of the Paired Shares will not be adversely affected by the Transfer Restrictions.

SEPARATE AND INCREASED EXPENSES

  HP Realty and HP Operating Company will incur higher expenses as a result of their separate status, including increased director fees, stock transfer costs, state franchise taxes, and expenses resulting from compliance with the proxy solicitation and periodic reporting requirements of the federal securities laws (and the auditing and legal fees associated with such activities).

                         THE REORGANIZATION AMENDMENTS
                          (ITEM NO. 1 ON PROXY CARD)

BACKGROUND

  On September 16, 1997, the Board approved the Reorganization Amendments, and directed the Reorganization Amendments to be submitted to the stockholders of Hollywood Park for their approval at the Annual Meeting. The Reorganization Amendments are a group of amendments to the Hollywood Park Charter that are necessary to effect the proposed Reorganization and to protect HP Realty's qualification as a REIT. Because all of the Reorganization Amendments are necessary to effectuate the foregoing, they are being voted upon as a single item.

THE PROPOSED REORGANIZATION AMENDMENTS

  Approval of the Reorganization Amendments by Hollywood Park stockholders will constitute approval of all of the amendments to the Hollywood Park Charter discussed below:

  Name Change. Article I of the Hollywood Park Charter would be amended to change Hollywood Park's corporate name from "Hollywood Park, Inc." to "Hollywood Park Realty Enterprises, Inc.," effective only if the Reorganization is consummated. Because Hollywood Park intends to operate as a REIT after the Reorganization, the name change is intended to better describe the nature of Hollywood Park's business after the Reorganization relative to that of HP Operating Company.

  Authorization of New Classes of Stock. Article IV of the Hollywood Park Charter would be amended to authorize the following new classes of HP Realty capital stock:

 . 100,000,000 shares of HP Realty Common Stock. If the Reorganization is consummated, each share of Hollywood Park Common Stock outstanding before the Reorganization will be converted into one share of HP Realty Common Stock. HP Realty Common Stock will, by its terms, be subject to the "REIT Restrictions" discussed below. In addition, under the terms of HP Realty's By-Laws and a Pairing Agreement between HP Realty and HP Operating Company (the "Pairing Agreement"), HP Realty Common Stock will be "paired" or "stapled" to HP Operating Company Common Stock so that they will be transferable and tradeable only in combination as units consisting of one share of HP Realty Common Stock and one share of HP Operating Company Common Stock.

 . 25,000,000 shares of Excess Stock. Shares of Excess Stock may be issued from time to time after the Reorganization upon the occurrence of certain events specified in the REIT Restrictions, including in the event a stockholder exceeds the 9.8% ownership limitation.

 . 40,000,000 shares of Preferred Stock, $.01 par value. The Hollywood Park
   Charter currently authorizes the issuance of 250,000 shares of preferred stock, $1.00 par value, which shares will no longer be authorized following effectiveness of the Reorganization Amendments.

  Article IV of the Hollywood Park Charter, as amended, would contain certain restrictions on the transfer of HP Realty Common Stock which are intended to protect HP Realty's qualification as a REIT (the "REIT Restrictions"). The REIT Restrictions prohibit any transfer or acquisition of HP Realty Common Stock that would (i) result in any person owning, directly or indirectly, more than 9.8% of the outstanding shares of HP Realty Common Stock, (ii) result in the capital stock of HP Realty being beneficially owned by fewer than 100 persons, (iii) result in HP Realty being "closely held" or (iv) cause HP Realty to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of HP Realty or a subsidiary of HP Realty, all of the foregoing being determined under the attribution rules of the Code. Any prohibited transfer or acquisition would be deemed to be void ab initio, and the intended transferee or acquiror would acquire no right or interest in the stock intended to be transferred or acquired. A prohibited transfer or acquisition would also trigger the conversion of the stock intended to be transferred or acquired into shares of Excess Stock and the transfer of the Excess Stock to a charitable trust.

  In connection with the Reorganization, the HP Operating Company Charter will be amended to authorize 100,000,000 shares of HP Operating Company Common Stock (to be paired with HP Realty Common Stock), as well as 25,000,000 shares of Excess Stock and 40,000,000 shares of Preferred Stock, and to contain transfer restrictions substantially similar to the REIT Restrictions. In addition, the HP Realty By-Laws and HP Operating Company By-Laws will be amended to impose additional restrictions on transfer necessary to effect the pairing of HP Realty Common Stock and HP Operating Company Common Stock (the "Pairing Restrictions," and collectively with the REIT Restrictions, the "Transfer Restrictions"). As is the case with the preferred stock that Hollywood Park is currently authorized to issue, after the Reorganization the Board of Directors of each of HP Realty and HP Operating Company would be able, without stockholder approval, to issue Preferred Stock in one or more series with such voting, dividend, conversion, redemption and other rights as the HP Realty Board or the HP Operating Company Board determined in its discretion. The Hollywood Park Board of Directors believes that authorizing the issuance of 40,000,000 shares of the Preferred Stock by each of HP Realty and HP Operating Company will provide the companies with the flexibility to address potential future financing needs by enabling them to create a series of Preferred Stock customized to the needs of any particular transaction (including an acquisition) and to market conditions. However, the HP Realty Board and the HP Operating Company Board would be able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of the Paired Shares of HP Realty Common Stock and HP Operating Company Common Stock and could have certain anti-takeover effects. The issuance of Preferred Stock could also reduce the funds available for distribution to holders of the Paired Shares as dividends or upon liquidation of the companies. See "Description of Capital Stock of the Companies" for a more detailed discussion of the HP Realty Common Stock, the Excess Stock, the Preferred Stock and the Transfer Restrictions.

  Reclassification of Hollywood Park Common Stock into HP Realty Common Stock. Article IV of the Hollywood Park Charter would be amended to provide for the automatic conversion of each outstanding share of Hollywood Park Common Stock into one share of HP Realty Common Stock (the "Reclassification"). Following the Reclassification, all shares of Hollywood Park Common Stock will be cancelled and cease to be outstanding. The Reclassification is being effected to make the Transfer Restrictions binding on all HP Realty stockholders. See "--Transactions in Connection with the Reorganization."

  Reduction in Authorized Shares of Hollywood Park Common Stock. Article IV of the Hollywood Park Charter would be amended to reduce the number of authorized shares of Hollywood Park Common Stock from 40,000,000 to 1,000 after effectiveness of the Reclassification. Although no Hollywood Park Common Stock will be outstanding and the Pairing Agreement will effectively prohibit HP Realty from issuing Hollywood Park Common Stock after the Reorganization, a nominal number of shares of Hollywood Park Common Stock will remain authorized to evidence that the shares of HP Realty Common Stock were issued in a reclassification under Delaware law.

  The name change and the authorization of new classes of stock described above will be effected through one Reorganization Amendment, and the reclassification of Hollywood Park Common Stock into HP Realty Common Stock and the reduction in authorized shares of Hollywood Park Common Stock will be effected through a separate Reorganization Amendment to be filed with the Delaware Secretary of State after the first Reorganization Amendment is effective. The HP Realty Charter, as it will be amended and restated following the Reorganization assuming the Supermajority Elimination Amendment and the Gaming Amendment are also approved, is attached to this Proxy Statement as Appendix A. The Reorganization Amendments are embodied in Articles I and IV of such appendix.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the Reorganization Amendments requires the affirmative vote of a majority of the outstanding shares of Hollywood Park Common Stock. For purposes of calculating the votes for and against the proposal, abstentions and broker non-votes will be treated as votes against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
REORGANIZATION AMENDMENTS.

                              THE REORGANIZATION

PURPOSE OF THE REORGANIZATION

  The Board believes that the reinstitution of Hollywood Park's paired REIT and operating company structure has several significant potential benefits for Hollywood Park's stockholders, including the following:

  Realize Value Inherent in the Paired Share Structure. The paired REIT-operating company structure will provide HP Realty and HP Operating Company with advantages not generally available to other REITs and operating companies. Under the Code, REITs are generally prohibited from conducting operating businesses using their real estate assets and must lease their properties to third-party operators. These leases must be structured so that the third-party operator captures a portion of each property's current cash flow and current growth. With the paired-share structure, HP Operating Company will be able to lease from HP Realty and operate the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track, and may also be the lessee of properties that HP Realty develops or acquires after the Reorganization. As a result, stockholders will be able to retain the economic benefit of ownership of the real estate assets of HP Realty and the full operating profits of HP Operating Company. In addition, the Board believes that the Reorganization may possibly enhance investor perception of the combined value of Hollywood Park's businesses (gaming/sports/entertainment and real estate) due to the foregoing economic benefit, the dividends HP Realty will be required to pay as a REIT and the separation of Hollywood Park's businesses for financial reporting purposes. In that regard, the Board has taken note of the substantial premium other paired-share companies have attracted in the last twelve months in relation to pure operating companies. Therefore, the Board believes that the Reorganization may possibly enhance the stock market value of the Hollywood Park companies, although stock prices are inherently subject to fluctuations, including as a result of general economic and market factors unrelated to the subject company. See "Risk Factors-- Factors Influencing Stock Market Price of the Paired Shares." The Board believes that the pairing of HP Realty and HP Operating Company, as opposed to the creation of separately-traded companies, is desirable because HP Realty and HP Operating Company will continue to have a close business relationship and questions of corporate opportunity and conflicts of interest inherent in such a relationship will be minimized through common ownership. After the Reorganization, HP Realty and HP Operating Company will be one of only five publicly-traded paired REIT-operating companies in existence. Under the Code, no new paired REIT-operating companies may be established.

  Greater Financing Flexibility. Each of HP Realty and HP Operating Company intends to expand its existing properties and businesses and to pursue acquisitions consistent with its strategic plans. HP Operating Company's strategic plan includes a $25 million enhancement of its Boomtown Reno property and a $10 million enhancement of its Boomtown New Orleans property. HP Operating Company also intends to make selected acquisitions, principally in the gaming industry, to further diversify its operations and to achieve certain economies of scale. In addition, HP Realty will explore the further development of its Inglewood, California and Phoenix, Arizona properties. These projects and acquisitions will require the companies to obtain additional debt and/or equity financing.

  The Board believes that, by separating Hollywood Park's businesses generally along functional lines (gaming/sports/entertainment and real estate) and by allowing separate financial reporting with respect to each of gaming/sports/entertainment and real estate, the Reorganization may provide HP Realty and HP Operating Company with greater flexibility in structuring their credit facilities with lenders. The Company's bank lenders have historically required that, as a condition to advancing loans to finance the Company's casino and racing operations, the Company grant its lenders liens on its real estate. Management's experience has been that the amount and cost of these bank loans has been driven by the Company's operating cash flow, and that the value of the real estate that has been subject to the banks' liens, although significant, has not provided a basis for additional financing. Nonetheless, these liens have inhibited Hollywood Park from pursuing project financing to support its real estate development activities. Based on conversations with the Company's bank lenders and other financial professionals, the Board believes that the separation of HP Operating Company and HP Realty will permit HP Operating Company to obtain necessary financing based on its cash flow without the necessity of granting liens on HP Realty's real estate. Likewise, since HP Realty's real estate would not be encumbered by HP Operating Company's cash flow financing, the Reorganization would provide HP Realty with the opportunity to pursue project financing in a manner that is precluded by the present structure and its attendant financing arrangements. Conversely, the Board believes that the Reorganization would allow HP Realty to pursue development opportunities and raise additional financing to develop such projects without impairing HP Operating Company's ability to raise bank and bond financing at levels sufficient to support its proposed expansion plans. Accordingly, the Reorganization will enable the companies to borrow on better non-financial terms than would be possible if HP Operating Company remained a subsidiary of Hollywood Park.

  In order for HP Realty and HP Operating Company to realize this benefit, they will have to negotiate and obtain financing arrangements on more favorable terms than those under Hollywood Park's current $100 million bank credit facility, either from the current lenders under that credit facility or from an alternative group of lenders. Although the Board believes HP Realty and HP Operating Company will be successful in obtaining beneficial financing arrangements, their ability to do so will be affected by factors beyond their control, including competitive forces in the banking industry and the general availability of credit in the U.S. market. Accordingly, there can be no assurance that HP Realty and HP Operating Company will be able to borrow money on better terms after the Reorganization. In addition, following the Reorganization, holders of the Notes (which have an aggregate principal of $125 million) will have the right to cause Hollywood Park and HP Operating Company to redeem the Notes at 101% (or, if there is a decline in the rating of the Notes as a result of the Reorganization, at 102%) of the aggregate principal amount of the Notes. See "Risk Factors--Dependence on Future Borrowings" and "The Reorganization--Allocation of Indebtedness."

  Increase Dividends Paid to Stockholders. After the Reorganization, HP Realty intends to operate as a REIT. Generally, under the Code, a REIT is required to distribute as dividends to its stockholders a minimum of 95% of its taxable income (other than net capital gains), and the amounts distributed generally are not subject to federal income tax at the corporate level. As a REIT, HP Realty generally will be required to distribute at least 95% of the net taxable income (undiminished by corporate level taxes) that it earns from lease payments received from HP Operating Company on the Hollywood Park Race Track, Hollywood Park-Casino and Turf Paradise Race Track properties, and from any future real estate acquisition and development activities. Accordingly, the Reorganization will result in HP Realty paying virtually all of its income in the form of dividends to stockholders, whereas Hollywood Park currently pays no dividends on its common stock. Based on the proposed terms of the leases for the Hollywood Park and Turf Paradise properties, on a pro forma basis assuming the Reorganization became effective on January 1, 1996, HP Operating Company would have paid HP Realty approximately $14.6 million and $9.8 million in lease payments, and HP Realty would have been required to pay at least $7.5 million ($0.29 per Paired Share) and $4.5 million ($0.17 per Paired Share) in dividends, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. See "Unaudited Pro Forma Combined Consolidated Condensed Financial Statements."

  HP Realty intends to file an election with the Internal Revenue Service (the "IRS") to qualify as a REIT beginning with the 1999 calendar year. If HP Realty fails to qualify as a REIT, either in 1999 or any subsequent year, it will be taxed at regular corporate income tax rates on all taxable income during such periods. In addition, if HP Realty loses its REIT qualification, HP Realty will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost (unless the IRS has waived the applicability of such waiting period), after which HP Realty could seek to qualify again. See "Federal Income Tax Matters." HP Operating Company will continue to be taxed at regular corporate income tax rates on its income.

  The Company previously operated in a paired-share structure from 1982 through the end of 1991. The Company abandoned this structure and terminated its REIT status in 1992 because, in light of the Company's then financial condition and operating results and the market perception of paired share companies at the time, the paired-share structure was determined to be a hinderance to the Company in its efforts to reduce its debt (totalling approximately $63 million at December 31, 1991) and grow its business. In the several years prior to 1992, the Company had experienced losses and had considerable debt. The mandatory requirement that REITs pay out 95% of their income as dividends effectively prevented the Company from reinvesting whatever income it generated in its business and reducing its outstanding debt. Moreover, because the Company's then existing asset base produced virtually no income, the stockholders were not realizing meaningful tax benefits from the Company's paired-share status. The Company also believed that, in that time frame, the market was not valuing paired-share REITs highly and, in fact, that the market discounted the value of paired-share entities.

  Since that time circumstances have changed dramatically, both with respect to the Company's asset base and financial condition as well as with respect to the market's valuation of paired-share entities. As a result, the Company now believes that the Company's financial position and market conditions will allow shareholders to realize the full value of the paired-share structure. Since 1992, the Company has raised substantial capital through equity offerings of both common and preferred stock. This capital has allowed the Company to engage in significant acquisitions and to repay its outstanding debt. This process has transformed Hollywood Park into a company with relatively low debt (other than the Notes, which were used principally to refinance Boomtown's debt) and strong cash flow. Further, the Company's Board has taken note of the substantial premiums the paired-share structure has recently attracted in relation to pure operating companies. For the foregoing reasons, the Company's Board, with the advice of its financial advisors, has determined that the restoration of the paired-share structure may be an appropriate way to seek to maximize shareholder value, and expects the Reorganization will have the benefits discussed above. However, there can be no assurance that any of the foregoing benefits will be achieved.

  Hollywood Park has retained Morgan Stanley & Co. Incorporated to advise it in connection with matters relating to the Reorganization, including assisting the Board in evaluating a proposed business combination with or investment by a potential strategic partner (a "Strategic Transaction"). Although management intends to pursue vigorously, and consummate as expeditiously as possible, a Strategic Transaction, there can be no assurance such a transaction will occur either prior to or after completion of the Reorganization. Hollywood Park's decision to proceed with the Reorganization without advance rulings from the IRS could deter third parties from pursuing Strategic Transactions with Hollywood Park and thereby reduce the potential benefits of the Reorganization. To date, Hollywood Park has received inquiries from certain entities concerning a Strategic Transaction, and has held discussions with several of the interested parties. However, no agreement or understanding has been reached, and no serious discussions are currently in progress, relating to such a transaction.

EFFECT OF THE REORGANIZATION

  In the Reorganization, Hollywood Park's current assets and operating businesses will be divided between HP Realty and HP Operating Company as follows:

 HP Realty will be the:

 . Owner of Hollywood Park Race Track real property and facilities (to be leased to HP Operating Company);

 . Owner of Hollywood Park-Casino real property and facilities (to be leased to HP Operating Company);

 . Owner of Turf Paradise Race Track real property and facilities (to be leased by HP Realty's Turf Paradise, Inc. subsidiary ("Turf Paradise") to Turf Paradise Operating Company, a subsidiary of HP Operating Company);

 . Owner of 150 acres of undeveloped land at the Hollywood Park property in Inglewood, California;

 . Owner of 100 acres of undeveloped land at the Turf Paradise property in Phoenix, Arizona;

 . Owner and operator of Hollywood Park Golf and Sports Center, featuring miniature golf, putting course, pro shop, driving ranges, and batting cages; and

 . Owner and operator of Turf Paradise Travel Trailer Park.

 HP Operating Company will be the:

 . Operator of Hollywood Park Race Track, including thoroughbred horse racing and simulcast wagering (under real property lease from HP Realty);

 . Operator of gaming and other operations at Hollywood Park-Casino (under real property lease from HP Realty);

 . Operator (through Turf Paradise Operating Company) of Turf Paradise Race
   Track, including thoroughbred, quarter horse and arabian horse racing and simulcast wagering (under real property lease from HP Realty);

 . Owner and operator (through Boomtown, Inc.) of gaming and other operations at Boomtown Reno, Boomtown New Orleans and Boomtown Biloxi (including the ownership of all real estate currently owned by Boomtown);

 . Owner (through Crystal Park Hotel and Casino Development Company LLC
   ("Crystal Park LLC")) of a 93.2% interest in the Crystal Park Hotel and Casino (the "Crystal Park Casino");

 . Owner (through Sunflower Racing, Inc. ("Sunflower")) of The Woodlands, including greyhound and thoroughbred racing; and

 . Owner (through HP Yakama, Inc. ("HP Yakama") and HP Yakama Consulting, Inc.
   ("HPY Consulting")) of an interest in an Indian gaming facility in Washington State (the "Yakama Project"), subject to regulatory approval.

  In the Reorganization, the real estate assets of Hollywood Park's Boomtown, Crystal Park LLC and Sunflower subsidiaries will not be retained by HP Realty and will instead be transferred to HP Operating Company together with the related operating businesses. Hollywood Park believes that the tax liability that would result from dividing Boomtown's real estate and operating businesses would outweigh the advantages of HP Realty retaining the Boomtown real estate. Hollywood Park also believes that Boomtown's real estate has a less significant development potential than the Hollywood Park property in Inglewood, California and the Turf Paradise property in Phoenix, Arizona. In addition, it is not practical to divide Crystal Park LLC into real estate and operating businesses because Hollywood Park intends to seek one or more suitable minority investors for this subsidiary, and dividing Crystal Park LLC could limit Hollywood Park's flexibility in negotiating such a transaction. Likewise, it is not practical to divide the Sunflower real estate and operating businesses because Sunflower is currently the subject of a reorganization proceeding under Chapter 11 of the Bankruptcy Code.

  Under certain circumstances, all of the assets of Hollywood Park's Turf Paradise subsidiary (including all real estate and the operations of the Turf Paradise Travel Trailer Park) may be transferred to HP Operating Company in the Reorganization. As discussed below under "Federal Income Tax Matters," Hollywood Park may decide, based on the facts and circumstances existing immediately prior to the completion of the Reorganization transactions, to report the distribution of the stock of HP Operating Company in the Reorganization as a tax-free spin-off with the IRS. In such an event, transferring Turf Paradise in its entirety to HP Operating could potentially reduce Hollywood Park's corporate tax liability from the Reorganization transactions. This structural change would reduce the lease payments made by HP Operating Company to HP Realty and the amount of income that HP Realty would be able to distribute as dividends to holders of the Paired Shares. See "Federal Income Tax Matters" and "Notes to Post-REIT Unaudited Pro Forma Consolidated Statements of Operations."

BUSINESS STRATEGIES OF THE REORGANIZED COMPANIES

  After the Reorganization, HP Realty intends to operate as a REIT and make an election with the Internal Revenue Service to be taxed as such as of the beginning of the following calendar year. Under the Code, REITs are strictly limited in their ability to engage, either directly or through a subsidiary, in the active conduct of a business. Accordingly, HP Realty will initially derive most of its income from HP Operating Company in the form of lease payments on the real property and facilities used to conduct operations at the Hollywood Park Race Track, the Hollywood Park-Casino, and the Turf Paradise Race Track. See "--Relationship Between the Companies After the Reorganization." HP Realty will also consider raising additional debt and/or equity capital as necessary to finance additional development at its existing properties and to acquire and develop new properties. In addition, HP Realty and HP Operating Company may make joint acquisitions, principally in the gaming industry, in which the real estate assets of the acquired businesses would be held by HP Realty and the remaining assets would be held, and the operating businesses would be conducted, by HP Operating Company. See "Federal Income Tax Matters" and "Business of HP Realty After the Reorganization."

  After the Reorganization, HP Operating Company intends to grow its gaming, sports and entertainment businesses by (i) expanding and increasing the utilization of its Boomtown properties and its other existing properties and
(ii) making selected acquisitions, principally in the gaming industry to diversify its operations and to achieve economies of scale. Some of these acquisitions could be made jointly with HP Realty, with HP Realty holding the real estate assets, and HP Operating Company holding the other assets and conducting the operations, of the acquired businesses. See "Business of HP Operating Company After the Reorganization."

TRANSACTIONS IN CONNECTION WITH THE REORGANIZATION

  The Reorganization will be effected through the following series of transactions:

  Spin-off of Turf Paradise Operating Company. Turf Paradise, a wholly-owned subsidiary of Hollywood Park, will transfer all of its non-real estate assets to Turf Paradise Operating Company, a newly created subsidiary (the "TPOC Contribution"). Turf Paradise will then distribute all of the stock of Turf Paradise Operating Company to Hollywood Park (the "TPOC Spin-Off," and collectively with the TPOC Contribution and the contribution of the stock of Turf Paradise Operating Company to HP Operating Company as described in the following paragraph, the "TPI Restructuring").

  Contribution of Assets to HP Operating Company. Except for the Hollywood Park real property, the Turf Paradise real property, the Hollywood Park Golf and Sports Center and the Turf Paradise Travel Trailer Park, Hollywood Park will transfer all of its assets and operating businesses to HP Operating Company, including all of the stock of Turf Paradise Operating Company, Sunflower, Boomtown, HP/Compton, Inc., HP Casino, Inc., HP Yakama and HPY Consulting and the non-real estate assets of the Hollywood Park-Casino (the "HPOC Contribution"). In connection with this transfer, HP Operating Company will effect a stock split so that prior to the HPOC Spin-Off (as defined below), HP Operating Company and Hollywood Park will have an equal number of shares outstanding.

  During 1998, and in any event prior to completion of the Reorganization, HP Operating Company will transfer to Hollywood Park all of HP Operating Company's real estate assets (consisting primarily of leasehold improvements at the Hollywood Park Race Track) in partial satisfaction of HP Operating Company's rent payment obligations to Hollywood Park for periods prior to the completion of the Reorganization.

  The Reclassification. Subject to approval of the Reorganization Amendments by Hollywood Park's stockholders, Hollywood Park will file with the Delaware Secretary of State an amendment to the Hollywood Park Charter that will (i) change Hollywood Park's name to HP Realty Enterprises, Inc., (ii) authorize 100,000,000 shares of HP Realty Common Stock, (iii) authorize 25,000,000 shares of Excess Stock, and (iv) authorize 40,000,000 shares of Preferred Stock. By a subsequent filing with the Delaware Secretary of State, the Hollywood Park Charter will be further amended (iv) to effect the Reclassification, so that each outstanding share of Hollywood Park Common Stock will be converted into one share of HP Realty Common Stock and (v) to reduce the number of authorized shares of Hollywood Park Common Stock from 40,000,000 to 1,000. The Board will also amend Hollywood Park's By-Laws to add the Pairing Restrictions, which are necessary to implement the pairing of HP Realty Common Stock and HP Operating Company Common Stock. In addition, prior to the HPOC Spin-Off, the HP Operating Company Charter and the HP Operating Company By-Laws will be amended to be substantially the same as the Hollywood Park Charter and the Hollywood Park By-Laws (including similar REIT Restrictions and Pairing Restrictions but excluding, regardless of whether the Supermajority Elimination Amendment is approved, the supermajority provisions of Article XII of the current Hollywood Park Charter), and HP Realty and HP Operating Company will enter into a Pairing Agreement (the "Pairing Agreement") to coordinate the pairing of their stock.

  The HPOC Spin-Off. Finally, all of the outstanding HP Operating Company Common Stock will be distributed to HP Realty stockholders on the basis of one share of HP Operating Company Common Stock for each share of HP Realty Common Stock held (the "HPOC Spin-Off"). The Board intends to declare the distribution of the HP Operating Company Common Stock immediately after the time the Reclassification becomes effective (the "Effective Time"). The distribution will be payable and effective for all purposes at the Effective Time to holders of record of HP Realty Common Stock.

  Immediately after the HPOC Spin-Off, each Hollywood Park stockholder will hold one share of HP Realty Common Stock and one share of HP Operating Company Common Stock, which will be paired and will trade together as one unit, in replacement of each share of Hollywood Park Common Stock held before the Effective Time. HP Realty will elect to be taxed as a REIT commencing with the 1999 calendar year.

  The Transfer Restrictions are intended to protect HP Realty's qualification as a REIT and to effect the pairing of HP Realty Common Stock and HP Operating Company Common Stock. Under Section 202 of the Delaware General Corporation Law (the "DGCL"), a restriction on the transfer or registration of transfer of securities of a corporation may be imposed either by the certificate of incorporation or the by-laws or by an agreement among any number of security holders or among such holders and the corporation. However, no such restriction is binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. In determining the most effective method for imposing the Transfer Restrictions, Hollywood Park, with the advice of its Delaware counsel, Morris, Nichols, Arsht & Tunnell, reviewed these provisions of the DGCL, relevant cases decided thereunder, and other instances where public companies had imposed transfer restrictions on their shares in order to protect their tax benefits. Hollywood Park concluded that, while there was no structure under which the enforceability of the Transfer Restrictions with respect to shares held by stockholders not voting in favor of the transactions contemplated by the Reorganization was certain, the structure contemplated by the Reorganization Amendments and the By-Law amendments described in this Proxy Statement is most likely to result in such enforceability under Section 202 of the DGCL.

  The following diagrams (including the footnote explanations on the following page) illustrate the corporate structure of Hollywood Park and its subsidiaries before the Reorganization, and HP Realty and HP Operating Company and their respective subsidiaries after the Reorganization:

                   HOLLYWOOD PARK PRIOR TO THE REORGANIZATION

     [CHART SHOWING HOLLYWOOD PARK AND ITS PRINCIPAL DIRECT AND INDIRECT
                          SUBSIDIARIES APPEARS HERE]

          HP REALTY AND HP OPERATING COMPANY AFTER THE REORGANIZATION



      [CHART SHOWING HP OPERATING COMPANY, HP REALTY AND THEIR RESPECTIVE
           PRINCIPAL DIRECT AND INDIRECT SUBSIDIARIES APPEARS HERE]


--------
(1) Owns the Hollywood Park Race Track and the Hollywood Park-Casino properties and leases the Hollywood Park Race Track property to its subsidiary HP Operating Company.
(2) HP/Compton, Inc. and HP Casino, Inc. own 89.8% and 3.4%, respectively, of the membership interests of Crystal Park LLC.
(3) Filed for reorganization under Ch. 11 of the Bankruptcy Code. Sunflower has presented to the Bankruptcy Court a plan of reorganization that would provide for, subject to regulatory and other required approvals, the sale of The Woodlands to the Wyandotte Tribe of Oklahoma and the construction of a casino on the property. A Hollywood Park subsidiary and a non-affiliated partner would make loans to fund the acquisition and development of, provide consulting services to, and receive a share of the revenues of the casino.
(4) Hollywood Park has delivered a notice exercising its option to purchase the minority interest.
(5) Proposed Joint Venture with Hilton Gaming (Switzerland County)
    Corporation.
(6) Includes HP Yakama, Inc. and HP Yakama Consulting, Inc., which, subject to regulatory approval, will fund the construction and development of, provide development services to, and receive a share of the net revenues of, an Indian casino in Yakima County, Washington.
(7) Will own the Hollywood Park Race Track and the Hollywood Park-Casino properties and will lease the properties to HP Operating Company.
(8) Will own the Turf Paradise Race Track property and will lease the property to Turf Paradise Operating Company.

  As a result of the Reclassification and the HPOC Spin-Off, each record owner of shares of Hollywood Park Common Stock immediately before the Effective Time will, immediately after the Effective Time, own of record an identical number of Paired Shares. As of the Effective Time, each Hollywood Park stock certificate issued and not canceled prior to that time will be deemed to evidence for all corporate purposes, except with respect to the payment of dividends and delivery of stock certificates, an equal number of Paired Shares. At the same time, each holder of record of Hollywood Park Common Stock will be registered on the stock records of HP Realty and HP Operating Company, respectively, as owning the number of shares of HP Realty Common Stock into which such stockholder's shares of Hollywood Park Common Stock were converted in the Reclassification and the number of shares of HP Operating Company Common Stock which were received in the HPOC Spin-Off. See "--Stock Certificates; Method of Exchange" for important information pertaining to the exchange of Hollywood Park stock certificates for new "back-to-back" certificates of HP Realty and HP Operating Company.

  As of the Effective Time, Hollywood Park's outstanding stock options will be adjusted so that the option holders will be entitled to receive Paired Shares upon exercise.

DIVIDEND POLICY

  Hollywood Park has not paid any dividends on Hollywood Park Common Stock since March 1992. To qualify as a REIT, HP Realty will be generally required to distribute at least 95% of its taxable income (other than net capital gains) to its stockholders during each calendar year. HP Realty presently intends to pay approximately equal quarterly dividends based upon its board of directors' estimate of earnings for the entire year. If the quarterly dividends result in less than 95% of HP Realty's income being paid out for any year, it intends to pay an additional special dividend after the close of the year. Based on the proposed terms of the leases for the Hollywood Park and Turf Paradise properties, on a pro forma basis assuming the Reorganization became effective on January 1, 1996, HP Operating Company would have paid Hollywood Park approximately $14.6 million and $9.8 million in lease payments, and HP Realty would have been required to pay at least $7.5 million ($0.29 per Paired Share) and $4.5 million ($0.17 per Paired Share) in dividends, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. See "Unaudited Pro Forma Combined Consolidated Condensed Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Post-REIT Pro Forma Results of Operations."

  It is anticipated that HP Operating Company will not pay dividends for the foreseeable future and will retain earnings, if any, to finance the growth of its business.

DIRECTORS, OFFICERS AND EMPLOYEES OF HP OPERATING COMPANY AND HP REALTY

  It is anticipated that, upon completion of the Reorganization, (i) each of the 11 individuals elected to the Hollywood Park Board of Directors at the Annual Meeting will become a director of HP Operating Company or HP Realty, and (ii) each of Hollywood Park's current executive officers will become an executive officer of HP Operating Company or HP Realty. Additional individuals may also be appointed as directors and executive officers of the companies upon completion of the Reorganization. The composition of the respective Boards of Directors and management teams of HP Operating Company and HP Realty will be determined by Hollywood Park prior to completion of the Reorganization based upon, among other things, federal tax law requirements applicable to REITs.

  It is also anticipated that, upon completion of the Reorganization, HP Realty will retain approximately 10 to 20 employees. All of Hollywood Park's other employees will become employees of HP Operating Company.

CONDITIONS TO THE REORGANIZATION

  The Reorganization is subject to (i) approval of the Reorganization Amendments by Hollywood Park stockholders; (ii) all necessary regulatory approvals (including the gaming and racing authorities of Arizona, California, Louisiana, Mississippi and Nevada, and other governmental or regulatory bodies) and consents of third parties having been obtained;
(iii) effectiveness of the Reorganization Amendments under Delaware law;

and (iv) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Reorganization. The terms of the Reorganization may be modified or the conditions thereto may be waived by the Board. In addition, the Board has retained discretion, even if stockholder approval of the Reorganization Amendments is obtained and the other conditions to the Reorganization are satisfied, to abandon, defer or modify the Reorganization. See "--Regulatory Approvals and Third-Party Consents" and "-- Effect of the Reorganization."

  Under the Code, HP Realty will not be able to qualify as a REIT until the beginning of the calendar year following the year in which the Reorganization is completed. Therefore, the Reorganization must be completed by December 31, 1998 for HP Realty to qualify as a REIT for the 1999 calendar year.

REGULATORY APPROVALS AND THIRD-PARTY CONSENTS

  To complete the Reorganization, Hollywood Park and its subsidiaries will need to obtain the consent or approval of a number of governmental authorities which administer gaming and racing laws applicable to their operations. In particular, since the Reorganization will result in a change in control of Hollywood Park's Boomtown, Inc. subsidiary (as defined under applicable gaming laws), it may not occur without the prior approval of the Nevada Gaming Commission, the Mississippi Gaming Commission and the Louisiana Gaming Control Board. Such approvals will require, among other things, (i) registration of HP Operating Company as a publicly traded corporation, (ii) approval of HP Operating Company's acquisition of control of Boomtown, including a finding of suitability of HP Operating Company, and (iii) licensing or a finding of suitability of the officers and directors of HP Operating Company. Because the operations of the Hollywood Park-Casino will be transferred to HP Operating Company in the Reorganization, the prior approval of the California State Attorney General and the City of Inglewood, California may be required. Furthermore, the prior approval of the Arizona Racing Commission could be required under certain circumstances if the racing operations, but not the real estate, of Turf Paradise are transferred to HP Operating Company. In addition, if Hollywood Park is successful in obtaining necessary licenses for its proposed riverboat casino operations in Switzerland County, Indiana, and its participation in the Yakama Project, approval of the Reorganization by the Indiana Gaming Commission, federal gaming authorities, and the state and tribal gaming commissions of Washington may also be necessary.

  Hollywood Park and its subsidiaries are in the process of filing initial applications for these gaming and racing approvals. It is anticipated that the required approvals will be obtained on a timely basis to permit the Reorganization to be completed in 1998.

  Hollywood Park does not believe that any other material federal, state or local regulatory approvals or other material third-party consents will be necessary in connection with the Reorganization.

RELATIONSHIP BETWEEN THE COMPANIES AFTER THE REORGANIZATION

  Prior to the completion of the Reorganization, Hollywood Park and HP Operating Company will enter into certain agreements, described below, governing their relationship subsequent to the Reorganization (at which time Hollywood Park will have been renamed Hollywood Park Realty Enterprises, Inc.) and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the completion of the Reorganization. Hollywood Park believes that the agreements are fair to the parties to the relevant agreements and contain terms which generally are comparable to those which would have been reached in arm's-length negotiations with unaffiliated parties (although such comparisons are difficult with respect to certain agreements which relate to the specific circumstances of the Reorganization and the transactions contemplated thereby).

  The following description summarizes the material terms of such agreements, but is qualified in its entirety by reference to the texts of such agreements.

 Distribution Agreement

  Hollywood Park and HP Operating Company will enter into the Distribution Agreement providing for, among other things, certain corporate transactions required to effect the Reorganization and other arrangements between Hollywood Park and HP Operating Company subsequent to the Reorganization.

  The Distribution Agreement will provide for assumptions of liabilities and cross-indemnities designed to allocate generally, effective as of the Effective Date, financial responsibility for the liabilities arising out of or in connection with (i) the real estate business of HP Realty and its subsidiaries and (ii) the gaming/sports/entertainment business of HP Operating Company and its subsidiaries. The Distribution Agreement will also provide for the allocation generally of the financial responsibility for the liabilities arising out of or in connection with former and present businesses not described in the immediately preceding sentence to or among HP Realty and HP Operating Company. The Distribution Agreement will also provide that HP Realty and HP Operating Company will use their respective commercially reasonable efforts to achieve an allocation of indebtedness of Hollywood Park that reflects the capital structure after the Reorganization of HP Realty and HP Operating Company as contemplated in the discussion under "--Allocation of Indebtedness."

  The Distribution Agreement will provide that neither HP Realty nor HP Operating Company will take any action that would jeopardize the intended tax consequences of the Reorganization. Specifically, in the event Hollywood Park decides to report the principal Reorganization transactions generally as tax-free transactions, each of HP Realty and HP Operating Company will agree to maintain indefinitely its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Internal Revenue Code. Neither HP Realty nor HP Operating Company expects this limitation to inhibit its financing or other activities or its ability to respond to unanticipated developments.

  The Distribution Agreement will also provide that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the Effective Date in connection with the Reorganization will be charged to and paid by Hollywood Park, provided that Hollywood Park shall not be responsible for those costs or expenses specifically incurred by HP Operating Company. Except as set forth in the Distribution Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the Effective Date.

 Tax Allocation Agreement

  HP Realty and HP Operating Company will enter into a Tax Allocation Agreement to the effect that HP Operating Company and its subsidiaries will pay their share of the tax liability of the affiliated group for the tax years that HP Operating Company and its subsidiaries were included in Hollywood Park's consolidated federal income tax return. The Tax Allocation Agreement will also provide for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Reorganization, as well as certain other matters.

 Employee Benefits Agreement

  HP Realty and HP Operating Company will enter into an Employee Benefits Agreement which will provide for the allocation of Hollywood Park's 401(k) Investment Plan, and of medical, dental, life, disability, and other employee welfare benefit plans, among HP Realty and HP Operating Company upon the completion of the Reorganization. The Agreement will provide for the treatment described below of the 401(k) Investment Plan and of medical, dental, life, disability, and other employee welfare benefits. See "--Employee Benefits and Compensation Matters." In addition, the Employee Benefits Agreement will provide that, as of the completion of the Reorganization, HP Realty and HP Operating Company shall generally each assume all liability for their respective active employees under their respective employee welfare benefit plans, compensation and bonus plans, and 401(k) plans.

 Lease Agreements

  After the Reorganization, HP Realty and its subsidiary Turf Paradise (which will be renamed Turf Paradise Realty Enterprises, Inc. ("Turf Paradise Realty")) will lease to HP Operating Company and its subsidiary Turf Paradise Operating Company the land and facilities at the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track. The following is a summary of the principal terms of these leases:

  Hollywood Park Property Lease Agreement. This lease, between HP Realty and HP Operating Company, covers the land and facilities relating to the Hollywood Park Race Track and simulcast operations and the

Hollywood Park-Casino. Under the terms of this lease, HP Operating Company will be required to make rental payments to HP Realty equal to $720,000 per month plus the amount by which the sum of the following amounts exceeds the aggregate monthly rent in each calendar year: (i) 1.5% of the wagers placed at Hollywood Park on live Hollywood Park races, (ii) 0.75% of Hollywood Park's remaining pari-mutuel handle, including wagers placed at Hollywood Park on races simulcast at Hollywood Park and off-track wagers placed on Hollywood Park races, (iii) 5% of HP Operating Company's other revenues from the Hollywood Park Race Track, including admission fees and concession sales, and
(iv) 5% of HP Operating Company's gross gaming revenues from the Hollywood Park-Casino. This lease will become effective upon completion of the Reorganization, and expires five years thereafter, with two options to renew for five years each, and with rent to be adjusted to the fair market rental value of the leased premises at the time of each renewal.

  Turf Paradise Property Lease Agreement. This lease, between Turf Paradise Realty (a subsidiary of HP Realty) and Turf Paradise Operating Company (a subsidiary of HP Operating Company), covers the land and facilities relating to the Turf Paradise Race Track and simulcast operations. Under the terms of this lease, Turf Paradise Operating Company will be required to make rental payments to Turf Paradise Realty equal to $120,000 per month plus the amount by which the sum of the following amounts exceeds the aggregate monthly rent in each calendar year: (i) 1.5% of the wagers placed at Turf Paradise on live Turf Paradise races, (ii) 1% of Turf Paradise's remaining pari-mutuel handle, including wagers placed at Turf Paradise on races simulcast at Turf Paradise and off-track wagers placed on Turf Paradise races, and (iii) 5% of Turf Paradise Operating Company's other revenues from the Turf Paradise Race Track, including admission fees and concession sales. This lease will become effective upon completion of the Reorganization, and expires five years thereafter, with two options to renew for five years each, and with rent to be adjusted to the fair market rental value of the leased premises at the time of each renewal.

  Each of the foregoing leases will be "triple net", i.e., the lessee will pay directly, or reimburse the lessor for, all costs related to the operation of the property, including utilities, insurance, property taxes and the cost of all maintenance, repairs, replacements and improvements on the property.

  Achievement of the anticipated benefits of the Reorganization (see "-- Purpose of the Reorganization") will be dependent, in part, upon the amount of HP Realty's rental income that is available for distribution to holders of the Paired Shares. See "--Federal Income Tax Consequences" and "Risk Factors-- Uncertain Level of Dividends."

  The Board believes that the conflicts of interest that could otherwise arise from the contractual relationships described above will be minimized due to the common ownership of HP Realty and HP Operating Company that will result from the pairing of their stock. Accordingly, none of the foregoing agreements or any other agreement will provide for a formal mechanism for avoiding or resolving conflicts of interest.

EFFECT OF REORGANIZATION ON RIGHTS OF STOCKHOLDERS

  The Reorganization will change the rights of Hollywood Park's stockholders in several significant respects. First, the HP Realty By-Laws, the HP Operating Company By-Laws and the Pairing Agreement will impose restrictions on the transferability of shares of HP Realty Common Stock and HP Operating Company Common Stock designed to implement the pairing. Second, the HP Realty Charter and the HP Operating Company Charter will impose on stockholders additional transfer restrictions designed to protect HP Realty's qualification as a REIT, including restrictions generally prohibiting any stockholder from owning more than 9.8% of the outstanding Paired Shares. See "Description of Capital Stock of the Companies."

TRADING

  Hollywood Park Common Stock is currently publicly held and traded on the New York Stock Exchange (the "NYSE") under the symbol "HPK." After the Reorganization, HP Realty Common Stock and HP Operating Company Common Stock will be publicly held and will trade only in combination as units (each unit consisting of one share of HP Realty Common Stock and one share of HP Operating Company Common Stock) under the name "Hollywood Park Enterprises." Hollywood Park intends to file an application for the listing of the units on the NYSE under Hollywood Park's existing symbol "HPK."

EMPLOYEE BENEFITS AND COMPENSATION MATTERS

  Hollywood Park maintains a 401(k) Investment Plan for the benefit of its employees and employees of certain subsidiaries, including HP Operating Company. Hollywood Park also maintains certain plans providing medical, dental, life, disability, and similar insurance coverages to its employees and employees of certain subsidiaries, including HP Operating Company. On or before the completion of the Reorganization, HP Operating Company will become an additional sponsor, for the benefit of its employees and employees of certain subsidiaries, of the 401(k) Investment Plan and other employee benefit plans heretofore maintained by Hollywood Park. HP Realty will continue to sponsor, or will adopt as an additional sponsor, the 401(k) Investment Plan and other employee benefit plans for the benefit of its employees and Turf Paradise's employees. HP Realty will reimburse HP Operating Company for any costs and expenses HP Operating Company incurs under the 401(k) Investment Plan and other employee benefit plans for the benefit of HP Realty employees, and vice versa. HP Realty and HP Operating Company will each maintain its own compensation and bonus plans after the Reorganization.

  At the Annual Meeting, Hollywood Park's stockholders will be asked to approve the adoption of the new stock option plan for HP Operating Company. In connection with the Reorganization, Hollywood Park's outstanding stock options will be adjusted so that option holders receive Paired Shares upon exercise. See "The Hollywood Park Operating Company 1998 Stock Option Plan."

ALLOCATION OF INDEBTEDNESS

  Hollywood Park currently has a $100 million reducing revolving credit facility (the "Bank Credit Facility") with a bank syndicate led by Bank of America NT&SA. As of February 9, 1998, Hollywood Park had outstanding under the Bank Credit Facility borrowings of $10 million and a $2 million letter of credit. It is anticipated that, in connection with the Reorganization, Hollywood Park will repay any outstanding borrowings under the Bank Credit Facility, and HP Realty and HP Operating Company will negotiate new lines of credit that will reflect their separate existence. Although Hollywood Park believes that the Reorganization may enable HP Realty and HP Operating Company to borrow on favorable terms after the Reorganization, negotiations have not commenced with any banks regarding new lines of credit, and there can be no assurance that HP Realty and HP Operating Company will be able to obtain bank lines of credit on as favorable terms as the terms of the Bank Credit Facility. See "Risk Factors--Dependence on Future Borrowings."

  On August 6, 1997, Hollywood Park and HP Operating Company, as co-obligors, issued $125 million aggregate principal amount of Series A 9 1/2% Senior Subordinated Notes due 2007 (together with any Series B Notes that may be issued in exchange for Series A Notes, the "Notes"). The Notes are guaranteed on a senior subordinated basis by all of Hollywood Park's other existing and certain future direct and indirect material subsidiaries (the "Guarantors"). Following the Reorganization, each of HP Realty and HP Operating Company would continue to be a co-obligor on the Notes and the Guarantors would remain as guarantors. Hollywood Park and HP Operating Company have entered into an agreement that, as between Hollywood Park and HP Operating Company, HP Operating Company would be primarily responsible for payments on the Notes, but that agreement in no way limits the obligations of Hollywood Park under the Notes to third-party creditors.

  Following the Reorganization, HP Realty and HP Operating Company will be required to make an offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes (or if there is a decline in the rating of the Notes as a result of the Reorganization, the repurchase price shall be 102%), plus accrued and unpaid interest to the date of repurchase. Management does not believe that a significant amount of the outstanding Notes will be submitted for redemption in connection with the Reorganization because the Notes are currently trading at a premium to the repurchase price, and believes HP Realty and HP Operating Company will be able to refinance any Notes redeemed with bank and/or subordinated debt financing on terms at least as favorable to the companies as the Notes. However, if HP Realty and HP Operating Company are required to repurchase a significant portion of the Notes, there can be no assurance that replacement financing will be available on favorable terms. See "Risk Factors--Dependence on Future Borrowings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The indenture (the "Indenture") governing the Notes permits Hollywood Park and HP Operating Company, without the consent of the holders of the Notes, to amend the Indenture covenants to provide for the Reorganization and such related modifications to the Indenture and the Notes as may be necessary to permit the implementation of, and the continuing operations of HP Operating Company and Hollywood Park after giving effect to, the Reorganization, including the making of operating lease payments by HP Operating Company to HP Realty, the distribution by HP Realty of such amounts as may be required by the Code and the regulations promulgated thereunder to maintain REIT status, which would include 95% of its taxable income (excluding net capital gains) under current law, and any other modifications to the covenants that may be necessary to comply with the applicable provisions of the Code and the regulations promulgated thereunder, or may be necessary, in the good faith determination of the respective Boards of Directors of Hollywood Park and HP Operating Company as evidenced by Board resolutions, to provide for the same relative benefits and restrictions as existed under the Indenture prior to the Reorganization.

INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION

  As a result of the Reorganization, individuals who are directors and executive officers of Hollywood Park (each of whom will be a director or executive officer of HP Realty and/or HP Operating Company) will receive Paired Shares in respect of the Hollywood Park Common Stock held by such individuals. See "Security Ownership of Certain Beneficial Owners and Management." In addition, stock options currently held by such individuals will be adjusted in the Reorganization so that such individuals receive Paired Shares upon exercise. See "The Hollywood Park Operating Company 1998 Stock Option Plan." Information concerning the management of HP Realty and HP Operating Company after the Reorganization is set forth under "--Directors, Officers and Employees of HP Operating Company and HP Realty" and "Election of Directors."

STOCK CERTIFICATES; METHOD OF EXCHANGE

  After the Reorganization is completed, each outstanding stock certificate that previously evidenced ownership of shares of Hollywood Park Common Stock shall be deemed for all corporate purposes (including voting), other than for dividends or transfers of securities, to evidence ownership of the same number of shares of HP Realty Common Stock and an equal number of shares of HP Operating Company Common Stock. The stock transfer books of Hollywood Park will be closed at the close of business on the business day immediately preceding the Effective Time, and the holders of record of Hollywood Park Common Stock as of the Effective Time will be the holders of record of Paired Shares immediately after the Effective Time.

  As soon as practicable after the Effective Time, ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") will mail to each Hollywood Park stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Reorganization, represented shares of Hollywood Park Common Stock in exchange for new certificates representing Paired Shares. Letters of transmittal will also be available after the Effective Time at the offices of the Exchange Agent. YOU SHOULD NOT SURRENDER YOUR HOLLYWOOD PARK STOCK CERTIFICATES FOR EXCHANGE UNTIL THE REORGANIZATION HAS BEEN COMPLETED AND YOU HAVE OBTAINED A LETTER OF TRANSMITTAL.

  Upon the surrender of a Hollywood Park Common Stock certificate to the Exchange Agent together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such certificate will be entitled to receive in exchange therefor a new certificate representing a number of Paired Shares of each of HP Realty Common Stock and HP Operating Company Common Stock equal to the number of Hollywood Park shares represented by the certificate surrendered. The new certificates will be printed "back-to-back," such that each certificate evidencing shares of HP Operating Company Common Stock will be printed on the reverse side of a certificate evidencing an equal number of shares of HP Realty Common Stock. Each back-to-back certificate will bear legends referring to the restrictions on transfer of the Paired Shares which are imposed by the Pairing Agreement and the Certificate of Incorporation and By-Laws of each company. It will be a condition to the issuance of any certificate for any Paired Shares in a name other than the name in which the surrendered Hollywood Park Common Stock certificate is registered that the person requesting the issuance of such certificate either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for Paired Shares in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

  After the Effective Time, there will be no further registration of transfers on the stock transfer books of Hollywood Park of shares of Hollywood Park Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Hollywood Park Common Stock are presented for transfer, no transfer shall be effected on the stock transfer books of HP Realty or HP Operating Company with respect to such shares and no certificate shall be issued representing the Paired Shares exchangeable for such shares of Hollywood Park Common Stock unless and until the old stock certificate representing such shares of Hollywood Park Common Stock is delivered to the Exchange Agent together with a properly completed letter of transmittal (or such other documents as are satisfactory to HP Realty, HP Operating Company and the Exchange Agent in their sole discretion). Until a certificate representing Hollywood Park Common Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the Paired Shares to which the Hollywood Park stockholder is entitled under the terms of the Reorganization. Upon completion of the Reorganization, shares of Hollywood Park Common Stock will cease to be traded on the New York Stock Exchange, and there will be no further market for Hollywood Park Common Stock.

  IT IS IMPORTANT FOR FORMER HOLDERS OF HOLLYWOOD PARK COMMON STOCK TO EXCHANGE THEIR HOLLYWOOD PARK STOCK CERTIFICATES FOR NEW "BACK-TO-BACK" STOCK CERTIFICATES PROMPTLY AFTER THE EFFECTIVE DATE OF THE REORGANIZATION SINCE THE HOLLYWOOD PARK CERTIFICATES WILL NOT CONSTITUTE GOOD DELIVERY FOR SETTLEMENT OF TRADES IN THE PAIRED SHARES THEY WILL EVIDENCE. MOREOVER, NO DIVIDENDS OR OTHER DISTRIBUTIONS DECLARED BY HP REALTY OR BY HP OPERATING COMPANY AFTER THE EFFECTIVE TIME WILL BE PAID ON THE HP REALTY COMMON STOCK OR THE HP OPERATING COMPANY COMMON STOCK EVIDENCED BY OUTSTANDING HOLLYWOOD PARK CERTIFICATES UNTIL SUCH OLD CERTIFICATES ARE SURRENDERED FOR EXCHANGE, BUT UPON SURRENDER OF THE HOLLYWOOD PARK CERTIFICATES, ANY UNPAID DIVIDENDS OR DISTRIBUTIONS WILL BE PAID WITHOUT INTEREST.

                       BUSINESS OF HP OPERATING COMPANY
                           AFTER THE REORGANIZATION

GENERAL

  After the Reorganization, HP Operating Company will be the owner of all of Hollywood Park's current holdings and operations except the land and facilities at the Hollywood Park property in Inglewood and the Turf Paradise property in Phoenix, both of which it will operate under a lease from HP Realty, and except for certain ancillary businesses. Consequently, like Hollywood Park currently, HP Operating Company will continue as a diversified gaming, sports and entertainment company.

  HP Operating Company (through Boomtown) will own and operate the Boomtown Reno, Boomtown Biloxi and Boomtown New Orleans casino properties. HP Operating Company will also operate, under leases from HP Realty, the Hollywood Park Race Track and simulcast facilities, the Hollywood Park-Casino and the Turf Paradise Race Track and simulcast facilities. See "The Reorganization-- Relationship Between the Companies After the Reorganization." HP Operating Company will also own (through HP/Compton, Inc. and HP Casino, Inc.) Crystal Park LLC, whose Crystal Park Hotel and Casino will continue to be operated, under lease, by an unaffiliated operator, and will operate (through Sunflower) The Woodlands Race Track pending resolution of the Sunflower reorganization. Subject to receipt of regulatory approvals, HP Operating Company (through HP Yakama and HPY Consulting) will also fund the construction of, provide consulting services to, and receive a share of the net revenues of, an Indian casino in Washington State.

BUSINESS STRATEGY

  HP Operating Company's strategic plan will be to grow its gaming, sports and entertainment businesses by (i) expanding its existing properties, (ii) working with HP Realty to develop and operate new projects on the currently unimproved real estate at HP Realty's existing sites and developing profits at new sites (including sites not owned by HP Realty), and (iii) making selected acquisitions, principally in the gaming industry, to diversify its operations and to achieve economies of scale. Some of these acquisitions would be made in cooperation with HP Realty, where HP Realty would own and lease to HP Operating Company the real estate assets and HP Operating Company would actively manage the operating businesses acquired.

GAMING OPERATIONS

  HP Operating Company's gaming establishments will consist of Boomtown's western-themed casinos located in or near Reno, Nevada, New Orleans, Louisiana and Biloxi, Mississippi, as well as two card club casinos located in the metropolitan Los Angeles, California area and (subject to regulatory approvals) interests in Indian gaming facilities in Yakima County, Washington and Kansas City, Kansas.

  Boomtown Reno. Boomtown Reno operates on 569 acres in Verdi, Nevada (seven miles west of Reno, Nevada and two miles from the California border) on Interstate 80, the major highway connecting Northern California and Reno. Boomtown Reno, which caters to middle-income customers, offers its guests a 40,000-square foot casino, including 1,320 slot machines and 44 table games and two Keno games. Boomtown Reno also offers a 122-room hotel, a 35,000-square foot entertainment center featuring a theater, an indoor miniature golf course, a restaurant and a ferris wheel, a 16-acre truck stop with approximately 200 parking spaces, a 203-space full-service recreational vehicle park, a service station, a mini-mart and other related amenities.

  Boomtown New Orleans. Boomtown New Orleans operates on a 50-acre site in Harvey, Louisiana, approximately ten miles from the French Quarter of New Orleans, and caters to the approximately 300,000 local residents of the West Bank of the Mississippi River near New Orleans. Gaming operations are conducted from a 250-foot replica of a paddle-wheel riverboat, offering 911 slot machines and 55 table games in a 30,000 square foot casino. The land-based facility adjacent to the riverboat dock is composed of a western-themed, 88,000-square foot facility, which includes a restaurant, a 20,000 square foot family entertainment center and a western saloon/dancehall.

  Boomtown Biloxi. Boomtown Biloxi operates on nineteen acres on Biloxi, Mississippi's historic Back Bay, one-half mile from Interstate 110, the main highway connecting Interstate 10 and the Gulf of Mexico. This facility consists of a land-based facility which houses all non-gaming activities and a 33,632-square foot casino constructed on a 400 x 110 foot barge permanently moored to the land-based building. The property offers 1,038 slot machines, 35 table games and various restaurants and other nongaming amenities, and caters principally to the over 250,000 local residents of the Biloxi area and to the employees of other casinos in the area.

  Hollywood Park-Casino. The Hollywood Park-Casino, which operates on the same premises as the Hollywood Park Race Track, offers 145 gaming tables in 30,000-square feet of gaming space. The Hollywood Park-Casino offers certain forms of card games which are permitted in California, including Poker, Pai Gow and California Blackjack. Patrons of the Hollywood Park-Casino bet solely against each other and pay a fee for seats at gaming tables or for each hand played. Therefore, the casino does not participate in the wagers made or in the outcome of any of the games played.

  Crystal Park Casino. The Crystal Park Casino operates in the metropolitan Los Angeles area and features 100 gaming tables and 282 hotel rooms which operate under the Radisson Hotels International, Inc. flag. Games offered are similar to those offered at the Hollywood Park-Casino. In order to comply with California law, which does not allow publicly-traded companies to operate card club casinos (other than on the same property as a race track, such as the Hollywood Park-Casino), the Crystal Park Casino has been leased to and operated by unaffiliated operators.

  Yakama Project. HP Yakama and HPY Consulting, which will be wholly-owned subsidiaries of HP Operating Company after the Reorganization, have entered into agreements under which they will fund (up to $9,000,000) the construction and development of, provide development services to, and receive a share of the net revenues of, an Indian casino in Washington State. The casino, which is currently under construction and is expected to open in the second quarter of 1998, will feature a 600 seat bingo hall, certain table games including Blackjack, Poker, Craps, Roulette, Mini-bac and Caribbean Stud, and will offer electronic pull tabs and electronic bingo, but will not offer slot machines. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

  Kansas Project. HP Kansas, Inc. (which will be a wholly-owned subsidiary of HP Operating Company after the Reorganization) has entered into a partnership agreement with respect to the development of an Indian gaming facility to be constructed on the grounds of The Woodlands property in Kansas City, Kansas. The project is subject to regulatory approval, as well as the approval of Sunflower's plan of reorganization by the U.S. Bankruptcy Court and Sunflower's creditors. See "--Racing Operations--Sunflower Racing" below.

RACING OPERATIONS

  Hollywood Park Race Track. The Hollywood Park Race Track is situated on 378-acre Hollywood Park property in Inglewood, California, in the Los Angeles metropolitan area. Since 1938, the Hollywood Park Race Track has been ranked among the country's most distinguished thoroughbred racing facilities and, in 1997, hosted the Breeders' Cup championship racing series for the third time. Hollywood Park conducts two live on-track thoroughbred horse race meets annually, totalling approximately 100 race days per year. Hollywood Park simulcasts its live races, directly or indirectly through re-transmissions, to 861 locations in 40 states and four countries.

  Turf Paradise. Turf Paradise operates on approximately 275 acres in the northwest section of Phoenix, Arizona. Turf Paradise conducts a live thoroughbred meet that starts in September and runs through May and also offers limited quarter horse and Arabian horse racing during certain periods of the year. Turf Paradise simulcasts its live races to 34 off-track sites in Arizona and 34 out-of-state hubs, from which the signal is further disseminated to sites in New York, New Jersey, Pennsylvania, Nevada and Canada, among others.

  Sunflower Racing. Hollywood Park also owns, through its subsidiary Sunflower, The Woodlands Racetrack in Kansas City, Kansas. In 1996, Sunflower filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. A plan of reorganization was filed with the Bankruptcy Court but remains subject to approval of the court and the creditors. The plan of reorganization provides for, subject to the approval of federal, state and tribal gaming authorities, the sale of The Woodlands to the Wyandotte Tribe of Oklahoma and the construction of a casino on the property. HP Kansas, Inc. and a non-affiliated partner would make loans to fund (up to a currently estimated amount of approximately $15 million to $20 million) the acquisition and development of, provide consulting services to, and receive a share of the revenues of the casino. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

REGULATION AND LICENSING

  Because HP Operating Company, after the Reorganization, will operate the Hollywood Park and Turf Paradise race tracks and the Hollywood Park-Casino, and will own and operate (through its various subsidiaries) Boomtown and all of Hollywood Park's other current gaming and racing properties, HP Operating Company will be subject to the various federal, state and local regulations and licensing requirements that are currently applicable to the gaming and racing activities of Hollywood Park and its subsidiaries. Hollywood Park and HP Operating Company will seek all approvals that are required under applicable gaming and racing laws for it to effect the Reorganization and will apply for all licenses that will be necessary for HP Operating Company and its subsidiaries to conduct their gaming and racing activities after the Reorganization, the receipt of which is a condition to completion of the Reorganization. See "The Reorganization--Conditions to the Reorganization" and "--Regulatory Approvals and Third-Party Consents." For a detailed discussion of these regulations and requirements, see the discussion under the heading "Regulation and Licensing" in Hollywood Park's Registration Statement on Form S-4 (Registration No. 333-34471) filed with the Securities and Exchange Commission on August 27, 1997, as amended, which is hereby incorporated by reference into this Proxy Statement. See "Incorporation of Certain Documents by Reference."

                             BUSINESS OF HP REALTY
                           AFTER THE REORGANIZATION

GENERAL

  After the Reorganization, HP Realty will be a REIT, and will primarily be an owner, developer and lessor of real property. In particular, HP Realty will own the Hollywood Park Race Track land and facilities and, through its subsidiary Turf Paradise, Inc., the Turf Paradise Race Track land and facilities, both of which it will lease to HP Operating Company. In the immediate future, it is anticipated that substantially all of HP Realty's revenues will consist of lease payments from HP Operating Company and HP Operating Company's subsidiaries on these facilities.

  HP Realty will own approximately 378 acres in Inglewood, California, which is located in the heart of the Los Angeles metropolitan area. The property houses the 60,000 square foot Hollywood Park-Casino, the Hollywood Park Race Track and the executive offices of Hollywood Park, which will be the executive offices of both HP Realty and HP Operating Company (under a lease with HP Realty). In addition, HP Realty will operate the Hollywood Park Golf and Sports Center, located on the Inglewood property. The Hollywood Park Race Track, Hollywood Park-Casino and required parking covers approximately 228 acres, leaving approximately 150 acres available for immediate development. HP Realty will lease the race track, simulcast wagering, and card club casino facilities on its Inglewood property to HP Operating Company which will operate the facilities. See "The Reorganization--Relationship Between the Companies After the Reorganization" and "Business of HP Operating Company After the Reorganization."

  Turf Paradise, located in the northwest section of Phoenix, Arizona, covers approximately 275 acres. The property includes the Turf Paradise Race Track, a thoroughbred racing facility located in Phoenix, Arizona and approximately 100 acres of undeveloped land. HP Realty, through Turf Paradise, will lease the race track and simulcast wagering facilities on this property to Turf Paradise Operating Company, a subsidiary of HP Operating Company, which will operate the facilities. See "The Reorganization--Relationship Between the Companies After the Reorganization" and "Business of HP Operating Company After the Reorganization." In addition, Turf Paradise will operate the Turf Paradise Travel Trailer Park.

BUSINESS STRATEGY

  HP Realty's strategic plan is to maximize the net income it distributes to its stockholders in the long-term by expanding its real estate holdings and increase their value by (i) continuing to derive lease income from HP Operating Company and its subsidiaries on the Hollywood Park and Turf Paradise properties; (ii) developing unimproved real estate at its existing properties and (iii) acquiring and developing new properties. Some of HP Realty's acquisitions may be made in conjunction with future acquisitions of gaming, sports, entertainment and related businesses by HP Operating Company, with HP Realty owning and leasing to HP Operating Company the land and facilities, and HP Operating Company conducting the operations of the business acquired.

  Hollywood Park is exploring further development at its Inglewood and Phoenix properties, and continues to have discussions with developers regarding proposed retail, entertainment and other projects for both of these properties, including a proposed state-of-the-art football stadium at the Inglewood property. HP Realty would continue these efforts, and would seek to develop such multi-use retail, entertainment and/or sports venues. Hollywood Park has not entered into any definitive agreements concerning any of these projects, and the ultimate uses have not yet been determined. Any decisions by Hollywood Park (or HP Realty after the Reorganization) to begin these projects would be dependent upon, among other things, the execution of definitive agreements, the availability of project financing with acceptable terms, and the attainment of the necessary permits and certifications, for which there can be no assurance.

                          FEDERAL INCOME TAX MATTERS

  The following sets forth a summary of the material federal income tax consequences that are generally applicable to holders of Hollywood Park Common Stock from the Reorganization and to holders of the Paired Shares from the ownership and disposition of the Paired Shares. The following summary is based upon current provisions of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. The following summary rests on a number of factual bases and assumptions and could be adversely affected if Hollywood Park's understanding of the applicable facts or expectations as to the applicable facts are inaccurate. In addition, certain future events could cause all or part of the federal income tax consequences of the Reorganization to differ from those anticipated and, thus, could render any description of the anticipated federal income tax consequences in this Proxy Statement inaccurate.

  No rulings have been or will be issued by the Internal Revenue Service (the "IRS") on any tax issue connected with the Reorganization or on any other tax matter discussed in this Proxy Statement. In August 1997, Hollywood Park submitted a request for advance rulings (the "Ruling Request") to the IRS on certain aspects of the Reorganization, including certain tax issues connected with the TPI Restructuring, the HPOC Spin-Off, and the qualification of HP Realty as a REIT. In January 1998, the IRS informally advised Irell & Manella LLP ("Irell & Manella"), tax counsel for Hollywood Park, and Arthur Andersen LLP, Hollywood Park's accounting firm, that the IRS had tentatively concluded that it would not issue the requested rulings. As a result, Hollywood Park withdrew the Ruling Request and will proceed with the Reorganization as described in this Proxy Statement without any advance rulings from the IRS. Holders should note that without advance rulings from the IRS there can be no assurance that the IRS will take a view similar to Hollywood Park's with respect to the tax consequences described below. Except for the opinion of counsel described below relating to certain tax issues connected with the qualification of HP Realty as a REIT, no opinions of counsel have been or will be rendered on any tax issue connected with the Reorganization or on any other tax matter discussed in this Proxy Statement.

  The tax treatment of a holder of the Hollywood Park Common Stock or of the Paired Shares may vary depending on such holder's particular situation. Certain holders (including tax-exempt organizations, insurance companies, financial institutions, broker-dealers, holders who do not hold their stock as a capital asset, holders who acquired their stock in connection with stock option plans or other compensation transactions, taxpayers subject to the alternative minimum tax, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the following summary does not address any tax consequences under foreign, state or local tax laws.

  EACH HOLDER OF THE HOLLYWOOD PARK COMMON STOCK OR OF THE PAIRED SHARES IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION OR OF OWNING AND DISPOSING OF THE PAIRED SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS IN SUCH HOLDER'S PARTICULAR CIRCUMSTANCES.

FEDERAL INCOME TAX CONSEQUENCES OF CONTRIBUTIONS AND SPIN-OFFS

 Tax Consequences of TPI Restructuring and HPOC Spin-Off: Assumption that Transactions Will Be Taxable

  Hollywood Park intends to proceed with the Reorganization without any advance rulings from the IRS. Although proceeding with the Reorganization without such rulings may result in significant tax liabilities to Hollywood Park and its stockholders without a distribution of any cash to pay the tax, Hollywood Park believes that the benefits from the reinstatement of paired-share REIT status are likely to more than offset such tax liabilities. Although the Company, based on a review of the applicable facts and circumstances at the time of the HPOC Spin-Off, may report the TPI Restructuring and the HPOC Spin-Off generally as tax-free transactions, in considering and voting upon the Reorganization Amendments and any other matters that are necessary to effect the planned Reorganization, the stockholders of Hollywood Park should assume that the TPI Restructuring and the HPOC Spin-Off will both constitute taxable transactions which will result in tax liabilities for both Hollywood Park and its stockholders. Based on that assumption, the anticipated federal income tax consequences for Hollywood Park and its stockholders are as described below. See "--Effects on Hollywood Park" and "--Effects on Stockholders of Hollywood Park."

  Based upon estimates prepared by the Company, the tax liability associated with the Reorganization could be approximately $54 million for Hollywood Park and the taxable distribution (consisting of dividends, return of capital, and taxable gain in excess of return of capital) to Hollywood Park's stockholders associated with the Reorganization could be approximately $130 million (or $4.95 per share of Hollywood Park Common Stock, based on the current number of outstanding shares of common stock). See "--Calculation of Estimated Tax Liabilities of Hollywood Park and Stockholders" and "--Possibility that Transactions May Be Reported as Tax-Free." Further, since such calculations are only based on estimates, the actual tax liabilities may be less but could be significantly more than the estimated amounts.

  Effects on Hollywood Park. If the TPI Restructuring is a taxable transaction, it would result in the recognition of gain by the Company equal to (i) the excess, if any, of the fair market value of the assets contributed by Turf Paradise to Turf Paradise Operating Company over Turf Paradise's tax basis in such assets or (ii) the excess of the fair market value of the assets retained by Turf Paradise over Turf Paradise's tax basis in such assets. The gain recognized by the Company would be equal to the amount described in (ii) if Turf Paradise, as a result of becoming a qualified REIT subsidiary (see "Federal Income Taxation of HP Realty and Requirements for Qualification as REIT--Requirements for Qualification as REIT--Qualified REIT Subsidiary"), were treated as being liquidated as part of the Reorganization and, as a consequence, as having made a taxable distribution to Hollywood Park of the assets retained by Turf Paradise. For a calculation of estimated tax liabilities, see "--Calculation of Estimated Tax Liabilities of Hollywood Park and Stockholders."

  If the HPOC Spin-Off is a taxable transaction, it would result in the recognition of gain by Hollywood Park to the extent that the fair market value of the shares of HP Operating Company Common Stock distributed in the HPOC Spin-Off exceeds Hollywood Park's tax basis in such shares. Depending on the fair market value of the shares of HP Operating Company Common Stock on the date of the HPOC Spin-Off, the foregoing tax liability could be substantial. For a calculation of estimated tax liabilities, see "--Calculation of Estimated Tax Liabilities of Hollywood Park and Stockholders."

  As a result of the HPOC Spin-Off and regardless of whether the HPOC Spin-Off constitutes a taxable transaction, Hollywood Park will also be required to recognize (i) deferred intercompany gain, if any, resulting from any transaction between any company leaving the Hollywood Park affiliated group with any other member of the affiliated group, and (ii) income in the amount of any excess loss account with respect to the stock of one or more of the companies leaving the Hollywood Park affiliated group. See "--Deferred Intercompany Gain and Excess Loss Accounts." In addition, Hollywood Park may be required to recognize gain as a result of the transfer of certain real estate assets from HP Operating Company to Hollywood Park. See "--Transfer of HP Operating Company Real Estate Assets."

  Effects on Stockholders of Hollywood Park. If the HPOC Spin-Off is a taxable transaction, it would also result in a taxable distribution to the stockholders of Hollywood Park. Each holder of Hollywood Park Common Stock would be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares of HP Operating Company Common Stock distributed to such holder as part of the HPOC Spin-Off. This distribution will be taxed first as a dividend to the extent of such holder's pro rata share of Hollywood Park's current and accumulated earnings and profits (which would include the amount of gain recognized by the Company as a result of the TPI Restructuring and the HPOC Spin-Off, less the applicable corporate tax), and then as a nontaxable return of capital to the extent of such holder's adjusted tax basis in the Hollywood Park Common Stock, with any remaining amount being taxed as capital gain (assuming such stock is held as a capital asset). Any dividends may be subject to back-up withholding with respect to individuals who, prior to the Reorganization, had not provided their correct taxpayer identification numbers on the IRS's Form W-9 or a substitute thereof. The dividends-received deduction under Section 243 of the Code may be available for some corporate holders, subject to the limitations applicable to the dividends-received deduction including those pertaining to "extraordinary dividends" under Section 1059 of the Code. Depending on the fair market value of the shares of HP Operating Company Common Stock on the date of the HPOC Spin-Off, the foregoing distributions may result in significant tax liabilities to stockholders without the companies having distributed to stockholders any cash out of which to satisfy such liabilities. For a calculation of estimated tax liabilities, see "--Calculation of Estimated Tax Liabilities of Hollywood Park and Stockholders."

  Calculation of Estimated Tax Liabilities of Hollywood Park and
Stockholders. Assuming the HPOC Spin-Off is a taxable transaction, based on Hollywood Park's tax basis in its HP Operating Company shares and its earnings and profits as of December 31, 1997 (which amounts may increase or decrease prior to completion of the Reorganization on account of 1998 events), and based on Hollywood Park's estimate that the aggregate fair market value of the shares of HP Operating Company distributed in the HPOC Spin-Off would be approximately $130 million (approximately six times estimated 1997 EBITDA, less the amount of certain liabilities), (i) the combined state and federal tax liability to Hollywood Park would be approximately $29 million and
(ii) Hollywood Park stockholders would be treated as receiving a taxable dividend of approximately $71 million (or $2.70 per share of Hollywood Park Common Stock, based on the current number of outstanding shares). In addition, stockholders who have a tax basis in shares of Hollywood Park Common Stock of less than $2.25 per share would realize taxable capital gain equal to the amount by which $2.25 exceeds such stockholders' tax basis in such a share of Hollywood Park Common Stock (assuming such stock is held as a capital asset). To the extent the distribution does not result in such dividend or capital gain treatment, it will reduce the tax basis of the shares of Hollywood Park Common Stock for stockholders. Although Hollywood Park believes that a valuation equal to six times estimated 1997 EBITDA less the amount of certain liabilities represents a fair estimate of the fair market value of HP Operating Company, there can be no assurance that the fair market value of the HP Operating Company shares would not be found to be significantly greater than the $130 million used in the foregoing example, resulting in increased tax liabilities for Hollywood Park and its stockholders. Among other things, if it were determined that some portion of the value attributable to HP Realty's exemption from Section 269B of the Code, providing it with special rights to reinstate a paired REIT-operating company structure, should be allocated to HP Operating Company, then the fair market value of the HP Operating Company shares might be increased to reflect such value.

  Hollywood Park has retained Morgan Stanley & Co. Incorporated to advise it in connection with matters relating to the restoration of the paired share structure, including evaluation of a proposed business combination with or investment by a potential strategic partner (a "Strategic Transaction"). A Strategic Transaction could provide evidence of the value of the paired share structure. Any additional value (in excess of the $130 million valuation used in the foregoing example) attributed to the HP Operating Company shares distributed to Hollywood Park stockholders in the HPOC Spin-Off would (i) increase the combined state and federal tax liability of Hollywood Park by approximately 41% of the amount of such additional value and (ii) increase the total amount of the taxable distribution to Hollywood Park stockholders by 100% of the amount of such additional value (approximately 59% of which would be treated as taxable dividend and approximately 41% of which would be treated as taxable capital gain or return of tax basis in their Hollywood Park Common Stock). See also "Risk Factors--Uncertain Amount of Corporate and Stockholder Tax Liability" and "Unaudited Pro Forma Combined Consolidated Condensed Financial Statements--Notes to Post-REIT Unaudited Pro Forma Consolidated Condensed Balance Sheets." If the IRS were to assert that the valuation of the HP Operating Company shares, as reported for tax purposes by Hollywood Park, was too low and should therefore be increased for purposes of determining the foregoing tax liabilities, and if the IRS were to prevail in its position, then Hollywood Park would also become liable for interest (based on the applicable rates provided by the IRS from time to time) on the additional tax owed by it and could also become liable for a 20% penalty on its underpayment of income tax, and the stockholders of Hollywood Park would also become liable for interest on the additional tax owed by them and, depending on their individual circumstances, could also become subject to understatement penalties.

  Whether or not the HPOC Spin-Off constitutes a taxable transaction, Hollywood Park will also be required to recognize income in the amount of any excess loss accounts with respect to the stock of certain of its subsidiaries. See "--Deferred Intercompany Gain and Excess Loss Accounts." Hollywood Park estimates that the aggregate amount of the excess loss accounts will be approximately $21 million (corresponding to a combined state and federal tax liability of approximately $8 million) as of December 31, 1997, although the amount of the excess loss accounts (and thus the amount of income required to be recognized and corresponding tax liability) could increase or decrease prior to completion of the Reorganization as a result of 1998 events. In addition, Hollywood Park may be required to recognize gain as a result of the transfer of certain real estate assets from HP Operating Company to Hollywood Park. See "--Transfer of HP Operating Company Real Estate Assets." In that event, based on the estimated value of HP Operating Company's real estate assets as of December 31, 1997 (which amount may increase or decrease prior to the HPOC Contribution on account of 1998 events), Hollywood Park would expect to recognize gain in the amount of approximately $20 million (corresponding to a combined state and federal tax liability of approximately $8 million), reduced to reflect the amount of basis, if any, that it is permitted to use to offset such gain.

  Assuming the TPI Restructuring is a taxable transaction, it would result in the recognition of gain by the Company. Based on Turf Paradise's tax basis in its assets as of December 31, 1997 (which amounts may increase or decrease prior to completion of the Reorganization on account of 1998 events), the combined state and federal tax liability to the Company would be approximately
(i) $4 million (which is already reflected in the approximately $29 million combined state and federal tax liability to Hollywood Park described above), or (ii) if the IRS was to successfully assert that Turf Paradise, because it would become a qualified REIT subsidiary, should be treated as having made a taxable distribution to Hollywood Park of the assets retained by Turf Paradise, $9 million (which would be in addition to the approximately $29 million combined state and federal tax liability to Hollywood Park described above). If the additional tax liability reflected in (ii) applies, then Hollywood Park stockholders would also be treated as receiving approximately $13 million more (or $.49 more per share of Hollywood Park Common Stock, based on the current number of outstanding shares) in taxable dividend and approximately $13 million less (or $.49 less per share of Hollywood Park Common Stock, based on the current number of outstanding shares) in taxable capital gain and return of tax basis in their Hollywood Park Common Stock.

 Possibility that Transactions May Be Reported as Tax-Free

  Although in voting on the proposal to amend Hollywood Park's charter in order to facilitate the Reorganization, stockholders should assume that both the TPI Restructuring and the HPOC Spin-Off will constitute taxable transactions and will be reported as such, Hollywood Park may, based on a review of the applicable facts and circumstances at the time of the HPOC Spin-Off (including the structure of any Strategic Transaction), determine instead to report the TPI Restructuring and the HPOC Spin-Off as generally tax-free transactions under Section 355 and Section 368(a)(1)(D) of the Code. In that event, subject to the limitations and qualifications referred to herein, Hollywood Park may report that (i) the TPOC Contribution, followed by the TPOC Spin-Off, qualifies as a tax-free reorganization pursuant to Section 368(a)(1)(D) of the Code (a "Section 368(a)(1)(D) Reorganization"); (ii) the TPOC Spin-Off qualifies as a tax-free distribution pursuant to Section 355 of the Code (a "Section 355 Spin-Off"); (iii) the HPOC Contribution, followed by the HPOC Spin-Off, qualifies as a Section 368(a)(1)(D) Reorganization; and
(iv) the HPOC Spin-Off qualifies as a Section 355 Spin-Off. However, there can be no assurance that, if Hollywood Park were to take such positions, the IRS would not challenge them and prevail on one or more of the positions. If the IRS were to prevail on its positions, then in addition to the tax liabilities previously described for a taxable TPI Restructuring and HPOC Spin-Off, Hollywood Park would become liable for interest thereon (based on the applicable rates provided by the IRS from time to time) and could also become liable for a 20% penalty on its underpayment of income tax if the IRS successfully asserts that the Reorganization should be treated as falling within the corporate tax shelter provisions of Section 6662 of the Code. The stockholders of Hollywood Park would also become liable for interest on the tax owed by them, and depending on their individual circumstances, could also become subject to understatement penalties.

  If Hollywood Park determines to report the TPI Restructuring and the HPOC Spin-Off as generally tax-free transactions, then it would be reported that
(i) no gain or loss was recognized by the Company as a result of the TPOC Contribution or the TPOC Spin-Off; (ii) no gain or loss was recognized by Hollywood Park on its receipt of Turf Paradise Operating Company common stock in the TPOC Spin-Off; (iii) no gain or loss was recognized by Hollywood Park or HP Operating Company as a result of the HPOC Contribution or the HPOC Spin-Off
(except as noted below in "--Deferred Intercompany Gain and Excess Loss Accounts" and "--Transfer of HP Operating Company Real Estate Assets"); and
(iv) no gain or loss was recognized by holders of Hollywood Park Common Stock on their receipt of HP Operating Company Common Stock in the HPOC Spin-Off.

  The Code and applicable Treasury regulations impose both subjective and objective requirements that must be met in order for a distribution of stock of a subsidiary to qualify as a Section 355 Spin-Off. Because of the subjective nature of some of these requirements and the lack of relevant legal authority on others, there is no assurance that the IRS would not challenge the qualifications of the TPOC Spin-Off and the HPOC Spin-Off as Section 355 Spin-Offs or that it would not prevail in such a challenge. Among the factors that, if not resolved consistently with the requirements for a tax-free spin-off, could cause the TPI Restructuring and the HPOC Spin-Off to be taxable transactions are the following: whether the TPOC Spin-Off and the HPOC Spin-Off (collectively, the "Spin-Offs") will be carried out for a real and substantial, non-federal tax, corporate business purpose; whether Hollywood Park and various subsidiaries satisfy the five-year active trade or business requirements; whether the Spin-Offs will be used principally as a device for the distribution of earnings and profits to stockholders; whether Turf Paradise (as a result of becoming a qualified REIT subsidiary) is treated as having made a taxable distribution of its retained assets to Hollywood Park; and the nature or structure of one or more Strategic Transactions.

  If, based on a review of facts and circumstances at the time of the HPOC Spin-Off, Hollywood Park determines that the HPOC Spin-Off may be reported as a generally tax-free transaction but that the TPI Restructuring, if implemented, should be reported as a taxable transaction, Hollywood Park may, depending on the facts and circumstances at the time, choose to eliminate the TPOC Contribution and TPOC Spin-Off in order to avoid the corporate tax liabilities that the TPI Restructuring may generate. Instead, Hollywood Park would contribute all of the stock of Turf Paradise to HP Operating Company in the HPOC Contribution.

  Effect of New Legislation on Tax-Free Treatment. In August 1997, the President signed into law the Taxpayer Relief Act of 1997 (the "1997 Act"),
Section 1012 of which adds new subsections (e) and (f) to Section 355 of the Code. Even if Hollywood Park determines to report either the TPOC Spin-Off or the HPOC Spin-Off as tax-free Section 355 Spin-Offs, if Section 355(e)-(f) were to become applicable to the Spin-Offs, these provisions might cause the Spin-Offs to be taxable to Hollywood Park (but not to Hollywood Park's stockholders). This legislation would apply to the Spin-Offs only if, as part of a plan including the Spin-Offs, 50% or more of the voting power or value (in stock or assets) of HP Realty or HP Operating Company was acquired directly or indirectly, by one or more persons (for purposes of this discussion, a "Change of Control"). Under the 1997 Act, any Change of Control within two years before or after the Spin-Offs will be presumed part of a plan including the Spin-Offs. Accordingly, there is some chance that the Spin-Offs could become taxable to Hollywood Park if HP Realty or HP Operating Company undergoes a Change of Control within two years after the Spin-Offs. If a Strategic Transaction within two years after the Spin-Offs resulted in a Change of Control, the IRS would likely argue that the Spin-Offs are taxable to Hollywood Park.

  In addition, Section 1012 of the 1997 Act adds a new subsection (g) to
Section 358 of the Code. Under Section 358(g), in the case of a distribution to which Section 355 of the Code applies and which, as in the case of the TPOC Spin-Off, involves the distribution of stock from one member of an affiliated group to another member of such group, the government may provide adjustments to the adjusted basis of any stock which (1) is in a corporation which is a member of such group, and (2) is held by another member of such group, to appropriately reflect the proper treatment of such distribution. This new provision could affect the amount of the tax basis allocated to the Turf Paradise common stock and the Turf Paradise Operating Company common stock, and the allocation of other tax attributes between HP Realty and HP Operating Company. If this new provision were applied retroactively to the TPOC Spin-Off, the collateral effects that it would have on the Reorganization, such as on the amount of the earnings and profits required to be distributed as a dividend by HP Realty in its first REIT year, are unclear and could adversely affect some of the tax consequences of the Reorganization.

  Effect of Other Transactions on Tax-Free Treatment. In addition to the provisions of new Section 355(e)-(f), certain other requirements applicable to tax-free spin-off transactions might, as a result of transactions entered into by Hollywood Park before or after the Reorganization, preclude Hollywood Park from reporting the Spin-Offs as generally tax-free transactions (for either Hollywood Park or its stockholders) or, if Hollywood Park has already taken such a reporting position, have an adverse impact thereon. Such other requirements include and relate to whether, despite the implementation of such transactions, the Hollywood Park stockholders at the time of the Spin-Offs are treated as retaining sufficient control of HP Operating Company (under standards applicable to Section 368(a)(1)(D) Reorganizations) and a sufficient continuity of interest in each of HP Realty and HP Operating Company (under standards applicable to Section 355 Spin-Offs). In particular, these issues could be implicated if HP Realty and HP Operating Company later issue additional Paired Shares in acquisitions and such acquisitions are treated as integrated with the Spin-Offs.

 Deferred Intercompany Gain and Excess Loss Accounts

  Regardless of whether the HPOC Spin-Off constitutes a taxable or tax-free transaction, Hollywood Park will be required to recognize deferred intercompany gain, if any, resulting from any transaction between any company leaving the Hollywood Park affiliated group with any other member of the affiliated group. The amount of deferred intercompany gain which is not already reflected in the other tax liabilities described herein is estimated by Hollywood Park to be relatively insubstantial as of December 31, 1997, although that amount could increase prior to completion of the Reorganization as a result of events subsequent to December 31, 1997. In addition, immediately prior to the HPOC Spin-Off, Hollywood Park will have an excess loss account with respect to the stock of one or more of the companies leaving the Hollywood Park affiliated group as a result of the Spin-Offs, including Sunflower. Whether or not the HPOC Spin-Off is taxable, Hollywood Park will be required to recognize income in the amount of any such excess loss account. Hollywood Park estimates that the aggregate amount of the excess loss accounts will be approximately $21 million as of December 31, 1997, although the amount of the excess loss accounts (and the amount of income required to be recognized) could increase or decrease prior to completion of the Reorganization as a result of Sunflower's 1998 operating results and other events subsequent to December 31, 1997.

 Transfer of HP Operating Company Real Estate Assets

  Prior to the HPOC Spin-Off, HP Operating Company will transfer all of its real estate assets located at the Hollywood Park property in Inglewood to Hollywood Park in partial satisfaction of HP Operating Company's rent payment obligations to Hollywood Park for periods preceding the completion of the Reorganization. Because HP Operating Company's tax basis in these assets equals the estimated fair market value of these assets, HP Operating Company will not recognize any gain in this transaction. However, if the IRS were to recharacterize this transfer as an exchange of HP Operating Company's real estate assets for some of the assets transferred to HP Operating Company as part of the HPOC Contribution and the IRS prevailed in its position, then even if the HPOC Contribution otherwise qualifies as a tax-free transaction, based on the estimated value of HP Operating Company's real estate assets as of December 31, 1997 (which amount may increase or decrease prior to the HPOC Contribution on account of 1998 events), Hollywood Park would expect to recognize gain in the amount of approximately $20 million, less the amount of basis, if any, that it is permitted to use to offset such gain.

 The Boomtown Merger

  On June 30, 1997, Boomtown became a wholly-owned subsidiary of Hollywood Park in a reverse triangular merger (the "Boomtown Merger") qualifying as a tax-free reorganization under Section 368(a)(2)(E) of the Code, which requires Hollywood Park to be in control of Boomtown immediately after the merger. As a part of the Reorganization, Hollywood Park will contribute all of its Boomtown stock to HP Operating Company, the stock of which will be distributed to the Hollywood Park stockholders, and Hollywood Park will no longer control Boomtown. The Boomtown Merger and the Reorganization are not part of the same plan and should not be analyzed together. Accordingly, the Boomtown Merger should retain its qualification as a tax-free reorganization under
Section 368(a)(2)(E) of the Code.

 Reclassification of Hollywood Park Common Stock

  In order to pair the stocks of HP Realty and HP Operating Company after the Spin-Offs, the existing Hollywood Park Common Stock will be converted into the new HP Realty Common Stock in a reclassification. Section 1036 of the Code permits the exchange, without the recognition of gain or loss, of common stock for common stock in the same corporation. Thus, the reclassification of the existing Hollywood Park Common Stock to facilitate pairing of HP Realty and HP Operating Company common stocks should not trigger any recognition of gain or loss for Hollywood Park stockholders.

FEDERAL INCOME TAXATION OF HP REALTY AND REQUIREMENTS FOR QUALIFICATION AS
REIT

 General

  HP Realty plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury regulations (the "REIT Provisions"), commencing with its taxable year ending December 31, 1999. In order for HP Realty to be eligible to elect REIT status for such taxable year, Hollywood Park will be required to complete the Reorganization by December 31, 1998. Hollywood Park believes that, commencing with such taxable year, HP Realty will be organized and will operate in such a manner so as to qualify for taxation as a REIT, and Hollywood Park intends for HP Realty to continue to operate in such a manner; however, no assurance can be given that HP Realty will qualify as a REIT or will continue to so qualify.

  The REIT Provisions are highly technical and complex. The following sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its stockholders, including changes made by the 1997 Act to the extent such changes will take effect on or before January 1, 1999. This summary is qualified in its entirety by the REIT Provisions and administrative and judicial interpretations thereof.

  As long as HP Realty qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it distributes currently to stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the stockholder level) that generally attaches to the income of a regular corporation subject to full corporate-level tax (a "C corporation").

  Even if HP Realty qualifies for taxation as a REIT, however, it may be subject to federal income or excise tax as follows. First, HP Realty will be taxed at regular corporate rates on any undistributed REIT taxable income (as discussed below), including undistributed net capital gains. Second, under certain circumstances, HP Realty may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if HP Realty has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such property or a lease of such property) or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if HP Realty has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if HP Realty should fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (each of which is discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which HP Realty fails the 75% or 95% test, multiplied by a fraction intended to reflect HP Realty's profitability. Sixth, if HP Realty should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and
(iii) any undistributed taxable income from prior periods, HP Realty will be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, 1988-1 C.B. 486, if

HP Realty has a net unrealized built-in gain with respect to any asset (a "Built-In Gain Asset") held by HP Realty on January 1, 1999 or acquired by HP Realty thereafter from a corporation that is or has been a C corporation in certain transactions in which the basis of the Built-In Gain Asset in the hands of HP Realty is determined by reference to the basis of the asset in the hands of the C corporation, and HP Realty directly or indirectly recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on January 1, 1999 with respect to assets held by HP Realty on such date or, with respect other assets, the date on which such asset is acquired by HP Realty, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) HP Realty's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that HP Realty will make an election pursuant to IRS Notice 88-19 with respect to assets held by HP Realty on January 1, 1999 and with respect to assets acquired by HP Realty thereafter from a corporation that is or has been a C corporation. Hollywood Park expects that it will have Built-In Gain Assets as of January 1, 1999 and, thus, direct or indirect sales of such Built-In Gain Assets by HP Realty after 1998 in excess of available loss carryforwards will result in a federal income tax liability to HP Realty. If HP Realty were not to make an election pursuant to IRS Notice 88-19 or that election no longer were available because of a change in applicable law, Hollywood Park would recognize taxable gain on the Reorganization under the Built-In Gain rules, regardless of whether the HPOC Spin-Off otherwise constitutes a taxable transaction or a Section 355 Spin-Off.

  In early February 1998, the Clinton administration proposed legislation that would eliminate the availability of the election under IRS Notice 88-19. Based on the Treasury Department's General Explanations of the Administration's Revenue Proposals, it is expected that the proposed legislation would be effective for REIT elections that are first effective for a taxable year beginning after January 1, 1999 and would also apply to acquisitions (e.g., the merger of a C corporation into a REIT) after December 31, 1998. Thus, it is expected that C corporations would continue to be permitted to elect REIT status effective for taxable years beginning in 1998 or on January 1, 1999 without incurring the tax on conversion. If the proposed legislation is enacted, it could substantially reduce the benefits of the Reorganization because the cost of making certain acquisitions would be increased on account of the inability to defer Built-In Gain on the acquired assets. Hollywood Park believes that, at the present time, it cannot be predicted whether such proposal will be enacted or, if enacted, in what form.

 Requirements for Qualification as REIT

  To qualify as a REIT, HP Realty must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to HP Realty's organization, sources of income, nature of assets, and distribution of income to stockholders.

  The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities); (vii) that as of the close of the taxable year, has no earnings and profits accumulated in any non-REIT year; (viii) that is not electing to be taxed as a REIT for any taxable year prior to the fifth taxable year which begins after the first taxable year for which its REIT status terminated or was revoked (unless the IRS has waived the applicability of such waiting period); (ix) that has the calendar year as its taxable year; and (x) that meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the REIT to be taxed as a REIT.

  Hollywood Park believes that HP Realty will satisfy conditions (i) through
(x) (described above). The HP Realty and HP Operating Company Charters will provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist HP Realty in satisfying and in continuing to satisfy the share ownership requirements described in conditions (v) and
(vi) above. See "Description of Capital Stock of the Companies--Certain Provisions of the Charters and By-Laws--Restrictions on Ownership and Transfer." For the taxable year beginning January 1, 1999, Hollywood Park expects that HP Realty will satisfy condition (vii) as long as the Reorganization has been completed by such date and all accumulated non-REIT earnings and profits are distributed to stockholders prior to January 1, 2000; for subsequent taxable years, Hollywood Park expects that the dividends to be paid by HP Realty will enable it to continue to satisfy condition (vii). Because Hollywood Park has not been taxed as a REIT since 1991, it satisfies condition (viii).

  As noted above in condition (vii), in order to be taxed as a REIT, HP Realty generally must not have any earnings and profits at the close of a taxable year that were accumulated in any taxable year in which the REIT provisions did not apply. If, as assumed above, the HPOC Spin-Off will constitute a taxable transaction (see "Tax Consequences of TPI Restructuring and HPOC Spin-Off--Assumption that Transactions Will Be Taxable"), then the amount of Hollywood Park's taxable distribution to stockholders as part of the HPOC Spin-Off would be expected to eliminate any earnings and profits that had been accumulated by Hollywood Park in any taxable year in which the REIT provisions had not applied to it, and no cash distribution, in addition to distribution of HP Operating Company stock, would be required.

  However, if Hollywood Park were to determine that it will report the HPOC Spin-Off as a generally tax-free transaction (see "--Possibility that Transactions May Be Reported as Tax-Free"), then as a result of the HPOC Spin-Off, the earnings and profits of Hollywood Park immediately before the HPOC Spin-Off would be allocated between HP Realty and HP Operating Company pursuant to applicable Treasury regulations, which prescribe certain alternative methods for making such allocation. In the case of the HPOC Spin-Off, it is expected that, under the regulations, such allocation would be made based on the relative net asset bases of HP Realty and HP Operating Company. It is expected that, taking into account its estimated earnings and profits through December 31, 1997, the earnings and profits to be allocated to HP Realty on that basis would be approximately $7.7 million. Events during 1998 would affect the amount of earnings and profits to be allocated to HP Realty as a result of the HPOC Spin-Off, if such an allocation were to be made. In any event, if Hollywood Park were to determine to report the HPOC Spin-Off as a generally tax-free transaction, it would be Hollywood Park's intention that HP Realty distribute the amount of such earnings and profits allocated to it prior to the end of the first taxable year for which HP Realty elects to be taxed as a REIT. If the IRS were subsequently to challenge the method by which Hollywood Park's earnings and profits were allocated between HP Realty and HP Operating Company, it could be determined that HP Realty failed to distribute the entire amount of such earnings and profits prior to the end of the first taxable year for which HP Realty elected to be taxed as a REIT. If this were to occur, HP Realty would fail to qualify as a REIT for one or more taxable years.

  Pursuant to applicable Treasury regulations, in order to avoid certain penalties, HP Realty must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. HP Realty intends to comply with these requirements.

  Opinion of Irell & Manella. Prior to completion of the Reorganization, Irell & Manella will issue an opinion letter on certain tax matters connected with the qualification of HP Realty as a REIT (the "Tax Opinion"). The Tax Opinion is not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge part or all of the conclusions reflected in the Tax Opinion or that such a challenge would not be successful. When this summary describes that Irell & Manella will, as part of the Tax Opinion, render an opinion that a result "should" pertain, it means that if the IRS were to assert a contrary view and if all of the facts and issues were completely and competently presented to a court, it is more likely than not that the view stated herein and in the Tax Opinion would prevail. The Tax Opinion will be subject to certain limitations and qualifications and will rely upon and be premised on the accuracy of certain assumptions and certain representations and statements of Hollywood Park. No assurance can be given that the IRS will not take a contrary position as to the applicable facts or that the IRS would not prevail in its position. Further, the anticipated federal income tax treatment described in the Tax Opinion may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time.

  Irell & Manella will, as part of the Tax Opinion, render an opinion substantially to the effect that, commencing with HP Realty's taxable year ending December 31, 1999, HP Realty should be organized and operated in conformity with the requirements for qualification as a REIT, and its proposed method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its subsequent taxable years. This opinion will be based, in part, on certain assumptions and on certain factual representations of Hollywood Park, including without limitation an assumption that HP Realty and HP Operating Company will be respected as separate corporate entities despite the pairing of their shares and representations concerning HP Realty's business and properties, ownership, organization, sources of income, prior status and operations, future operations, and levels of distributions. Such qualification and taxation as a REIT depends upon HP Realty's ability to meet, through annual operating results, certain distribution levels, specified diversity of stock ownership, and various other qualification tests imposed under the REIT Provisions, as discussed below. HP Realty's annual operating results will not be reviewed by Irell & Manella. No assurance can be given that the actual results of HP Realty's operations for any particular taxable year will satisfy such requirements. For a discussion of the potential effect of the pairing of the shares on REIT qualification and the tax consequences of failure to qualify as a REIT, see "--Paired Shares" and "--Failure to Qualify" below.

  Paired Shares. Section 269B of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT, including for purposes of applying the Gross Income Tests and the Asset Tests (described below). As described above, the shares of HP Realty and HP Operating Company will be paired after the Reorganization. If
Section 269B applied to HP Realty and HP Operating Company, for example, then HP Realty would not be able to satisfy the Gross Income Tests (described below). This is because HP Realty would be considered to have received the gross income from the racing and casino businesses of HP Operating Company, and thus would not be eligible to be taxed as a REIT.

  Pursuant to the terms of the grandfathering rule set forth in Section 136(c)(3) of P.L. 98-369 (the "Grandfathering Rule"), however, Section 269B does not apply if the shares of the REIT and the non-REIT were paired as of June 30, 1983 and the REIT was taxable as a REIT as of June 30, 1983. The shares of HP Realty (as Hollywood Park would be renamed) and HP Operating Company were paired as of June 30, 1983 and remained so through the end of 1991, and HP Realty filed its tax return as a REIT for the taxable period including June 30, 1983 and for all subsequent periods through the end of the 1991 taxable year. Although HP Realty and HP Operating ceased operating as a paired-share REIT in 1992, the Grandfathering Rule does not, by its terms, require that the shares of the REIT and the non-REIT be paired at all times after June 30, 1983, or that the REIT be taxed as a REIT at all times after June 30, 1983.

  The IRS may take the position that the Grandfathering Rule was intended to protect only the expectations of existing paired-share REITs and their stockholders who had relied on the validity of paired-share REIT arrangements in issuing and purchasing paired shares and that, consequently, HP Realty and HP Operating Company would not come within the Grandfathering Rule's intention because Hollywood Park's current stockholders have purchased or held their stock without relying on law allowing that corporation to be part of a paired-share arrangement with a REIT. However, no such intention is stated in the Grandfathering Rule or its legislative history. Moreover, grandfathering clauses, by their very nature, are intended to be exceptions from the policy supporting the related change in the law. They are added to legislation for the specific purpose of permitting conduct inconsistent with the legislation to which they relate. Accordingly, a grandfathering clause should generally be interpreted in strict accordance with its language. Since the literal language of the Grandfathering Rule applies to Hollywood Park's situation, Hollywood Park believes that Section 269B should not apply to HP Realty and HP Operating Company and is prepared to proceed with the Reorganization, taking the position that Section 269B does not apply to HP Realty and HP Operating Company based on the literal language of the Grandfathering Rule.

  A bill currently pending in Congress, H.R. 2676 (the "Technical Corrections Bill"), contains a provision (the "Grandfathering Rule Amendment") that would clarify that the Grandfathering Rule applies to entities that were paired REITs as of June 30, 1983 whether or not they were paired entities for all periods after June 30, 1983. This bill was passed by the U.S. House of Representatives on November 5, 1997 and is currently pending in the U.S. Senate. However, there can be no assurance that the Technical Corrections Bill will be passed by Congress and signed into law by the President, or if it is, that the Grandfathering Rule Amendment will survive in the final bill.

  In the absence of enactment of the Grandfathering Rule Amendment, Hollywood Park intends to seek an opinion of counsel regarding the availability of the Grandfathering Rule to HP Realty and HP Operating Company. Irell & Manella has indicated that, unless there is a change in federal tax law adversely impacting the availability of the Grandfathering Rule (see immediately following paragraph), it would be willing, as part of the Tax Opinion, to render an opinion substantially to the effect that the termination of the paired-share status of Hollywood Park and HP Operating Company and of Hollywood Park's REIT election for the taxable years ended December 31, 1992 through 1998 should not result in Section 269B becoming applicable to HP Realty. There are, however, no judicial or administrative authorities interpreting the Grandfathering Rule, and Irell & Manella's opinion would be based solely on the literal language of the Grandfathering Rule and certain factual representations made by Hollywood Park, including without limitation that Hollywood Park and HP Operating Company were stapled entities as of June 30, 1983, and that as of such date, Hollywood Park was a REIT. There can be no assurance that the IRS would not take a contrary position as to the availability of the Grandfathering Rule and the applicability of Section 269B or that the IRS would not prevail in its position. Indeed, during the Ruling Request process, when the IRS was presented with the same applicable facts and circumstances as would be addressed in such opinion of counsel, the IRS informally advised Hollywood Park's tax counsel and accounting firm that the IRS disagreed with Hollywood Park's position on this matter. See "Risk Factors--Absence of Rulings from the Internal Revenue Service" and "-- Consequences of Failure to Qualify as a REIT--Paired Shares and Grandfathering Rule."

  Also, there can be no assurance that the federal government will not enact legislation in the future that limits or eliminates the ability of paired-share REITs, including HP Realty and HP Operating Company, to avail themselves of the Grandfathering Rule. In early February 1998, the Clinton administration proposed legislation that would limit the tax-favored status enjoyed by paired-share REITs. According to the Treasury Department's General Explanations of the Administration's Revenue Proposals (the "Treasury Explanation"), under the proposed legislation, for purposes of determining whether any grandfathered entity is a REIT, the paired entities would be treated as one entity with respect to properties acquired on or after the date of first Congressional committee action regarding the proposed legislation and with respect to activities or services relating to such properties (i.e., properties acquired on or after the effective date) that are undertaken or performed by one of the paired entities on or after such date. The Treasury Explanation states that while the market largely ignored the grandfathered paired-share REITs for a significant period of time after 1984, recently promoters have begun exploiting these paired-share REITs to accumulate large holdings of properties that could not be operated directly by a REIT and that these entities have used their tax-favored grandfathered status to obtain a competitive advantage over others and to expand their operations greatly beyond the levels and types of businesses conducted in 1984. If the proposed legislation is enacted before the Reorganization has been consummated, or in Hollywood Park's judgment is likely to be enacted, Hollywood Park may abandon the Reorganization. If the proposed legislation is enacted after the Reorganization has been consummated, the legislation would substantially impair the ability of HP Realty and HP Operating Company to avail themselves of the benefits of a paired-share REIT structure. Hollywood Park believes that, at the present time, it cannot be predicted whether such proposal will be enacted or, if enacted, in what form. The proposed legislation could also deter third parties from pursuing Strategic Transactions with Hollywood Park and thereby reduce the potential benefits of the Reorganization. The staff of the Congressional Joint Committee on Taxation also has indicated that it plans to look at the issue of paired-share REITs at some point in the future. See "Risk Factors--Potential Consequences of Proposed Legislation."

  Even if Section 269B of the Code does not apply to HP Realty and HP Operating Company, the IRS could assert that HP Realty and HP Operating Company should be treated as one entity under general tax principles and that, therefore, HP Realty does not qualify to be taxed as a REIT. In general, such an assertion should be upheld only if the separate corporate identities are a sham or unreal. Not all of the directors of HP Operating Company will also be directors of HP Realty. In addition, HP Realty and HP Operating Company will have separate creditors (with certain exceptions) and will be subject to different state law licensing and regulatory requirements. HP Realty and HP Operating Company will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's-length result. Based on the foregoing, Hollywood Park expects the separate corporate identities of HP Realty and HP Operating Company to be respected.

  Due to the paired structure, HP Realty and HP Operating Company will be controlled by the same interests. As a result, the IRS could, pursuant to
Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them, including with respect to any such items arising under HP Realty's leases of real property to HP Operating Company and Turf Paradise Operating Company, if the IRS determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or clearly to reflect income. Hollywood Park and HP Operating Company intend that all material transactions between HP Realty and HP Operating Company will be negotiated and structured with the objective of achieving an arm's-length result. As a result, the potential application of Section 482 of the Code should not have a material effect on HP Realty or HP Operating Company.

  As described above, all material transactions between HP Realty and HP Operating Company will be negotiated and structured with the intention of achieving an arm's-length result. HP Realty and HP Operating Company intend to diligently pursue arriving at such a result. However, because HP Realty and HP Operating Company will be controlled by the same interests, they may, in practice, face certain difficulties that are normally not confronted by parties bargaining at arm's length, and thus there can be no assurance that the IRS would not challenge the terms of such transactions.

  The IRS has announced that it will not issue a ruling on whether a corporation whose stock is "paired" with or "stapled" to stock of another corporation will qualify as a REIT, if the activities of the corporations are integrated. This issue has never been resolved by the courts and, thus, there can be no assurance that the IRS would not challenge HP Realty's qualification as a REIT on this basis, or that, if the IRS did so, it would not prevail. Before the IRS adopted the foregoing no-ruling policy in 1981, several taxpayers had obtained rulings from the IRS holding substantially to the effect that if they established a paired-share REIT structure, which several of them then did, such pairing would not preclude the purported REIT from qualifying as such under the REIT Provisions. Such rulings are directed only to the taxpayers that requested them and may not be used or cited as precedent by other taxpayers, such as Hollywood Park. Hollywood Park, before establishing a paired-share REIT structure in 1982, had initially submitted a request for such a ruling from the IRS. However, while that request for a ruling was pending in 1981, the IRS adopted the no-ruling policy described above, and thus no such ruling was issued to Hollywood Park.

  Qualified REIT Subsidiary. A corporation which is a "qualified REIT subsidiary" will not be treated as a separate corporation for purposes of applying the REIT Provisions. A qualified REIT subsidiary is any corporation if 100% of the stock of such corporation is held by the REIT. Because 100% of the stock of Turf Paradise Realty (as Turf Paradise, Inc. would be renamed) will be held by HP Realty, Turf Paradise Realty should be a qualified REIT subsidiary. Thus, the separate entity status of Turf Paradise Realty should be disregarded in applying the Gross Income Tests, the Asset Tests and other REIT Provisions described below to HP Realty.

  Gross Income Tests. In order to maintain qualification as a REIT, HP Realty must annually satisfy two gross income requirements (the "Gross Income Tests"). First, at least 75% of HP Realty's gross income (excluding gross income from prohibited transactions) for each taxable year must be "qualifying income." Qualifying income generally includes certain defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," as described below, and in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of HP Realty's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% Gross Income Test and from dividends, interest, and gain from the sale or disposition of stock or securities that do not constitute dealer property or from any combination of the foregoing.

  Rents received from a tenant will not qualify as "rents from real property" in satisfying the Gross Income Tests if HP Realty, or a direct or indirect owner of 10% or more of the stock of HP Realty, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, an amount received or accrued will not qualify as "rents from real property" (or as interest income) for purposes of the Gross Income Tests if it is based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not fail to qualify as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as "rents from real property," HP Realty generally must not operate or manage the real property or furnish or render services to tenants, other than through an "independent contractor" from whom HP Realty derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by HP Realty are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered for the convenience of the occupant." If HP Realty receives income for services not usually or customarily rendered to tenants in connection with the rental of space for occupancy ("impermissible tenant services income") in an amount that exceeds 1% of all amounts received or accrued by the REIT during such taxable year with respect to such property, no amounts received with respect to that property will constitute "rents from real property." In addition, the REIT will be treated as receiving an amount of impermissible tenant services income equal to at least 150% of the direct cost of the REIT in furnishing such service or managing or operating such property.

  Substantially all of HP Realty's income will initially be derived from leases of real property to HP Operating Company and Turf Paradise Operating Company. These leases will be "triple-net" leases that generally provide for payment of rent equal to the greater of a fixed rent or fixed percentages of various sources of revenues, including pari-mutuel handle at the race tracks and gross gaming revenues at the Hollywood Park-Casino. See "The Reorganization--Relationship Between the Companies After the Reorganization."

  In order for the rents paid under such leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, ownership interests in lessees or some other type of arrangement. The determination of whether the leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner, the extent to which the property owner retains the risk of loss with respect to the property, the existence of a business purpose for entering into the lease, the opportunity to profit from the lease, the payment of rent at fair market value, the existence of terms and conditions consistent with an arm's-length negotiation, and conformity to normal business practices.

  Prior to completion of the Reorganization, Irell & Manella will, as part of the Tax Opinion, render an opinion substantially to the effect that the leases should be treated as true leases for federal income tax purposes. This opinion will be based, in part, on factual representations of Hollywood Park, including without limitation the following: (i) the lessors and the lessees intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement; (ii) the lessees will have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the leases; (iii) the lessees will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessees will bear all of the costs and expenses of operating the leased premises during the term of the leases; (v) the term of the leases is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; (vi) the lessees are required to pay substantial fixed rent during the term of the leases; (vii) each lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises; (viii) the lessors and the lessees have a valid business purpose for entering into the leases; (ix) the rents under the leases will be determined based on fair market value; (x) the terms and conditions of the leases will be consistent with arm's-length negotiations; and (xi) the leases will conform to normal business practices. However, there are no authorities involving leases between paired companies. Therefore, the opinion of Irell & Manella will be based upon an analysis of the facts and circumstances (and in this regard Irell & Manella would rely on factual representations made by Hollywood Park) and upon rulings and judicial decisions involving situations that are analogous. There can be no assurance that the IRS would not take a contrary position as to whether the leases constitute true leases for federal income tax purposes or that the IRS would not prevail in its position. If any lease is recharacterized as a service contract, a partnership agreement, or an ownership interest in a lessee, rather than as a true lease, HP Realty would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, would lose its REIT status. See "Risk Factors--Consequences of Failure to Qualify as a REIT--Gross Income Tests."

  If HP Realty were to own, directly or indirectly, 10% or more of HP Operating Company or Turf Paradise Operating Company, the rent paid to HP Realty by HP Operating Company or Turf Paradise Operating Company with respect to property leased by HP Realty to HP Operating Company or Turf Paradise Operating Company would not qualify as "rents from real property." In order to reduce the risk of such a situation, which would result in the disqualification of HP Realty as a REIT, the HP Realty and HP Operating Company Charters will contain restrictions on the amount of HP Realty shares and HP Operating Company shares that any one person can own. These restrictions generally will provide that any attempt by any one person to actually or constructively acquire 9.8% or more of the outstanding Paired Shares will be ineffective. See "Description of Capital Stock of the Companies--Certain Provisions of the Charters and By-Laws--Restrictions on Ownership and Transfer." However, notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible to continually monitor direct and indirect ownership of Paired Shares, it is possible that some person may at some time own sufficient Paired Shares to prevent HP Realty from satisfying the requirements to be taxed as a REIT.

  Another requirement for rent payments under a lease to constitute "rents from real property" is that the rent attributable to personal property under the lease must not be greater than 15% of the rent received under the lease. For this purpose, rent attributable to personal property is the amount that bears the same ratio to the total rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under, or in connection with, such lease. If the IRS were successfully to assert that with respect to one or more of the leases rent attributable to personal property is greater than 15% of the total rent, then it is possible that HP Realty would not be able to satisfy either the 75% or 95% Gross Income Test and, as a result, would lose its REIT status. With respect to both the leases and future acquisitions, HP Realty will monitor the 15% test to continue to qualify as a REIT.

  A further requirement for qualification of rent under the leases as "rents from real property" is that the rent must not be based on the income or profits of any person. The percentage rent under the leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the leases are entered into;
(ii) are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Hollywood Park intends for the leases to conform with normal business practice and expects the percentage rent to be treated as "rents from real property" under this requirement.

  Finally, rent under HP Realty's leases will not qualify as "rents from real property" if HP Realty renders or furnishes certain prohibited services to the occupants of the properties. So long as the leases are treated as true leases, HP Realty should not be treated as rendering or furnishing any prohibited services to the occupants of the properties.

  Although the income from the operation of the Hollywood Park Golf and Sports Center and the income from the operation of the Turf Paradise Travel Trailer Park will not be considered to be qualifying income, Hollywood Park expects that other qualifying income will be large enough in amount for HP Realty to satisfy the Gross Income Tests. Even if this expectation is met, however, a REIT is, as described earlier, subject to a 100% tax on net income from "prohibited transactions" (including the sale or other disposition of property held primarily for sale to customers in the ordinary course of business), and thus in the case of the Hollywood Park Golf and Sports Center, certain net income from sales of inventory items will be subject to such tax. In addition, if Hollywood Park's expectation is not met and HP Realty failed the Gross Income Tests, HP Realty may lose its status as a REIT, and, even if it retains its status, it will be subject to a 100% tax with respect to certain excess net income (the gross income attributable to the greater of the amount by which HP Realty fails the 75% Gross Income Test or the 95% Gross Income Test, multiplied by a fraction intended to reflect HP Realty's profitability). See "--Failure to Qualify."

  If HP Realty fails to satisfy one or both of the 75% or 95% Gross Income Tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if HP Realty's failure to meet such tests is due to reasonable cause and not willful neglect, HP Realty attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether in all circumstances HP Realty would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions apply, a 100% tax would be imposed with respect to the excess net income.

  Asset Tests. In order to maintain qualification as a REIT, HP Realty, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets (the "Asset Tests"). First, at least 75% of the value of HP Realty's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which HP Realty owns a direct or indirect interest, (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of HP Realty, and (iii) shares in qualified REITs, cash, cash items and government securities. Second, not more than 25% of HP Realty's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by HP Realty may not exceed 5% of the value of HP Realty's total assets, and HP Realty may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT).

  Hollywood Park anticipates that commencing with the taxable year ending December 31, 1999, HP Realty will be able to comply with the Asset Tests if the Reorganization is completed during 1998. Substantially all of HP Realty's investments will be qualifying real estate assets, with certain exceptions which are small enough in amount so as not to disqualify HP Realty from satisfying the Asset Tests, and except for the stock of Turf Paradise Realty, which will be disregarded as a qualified REIT subsidiary (discussed above).

  After initially meeting the Asset Tests at the close of any quarter, HP Realty will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. HP Realty intends to maintain adequate records of the value of its assets to comply with the Asset Tests and to take such actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

  Annual Distribution Requirements. HP Realty, in order to qualify as a REIT, will be required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of HP Realty's "REIT taxable income" (computed without regard to the dividends paid deduction and HP Realty's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if HP Realty disposes of any Built-In Gain Asset during its Recognition Period, HP Realty will be required, pursuant to Treasury regulations that have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before HP Realty timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that HP Realty does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed portion at the applicable regular corporate tax rates.

  Furthermore, if HP Realty should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, HP Realty will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  HP Realty intends to make timely distributions sufficient to satisfy the annual distribution requirements and to the extent practical, avoid payment of material amounts of federal income or excise tax by HP Realty.

  It is possible, however, that HP Realty, from time to time, may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at REIT taxable income. In addition, it is also possible that, from time to time, HP Realty may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. In such cases, HP Realty may not have sufficient cash or other liquid assets to meet the distribution requirements described above. In order to meet the distribution requirements in such cases, HP Realty may find it necessary to arrange for short-term or possible long-term borrowings or to pay dividends in the form of taxable stock dividends.

  Under certain circumstances, HP Realty may be able to rectify a failure to meet the above distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in HP Realty's deduction for dividends paid for the earlier year. Thus, HP Realty may be able to avoid being taxed on amounts distributed as deficiency dividends; however, HP Realty will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

 Failure to Qualify

  If HP Realty fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, HP Realty will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which HP Realty fails to qualify will not be deductible by HP Realty nor will they be required to be made. The corporate tax liabilities arising from such failure to qualify could have a material adverse effect on HP Realty. Such failure could result in significant tax liabilities to HP Realty at a time when, due to prior distributions to stockholders, it may not have sufficient cash or other liquid assets to pay the tax. To obtain the funds necessary to pay such tax liabilities, HP Realty may be required to arrange for short-term or possible long-term borrowings or to sell some of its assets. In addition, HP Realty's failure to qualify as a REIT would reduce the cash available for distribution by HP Realty to its stockholders. Furthermore, if HP Realty fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of HP Realty's current and accumulated earnings and profits, without the possibility of designating certain capital gain income to be taxed to the stockholders as capital gains, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, HP Realty will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances HP Realty would be entitled to such statutory relief.

FEDERAL INCOME TAXATION OF HP OPERATING COMPANY

  Substantially all of HP Operating Company's taxable income will consist of income derived from the operation of its race tracks and casinos. HP Operating Company will be subject to federal income tax on its taxable income.

CONSTRAINTS ON FUTURE TRANSACTIONS

  The proposed paired-share REIT structure will limit the types of tax-free techniques that HP Realty and HP Operating Company can use to effect acquisitions following the Reorganization. Stockholders of the acquired company may be taxed on a portion of the non-cash consideration received in the acquisition, and large stockholders of the acquired company may be required to receive enough taxable non-stock consideration to assure that they do not own, directly or indirectly, more than 9.8% of either HP Operating Company or HP Realty after the acquisition. In addition, if HP Operating Company and HP Realty seek to divide the assets of an acquired corporation to exploit the paired-share REIT structure in connection with its business, some part of the acquisition transaction will likely be taxable to the acquired corporation. Finally, the Clinton administration has proposed legislation that would eliminate the ability of REITs to defer, under IRS Notice88-19, taxable gain on appreciated assets at the time a REIT makes certain acquisitions; if the proposed legislation is enacted, it could substantially reduce the benefits of the Reorganization because the cost of making certain acquisitions would be increased on account of the inability to defer tax on appreciated acquired assets. These factors may make proposed acquisitions by HP Operating Company and HP Realty less attractive to potential acquisition targets. See "Risk Factors--Potential Consequences of Proposed Legislation," "--Constraints on Equity Financing" and "--Constraints on Future Transactions."

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED SHARES

  If the separate corporate identities of HP Realty and HP Operating Company are respected, then notwithstanding that the Paired Shares may be transferred only as a unit, holders of Paired Shares will be treated for U.S. federal income tax purposes as holding equal numbers of shares of HP Realty Common Stock and HP Operating Company Common Stock. The tax treatment of distributions to stockholders and of any gain or loss upon sale or other disposition of the Paired Shares (as well as the amount of any gain or loss) must therefore be determined separately with respect to each share of HP Realty Common Stock and each share of HP Operating Company Common Stock contained within each Paired Share.

  As long as HP Realty qualifies as a REIT, distributions up to the amount of HP Realty's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by holders of HP Realty Shares as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are properly designated by HP Realty as capital gain dividends will be treated as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed HP Realty's actual net capital gain for the taxable year) without regard to the period for which the holder has held such holder's stock. Corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income, and capital gains dividends are not eligible for the dividends-received deduction.

  Distributions in excess of HP Realty's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's HP Realty shares, but rather will reduce the adjusted basis of such HP Realty shares. To the extent that such distributions exceed the adjusted basis of a holder's HP Realty shares they will be included in income as gain realized from the sale of such shares, as discussed below. In addition, any dividend declared by HP Realty in October, November or December of any year payable to a holder of record on a specified date in any such month shall be treated as both paid by HP Realty and received by the holder on December 31 of such year, provided that the dividend is actually paid by HP Realty during January of the following calendar year.

  If HP Realty elects to retain and pay tax on its net capital gains, HP Realty's stockholders will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their share of the tax paid by HP Realty. The basis of HP Realty's stockholders' shares would be increased by a corresponding amount.

  HP Realty will be treated as having sufficient earnings and profits to treat as a dividend any distribution by HP Realty up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. As a result, holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable distributions. Moreover, any "deficiency dividend" will be treated as a "dividend" (either as ordinary or capital gain dividend, as the case may be), regardless of HP Realty's earnings and profits.

  Distributions from HP Realty and gain from the disposition of HP Realty shares will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive losses" against such income. Dividends from HP Realty (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest expense limitation. Gain from the disposition of shares and capital gains dividends will not be treated as investment income unless the holders elect to have the gain taxed at ordinary income rates for purposes of the investment interest expense limitation.

  Distributions from HP Operating Company up to the amount of HP Operating Company's current or accumulated earnings and profits will be taken into account by holders of HP Operating Company Shares as ordinary income and will be eligible for the dividends-received deduction for corporations. Distributions in excess of HP Operating Company's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's HP Operating Company Shares, but rather will reduce the adjusted basis of such HP Operating Company Shares. To the extent that such distributions exceed the adjusted basis of a holder's HP Operating Company Shares they will be treated as gain realized from the sale of such shares, as discussed below.

  In general, a holder of Paired Shares will realize capital gain or loss on the disposition of Paired Shares equal to the difference between the amount realized on such disposition and the holder's adjusted basis in such Paired Shares. The tax basis for each share of HP Realty Common Stock and each share of HP Operating Company Common Stock should be determined separately by allocating a holder's basis in its Hollywood Park Common Stock between the HP Realty Common Stock and the HP Operating Company Common Stock based on their relative fair market values at the time of the Reorganization. Upon a taxable sale of a Paired Share, the amount realized should be allocated between HP Realty Common Stock and HP Operating Company Common Stock based on their then relative fair market values. Such gain or loss will generally constitute long-term capital gain or loss if the holder held such Paired Shares for more than one year and, in the case of an individual, will be taxed at a lower rate if the shares have been held for more than 18 months. However, any loss upon a sale or exchange of HP Realty Shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from HP Realty required to be treated by such holder as long-term capital gain.

  Holders of Paired Shares may not include in their individual income tax returns any net operating losses or capital losses of HP Realty or HP Operating Company.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  Under certain circumstances, holders of Paired Shares may be subject to backup withholding at a rate of 31% on payments made with respect to, or on cash proceeds of a sale or exchange of, Paired Shares. Backup withholding will apply only if the holder: (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security number); (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. In addition, HP Realty and HP Operating Company may be required to withhold a portion of capital gain distributions made to any holders who fail to certify their non-foreign status. Additional issues may arise pertaining to information reporting and withholding with respect to non-U.S. holders of Paired Shares and each non-U.S. holder should consult his or her tax advisor with respect to any such information reporting and withholding requirements.

              UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

  The following unaudited pro forma combined consolidated condensed financial statements (the "Pro Forma Statements") are first presented prior to giving effect to the Reorganization ("Pre-REIT") by combining the financial results of Hollywood Park and Boomtown giving effect to the Boomtown Merger and the issuance of the Notes. Following the Pre-REIT Pro Forma Statements, are Pro Forma Statements presented after giving effect to the Reorganization ("Post-REIT") for each of HP Realty and HP Operating Company.

  The Pre-REIT unaudited pro forma consolidated statements of operations ("Pro Forma Statements of Operations") were prepared by combining the audited consolidated statement of operations of Hollywood Park for the year ended December 31, 1996, with the unaudited consolidated statement of operations of Boomtown for the year ended December 31, 1996, and by combining the unaudited statement of operations of Hollywood Park for the nine months ended September 30, 1997, which includes the results of operations of Boomtown from and after July 1, 1997, with Boomtown's results of operations for the six months ended June 30, 1997. Historically, Boomtown reported results on a fiscal year end of September 30. The acquisition of Boomtown was accounted for under the purchase method of accounting for a business combination. The Pre-REIT unaudited consolidated condensed balance sheet ("Pro Forma Balance Sheet") as of September 30, 1997, includes the accounts of both Hollywood Park and Boomtown and reflects the accounting for the issuance of the Notes.

  The Pre-REIT Pro Forma Statements are presented exclusive of the financial results of Boomtown's Las Vegas property, which was divested in connection with the Boomtown Merger. The Pre-REIT Pro Forma Statements of Operations include pro forma adjustments to give effect to the issuance of the Notes and the application of the proceeds therefrom.

  The Post-REIT Pro Forma Statements include pro forma adjustments to give effect to the Reorganization, and assume that the real estate assets of Turf Paradise will be retained by a wholly-owned subsidiary of HP Realty.

  The Pre-REIT and Post-REIT Pro Forma Statements are presented for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the Boomtown Merger, the issuance of the Notes and the Reorganization had been consummated in an earlier period, nor are they necessarily indicative of future operating results or financial position.

  The Pre-REIT and Post-REIT Pro Forma Statements are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Hollywood Park and Boomtown.

                              HOLLYWOOD PARK, INC.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                                PRO FORMA
                                               ADJUSTMENTS
                                                   TO      PRO FORMA                   PRE-REIT
                         HOLLYWOOD              ELIMINATE  ADJUSTED                   PRO FORMA
                           PARK,    BOOMTOWN,   BOOMTOWN   BOOMTOWN,   PRO FORMA       COMBINED
                           INC.       INC.      LAS VEGAS    INC.     ADJUSTMENTS    CONSOLIDATED
                         ---------  ---------  ----------- ---------  -----------    ------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
 Gaming................. $ 50,717   $188,942    $(30,960)  $157,982    $      0       $ 208,699
 Racing.................   71,308          0           0          0           0          71,308
 Food and beverage......   13,947     16,677      (7,887)     8,790           0          22,737
 Hotel and recreational
  vehicle park..........        0      7,427      (5,744)     1,683           0           1,683
 Truck stop and service
  station...............        0     14,859        (159)    14,700           0          14,700
 Other income...........    7,253     13,413      (3,210)    10,203           0          17,456
                         --------   --------    --------   --------    --------       ---------
                          143,225    241,318     (47,960)   193,358           0         336,583
                         --------   --------    --------   --------    --------       ---------
EXPENSES:
 Gaming.................   27,249    111,364     (21,644)    89,720           0         116,969
 Racing.................   30,167          0           0          0           0          30,167
 Food and beverage......   19,573     20,015      (9,860)    10,155           0          29,728
 Hotel and recreational
  vehicle park..........        0      3,110      (2,471)       639           0             639
 Truck stop and service
  station...............        0     13,462         (83)    13,379           0          13,379
 Administrative.........   41,477     63,021     (17,272)    45,749           0          87,226
 Other..................    2,485      4,132        (143)     3,989           0           6,474
 Depreciation and
  amortization..........   10,695     10,880        (956)     9,924        (312)(a)      20,818
                              --         --          --         --          444 (b)         --
                              --         --          --         --           67 (c)         --
 Hollywood Park/Boomtown
  Merger costs..........        0      1,291           0      1,291           0           1,291
 Write off of investment
  in a business.........   11,412          0           0          0           0          11,412
 Loss on sale of
  business..............        0     36,563           0     36,563           0          36,563
                         --------   --------    --------   --------    --------       ---------
                          143,058    263,838     (52,429)   211,409         199         354,666
                         --------   --------    --------   --------    --------       ---------
Operating income
 (loss).................      167    (22,520)      4,469    (18,051)       (199)        (18,083)
 Interest expense ......      942     13,988        (299)    13,689        (216)(d)      15,468
                              --         --          --         --          329 (e)         --
                              --         --          --         --      (11,843)(f)         --
                              --         --          --         --          692 (g)         --
                              --         --          --         --       11,875 (h)         --
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 minority interests and
 income taxes...........     (775)   (36,508)      4,768    (31,740)     (1,036)        (33,551)
 Minority interest .....       15       (164)          0       (164)          0            (149)
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 income taxes...........     (790)   (36,344)      4,768    (31,576)     (1,036)        (33,402)
 Income tax expense
  (benefit).............    3,459       (320)      1,370      1,050        (388)(i)       4,121
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 extraordinary item..... $ (4,249)  $(36,024)   $  3,398   $(32,626)   $   (648)      $ (37,523)
                         ========   ========    ========   ========    ========       =========
Dividend requirement on
 convertible preferred
 stock.................. $  1,925                                                     $   1,925
Loss before
 extraordinary item
 allocated to common
 shareholders........... $ (6,174)                                                    $ (39,448)
                         ========                                                     =========
Per common share:
 Loss before
  extraordinary item--
  primary...............                                                              $   (1.65)
 Loss before
  extraordinary item--
  fully diluted.........                                                              $   (1.65)
 Number of common
  shares-primary........                                                                 23,868
 Number of common
  shares-fully diluted..                                                                 26,160

                              HOLLYWOOD PARK, INC.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                 (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                               PRO FORMA
                                              ADJUSTMENTS
                                                  TO      PRO FORMA
                         HOLLYWOOD             ELIMINATE  ADJUSTED                  PRE-REIT
                           PARK,   BOOMTOWN,   BOOMTOWN   BOOMTOWN,  PRO FORMA     PRO FORMA
                          INC.(1)   INC.(2)    LAS VEGAS    INC.    ADJUSTMENTS   CONSOLIDATED
                         --------- ---------  ----------- --------- -----------   ------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
 Gaming.................  $83,990  $ 98,787    $(15,438)  $ 83,349    $     0       $167,339
 Racing.................   48,084         0           0          0          0         48,084
 Food and beverage......   13,016     9,028      (4,107)     4,921          0         17,937
 Hotel and recreational
  vehicle park..........      581     3,768      (2,973)       795          0          1,376
 Truck stop and service
  station...............    4,897     6,646         (76)     6,570          0         11,467
 Other income...........    7,781     5,737        (416)     5,321          0         13,102
                          -------  --------    --------   --------    -------       --------
                          158,349   123,966     (23,010)   100,956          0        259,305
                          -------  --------    --------   --------    -------       --------
EXPENSES:
 Gaming.................   45,117    54,804     (11,918)    42,886          0         88,003
 Racing.................   21,615         0           0          0          0         21,615
 Food and beverage......   16,920    11,698      (5,115)     6,583          0         23,503
 Hotel and recreational
  vehicle park..........      199     1,714      (1,380)       334          0            533
 Truck stop and service
  station...............    4,461     6,093         (47)     6,046          0         10,507
 Administrative.........   39,231    30,678      (7,082)    23,596          0         62,827
 Other..................    3,262     1,882         (66)     1,816          0          5,078
 Depreciation and
  amortization..........   11,939     8,820        (298)     8,522        222 (b)     20,717
                              --        --          --         --          34 (c)        --
 Hollywood Park/Boomtown
  Merger costs..........        0     1,487           0      1,487          0          1,487
 Write off of investment
  in a business.........        0         0           0          0          0              0
 Loss on sale of
  business..............        0     1,271        (914)       357          0            357
                          -------  --------    --------   --------    -------       --------
                          142,744   118,447     (26,820)    91,627        256        234,627
                          -------  --------    --------   --------    -------       --------
Operating income
 (loss).................   15,605     5,519       3,810      9,329       (256)        24,678
 Interest expense.......    3,782     6,951        (101)     6,850       (108)(d)     11,051
                              --        --          --         --         165 (e)        --
                              --        --          --         --      (5,922)(f)        --
                              --        --          --         --         346 (g)        --
                              --        --          --         --       5,938 (h)        --
                          -------  --------    --------   --------    -------       --------
Income (loss) before
 minority interests and
 income taxes...........   11,823    (1,432)      3,911      2,479       (675)        13,627
 Minority interest......       80         0           0          0          0             80
                          -------  --------    --------   --------    -------       --------
Income (loss) before
 income taxes...........   11,743    (1,432)      3,911      2,479       (675)        13,547
 Income tax expense
  (benefit).............    4,624      (587)      2,051      1,464       (256)(i)      5,832
                          -------  --------    --------   --------    -------       --------
Income (loss) before
 extraordinary item.....  $ 7,119  $   (845)   $  1,860   $  1,015    $  (419)      $  7,715
                          =======  ========    ========   ========    =======       ========
Dividend requirement on
 convertible preferred
 stock..................  $ 1,520                                                   $  1,520
Income before
 extraordinary item
 available to common
 shareholders...........  $ 5,599                                                   $  6,195
                          =======                                                   ========
Per common share:
 Income before
  extraordinary item--
  primary...............                                                            $   0.26
 Number of common
  shares--primary.......                                                              24,073

--------
(1)Includes Boomtown's results of operations from and after July 1, 1997.

(2)Includes Boomtown's results of operations for the six months ended June 30, 1997.

                             HOLLYWOOD PARK, INC.

                UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                                                    HOLLYWOOD
                                                                  PARK, INC.(1)
                                                                  --------------
                                                                  (IN THOUSANDS)
                             ASSETS
                             ------
Current Assets:
  Cash and cash equivalents.....................................     $ 22,007
  Restricted cash...............................................        1,209
  Other receivables.............................................       10,049
  Deferred tax assets...........................................        8,103
  Prepaid expenses and other assets.............................       20,098
                                                                     --------
   Total current assets.........................................       61,466
Notes receivable................................................        9,450
Property, plant and equipment, net..............................      293,737
Goodwill, net...................................................       33,342
Other assets....................................................       15,384
                                                                     --------
                                                                     $413,379
                                                                     ========
                         LIABILITIES AND
                      STOCKHOLDERS' EQUITY
                      --------------------
Current Liabilities:
  Accounts payable..............................................     $ 10,625
  Accrued liabilities...........................................       33,073
  Current portion of notes payable..............................        4,005
                                                                     --------
   Total current liabilities....................................       47,703
Notes payable...................................................      132,163
Deferred tax liabilities........................................       11,005
                                                                     --------
   Total liabilities............................................      190,871
Minority interest...............................................        3,033
Stockholders' equity:
  Capital stock--
  Common........................................................        2,619
  Capital in excess of par......................................      222,023
  Accumulated deficit...........................................       (5,167)
                                                                     --------
   Total stockholders' equity...................................      219,475
                                                                     --------
                                                                     $413,379
                                                                     ========

--------
(1) Includes the accounts of Boomtown, and all activity related to the issuance of the Notes and the redemption of the Boomtown Notes
    (as defined).

                             HOLLYWOOD PARK, INC.

          NOTES TO PRE-REIT UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                           STATEMENTS OF OPERATIONS

  ASSUMPTIONS. The Pre-REIT Pro Forma Statements of Operations for the year ended December 31, 1996, and for the nine months ended September 30, 1997, are presented as if the Boomtown acquisition, the divestiture of Boomtown Las Vegas, and the issuance of the Notes had taken place on January 1, 1996 and 1997, respectively. The Pre-REIT Pro Forma Statements of Operations have been prepared by combining the audited consolidated statements of operations of Hollywood Park for the year ended December 31, 1996, with the unaudited consolidated statements of operations of Boomtown for the year ended December 31, 1996, and by combining the unaudited consolidated statements of operations for the nine months ended September 30, 1997 for Hollywood Park, which includes Boomtown's results of operations from and after July 1, 1997, with Boomtown's results of operations for the six months ended June 30, 1997. (Historically, Boomtown reported results on a fiscal year end of September 30.)

  The Boomtown Merger was accounted for under the purchase method of accounting for a business combination. The total purchase price was based on the issuance of approximately 5,809,000 shares of Hollywood Park Common Stock at a price of $9.8125 per share.

  PRE-REIT PRO FORMA ADJUSTMENTS. The following adjustments have been made to the Pre-REIT Pro Forma Statements of Operations:

    (a) To eliminate the amortization of the issuance costs associated with Boomtown's 11.5% First Mortgage Notes due 2003 (the "Boomtown Notes").

    (b) To record the amortization of the issuance costs associated with the Notes.

    (c) To record the amortization of the excess purchase price over net assets acquired. Total estimated excess purchase price of approximately $2.7 million will be amortized over 40 years on a straight line basis.

    (d) To eliminate the amortization of the discount associated with the Boomtown Notes.

    (e) To record the interest expense associated with the promissory note from the Company to the lessor of Boomtown's Las Vegas property as required by the agreement to divest this property.

    (f) To eliminate the interest expense associated with the Boomtown Notes.

    (g) To amortize the up-front loan fees associated with the Bank Credit Facility.

    (h) To record the interest expense associated with the Notes at 9.5%.

    (i) To record the estimated 40% tax benefit associated with the pro forma expenses, after adding back the amortization of goodwill (see (c)) which is not deductible for income tax purposes.

  EXTRAORDINARY ITEM. The accompanying pro forma statements of operations exclude an extraordinary loss of approximately $14.2 million (approximately $8.4 million net of tax effect) recorded by Boomtown in the period June 30, 1997, related to the tender and consent costs (approximately $9.0 million) and the write-off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the Boomtown Notes.

  RECLASSIFICATIONS. Certain reclassifications have been made to Hollywood Park's and Boomtown's historical consolidated statements of operations to conform to the Pre-REIT Pro Forma Statements of Operations.

  PRO FORMA PER SHARE DATA. The pro forma per share amounts, as presented in the Pre-REIT Pro Forma Statements of Operations, were based on the weighted average number of shares outstanding during the period, inclusive of the effect, when dilutive, of the exercise of stock options. Included were approximately 5.4 million shares of Hollywood Park Common Stock issued in the Boomtown Merger (after giving effect to the retirement of the approximately 446,000 shares of Hollywood Park Common Stock that were issued in the Boomtown

                              HOLLYWOOD PARK, INC.

          NOTES TO PRE-REIT UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)

Merger but then repurchased by Hollywood Park from the lessor of Boomtown's Las Vegas property concurrently with the disposition of that property).

  COMBINATION COSTS. Hollywood Park recorded costs of approximately $5.6 million related to the Boomtown Merger. These costs were incorporated into the price of the acquisition under the purchase method of accounting for a business combination. Costs incurred by Boomtown were expensed as incurred.

                             HOLLYWOOD PARK, INC.

              NOTES TO PRE-REIT UNAUDITED CONSOLIDATED CONDENSED
                                 BALANCE SHEET

  BASIS OF PRESENTATION. As of September 30, 1997, Hollywood Park's balance sheet reflects all activity related to the issuance of the Notes and the Boomtown Merger.

  EXTRAORDINARY ITEM. The historical "Hollywood Park, Inc." column on the accompanying pro forma balance sheet reflects the write-off of the deferred financing costs (approximately $5.2 million) associated with the Boomtown Notes, which was recorded by Boomtown in the period ended June 30, 1997, and it reflects a corresponding reduction to retained earnings.

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                                 PRE-REIT
                                PRO FORMA     PRE-REIT
                                HOLLYWOOD    PRO FORMA      REIT      POST-REIT
                                PARK, INC.   HP REALTY    PRO FORMA   PRO FORMA
                               CONSOLIDATED RECLASSIFIED ADJUSTMENTS  HP REALTY
                               ------------ ------------ -----------  ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.....................    $208,699     $     0      $     0     $     0
  Racing.....................      71,308           0            0           0
  Food and beverage..........      22,737           0            0           0
  Hotel and recreational
   vehicle park..............       1,683           0            0           0
  Truck stop and service
   station...................      14,700           0            0           0
  Rental of property.........           0           0       14,623(1)   14,623
  Other......................      17,456       1,154            0       1,154
                                 --------     -------      -------     -------
                                  336,583       1,154       14,623      15,777
                                 --------     -------      -------     -------
EXPENSES:
  Gaming.....................     116,969           0            0           0
  Racing.....................      30,167           0            0           0
  Food and beverage..........      29,728           0            0           0
  Hotel and recreational
   vehicle park..............         639           0            0           0
  Truck stop and service
   station...................      13,379           0            0           0
  Administrative.............      87,226         937            0         937
  Other......................       6,474         675            0         675
  Depreciation and
   amortization..............      20,818       6,134            0       6,134
  Hollywood Park/Boomtown
   Merger costs..............       1,291           0            0           0
  Write off of investment in
   a business................      11,412           0            0           0
  Loss on sale of business...      36,563           0            0           0
                                 --------     -------      -------     -------
                                  354,666       7,746            0       7,746
                                 --------     -------      -------     -------
Operating income (loss)......     (18,083)     (6,592)      14,623       8,031
Interest expense.............      15,468         134            0         134
                                 --------     -------      -------     -------
Income (loss) before minority
 interests and income taxes..     (33,551)     (6,726)      14,623       7,897
Minority interest............        (149)          0            0           0
                                 --------     -------      -------     -------
Income (loss) before income
 taxes.......................     (33,402)     (6,726)      14,623       7,897
Income tax expense
 (benefit)...................       4,121      (1,597)       1,597(2)        0
                                 --------     -------      -------     -------
Income (loss) before
 extraordinary item..........    $(37,523)    $(5,129)     $13,026     $ 7,897
                                 ========     =======      =======     =======
Dividend requirement on
 convertible preferred
 stock.......................    $  1,925     $ 1,925      $     0     $ 1,925
Income available to common
 shareholders before
 extraordinary item..........    $(39,448)    $(7,054)     $13,026     $ 5,972
                                 ========     =======      =======     =======
Per common share:
  Income before extraordinary
   item--primary.............                                          $  0.25
  Income before extraordinary
   item--fully diluted.......                                          $  0.25
Number of common shares--
 primary.....................                                           23,868
Number of common shares--
 fully diluted...............                                           26,160

                        HOLLYWOOD PARK OPERATING COMPANY

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                           PRE-REIT     PRE-REIT
                          PRO FORMA    PRO FORMA                   POST-REIT
                          HOLLYWOOD   HP OPERATING    REIT         PRO FORMA
                          PARK, INC.    COMPANY     PRO FORMA     HP OPERATING
                         CONSOLIDATED RECLASSIFIED ADJUSTMENTS      COMPANY
                         ------------ ------------ -----------    ------------
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming................   $208,699     $208,699    $      0        $208,699
  Racing................     71,308       71,308           0          71,308
  Food and beverage.....     22,737       22,737           0          22,737
  Hotel and recreational
   vehicle park.........      1,683        1,683           0           1,683
  Truck stop and service
   station..............     14,700       14,700           0          14,700
  Other.................     17,456       16,302           0          16,302
                           --------     --------    --------        --------
                            336,583      335,429           0         335,429
                           --------     --------    --------        --------
EXPENSES:
  Gaming................    116,969      116,969           0         116,969
  Racing................     30,167       30,167           0          30,167
  Food and beverage.....     29,728       29,728           0          29,728
  Hotel and recreational
   vehicle park.........        639          639           0             639
  Truck stop and service
   station..............     13,379       13,379           0          13,379
  Administrative........     87,226       86,289           0          86,289
  Rental of property....          0            0      14,623 (3)      14,623
  Other.................      6,474        5,799           0           5,799
  Depreciation and
   amortization.........     20,818       14,684           0          14,684
  Hollywood
   Park/Boomtown Merger
   costs................      1,291        1,291           0           1,291
  Write off of
   investment in a
   business.............     11,412       11,412           0          11,412
  Loss on sale of
   business.............     36,563       36,563           0          36,563
                           --------     --------    --------        --------
                            354,666      346,920      14,623         361,543
                           --------     --------    --------        --------
Operating loss..........    (18,083)     (11,491)    (14,623)        (26,114)
  Interest expense......     15,468       15,334           0          15,334
                           --------     --------    --------        --------
Loss before minority
 interests and income
 taxes..................    (33,551)     (26,825)    (14,623)        (41,448)
  Minority interest.....       (149)        (149)          0            (149)
                           --------     --------    --------        --------
Loss before income
 taxes..................    (33,402)     (26,676)    (14,623)        (41,299)
  Income tax expense
   (benefit)............      4,121        5,718      (5,849)(4)        (131)
                           --------     --------    --------        --------
Loss before
 extraordinary item.....   $(37,523)    $(32,394)   $ (8,774)       $(41,168)
                           ========     ========    ========        ========
Per common share:
  Loss before
   extraordinary item--
   primary..............                                            $  (1.72)
  Loss before
   extraordinary item--
   fully diluted........                                            $  (1.72)
Number of common
 shares--primary........                                              23,868
Number of common
shares--fully diluted...                                              26,160

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                                 PRE-REIT
                                PRO FORMA     PRE-REIT
                                HOLLYWOOD    PRO FORMA      REIT      POST-REIT
                                PARK, INC.   HP REALTY    PRO FORMA   PRO FORMA
                               CONSOLIDATED RECLASSIFIED ADJUSTMENTS  HP REALTY
                               ------------ ------------ -----------  ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.....................    $167,339     $     0      $    0      $    0
  Racing.....................      48,084           0           0           0
  Food and beverage..........      17,937           0           0           0
  Hotel and recreational
   vehicle park..............       1,376           0           0           0
  Truck stop and service
   station...................      11,467           0           0           0
  Rental of property.........           0           0       9,810(1)    9,810
  Other......................      13,102         940           0         940
                                 --------     -------      ------      ------
                                  259,305         940       9,810      10,750
                                 --------     -------      ------      ------
EXPENSES:
  Gaming.....................      88,003           0           0           0
  Racing.....................      21,615           0           0           0
  Food and beverage..........      23,503           0           0           0
  Hotel and recreational
   vehicle park..............         533           0           0           0
  Truck stop and service
   station...................      10,507           0           0           0
  Administrative.............      62,827         691           0         691
  Other......................       5,078         510           0         510
  Depreciation and
   amortization..............      20,717       4,628           0       4,628
  Hollywood Park/Boomtown
   Merger costs..............       1,487           0           0           0
  Loss on sale of business...         357           0           0           0
                                 --------     -------      ------      ------
                                  234,627       5,829           0       5,829
                                 --------     -------      ------      ------
Operating income (loss)......      24,678      (4,889)      9,810       4,921
Interest expense.............      11,051         155           0         155
                                 --------     -------      ------      ------
Income (loss) before minority
 interests and income taxes..      13,627      (5,044)      9,810       4,766
Minority interest............          80           0           0           0
                                 --------     -------      ------      ------
Income (loss) before income
 taxes.......................      13,547      (5,044)      9,810       4,766
Income tax expense
 (benefit)...................       5,832      (2,018)      2,018(2)        0
                                 --------     -------      ------      ------
Income (loss) before
 extraordinary item..........    $  7,715     $(3,026)     $7,792      $4,766
                                 ========     =======      ======      ======
Dividend requirement on
 convertible preferred
 stock.......................    $  1,520     $ 1,520      $    0      $1,520
Income (loss) available to
 common shareholders before
 extraordinary item..........    $  6,195     $(4,546)     $7,792      $3,246
                                 ========     =======      ======      ======
Per common share:
  Income before extraordinary
   item--primary.............                                          $ 0.13
Number of common shares--
 primary.....................                                          24,073

                        HOLLYWOOD PARK OPERATING COMPANY

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                             PRE-REIT     PRE-REIT
                            PRO FORMA    PRO FORMA                  POST-REIT
                            HOLLYWOOD   HP OPERATING    REIT        PRO FORMA
                            PARK, INC.    COMPANY     PRO FORMA    HP OPERATING
                           CONSOLIDATED RECLASSIFIED ADJUSTMENTS     COMPANY
                           ------------ ------------ -----------   ------------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.................    $167,339     $167,339     $     0       $167,339
  Racing.................      48,084       48,084           0         48,084
  Food and beverage......      17,937       17,937           0         17,937
  Hotel and recreational
   vehicle park..........       1,376        1,376           0          1,376
  Truck stop and service
   station...............      11,467       11,467           0         11,467
  Other..................      13,102       12,162           0         12,162
                             --------     --------     -------       --------
                              259,305      258,365           0        258,365
                             --------     --------     -------       --------
EXPENSES:
  Gaming.................      88,003       88,003           0         88,003
  Racing.................      21,615       21,615           0         21,615
  Food and beverage......      23,503       23,503           0         23,503
  Hotel and recreational
   vehicle park..........         533          533           0            533
  Truck stop and service
   station...............      10,507       10,507           0         10,507
  Administrative.........      62,827       62,136           0         62,136
  Rental of property.....           0            0       9,810 (3)      9,810
  Other..................       5,078        4,568           0          4,568
  Depreciation and
   amortization..........      20,717       16,089           0         16,089
  Hollywood Park/Boomtown
   Merger costs..........       1,487        1,487           0          1,487
  Loss on sale of
   business..............         357          357           0            357
                             --------     --------     -------       --------
                              234,627      228,798       9,810        238,608
                             --------     --------     -------       --------
Operating income (loss)..      24,678       29,567      (9,810)        19,757
Interest expense.........      11,051       10,896           0         10,896
                             --------     --------     -------       --------
Income (loss) before
 minority interests and
 income taxes............      13,627       18,671      (9,810)         8,861
Minority interest........          80           80           0             80
                             --------     --------     -------       --------
Income (loss) before
 income taxes............      13,547       18,591      (9,810)         8,781
Income tax expense
 (benefit)...............       5,832        7,849      (3,924)(4)      3,925
                             --------     --------     -------       --------
Income (loss) before
 extraordinary item......    $  7,715     $ 10,742     $(5,886)      $  4,856
                             ========     ========     =======       ========
Per common share:
  Income before
   extraordinary item--
   primary...............                                            $   0.20
Number of common shares--
 primary.................                                              24,073

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                                PRE-REIT     PRE-REIT
                               PRO FORMA    PRO FORMA
                               HOLLYWOOD    HOLLYWOOD      REIT       POST-REIT
                               PARK, INC.   PARK, INC.   PRO FORMA    PRO FORMA
                              CONSOLIDATED RECLASSIFIED ADJUSTMENTS   HP REALTY
                              ------------ ------------ -----------   ---------
                                              (IN THOUSANDS)
           ASSETS
           ------
Real estate investments:
  Hollywood Park Race Track
   and Casino, net...........   $      0     $ 85,732     $     0     $ 85,732
  Turf Paradise Race Track,
   net.......................          0       10,251           0       10,251
                                --------     --------     -------     --------
                                       0       95,983           0       95,983
Cash and cash equivalents....     22,007        3,567           0        3,567
Restricted cash..............      1,209            0           0            0
Other receivables............     10,049           61           0           61
Deferred tax assets..........      8,103            0           0            0
Prepaid expenses and other
 assets......................     20,098          198           0          198
Notes receivable.............      9,450          788           0          788
Property, plant and
 equipment, net..............    293,737            0           0            0
Goodwill, net................     33,342            0           0            0
Other assets.................     15,384          102           0          102
                                --------     --------     -------     --------
                                $413,379     $100,699     $     0     $100,699
                                ========     ========     =======     ========
       LIABILITIES AND
    STOCKHOLDERS' EQUITY
    --------------------
Liabilities:
  Accounts payable...........   $ 10,625     $    459     $     0     $    459
  Accrued liabilities........     33,073        6,062       2,600 (1)   44,149
                                     --           --        6,487 (2)      --
                                     --           --       29,000 (3)      --
  Notes payable..............    136,168            0           0            0
  Deferred tax liabilities...     11,005        3,181      (3,181)(4)        0
                                --------     --------     -------     --------
  Total liabilities..........    190,871        9,702      34,906       44,608
Minority interest............      3,033            0           0            0
Stockholders' equity:
 Capital stock--
  Common.....................      2,619        2,619           0        2,619
  Capital in excess of par...    222,023      133,783           0      133,783
  Accumulated deficit........     (5,167)     (45,405)     (2,600)(1)  (80,311)
                                     --           --       (6,487)(2)      --
                                     --           --      (29,000)(3)      --
                                     --           --        3,181 (4)      --
                                --------     --------     -------     --------
  Total stockholders'
   equity....................    219,475       90,997     (34,906)      56,091
                                --------     --------     -------     --------
                                $413,379     $100,699     $     0     $100,699
                                ========     ========     =======     ========

                        HOLLYWOOD PARK OPERATING COMPANY

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                             PRE-REIT     PRE-REIT
                            PRO FORMA    PRO FORMA                  POST-REIT
                            HOLLYWOOD   HP OPERATING    REIT        PRO FORMA
                            PARK, INC.    COMPANY     PRO FORMA    HP OPERATING
                           CONSOLIDATED RECLASSIFIED ADJUSTMENTS     COMPANY
                           ------------ ------------ -----------   ------------
                                             (IN THOUSANDS)
          ASSETS
          ------
Current Assets:
  Cash and cash
   equivalents............   $ 22,007     $ 18,440     $     0       $ 18,440
  Restricted cash.........      1,209        1,209           0          1,209
  Other receivables.......     10,049       10,029           0         10,029
  Deferred tax assets.....      8,103        8,104           0          8,104
  Prepaid expenses and
   other assets...........     20,098       19,854           0         19,854
                             --------     --------     -------       --------
  Total current assets....     61,466       57,636           0         57,636
  Notes receivable........      9,450        8,662           0          8,662
  Property, plant and
   equipment, net.........    293,737      197,754           0        197,754
  Goodwill, net...........     33,342       33,342           0         33,342
  Other assets............     15,384       15,283           0         15,283
                             --------     --------     -------       --------
                             $413,379     $312,677     $     0       $312,677
                             ========     ========     =======       ========
     LIABILITIES AND
   STOCKHOLDERS' EQUITY
   --------------------
Current Liabilities:
  Accounts payable........   $ 10,625     $  9,879     $     0       $  9,879
  Accrued liabilities.....     33,073       27,296       8,576 (5)     35,872
  Current portion of notes
   payable................      4,005        4,004           0          4,004
                             --------     --------     -------       --------
  Total current
   liabilities............     47,703       41,179       8,576         49,755
  Notes payable...........    132,163      132,163           0        132,163
  Deferred tax
   liabilities............     11,005        7,824           0          7,824
                             --------     --------     -------       --------
  Total liabilities.......    190,871      181,166       8,576        189,742
  Minority interest.......      3,033        3,033           0          3,033
Stockholders' equity:
 Capital stock--
  Common..................      2,619            0       2,619 (6)      2,619
  Capital in excess of
   par....................    222,023       88,241      (2,619)(6)     85,622
  Retained earnings
   (accumulated deficit)..     (5,167)      40,237      (8,576)(5)     31,661
                             --------     --------     -------       --------
  Total stockholders'
   equity.................    219,475      128,478      (8,576)       119,902
                             --------     --------     -------       --------
                             $413,379     $312,677     $     0       $312,677
                             ========     ========     =======       ========

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.
                       HOLLYWOOD PARK OPERATING COMPANY

              NOTES TO POST-REIT UNAUDITED PRO FORMA CONSOLIDATED
                           STATEMENTS OF OPERATIONS

  ASSUMPTIONS. The HP Realty and HP Operating Company Post-REIT Pro Forma Statements of Operations for the year ended December 31, 1996, and for the nine months ended September 30, 1997, have been prepared by starting with the Pre-REIT Pro Forma Statements of Operations, and reclassifying certain Pre-REIT revenues and expenses to generate the Pre-REIT reclassified Pro Forma Statements of Operations.

  RECLASSIFICATIONS. Reclassifications were made between the historical Hollywood Park, Inc. statements of operations and the historical HP Operating Company statements of operations to reclassify certain expenses between Hollywood Park, Inc. and HP Operating Company. The reclassifications included equity in subsidiaries previously owned by Hollywood Park, Inc. (see Pre-REIT and Post-REIT corporate organization charts, presented elsewhere herein), staff salaries and benefits, legal fees, expansion costs, Turf Paradise Trailer Park expenses, and similar historical expenses. Turf Paradise Trailer Park revenue was reclassified to Hollywood Park, Inc.

  PRO FORMA ADJUSTMENTS. The following adjustments have been made to generate the Post-REIT Pro Forma Statements of Operations:

    (1) To record rental revenue relating to the lease of real estate assets from HP Realty to HP Operating Company.

    (2) To eliminate the tax benefit reclassified to HP Realty. The Post-REIT Pro Forma Statements of Operations have been prepared assuming that HP Realty satisfies the requirements for qualification and taxation as a REIT. Therefore, no corporate tax provision has been included in the accompanying Post-REIT Pro Forma Statements of Operations for HP Realty. For a discussion relating to HP Realty's qualification and taxation as a REIT, see "Risk Factors--Absence of Rulings from the Internal Revenue Service," "--Potential Consequences of Proposed Legislation," "--Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Matters--Federal Income Taxation of HP Realty and Requirements for Qualification as REIT."

    (3) To record rental expense relating to the lease of real estate assets from HP Realty to HP Operating Company.

    (4) To record 40% tax benefit associated with the rental expense.

  The Post-REIT Pro Forma Statements of Operations do not include pro forma adjustments for any additional expenses expected to be incurred by HP Operating Company as a result of the Reorganization such as directors fees, shareholder relations expenses, or other miscellaneous expenses.

  EARNINGS PER SHARE. The pro forma per share amounts were based on the weighted average number of shares outstanding during the period, inclusive of the effect, when dilutive of the exercise of stock options.

  NONRECURRING CHARGE. The Post-REIT Pro Forma Statements of Operations do not reflect the one-time charge for the estimated combined federal and state tax liability, assuming the HPOC Spin-Off is a taxable transaction, of approximately $29 million, which is described in note (3) to the Post-REIT Pro Forma Balance Sheet.

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.
                       HOLLYWOOD PARK OPERATING COMPANY

              NOTES TO POST-REIT UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)

  TURF PARADISE. The Post-REIT Pro Forma Statements of Operations have been prepared assuming that the real estate assets of Turf Paradise are retained by a wholly-owned subsidiary of HP Realty, thereby generating rental revenue for HP Realty and rental expense for HP Operating Company. If Hollywood Park decides, based on the facts and circumstances existing immediately prior to the completion of the Reorganization transactions, to report the distribution of the stock of HP Operating Company as a tax-free spin-off with the IRS, Turf Paradise's real estate assets may be transferred (along with Turf Paradise's operating businesses) in the Reorganization to a HP Operating Company subsidiary instead of being retained by a subsidiary of HP Realty. See "The Reorganization--Effect of the Reorganization" and "Federal Income Tax Matters." The following table summarizes the impact on the Post-REIT Pro Forma Statements of Operations if Turf Paradise's real estate assets are transferred to a HP Operating Company subsidiary instead of being retained by a subsidiary of HP Realty:

                                                     POST-REIT     POST-REIT
                                                     PRO FORMA     PRO FORMA
                                                    STATEMENT OF  STATEMENT OF
                                                     OPERATIONS    OPERATIONS
                                                      INCLUDING     EXCLUDING
                                                    TURF PARADISE TURF PARADISE
                                                     REAL ESTATE   REAL ESTATE
                                                     IN THE REIT  FROM THE REIT
                                                    ------------- -------------
                                                        FOR THE YEAR ENDED
                                                         DECEMBER 31, 1996
                                                    ---------------------------
                                                       (IN THOUSANDS, EXCEPT
                                                          PER SHARE DATA)
HP REALTY POST-REIT:
  Income before extraordinary item.................   $  7,897      $  6,612
  Income available to common shareholders before
   extraordinary item..............................   $  5,972      $  4,687
  Earnings per share before extraordinary item.....   $   0.25      $   0.20
HP OPERATING COMPANY POST-REIT:
  Loss before extraordinary item (a)...............   $(41,168)     $(40,513)
  Loss per share before extraordinary item.........   $  (1.72)     $  (1.70)
                                                     FOR THE NINE MONTHS ENDED
                                                        SEPTEMBER 30, 1997
                                                    ---------------------------
                                                       (IN THOUSANDS, EXCEPT
                                                          PER SHARE DATA)
HP REALTY POST-REIT:
  Income before extraordinary item.................   $  4,766      $  3,542
  Income available to common shareholders before
   extraordinary item..............................   $  3,246      $  2,022
  Earnings per share before extraordinary item--
   primary.........................................   $   0.13      $   0.08
HP OPERATING COMPANY POST-REIT:
  Income before extraordinary item.................   $  4,856      $  6,031
  Earnings per share before extraordinary item--
   primary ........................................   $   0.20      $   0.25

--------
(a) Includes non-recurring expenses of $1,291,000 of Boomtown Merger expense, $11,412,000 of expense for the write off of Hollywood Park's investment in Sunflower, and $36,563,000 for Boomtown's loss on the sale of its Las Vegas property.

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.
                       HOLLYWOOD PARK OPERATING COMPANY

         NOTES TO POST-REIT UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                BALANCE SHEETS

  ASSUMPTIONS. The HP Realty, HP Operating Company and Combined Post-REIT Pro Forma Balance Sheets, as of September 30, 1997, have been prepared by starting with the Pre-REIT unaudited Balance Sheet, and reclassifying certain Pre-REIT assets and liabilities to generate the Pre-REIT reclassified Pro Forma Balance Sheets.

  RECLASSIFICATIONS. Reclassifications were made between Hollywood Park, Inc.'s historical balance sheet and HP Operating Company's historical balance sheet. The reclassifications primarily related to the transfer of certain real estate assets to Hollywood Park, Inc., and the reclassification of deferred tax assets and liabilities. Similar reclassifications were made between Turf Paradise, Inc. (which will be a wholly owned subsidiary of HP Realty) and Turf Paradise Operating Company (which will be a wholly owned subsidiary of HP Operating Company).

  PRO FORMA ADJUSTMENTS. The following adjustments have been made to generate the Post-REIT Pro Forma Balance Sheets:

    (1) To accrue the estimated legal, and other professional costs associated with the Reorganization.

    (2) To accrue dividends payable to shareholders for Earnings and Profits allocable to the pre- Reorganization period.

    (3) To accrue estimated combined federal and state tax liability, assuming the HPOC Spin-Off is a taxable transaction, of approximately $29 million. This amount is based on Hollywood Park's tax basis in its HP Operating Company shares as of December 31, 1997 (which amount may increase or decrease prior to completion of the Reorganization on account of 1998 events) and Hollywood Park's estimate that the aggregate fair market value of the shares of HP Operating Company to be distributed in the HPOC Spin-Off would be approximately $130 million (approximately six times estimated 1997 EBITDA, less the amount of certain liabilities). However, there can be no assurance that the fair market value of the HP Operating Company shares would not be found to be significantly greater than $130 million. Any additional value in excess of the $130 million valuation attributed to the HP Operating Company shares distributed to Hollywood Park stockholders in the HPOC Spin-Off would increase the combined state and federal tax liability of HP Realty by approximately 41% of the amount of such additional value, and would also result in increased tax liabilities for Hollywood Park's stockholders. See "Risk Factors--Uncertain Amount of Corporate and Stockholder Tax Liability" and "Federal Income Tax Matters-- Federal Income Tax Consequences of Contributions and Spin-Offs."

    (4) To eliminate reclassified deferred tax liabilities.

    (5) To accrue for the Excess Loss Accounts related to the stock of Sunflower and Hollywood Park Food Services, Inc. (a wholly owned subsidiary of HP Operating Company) owned by Hollywood Park, Inc., which will be triggered by the Reorganization. Under federal tax law, these Excess Loss Accounts (i.e., the amount by which subsidiary losses and other negative adjustments exceed Hollywood Park's basis in the stock of these subsidiaries) are required to be included in Hollywood Park's income immediately before Hollywood Park's transfer of these subsidiaries to HP Operating Company.

    (6) To record the effect of the stock split of HP Operating Company Common Stock to be paired with HP Realty Common Stock.

  With respect to any asset as to which there is an excess of fair market value over HP Realty's adjusted basis ("Built in Gain") as of the beginning of the ten-year period starting on the date on which such asset was acquired by HP Realty (the "Recognition Period"), if HP Realty recognizes gain on the disposition of such asset during the Recognition Period, then, to the extent of the Built in Gain, such gain will be subject to tax at the highest regular corporate tax rate. No amount has been recorded in the accompanying Pro Forma Statements to reflect any such potential liability.

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.
                       HOLLYWOOD PARK OPERATING COMPANY

         NOTES TO POST-REIT UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                          BALANCE SHEETS--(CONTINUED)

  TURF PARADISE. The Post-REIT Pro Forma Balance Sheets have been prepared assuming that the real estate assets of Turf Paradise are retained by a wholly-owned subsidiary of HP Realty and thus are included in the REIT. The following table summarizes the impact on the Post-REIT Pro Forma Balance Sheets if the real estate assets of Turf Paradise are transferred to a subsidiary of HP Operating Company, instead of being retained by a subsidiary of HP Realty:

                                          AS OF SEPTEMBER 30, 1997
                              -------------------------------------------------
                                POST-REIT PRO FORMA      POST-REIT PRO FORMA
                                   BALANCE SHEET            BALANCE SHEET
                              INCLUDING TURF PARADISE  EXCLUDING TURF PARADISE
                              REAL ESTATE IN THE REIT REAL ESTATE FROM THE REIT
                              ----------------------- -------------------------
                                               (IN THOUSANDS)
HP REALTY POST-REIT:
  Real estate investments,
   net.......................        $ 95,983                 $ 85,732
  Total assets...............        $100,699                 $ 90,346
  Total liabilities..........        $ 44,608                 $ 44,608
  Shareholders' equity.......        $ 56,091                 $ 45,738
HP OPERATING COMPANY POST-
 REIT:
  Property, plant and
   equipment, net............        $197,754                 $208,005
  Total assets...............        $312,677                 $323,030
  Total liabilities..........        $189,742                 $189,742
  Minority interests.........        $  3,033                 $  3,033
  Shareholders' equity.......        $119,902                 $130,255

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following selected historical financial data of Hollywood Park and Boomtown has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included elsewhere herein. The Hollywood Park and Boomtown unaudited historical financial statement data as of and for the nine months ended September 30, 1997 and 1996 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods and financial position as of such dates. Historically, Boomtown has reported operating results on a fiscal year end of September 30.

  The selected unaudited pro forma combined consolidated condensed financial data (the "Selected Pro Forma Financial Data") is first presented prior to giving effect to the Reorganization ("Pre-REIT") by combining the financial results of Hollywood Park and Boomtown. Following the Pre-REIT Selected Pro Forma Financial Data, are Selected Pro Forma Financial Data schedules after giving effect to the Reorganization ("Post-REIT") for each of HP Realty and HP Operating Company.

  The Pre-REIT Selected Pro Forma Financial Data was derived from the unaudited pro forma combined consolidated condensed Pre-REIT financial statements appearing elsewhere herein, which give effect to the Boomtown Merger as a purchase, the divestiture of Boomtown's Las Vegas property, the issuance of the Notes and the application of the proceeds therefrom. For comparison purposes, the Pre-REIT Selected Pro Forma Financial Data is presented for both Hollywood Park and Boomtown with a year end of December 31.

  The Post-REIT Selected Pro Forma Financial Data was derived from the unaudited pro forma combined consolidated condensed Post-REIT financial statements appearing elsewhere herein, which include pro forma adjustments to give effect to the Reorganization, and assume that the real property assets of Turf Paradise will be retained by a subsidiary of HP Realty.

  Certain amounts from the Pre-REIT Hollywood Park and Pre-REIT Boomtown selected historical financial data have been reclassified to conform with the selected presentation hereto.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Boomtown Merger, the issuance of the Notes and the Reorganization been consummated in an earlier period, nor is it necessarily indicative of future operating results or financial position.

                              HOLLYWOOD PARK, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                 (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                                                               NINE MONTHS
                                          YEARS ENDED                             ENDED
                                          DECEMBER 31,                        SEPTEMBER 30,
                          ------------------------------------------------  ------------------
                            1992      1993      1994      1995      1996      1996      1997
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (UNAUDITED)
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
REVENUES:
 Gaming.................  $      0  $      0  $ 11,745  $ 26,656  $ 50,717  $ 37,917  $ 83,990
 Racing.................    66,983    63,850    78,719    79,862    71,308    50,897    48,084
 Food and beverage......    10,957    10,908    20,540    19,783    13,947    10,516    13,016
 Other..................     3,004     4,227     6,320     4,271     7,253     5,197    13,259
                          --------  --------  --------  --------  --------  --------  --------
                            80,944    78,985   117,324   130,572   143,225   104,527   158,349
                          --------  --------  --------  --------  --------  --------  --------
EXPENSES:
 Gaming.................         0         0         0     5,291    27,249    19,516    45,117
 Racing.................    21,097    20,860    23,393    30,960    30,167    21,623    21,615
 Food and beverage......     8,922     9,400    21,852    24,749    19,573    14,058    16,920
 Administrative and
  other.................    33,480    32,538    51,151    48,647    43,962    33,603    46,544
 Depreciation and
  amortization..........     5,899     6,402     9,563    11,384    10,695     7,898    11,939
 Non-recurring
  expenses..............         0       850     2,964     6,088    11,412    11,412       609
                          --------  --------  --------  --------  --------  --------  --------
                            69,398    70,050   108,923   127,119   143,058   108,110   142,744
                          --------  --------  --------  --------  --------  --------  --------
Operating income
 (loss).................    11,546     8,935     8,401     3,453       167    (3,583)   15,605
 Interest expense.......     4,883     1,517     3,061     3,922       942       918     3,782
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before mi-
 nority interests and
 income taxes...........     6,663     7,418     5,340      (469)     (775)   (4,501)   11,823
 Minority interest......         0         0         0         0        15         0        80
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before in-
 come taxes and extraor-
 dinary item............     6,663     7,418     5,340      (469)     (790)   (4,501)   11,743
 Income tax expense.....     3,135     1,025     1,568       693     3,459     3,025     4,624
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before ex-
 traordinary item.......     3,528     6,393     3,772    (1,162)   (4,249)   (7,526)    7,119
Extraordinary item--Uti-
 lization of
 tax benefits from net
 operating loss
 carryforwards..........     1,894         0         0         0         0         0         0
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss).......  $  5,422  $  6,393  $  3,772  $ (1,162) $ (4,249) $ (7,526) $  7,119
                          ========  ========  ========  ========  ========  ========  ========
Dividend requirements on
 convertible preferred
 stock..................  $      0  $  1,718  $  1,925  $  1,925  $  1,925  $  1,443  $  1,520
Net income (loss) at-
 tributable to (allo-
 cated to) common share-
 holders................  $  5,422  $  4,675  $  1,847  $ (3,087) $ (6,174) $ (8,969) $  5,599
                          ========  ========  ========  ========  ========  ========  ========
PER COMMON SHARE:
 Income (loss) before
  extraordinary item....  $   0.27  $   0.30  $   0.10  $  (0.17) $  (0.33) $  (0.48) $   0.27
 Net income (loss)--pri-
  mary..................  $   0.41  $   0.30  $   0.10  $  (0.17) $  (0.33) $  (0.48) $   0.27
 Net income (loss)--
  fully diluted.........  $   0.41  $   0.30  $   0.10  $  (0.17) $  (0.33) $  (0.48)      --
 Cash dividends.........  $   0.04  $   0.00  $   0.00  $   0.00  $   0.00  $   0.00  $   0.00
Number of common
 shares--primary........    13,084    15,418    18,224    18,399    18,505    18,605    20,596
Number of common
 shares--fully diluted..    13,084    17,465    20,516    20,691    20,797    20,896       --
OTHER DATA:
Cash flows provided by
 (used in):
 Operating activities...  $ 11,262  $ 13,280  $ (7,287) $ 20,291  $ 13,137  $ 11,761  $  6,059
 Investing activities...    (5,250)  (32,677)   (7,331)  (31,322)  (19,893)  (14,692)   (5,884)
 Financing activities...    (4,416)   74,391    (8,877)   (3,685)   (3,728)   (3,792)    9,910
 Capital expenditures...     5,319    12,902    27,584    25,150    23,786    17,969    23,059
BALANCE SHEET DATA: (A)
 Total assets...........  $ 90,219  $176,424  $246,573  $283,303  $205,886  $198,631  $413,379
 Other liabilities......    34,494    21,876    36,518   101,928    47,444    43,522    61,741
 Long term obligations..    45,538       348    42,800    15,629       282       282   132,163
 Stockholders' equity...    10,187   154,200   167,255   165,746   158,160   154,827   219,475

-------
(a) Balance sheet data as of September 30, 1997, includes the accounts of Boomtown.

                                 BOOMTOWN, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                 (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                                                          NINE MONTHS ENDED
                                                                              JUNE 30,
                                   YEARS ENDED SEPTEMBER 30,                (UNAUDITED)
                          ----------------------------------------------  ------------------
                           1992     1993      1994      1995      1996      1996      1997
                          ------- --------  --------  --------  --------  --------  --------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Gaming.................  $42,009 $ 42,416  $ 76,326  $189,306  $188,368  $139,350  $144,353
 Food and beverage......    3,785    3,877     7,973    15,613    16,314    12,293    13,036
 Hotel, truck stop and
  other.................   10,059   12,780    21,700    29,929    35,553    24,882    24,070
                          ------- --------  --------  --------  --------  --------  --------
                           55,853   59,073   105,999   234,848   240,235   176,525   181,459
                          ------- --------  --------  --------  --------  --------  --------
EXPENSES:
 Gaming.................   20,677   21,732    38,753    98,637   102,634    76,206    83,118
 Food and beverage......    3,170    3,349     8,179    17,639    19,213    14,569    17,159
 General and administra-
  tive and other........   18,750   21,133    41,019    97,822    91,977    66,189    60,355
 Depreciation and amor-
  tization..............    3,528    3,839     5,891    10,422    10,618     8,135    11,636
 Compensation stock
  appreciation rights
  and stock options.....    2,229        0         0         0         0         0         0
 Pre-opening expenses...        0        0    15,787         0         0         0         0
 Loss on marketable se-
  curities..............        0        0     1,691         0         0         0         0
 Hollywood Park/Boomtown
  merger costs..........        0        0         0         0       301       712     1,610
 Loss on sale of a busi-
  ness..................        0        0         0         0    36,563    36,563     1,271
                          ------- --------  --------  --------  --------  --------  --------
                           48,354   50,053   111,320   224,520   261,306   202,374   175,149
                          ------- --------  --------  --------  --------  --------  --------
Operating income
 (loss).................    7,499    9,020    (5,321)   10,328   (21,071)  (25,849)    6,310
 Interest expense.......    3,369    1,033     5,632    13,434    13,838    10,362    10,439
                          ------- --------  --------  --------  --------  --------  --------
Income (loss) before mi-
 nority interests and
 income taxes...........    4,130    7,987   (10,953)   (3,106)  (34,909)  (36,211)   (4,129)
 Minority interest......        0        0      (351)   (1,105)     (645)     (878)       96
                          ------- --------  --------  --------  --------  --------  --------
Income (loss) before in-
 come taxes and extraor-
 dinary item............    4,130    7,987   (10,602)   (2,001)  (34,264)  (35,333)   (4,225)
Income tax expense (ben-
 efit)..................    1,669    3,035    (2,779)      876       794       (50)   (2,103)
                          ------- --------  --------  --------  --------  --------  --------
Income (loss) before ex-
 traordinary item.......    2,461    4,952    (7,823)   (2,877)  (35,058)  (35,283)   (2,122)
Extraordinary item (a)..        0     (370)     (229)        0         0         0     8,420
                          ------- --------  --------  --------  --------  --------  --------
Net income (loss).......  $ 2,461 $  4,582  $ (8,052) $ (2,877) $(35,058) $(35,283) $(10,542)
                          ======= ========  ========  ========  ========  ========  ========
Dividend requirements on
 preferred stock........  $   200 $     50  $      0  $      0  $      0  $      0  $      0
Net income (loss) at-
 tributable to (allo-
 cated to) common
 shareholders...........  $ 2,261 $  4,532  $ (8,052) $ (2,877) $(35,058) $(35,283) $(10,542)
                          ======= ========  ========  ========  ========  ========  ========
PER COMMON SHARE:
 Income (loss) before
  extraordinary item....  $  0.61 $   0.65  $  (0.90) $  (0.31) $  (3.79) $  (3.82) $  (0.21)
 Net income (loss)......  $  0.61 $   0.60  $  (0.93) $  (0.31) $  (3.79) $  (3.82) $  (1.07)
Number of common
 shares.................    3,708    7,503     8,690     9,228     9,248     9,243     9,830
BALANCE SHEET DATA:
 Total assets...........  $55,916 $108,616  $238,467  $239,198  $205,988  $204,186  $    -- (b)
 Other liabilities......   10,632    7,581    25,309    27,405    31,871    29,351       --
 Long term obligations..   31,973        0   105,140   106,547   103,729   104,732       --
 Stockholders' equity...   13,311  101,035   108,018   105,246    70,388    70,103       --

--------
(a) Write off of unamortized loan fees associated with the early repayment of a $15 million senior note, net of tax effect of approximately $226,000 and $140,000, for the years ended September 30, 1993 and 1994, respectively. Tender and consent costs associated with early extinguishment of the Boomtown Notes for the year ended September 30, 1996 and the nine months ended June 30, 1997, net of tax effect of approximately $5.9 million for the nine months ended June 30, 1997.

(b) As of June 30, 1997, the accounts of Boomtown were consolidated with Hollywood Park's.

                              HOLLYWOOD PARK, INC.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                 (PRIOR TO GIVING EFFECT TO THE REORGANIZATION)

                                                            NINE MONTHS
                                               YEAR ENDED      ENDED
                                              DECEMBER 31, SEPTEMBER 30,
                                                  1996         1997
                                              ------------ -------------
                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                            DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
 Gaming.....................................    $208,699     $167,339
 Racing.....................................      71,308       48,084
 Food and beverage..........................      22,737       17,937
 Hotel, truck stop and other................      33,839       25,945
                                                --------     --------
                                                 336,583      259,305
                                                --------     --------
EXPENSES:
 Gaming.....................................     116,969       88,003
 Racing.....................................      30,167       21,615
 Food and beverage..........................      29,728       23,503
 Administrative and other...................     107,718       78,336
 Depreciation and amortization..............      20,818       20,717
 Non-recurring expenses.....................      49,266        2,453
                                                --------     --------
                                                 354,666      234,627
                                                --------     --------
Operating income (loss).....................     (18,083)      24,678
 Interest expense...........................      15,468       11,051
                                                --------     --------
Income (loss) before minority interests and
 income taxes...............................     (33,551)      13,627
 Minority interest (benefit)................        (149)          80
                                                --------     --------
Income (loss) before income taxes and
 extraordinary item.........................     (33,402)      13,547
 Income tax expense.........................       4,121        5,832
                                                --------     --------
Income (loss) before extraordinary item.....    $(37,523)    $  7,715
                                                ========     ========
Dividend requirements on convertible
 preferred stock............................    $  1,925     $  1,520
Income (loss) before extraordinary item
 attributable to (allocated to) common
 shareholders...............................    $(39,448)    $  6,195
                                                ========     ========
PER COMMON SHARE:
 Income (loss) before extraordinary item--
  primary...................................    $  (1.65)    $   0.26
 Income (loss) before extraordinary item--
  fully diluted.............................    $  (1.65)         --
 Cash dividends.............................    $   0.00     $   0.00
Number of common shares--primary............      23,868       24,073
Number of common shares--fully diluted......      26,160          --

                                                                 AS OF
                                                             SEPTEMBER 30,
                                                                 1997
                                                             PRE-REIT
                                                           -------------
BALANCE SHEET DATA:
 Total assets...............................                 $413,379
 Other liabilities..........................                   58,708
 Minority interests.........................                    3,033
 Long term obligations......................                  132,163
 Stockholders' equity.......................                  219,475

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                            SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
  Gaming...........................................    $     0      $      0
  Racing...........................................          0             0
  Food and beverage................................          0             0
  Rental of property...............................     14,623         9,810
  Hotel, truck stop and other......................      1,154           940
                                                       -------      --------
                                                        15,777        10,750
                                                       -------      --------
EXPENSES:
  Gaming...........................................          0             0
  Racing...........................................          0             0
  Food and beverage................................          0             0
  Administrative and other.........................      1,612         1,201
  Rental of property...............................          0             0
  Depreciation and amortization....................      6,134         4,628
  Loss on sale of a business.......................          0             0
  Hollywood Park/Boomtown Merger costs.............          0             0
                                                       -------      --------
                                                         7,746         5,829
                                                       -------      --------
Operating income (loss)............................      8,031         4,921
  Interest expense.................................        134           155
                                                       -------      --------
Income (loss) before minority interests and income
 taxes.............................................      7,897         4,766
  Minority interest................................          0             0
                                                       -------      --------
Income (loss) before income taxes and extraordinary
 item..............................................      7,897         4,766
  Income tax expense...............................          0             0
                                                       -------      --------
Income (loss) before extraordinary item............    $ 7,897      $  4,766
                                                       =======      ========
Dividend requirements on convertible preferred
 stock (a).........................................    $ 1,925      $  1,520
Income (loss) attributable to (allocated to) common
 shareholders before extraordinary item............    $ 5,972      $  3,246
                                                       =======      ========
PER COMMON SHARE:
  Income (loss) before extraordinary item--
   primary.........................................    $  0.25      $   0.13
  Cash dividends...................................    $  0.00      $   0.00
Number of common shares--primary...................     23,868        24,073
Number of common shares--fully diluted.............     26,160           --
OTHER DATA:
  Funds from operations (b)........................    $14,031           --
BALANCE SHEET DATA:
  Total assets.....................................                 $100,699
  Other liabilities................................                   44,608
  Stockholders' equity.............................                   56,091
--------
(a) On August 28, 1997, Hollywood Park redeemed the outstanding convertible preferred stock for shares of Hollywood Park Common Stock, and cash dividends on the convertible preferred stock ceased to accrue as of that date.

(b) Funds from operations is defined as income before minority interest
    (computed in accordance with generally accepted accounting principals)
    excluding gains (losses) from debt restructuring and sale of property, provision for losses, and real estate related depreciation and amortization
    (excluding amortization of financing costs). Funds from operations does not necessarily represent cash generated from operating activities in accordance with generally accepted accounting principals and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered an alternative to net income as an indication of HP Realty's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity.
 Calculation of funds from operations:
   Income before minority interest.................    $ 7,897      $  4,766
   Excluding gains (losses) from debt
    restructuring..................................          0             0
   Excluding gains (losses) from sale of property..          0             0
   Excluding provision for losses..................          0             0
   Add back real estate related depreciation and
    amortization...................................      6,134         4,628
                                                       -------      --------
                                                       $14,031      $  9,394
                                                       =======      ========

                        HOLLYWOOD PARK OPERATING COMPANY

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                  (AFTER GIVING EFFECT TO THE REORGANIZATION)

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                       (IN THOUSANDS, EXCEPT
                                                          PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
  Gaming...........................................    $208,699     $167,339
  Racing...........................................      71,308       48,084
  Food and beverage................................      22,737       17,937
  Rental of property...............................           0            0
  Hotel, truck stop and other......................      32,685       25,005
                                                       --------     --------
                                                        335,429      258,365
                                                       --------     --------
EXPENSES:
  Gaming...........................................     116,969       88,003
  Racing...........................................      30,167       21,615
  Food and beverage................................      29,728       23,503
  Administrative and other.........................     106,106       77,744
  Rental of property...............................      14,623        9,810
  Depreciation and amortization....................      14,684       16,089
  Write off of investment in a business............       1,291
  Loss on sale of a business.......................      11,412          357
  Hollywood Park/Boomtown Merger costs.............      36,563        1,487
                                                       --------     --------
                                                        361,543      238,608
                                                       --------     --------
Operating income...................................     (26,114)      19,757
Interest expense...................................      15,334       10,896
                                                       --------     --------
Income before minority interests and income taxes..     (41,448)       8,861
Minority interest..................................        (149)          80
                                                       --------     --------
Income before income taxes and extraordinary item..     (41,299)       8,781
Income tax expense.................................        (131)       3,925
                                                       --------     --------
Income before extraordinary item...................    $(41,168)    $  4,856
                                                       ========     ========
Dividend requirements on convertible preferred
 stock(a)..........................................    $      0     $      0
Income attributable to common shareholders.........    $(41,168)    $  4,856
                                                       ========     ========
PER COMMON SHARE:
 Income before extraordinary item--primary.........    $  (1.72)    $   0.20
 Income (loss) before extraordinary item--fully
  diluted..........................................    $  (1.72)    $   0.00
 Cash dividends....................................    $   0.00     $   0.00
Number of common shares--primary...................      23,868       24,073
Number of common shares--fully diluted.............      26,160          --
BALANCE SHEET DATA:
 Total assets......................................                 $312,677
 Other liabilities.................................                   57,579
 Minority interest.................................                    3,033
 Long term obligations.............................                  132,163
 Stockholders' equity..............................                  119,902

--------
(a) On August 28, 1997, Hollywood Park redeemed the outstanding convertible preferred stock for shares of Hollywood Park Common Stock, and cash dividends on the convertible preferred stock ceased to accrue as of that date.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with, and is qualified in its entirety by, Hollywood Park's and Boomtown's financial statements (including the pro forma financial statements), including the notes thereto, and the other financial information appearing elsewhere in this Proxy Statement, as well as the discussion under "Risk Factors." The discussion herein reflects the historical results of operations of Hollywood Park and Boomtown which, prior to the Boomtown Merger, had been operated separately by Hollywood Park and Boomtown, respectively, and the pro forma results of operations of HP Realty and HP Operating Company giving effect to the Reorganization.

OVERVIEW

  Historically, Hollywood Park's primary business was the operation of thoroughbred racing facilities. Hollywood Park is the successor to the Hollywood Park Turf Club, which was originally organized in 1938 and incorporated in 1981 under the name HP Realty Enterprises, Inc. Hollywood Park's principal business was owning and operating the Hollywood Park Race Track, located in the Los Angeles metropolitan area, one of the premier thoroughbred racing facilities in the United States.

  Since 1991, Hollywood Park has continuously diversified itself from an owner and operator of a single horse racing property into a multi-jurisdictional gaming, sports and entertainment company. Hollywood Park has implemented this strategic plan through internal development of properties and a series of selective acquisitions with a particular focus on middle-market operations which could benefit from improved management and the access to Hollywood Park's financial resources.

  Since 1991, Hollywood Park's strategic plan has been to maximize the revenue and cash flow of its core businesses through expansion and increased utilization of those properties, to continue to diversify its gaming operations, to broaden the scope of its activities to include other sports and entertainment attractions and to maximize the revenue of its horse racing business through selective acquisitions and, as opportunities arise, through continued expansion and technological improvements in off-track wagering. In late 1993 and early 1994, Hollywood Park attempted to take advantage of the trend toward legalizing gaming in new jurisdictions by acquiring race tracks in jurisdictions where expanded gaming legislation appeared reasonably likely. In 1994, Hollywood Park acquired Turf Paradise, a thoroughbred racing facility located in Phoenix, Arizona, and Sunflower, a greyhound and thoroughbred racing facility located in Kansas City, Kansas. In Arizona, Native American casinos have opened, at least one in close proximity to Turf Paradise, and off-track wagering is permitted in bars. However, to date, the Arizona legislature has not authorized expanded forms of gaming at race tracks. In Kansas, though several legislative proposals to expand gaming were made, none has been enacted, and competition from riverboat gaming in nearby Missouri has resulted in Sunflower filing for reorganization under Chapter 11 of the Bankruptcy Code. Hollywood Park's racing operations (including racing related concessions) generated approximately $84.1 million in revenues for the year ended December 31, 1996.

  Following the acquisitions of Turf Paradise and Sunflower, Hollywood Park has focused its expansion efforts on California card club casinos and other casino operations, as well as on expanding its pari-mutuel operations at its existing facilities. Since 1994, Hollywood Park has opened two California card club casino facilities. The Hollywood Park-Casino, which opened in July 1994 and is located on the premises of the Hollywood Park Race Track, has a total of 145 gaming tables which offer Poker, Pai Gow and California Blackjack. Hollywood Park assumed operational control over the Hollywood Park-Casino effective November 1995, following an amendment to California law to permit any publicly-traded pari-mutuel racing association to operate card club casinos on its race track premises. Until that time, the Hollywood Park-Casino was operated under a lease arrangement by an unaffiliated operator with Hollywood Park receiving a fixed lease payment. In late 1996, the Crystal Park Hotel and Casino, located in the Los Angeles metropolitan area, opened with 100 table games and 282 hotel rooms. The Crystal Park Casino offers the same games as the Hollywood Park-Casino. Crystal Park LLC, controlled by two wholly-owned subsidiaries of Hollywood Park as discussed below, owns the facility and, since the Crystal Park Casino is not on any race track premises, Crystal Park LLC entered into a five-year lease with Compton Entertainment, Inc. ("CEI"), an unaffiliated party, to operate the card club casino. The lease provided for monthly payments of approximately $200,000 for the first six months, $350,000 for the months 7 through 12 and $759,000 for months 13 through 60. On October 11, 1997, the California Attorney General accepted CEI's withdrawal of its conditional gaming registration pursuant to a previously negotiated agreement, and the City of Compton concurrently revoked CEI's city gaming license. Crystal Park LLC subsequently terminated CEI's lease, and on November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts. As of September 30, 1997, CEI owed Crystal Park LLC $600,000, of which $200,000 is covered by a rent security deposit Crystal Park LLC received from CEI in October 1996, and of which $350,000 was not recorded as revenues but instead was fully allowed for with a $350,000 valuation allowance.

  After evicting CEI, Crystal Park LLC entered into a new lease for the Crystal Park Casino with California Casino Management, Inc. ("CCM"), a California corporation, owned by Mr. Leo Chu. Mr. Chu presently has a conditional gaming registration from the California Attorney General and a gaming license from the City of Compton to operate the Crystal Park Casino. Mr. Chu presently holds a California gaming registration to operate a small card club in Northern California. CCM reopened the Crystal Park Casino on December 26, 1997 for a term of four years. The lease provides for monthly payments of $100,000 for the first six months, $350,000 for months 7 through 18, and $550,000 for months 19 through 48.

  As of December 4, 1997, HP Casino, Inc. ("HP Casino"), a wholly-owned subsidiary of Hollywood Park, acquired the membership interests in Crystal Park LLC held by First Park Investments, LLC for $1,000,000, the amount initially invested. HP Casino is in negotiations with Redwood Gaming, LLC to purchase Redwood Gaming's membership interest. As a result of the First Park transaction, Hollywood Park (through HP Casino and HP/Compton, Inc.) owns 93.2% of the membership interests of Crystal Park LLC and would own 100% of such membership interests if the Redwood Gaming transaction is completed.

  Hollywood Park significantly expanded its gaming operations when it completed its strategic combination with Boomtown on June 30, 1997. Hollywood Park now owns and operates, through its subsidiaries, land-based, dockside and riverboat gaming operations in or near Reno, Nevada, New Orleans, Louisiana and Biloxi, Mississippi, respectively. The Boomtown properties offer full casino gaming, hotel accommodations (at Boomtown Reno), and other entertainment amenities to primarily middle income, value-oriented customers. On July 1, 1997, Boomtown and its subsidiaries divested their interests in Boomtown Las Vegas, Nevada, which had consistently performed below projections and generated significant losses. Together with its California card club casino operations, as of September 30, 1997, Hollywood Park's casino operations consist of 3,269 slot machines, 379 table games and 404 hotel rooms at its gaming properties. Hollywood Park is the only company that currently owns and operates casinos in Nevada and other states and card club casinos in California. Hollywood Park's efforts to expand its gaming operations are now focused on expanding its existing core gaming facilities and on new opportunities in jurisdictions (other than Las Vegas and Atlantic City) in which gaming has already been legalized.

  In connection with the Boomtown Merger, Hollywood Park supplied Boomtown with the funds necessary to repurchase approximately $103 million in aggregate principal amount of Boomtown's 11.5% First Mortgage Notes due 2003 (the "Boomtown Notes"). In addition, Hollywood Park intends to utilize its financial resources to reduce or repurchase the financial interests of third parties in Boomtown's operations, such as the repurchase of minority interests in Boomtown New Orleans and National Gaming's participation in the EBITDA of Boomtown Biloxi and the restructuring of certain Boomtown equipment operating leases into capital leases.

  During 1996 and 1997, Boomtown restructured several operating leases into capital leases through negotiated payments on the operating lease residual purchase options, with a corresponding reduction in operating expenses.

  Hollywood Park, through its wholly-owned subsidiaries HP Yakama, Inc. ("HP Yakama") and HP Yakama Consulting, Inc. ("HPY Consulting"), recently entered into agreements with the Yakama Tribal Gaming Corporation (the "Tribal Corporation") and The Confederated Tribes and Bands of the Yakama Indian Nation (the "Tribes") to fund the construction and development of (through HP Yakama), and provide development services with respect to (through HPY Consulting), a casino in Yakima County, Washington. HP Yakama has committed to fund up to $9,000,000 to construct and equip the casino. HP Yakama has also entered into an agreement under which it will lease the completed casino and underlying land (the "Facility") from the Tribes, for a seven-year term commencing with the opening of the casino, for $12,000 per year, and then sublease the Facility to the Tribal Corporation, for the same seven-year term. Rent due from the Tribal Corporation to HP Yakama under such sublease will initially be 28% of net revenues (as defined in the sublease), decreasing to as low as 22% of net revenues if aggregate net revenues exceed certain levels. Under a Profit Participation Agreement between Hollywood Park and North American Sports Management, Inc. ("NORAM"), which entered into the original Memorandum of Understanding with the Tribes, NORAM will receive 22% of the portion of the net revenues actually received by HP Yakama under the sublease.

  Presently, Hollywood Park, the Tribes and the Tribal Corporation are awaiting final approval of the documentation from the Bureau of Indian Affairs (the "BIA"). Hollywood Park and HP Yakama also have applications pending with the Washington State Gambling Commission (the "WGC") for Class III Indian Gaming--Financier approval. There can be no assurance the BIA will approve the documentation or that the WGC will grant Hollywood Park and HP Yakama the Class III Indian Gaming--Financier approval.

  For a discussion of HP Operating Company's intended efforts to continue this strategic expansion of its gaming, sports and entertainment business of Hollywood Park after the Reorganization, see "Business of HP Operating Company After the Reorganization."

  As of December 31, 1996, the Company had repurchased and retired (with the last purchase being made on November 13, 1996) 222,300 common shares, at a cost of approximately $1,962,000 pursuant to a previously announced intention to repurchase and retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions.

  The mailing address of the principal executive offices of Hollywood Park and HP Operating Company is 1050 South Prairie Avenue, Inglewood, California 90301, and their telephone number is (310) 419-1500.

HISTORICAL RESULTS OF OPERATIONS

  The following discussion relates to historical results of operations for Hollywood Park (excluding Boomtown) and for Boomtown separately. Hollywood Park's revenues consist primarily of pari-mutuel wagering revenues and gaming revenues from Hollywood Park-Casino table games, and operator lease payments for Crystal Park and (for applicable periods) the Hollywood Park-Casino. In fiscal 1996, pari-mutuel wagering and casino table game operations contributed approximately 37.6% and 35.1%, respectively, of Hollywood Park's total revenues.

  Boomtown's revenues consist primarily of gaming revenues from slot and video poker machines ("slot machines"), table games and keno as well as non-gaming revenues generated from the properties' family entertainment centers, food and beverage sales, hotel room sales (at Boomtown Reno) and from recreational vehicle parks. Gaming operations have historically contributed a significant portion of Boomtown's total revenues and substantially all of its income from operations. In fiscal 1996, gaming operations contributed approximately 80% of Boomtown's total revenues, and gaming revenues from slot machines provided approximately 80% of Boomtown's gaming revenues. Boomtown's non-gaming operations are designed primarily to enhance the gaming operations and contribute a relatively small percentage of Boomtown's income from operations after deducting promotional allowances and operating costs.

  Boomtown's historical financial data includes results of operations at Boomtown Las Vegas, which has since been divested pursuant to the Blue Diamond Swap. See "--Boomtown--Disposition of Boomtown

Las Vegas." Boomtown Las Vegas consistently generated losses and reduced the overall profitability of Boomtown for the periods described herein.

 Hollywood Park

  Nine Months Ended September 30, 1997 Compared to the Nine Months Ended September 30, 1996

  As of June 30, 1997, the results of operations of Boomtown were consolidated with those of Hollywood Park, and since the Boomtown Merger was accounted for under the purchase method of accounting for a business combination, there is no corresponding Boomtown activity in the 1996 results of operations. As of April 1, 1996, Sunflower's results of operations were no longer consolidated with Hollywood Park's results; therefore, the results of operations for the nine months ended September 30, 1997, are exclusive of Sunflower's results of operations, but the financial results for the nine months ended September 30, 1996, included Sunflower's results of operations through March 31, 1996. Also included in the results of operations for the nine months ended September 30, 1996, was the $11,412,000 one time, non-cash write off of Hollywood Park's investment in Sunflower. On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower so that Sunflower could compete with Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Management is currently evaluating all options available to Sunflower, and expects to continue to operate Sunflower at least until the Bankruptcy Court issues its pending ruling regarding approval of Sunflower's proposed plan of reorganization and all appeals of that ruling (if any) have been finalized.

  Total revenues for the nine months ended September 30, 1997, increased by $53,822,000, or 51.5%, as compared to the nine months ended September 30, 1996, due primarily to the inclusion of $55,441,000 of Boomtown revenues in 1997, with no corresponding revenues recorded during 1996. Gaming revenues increased by $46,073,000, or 121.5%, due primarily to Boomtown gaming revenues of $43,765,000, and Crystal Park LLC rent revenues of $2,202,000, in 1997, with no corresponding Boomtown or Crystal Park LLC revenues in 1996. The Crystal Park Casino opened on October 25, 1996, under a triple net lease with CEI. Crystal Park LLC recorded a 100% valuation allowance against the $350,000 of rent revenue due from CEI for the month of September 1997, due to the California Attorney General revoking CEI's conditional California gaming registration. The Company is presently in lease negotiations with CCM to assume the lease of the Crystal Park Casino, if CEI is unable to regain its conditional California gaming registration, subject to CCM obtaining all required gaming registrations and licenses to operate the Crystal Park Casino (as more fully discussed above). Racing revenues decreased by $2,813,000, or 5.5%, due primarily to one fewer live race day at Hollywood Park, and the inclusion of $1,317,000 of racing revenues attributable to Sunflower in 1996, and no corresponding Sunflower Racing revenues in 1997. Food and beverage revenues increased by $2,500,000, or 23.8%, due primarily to the inclusion of Boomtown food and beverage revenues in 1997, with no corresponding revenues in 1996. Hotel and recreational vehicle park and truck stop and service station revenues related to Boomtown's Reno property, and there are no corresponding revenues in 1996. Other income increased by $2,584,000, or 49.7%, due primarily to the inclusion of Boomtown revenues in 1997 with no corresponding revenues in 1996.

  Total operating expenses (inclusive of approximately $44,003,000 of Boomtown expenses in 1997) increased by $34,634,000, or 32.0%, during the nine months ended September 30, 1997, as compared to the nine months ended September 30, 1996. Gaming expenses increased by $25,601,000, or 131.2%, primarily due to the inclusion of Boomtown gaming expenses of $23,356,000 and increased tournament costs at the Hollywood Park-Casino. Food and beverage expenses increased by $2,862,000, or 20.4%, due primarily to the inclusion of $4,039,000 of Boomtown costs in the 1997 period with no corresponding expense in the 1996 period, netted against savings generated at the Hollywood Park-Casino of approximately $1,194,000 during the 1997 period which resulted primarily from the closing of a restaurant and other labor and inventory savings. Hotel and recreational vehicle expenses and truck stop and service station expenses related to Boomtown Reno and there are no corresponding expenses in 1996. Administrative expenses increased by $7,047,000, or 22.3%, due primarily to the inclusion of $10,717,000 of Boomtown expenses in the 1997 period with no corresponding expense in the 1996 period, netted against the following items: (i) the inclusion of approximately $1,030,000 of

Sunflower administrative costs in the 1996 period with no corresponding expense in the 1997 period; (ii) reduced expansion and legal costs of approximately $950,000 related to the Inglewood master site plan;
(iii) approximately $500,000 in savings related to the termination of Hollywood Park's pension plan; and (iv) a 1997 reclassification of workers' compensation expense from administrative expense to the functional departments. REIT reorganization expense consisted primarily of legal and tax expenses incurred by Hollywood Park with respect to the reinstatement of the Company's REIT as previously discussed. Other expenses increased by $1,234,000, or 60.8%, due primarily to the inclusion of Boomtown expenses in 1997 with no corresponding expenses in 1996. Depreciation and amortization increased by $4,041,000, primarily due to the Boomtown and Crystal Park LLC depreciation expense in 1997 with no corresponding expenses in 1996. Interest expense increased by $2,864,000, or 312.0%, due to the interest on the Notes, short term bank borrowings (all of which have been repaid) and bank commitment fees (See Item 2. Liquidity and Capital Resources). Income tax expense increased by $1,599,000, or 52.9%, due to increased income before income taxes in 1997 as compared to 1996.

  Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

  The results of operations for the year ended December 31, 1996, included the results of Hollywood Park operating all aspects of the Hollywood Park-Casino, including the Casino gaming floors. Hollywood Park acquired the Hollywood Park-Casino gaming floor business from Pacific Casino Management ("PCM") on November 17, 1995; therefore, the results of operations for the year ended December 31, 1995, do not include the operating results of the Hollywood Park-Casino gaming floor business prior to November 17, 1995, but rather are reflective of the lease arrangement then in place. The results of operations for the year ended December 31, 1996, included Sunflower's results of operations for the three months ended March 31, 1996, only. As of March 31, 1996, Sunflower's results of operations were no longer consolidated with Hollywood Park's due to Sunflower's May 17, 1996, filing for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower's results of operations are consolidated in the financial statements for the year ended December 31, 1995.

  Total revenues increased by $12,653,000, or 9.7%, for the year ended December 31, 1996, as compared to the year ended December 31, 1995, primarily due to Hollywood Park-Casino gaming revenues. Gaming revenues of $50,272,000 were generated from the Hollywood Park-Casino gaming activities, which Hollywood Park acquired from PCM on November 17, 1995. During the year ended December 31, 1995, Hollywood Park recorded $20,624,000 of lease revenues, $6,032,000 of gaming revenues (covering the period November 17, 1995, through December 31, 1995), and concession sales to PCM of approximately $2,773,000, or total 1995 Hollywood Park-Casino gaming and lease related revenues of $29,429,000. On October 25, 1996, Crystal Park opened under a triple net lease between Hollywood Park and CEI (the operator of Crystal Park). Monthly lease rent is fixed at $200,000 per month for months one through six; $350,000 per month for months seven through twelve, and approximately $759,000 per month for the remaining 48 months of the lease. Racing revenues decreased by $5,728,000, or 7.4%, primarily due to the exclusion of Sunflower's racing revenues for the nine months ended December 31, 1996. Food and Beverage sales decreased by $5,836,000, or 29.5%, with approximately $2,773,000 of the difference attributable to the inclusion of sales to PCM in 1995 with no corresponding sales in 1996, with approximately $2,414,000 of the difference due to the inclusion of a full year of food and beverage sales recorded for Sunflower in 1995 and just three months of Sunflower sales recorded in 1996, with the balance of the difference primarily due to on-track attendance declines at Hollywood Park.

  Total operating expenses increased by $15,939,000, or 12.5%, for the year ended December 31, 1996, compared to the year ended December 31, 1995, primarily due to the inclusion of $27,249,000 of Hollywood Park-Casino gaming floor expenses (with corresponding gaming floor expenses of $4,919,000 in 1995), which more than offset a $7,479,000 reduction in expenses arising from the exclusion in 1996 of Sunflower's expenses for the nine months ended December 31, 1996. Food and Beverage expense decreased by $5,589,000, or 22.2% with $2,089,000 of the savings attributable to the exclusion of Sunflower's expenses subsequent to the first quarter of 1996, and with the balance of the savings primarily attributable to cost savings programs implemented at the Hollywood Park-Casino. Administrative expenses decreased by $5,315,000, or 11.3%, due to the inclusion of a full year of Sunflower expenses in 1995 and just three months of corresponding costs recorded in 1996.

  Included in the 1996 results of operations was the $11,412,000 one time, non-cash write off of Hollywood Park's investment in Sunflower. On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, and thereby, allowing Sunflower to compete with Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Management is currently evaluating all options available to Sunflower, and expects to continue operate Sunflower at least until the Bankruptcy Court issues its pending ruling regarding approval of Sunflower's proposed plan of reorganization and all appeals of that ruling (if any) have been finalized.

  Included in the 1995 results of operations was $6,088,000 of expenses (with no corresponding expenses in 1996) related to the settlement of certain claims in connection with a shareholder class action and related shareholder derivative suit, as more fully described in Hollywood Park's 1996 Annual Report on Form 10-K.

  Depreciation and amortization expenses decreased by $689,000, or 6.1%, primarily due to the exclusion of Sunflower's expenses for the nine months ended December 31, 1996, netted against the amortization of the goodwill associated with the November 17, 1995, acquisition of PCM. Interest expense decreased by $2,980,000, or 76.0%, due to the exclusion of Sunflower's interest expense for the nine months ended December 31, 1996.

  Income tax expense increased by $2,766,000, due primarily to the establishment of certain tax reserves.

  Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994

  The 1995 consolidated financial statements include the results of operations at Hollywood Park, the Hollywood Park-Casino, Sunflower, and Turf Paradise. From July 1, 1994 until November 17, 1995, the Hollywood Park-Casino was operated under a lease by an unaffiliated operator who operated the gaming floor business and Hollywood Park operated all other activities. After a change in California law permitting Hollywood Park to operate the casino directly, the gaming floor business was acquired from the operator as of November 17, 1995, accounted for under the purchase method of accounting. The 1995 Hollywood Park-Casino operating results included ten and a half months of operations under the lease, and one and a half months under Hollywood Park's direct ownership and control. The 1994 operating results include the six months of Hollywood Park-Casino activities under the lease arrangement. Sunflower was acquired as of March 31, 1994, in a transaction accounted for under the purchase method of accounting, and therefore the 1994 statement of operations does not include Sunflower's first quarter results. Turf Paradise was acquired as of August 11, 1994, accounted for under the pooling of interests method of accounting. Accordingly, the 1994 results have been restated to include the operating results of Turf Paradise for the full year.

  Total revenues increased by $13,248,000, or 11.3%, during 1995, as compared to the year ended December 31, 1994. Included in 1995 Gaming revenues was $20,624,000 of Hollywood Park-Casino fixed lease rent revenue (of which the operator paid $12,000,000 in 1995 plus $4,377,000 for food and beverage and interest on accrued and unpaid rent) and $6,032,000 of gaming floor revenue, compared to $11,745,000 of Hollywood Park-Casino fixed lease rent revenue in 1994, (covering six months of casino operations). Racing revenues decreased by $1,683,000, or 2.1%, as a result of a $3,151,000 decline in racing revenues at Sunflower due to intense competition from nearby Missouri riverboat gaming, which more than offset simulcast racing revenue increases at both Hollywood Park and Turf Paradise. Food and beverage revenues decreased by $757,000, or 3.7%. Food and beverage sales at Sunflower declined in 1995 by $1,343,000, as compared to 1994, also as a result of competition from Missouri riverboat gaming. Such Sunflower food and beverage revenues declines were offset by increased Hollywood Park-Casino revenues, due to the casino being open for all 1995 (as opposed to only six months in 1994). Other income increased by $777,000, or 12.3%, principally because (i) other non-casino income increased by $940,000, or 15.0%, and (ii) revenue declines of $769,000 at Hollywood Park due to the cancellation of the Forum Parking Agreement were offset by a full year of Hollywood Park-Casino gift shop and health club sales in 1995 (as opposed to only six months of such sales in 1994). A new Forum Parking Agreement was executed on October 24, 1995, covering the one year from October 1, 1995.

  Total operating expenses, inclusive of $31,938,000 of Hollywood Park-Casino operating expenses (representing a month and a half of gaming floor operations and twelve months of other Hollywood Park-Casino operations, for which there were no gaming floor expenses and just six months of comparable other Hollywood Park-Casino operations activity in 1994), increased by $18,196,000, or 16.7%, during the year ended December 31, 1995, as compared to the year ended December 31, 1994. Gaming expenses of $4,919,000 were recorded in 1995, due to the November 17, 1995, acquisition of the Hollywood Park-Casino gaming floor business from PCM. Racing expenses decreased by $824,000, or 2.7%, primarily due to five fewer live race days at Hollywood Park in 1995 as compared to 1994. Food and beverage expenses increased by $3,310,000, or 15.1%, primarily due to a full year of Hollywood Park-Casino food and beverage services in 1995 (as compared to only six months of such activity in 1994). Administrative expenses increased by $3,294,000, or 7.8%, primarily due to expansion costs incurred in connection with card club casino initiative campaigns, which were defeated in September and November, as well as costs for other expansion endeavors such as a proposed stadium and other card club casinos. All costs associated with expansion projects are expensed during the evaluation stages.

  As previously reported by the Company, and described in the Company's Annual Report on Form 10-K for 1994, six purported class actions (the "Class Actions") were filed beginning in September 1994, against the Company and certain of its directors and officers in the United States District Court, Central District of California (the "District Court") and consolidated in a single action entitled In re Hollywood Park Securities Litigation. On September 15, 1995, a related stockholder derivative action, entitled Barney
v. Hubbard, et al. (the "Derivative Action"), was filed in the California Superior Court for the County of San Diego (the "State Court"). As previously reported, on February 26, 1996, the District Court approved the settlement of the Class Actions and entered a judgment dismissing them in their entirety. On April 3, 1996, the State Court entered an order approving the settlement of the Derivative Action. Hollywood Park also separately settled all purported claims against Hollywood Park and its officers and directors by the former controlling stockholder of Turf Paradise in connection with Hollywood Park's acquisition of Turf Paradise. After giving effect to the amounts to be received by Hollywood Park in settlement of the Derivative Action and from its insurance carrier, Hollywood Park's net settlement payment in the Class Actions, the Derivative Action and in resolving the claims of the former controlling stockholder of Turf Paradise, was approximately $6,100,000 (inclusive of all related costs and expenses), which was expensed in the fourth quarter of 1995.

  The 1994 Hollywood Park-Casino pre-opening and training costs of $2,337,000 were primarily related to wages paid during the on-the-job training of staff hired to open the Hollywood Park-Casino on July 1, 1994. There were no similar costs in 1995. The Turf Paradise acquisition costs were a result of the August 11, 1994, acquisition of Turf Paradise by Hollywood Park; there were no similar costs in 1995.

  Depreciation and amortization increased by $1,821,000, or 19.0%, for the year ended December 31, 1995, as compared to the year ended December 31, 1994. The increase was mainly due to Hollywood Park-Casino operations, and costs associated with the first quarter of 1995 at Sunflower with no corresponding amount in 1994. Interest expense increased by $860,000, or 28.1%, principally due to an additional three months of Sunflower interest expense in the 1995 results. Sunflower's 1994 results are exclusive of the first quarter.

  Income tax expense decreased by $875,000, due primarily to the decrease in pre-tax income in the year ended December 31, 1995 as compared to the year ended December 31, 1994.

  Allowance for bad debts increased by $1,682,000 as of the year ended December 31, 1995, as compared to the year ended December 31, 1994. The increase was attributable to the November 17, 1995 acquisition of the gaming floor business of the Hollywood Park-Casino. To remain competitive in the local card club business, the Hollywood Park-Casino extends credit to card players; whereas, the Company's racing business does not extend credit to players.

 Boomtown

  Disposition of Boomtown Las Vegas

  On July 1, 1997, Boomtown and its subsidiaries exchanged substantially all of their interest in Boomtown Las Vegas (including substantially all of the operating assets and the notes receivable of approximately $27.3 million from the landowner/lessor of the Boomtown Las Vegas property, IVAC, a California general partnership of which Edward P. Roski, Jr. ("Roski"), a former Boomtown director, is a general partner) with Majestic Resorts, LLC ("Majestic") for two notes aggregating approximately $8.5 million in principal amount issued by IVAC, cash, assumption by Majestic (guaranteed by Roski) of the note and lease obligations of Boomtown Las Vegas, and relief from the real estate lease obligations of Boomtown Las Vegas payable to IVAC (such transactions being collectively referred to as the "Blue Diamond Swap"). Boomtown Las Vegas was divested by Boomtown because it had generated significant operating losses since it opened, and had reduced the overall profitability of Boomtown. As a result of the Blue Diamond Swap, IVAC was relieved of the obligation to repay Boomtown the aforementioned loans of $27.3 million. In addition, concurrently with the consummation of the Blue Diamond Swap, Hollywood Park purchased 446,491 shares of Hollywood Park Common Stock received by Roski in the Boomtown Merger for a purchase price of approximately $3.5 million, paid in the form of a Hollywood Park promissory note. See "Election of Directors--Certain Relationships and Related Transactions."

  Nine Months Ended June 30, 1997 Compared to Nine Months Ended June 30, 1996

  For the nine months ended June 30, 1997, total revenues increased by $4.9 million, or 2.8%, as compared to total revenues for the nine months ended June 30, 1996. Gaming revenues increased by $5.0 million, or 3.6%, primarily a result of increase in gaming revenues at Boomtown Biloxi. Boomtown Biloxi has been able to increase market share in the Gulf Coast region due to enhanced marketing and player promotions. The increase in gaming revenues during the nine months ended June 30, 1997, was offset by a 13.9% decrease in gaming revenues at Boomtown Reno, primarily due to severe winter weather conditions. During the three months ended December 31, 1996, the Pacific Northwest, including Reno and northern California, experienced unusually intense weather conditions, thereby reducing the traffic flow on Interstate 80, upon which Boomtown Reno depends on as a primary source of gaming patrons. Food and beverage sales increased by $0.7 million, or 6.0%, due primarily to quality improvements and marketing programs.

  Total operating expenses for the nine months ended June 30, 1997, decreased by $27.6 million, or 13.6%, as compared to the nine months ended June 30, 1996. Included in the expenses for the nine months ended June 30, 1996, was the one time $36.6 million loss incurred on the sale of Boomtown's Las Vegas property. Upon the closing of the sale of the Las Vegas property, Boomtown incurred an additional $1.2 million of expenses that were reflected in the results of operations for the nine months ended June 30, 1997. The one time charge of $14.2 million related to Boomtown's consent and tender of the Boomtown Notes was treated as an extraordinary loss for the nine months ended June 30, 1997. There was no comparable charge for the nine months ended June 30, 1996. Boomtown recorded non-recurring costs of $1.6 million related to the Boomtown Merger during the nine months ended June 30, 1997, compared to $0.7 million of Boomtown Merger costs during the corresponding period in 1996.

  Operating expenses, adjusted for the various one time/non-recurring charges discussed above, for the nine months ended June 30, 1997, increased by $6.8 million, or 4.1%, as compared to similarly adjusted operating expenses for the nine months ended June 30, 1996. Gaming equipment leases expense decreased by $1.7 million, or 34.6%, primarily as a result of restructuring several operating leases to capital leases; thereby, eliminating gaming lease rent expense. Food and beverage expense increased by $2.9 million, or 20.2%, primarily due to the 1997 expansion of food and beverage services at Boomtown New Orleans. General and administrative expenses decreased by $2.1 million, or 4.3%, with approximately $1.1 million of the decrease primarily a result of the restructuring of operating leases for furniture and fixtures to capital leases; thereby, eliminating the associated lease rent expense, and with the balance of the decrease primarily related to payroll saving at Boomtown Reno due to the associated gaming revenue declines, as previously discussed. Marketing and promotion expenses increased by $2.2 million, or 12.7%, primarily related to enhanced marketing efforts at Boomtown Biloxi. Depreciation and amortization expenses increased by $3.5 million, or 43.0%, primarily due to reductions in the estimated useful lives of existing assets, and due to the restructuring of several operating leases to capital leases during the nine months ended June 30, 1997.

  Fiscal Year 1996 Compared to Fiscal Year 1995

  Net loss for the fiscal year ended September 30, 1996, was $35.1 million compared to a net loss of $2.9 million for the fiscal year ended September 30, 1995. Included in the results of operations for the fiscal year ended September 30, 1996, was a one time non-cash charge of $36.6 million related to the Blue Diamond Swap (as described previously). There was no corresponding expense in the results of operations for the fiscal year ended September 30, 1995.

  During the fiscal year ended September 30, 1996 total revenues were $236.0 million compared to $231.8 million in the prior year. Gaming revenues were $188.4 million in 1996 as compared to $189.3 million in 1995. Gains in gaming revenues at Boomtown Reno and Boomtown Biloxi during 1996 were offset by decreases in gaming revenues at Boomtown New Orleans and Boomtown Las Vegas (which was divested in the Blue Diamond Swap). Gaming revenues primarily consist of revenues from slot machines, table games and Keno. Boomtown Reno's gaming revenues grew 5.2% over the prior year primarily as a result of increased casino patronage due to higher traffic volume on Interstate 80, on which Boomtown Reno is heavily dependent for customers. Boomtown Biloxi's gaming revenues have improved due to expansion of the gaming market in the Gulf Coast region combined with increased marketing and promotional efforts. Boomtown Biloxi's gaming revenues increased by 10.0% over the prior year. Boomtown New Orleans' gaming revenues were negatively affected by additional cruising of its riverboat casino as mandated by law. Gaming revenues at Boomtown Las Vegas continued to be less than expected and lower than the prior year resulting from increased competition with other casino operators for the local customer market.

  Non-gaming revenues primarily consist of revenues generated from food and beverage, hotel, recreational vehicle park, family entertainment center, truckstop, service station, mini-mart and other. Non-gaming revenues for the years ended September 30, 1996 and 1995 were $47.7 million and $42.5 million, respectively. Increases in non-gaming revenues were recorded at all four of the Boomtown properties, with the majority of the consolidated improvement due to higher fuel sales at the Boomtown Reno truckstop as well as the expansion of the cabaret show at Boomtown New Orleans.

  The consolidated gaming margin was 57.4% for fiscal 1996, compared to 58.2% in the prior year. The decline is primarily a result of a change in the calculation of gaming taxes at Boomtown New Orleans resulting in the taxes being reclassified and charged as a gaming expense in the current year. During the prior year, the taxes were calculated based on a flat charge per admission and recorded as general and administrative expenses. Additionally, Boomtown's consolidated gaming margin was negatively affected by additional gaming leases entered into in April 1995 resulting in higher gaming equipment lease expense during the period. This decline in the consolidated gaming margin was offset by improvements from Boomtown Biloxi resulting from the discontinuance of the property's FunFlight program in October 1995.

  Marketing, general and administrative expenses primarily consist of advertising and promotional costs, salaries and wages and related benefits, non-gaming taxes and licenses, professional fees and other overhead expenses. Marketing expenses were $22.4 million for the year ended September 30, 1996, a 14.3% increase over the prior year's expense of $19.6 million. Marketing expenses consist of costs associated with printed advertising, outdoor signs, media advertising, promotional events, Boomtown's bus tour and FunFlight programs and other marketing and administrative expenses. The increase in marketing expenses during fiscal 1996 resulted from additional advertising at Boomtown Biloxi and Boomtown Las Vegas in order to promote the Boomtown brand and compete for the local customer market in those areas. Higher promotional events and player's club redemption costs at all Boomtown casinos also contributed to the increase.

  General and administrative ("G&A") expenses were $70.6 million for the year ended September 30, 1996, a 6.2% decline from the $75.3 million recorded during the prior year. G&A expenses were less at Boomtown Las Vegas and Boomtown New Orleans, offset by higher expenses at Boomtown Biloxi. The reduction at Boomtown New Orleans primarily resulted from a reclassification of gaming taxes from G&A to gaming operating expenses during the current year. Lower expenses at Boomtown Las Vegas resulted from a reduction of costs in most overhead departments due to cost control efforts. The increase in Boomtown Biloxi's G&A expenses was attributable to higher property rent as well as building and grounds maintenance costs associated with the aging of the building and barge. Boomtown continues to concentrate on aggressive cost reduction programs for all of its properties.

  During the year ended September 30, 1996 Boomtown incurred charges of approximately $1.1 million related to the Boomtown Merger, as well as $500,000 associated with its license application in the state of Indiana.

  Depreciation and amortization expense rose 1.9% to $10.6 million for the year ended September 30, 1996, a result of ordinary course capital improvements and additions and the restructuring of certain operating leases to capital leases at Boomtown Biloxi and Boomtown New Orleans, thereby capitalizing the equipment and depreciating the costs over the remaining estimated useful lives.

  During the year ended September 30, 1996, Boomtown took a non-cash charge of $36.6 million related to the Blue Diamond Swap. The charge included the write-off of Boomtown's investment in lease of $12.7 million, an $18.9 million write-down of the related party notes receivable to $8.5 million, and the write-off of the remaining net assets less the liabilities assumed by Roski of $5.0 million (approximate value at June 30, 1996). The after-tax loss amounted to $35.7 million, or $3.86 per share.

  The recorded provision for income taxes for the year ended September 30, 1996, does not reflect the anticipated benefit from the write-off associated with the Blue Diamond Swap. The write-off of the $12.7 million investment in lease is not deductible for income tax purposes. In addition, the remaining income tax benefit arising from the Blue Diamond Swap has been offset by a valuation allowance because of the uncertainty regarding the future realization of the related deferred tax asset.

  Fiscal Year 1995 Compared to Fiscal Year 1994

  Gaming revenues as a percent of total revenues increased from 73.8% to 81.7% from fiscal 1994 to fiscal 1995. This was due to the opening of the three new gaming properties, particularly Boomtown Biloxi and Boomtown New Orleans. Boomtown Biloxi's and Boomtown New Orleans' gaming revenues provided approximately 90% and 97% of each partnership's total revenues, respectively. Gaming revenues increased 148% or $113 million, primarily due to the opening of the three new gaming properties in the third and fourth quarters of fiscal 1994. Boomtown Reno's gaming revenue decreased 3%, from $43.8 million to $42.6 million due to severe winter weather conditions in the first two fiscal quarters. The new properties, Boomtown Las Vegas, Boomtown Biloxi and Boomtown New Orleans, contributed $32.9 million, $41.7 million and $72.2 million, respectively, to casino revenues.

  Non-gaming revenues increased $15.5 million from $27.0 million to $42.5 million. The increases were primarily related to the opening of the new gaming properties. Boomtown Biloxi contributed an increase of $1.9 million and $1.6 million from its food and beverage operation and its family entertainment center, respectively in addition to other income of $223,000; Boomtown New Orleans contributed increases of $789,000 and $548,000 from its family entertainment center, its food and beverage operation and the cabaret, respectively, in addition to other income of $374,000; and Boomtown Las Vegas contributed increases of $4.9 million, $2.2 million and $1.2 million from its food and beverage, hotel operations and recreational vehicle park, respectively, in addition to other income of $581,000. Boomtown Reno's non-gaming revenues increased by $717,000 of which $314,000 was due to the opening of a steakhouse in May 1994. The remainder of the increases at Boomtown Reno were related to the family entertainment center, hotel, recreational vehicle park, and entry fees for gaming and golf tournaments.

  Gaming expenses increased $47.8 million or 153% from fiscal 1994 to fiscal 1995 and as a percent of revenues from 30.2% to 34.1%. Gaming expenses as a percent of total revenues were 29.6%, 31.9%, 41.9% and 34.5% at Boomtown Reno, Boomtown Las Vegas, Boomtown Biloxi, and Boomtown New Orleans, respectively. Except for Boomtown Biloxi, the variance is due primarily to the difference in gaming tax rates. Boomtown

Biloxi's variance is primarily due to the addition of the FunFlight program in fiscal 1995 which had operating expenses of $3.1 million and revenues of $1.4 million. In addition, an increase of $5.4 million was related to gaming equipment lease expenses due to the sale and leaseback of certain furniture, fixtures and equipment at the various properties that occurred during the end of the 1994 fiscal year and at the beginning of the 1995 fiscal year.

  Non-gaming operating expenses consist of costs incurred for food and beverage, hotel, recreational vehicle park, family entertainment center, truckstop, service station, mini-mart and other. Non-gaming operating expenses increased $10.7 million. The increases were primarily related to the opening of the three new gaming properties in fiscal 1994.

  Marketing, general and administrative expenses increased from $33.3 million in fiscal 1994 to $94.9 million in fiscal 1995, an increase of $61.6 million. This increase was primarily due to the opening of the three new gaming properties ($59.9 million) in fiscal 1994. The remainder of the increase is due to the addition of the player's slot club and promotions related to bus tour programs at Boomtown Reno.

  Discontinued projects primarily consist of write-offs and accruals for development costs associated with Boomtown's research and pursuit into various gaming jurisdictions for the purpose of applying for gaming licenses. Significant write-offs in the third quarter included development costs related to the following projects; Lawrenceburg, Indiana (approximately $4.3 million), the state of Missouri ($727,000), the state of Iowa ($335,000) and other miscellaneous projects ($220,000). In addition, Boomtown terminated a merger and related agreements with National Gaming Corporation, Inc. in April 1995. As a result, Boomtown wrote-off $450,000 of accumulated expenses related to the transaction.

  Depreciation and amortization expense increased $4.5 million or 77% but decreased as a percent of revenues. The increase primarily reflects a full years depreciation on the new assets purchased and constructed for Boomtown Las Vegas, Boomtown Biloxi and Boomtown New Orleans during fiscal 1994. The decrease as a percent of total revenues is due to the sale and leaseback of certain furniture, fixtures and gaming equipment at the end of the second quarter totalling approximately $5.2 million.

  Income from operations improved from a loss from operations of $6.3 million in fiscal 1994 to income from operations of $7.2 million in fiscal 1995, for the reasons set forth above.

  Interest expense, net of capitalized interest increased by $7.8 million. This was due to a decrease in capitalized interest of $5.2 million offset by an increase in interest expense of $2.6 million. Capitalized interest was significantly higher in the prior fiscal year due to the construction of Boomtown Biloxi, Boomtown Las Vegas and Boomtown New Orleans. Interest expense is higher for fiscal 1995 compared to fiscal 1994 primarily due to the additions of $3.1 million of long-term debt during the end of the fourth quarter of fiscal 1994 and additions of $5.9 million in the second quarter of fiscal 1995. The weighted average long-term debt outstanding and the related interest rate for the year ended September 30, 1995 was $111.9 million and 11.7%, respectively, as compared to $109.1 million and 12.7%, respectively, for the year ended September 30, 1994. Loss on marketable securities was $1.7 million in fiscal 1994 due to a decline in the market value of investments in two short-term government bond funds purchased for approximately $50.0 million.

  The minority partners' share of operations of the consolidated partnership of Mississippi-I Gaming, L.P. and Louisiana-I Gaming, L.P. are reported as "minority interest." The $1.1 million of loss related to minority interests in fiscal 1995 is comprised of $2.0 million loss related to Mississippi-I Gaming, L.P. offset by $.9 million of income related to Louisiana-I Gaming, L.P. The $352,000 of minority interest in fiscal 1994 is related primarily to the minority interest in Mississippi-I Gaming, L.P.

  Boomtown has a state income tax provision of $1.1 million related to net income generated from Boomtown New Orleans and a federal income tax benefit of approximately $300,000 during fiscal 1995. Boomtown's federal income tax benefit (effective rate of 15%) is lower than the federal statutory rate due to amortization of goodwill and an increase in nondeductible items as a result of a change in deductibility of meals and entertainment from 80% to 50%. At September 30, 1995, Boomtown had deferred tax assets and deferred tax liabilities of approximately $7.1 million and $8.2 million respectively. Hollywood Park believes that the future benefits from the deferred tax assets will be realized in full.

  As a result of the factors discussed above, the net loss decreased $5.2 million from a loss of $8.1 million in fiscal 1994 to a loss of $2.9 million in fiscal 1995.

POST-REIT PRO FORMA RESULTS OF OPERATIONS

  The following discussion relates to the pro forma results of operations for each of HP Realty and HP Operating Company, after giving effect to the Reorganization, as well as to the Boomtown Merger and the issuance of the Notes.

 HP Realty

  Immediately after the Reorganization, substantially all of HP Realty's revenues will be derived from rent payments made by HP Operating Company under the leases covering the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track. See "Business of HP Realty After the Reorganization." Rents payable to HP Realty under these leases will generally be based, subject to certain minimum monthly payments, on varying percentages (based on the source of revenue) of HP Operating Company's revenues from these facilities, including revenues from pari-mutuel wagering, card club gaming revenues and race track concession sales. See "The Reorganization-- Relationship Between the Companies After the Reorganization." Therefore, the pro forma results of operations of HP Realty are almost entirely dependent on the operations of these facilities. HP Realty's pro forma results of operations also include the operations of the Hollywood Park Golf and Sports Center (the "Golf Center") and the Turf Paradise Travel Trailer Park (the "Trailer Park").

  Nine months ended September 30, 1997

  On a pro forma basis for the nine months ended September 30, 1997, HP Realty recorded total revenues of $10,750,000. Total revenues consisted of rental of property income of $9,810,000, related to the leasing of the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Tracks to HP Operating Company. Total revenues also included other income of $940,000, primarily attributable to the Golf Center and the Trailer Park.

  Total pro forma operating expenses during the period equaled $5,829,000. Operating expenses consisted primarily of depreciation and amortization expense of $4,628,000 on the assets leased to HP Operating Company and HP Realty's other assets. Administrative costs of $691,000 consisted primarily of legal costs, audit fees, directors fees and expenses, and general business operating costs. Other expenses of $510,000 were primarily related to the operation of the Golf Center and the Trailer Park. During the period, HP Realty also incurred interest expense of $155,000, relating to general banking fees.

  Pro forma net income before extraordinary item of $4,766,000 was recorded for the nine months ended September 30, 1997. Assuming that HP Realty's taxable income for this period was equal to its financial statement income for this period and assuming that such nine-month period constituted an entire taxable year, under the Code HP Realty would have been required to distribute at least 95% of this amount (approximately $4,528,000) to stockholders as dividends.

  Year ended December 31, 1996

  On a pro forma basis for the year ended December 31, 1996, HP Realty recorded total revenues of $15,777,000. Total revenues consisted of rental of property income of $14,623,000, related to the leasing of the

Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Tracks to HP Operating Company. Total revenues also included other income of $1,154,000, primarily attributable to interest income and the Golf Center and Trailer Park.

  Total pro forma operating expenses during the period equaled $7,746,000. Operating expenses consisted primarily of depreciation and amortization expense of $6,134,000 on the assets leased to HP Operating Company and HP Realty's other assets. Administrative costs of $937,000 consisted primarily of legal costs, audit fees, directors fees and expenses, and general business operating costs. Other expenses of $675,000 were primarily related to the operation of the Golf Center and the Trailer Park. During the period, HP Realty also incurred interest expense of $134,000, relating to general banking fees.

  Pro forma net income before extraordinary item of $7,897,000 was recorded for the year ended December 31, 1996. Assuming that HP Realty's taxable income for this period was equal to its financial statement income for this period, under the Code HP Realty would have been required to distribute at least 95% of this amount (approximately $7,502,000) to stockholders as dividends.

 HP Operating Company

  Immediately after the Reorganization, HP Operating Company will be the owner of all of Hollywood Park's current assets and operating businesses except for
(i) the land and facilities at the Hollywood Park property in Inglewood, California, (ii) the land and facilities at the Turf Paradise property in Phoenix, Arizona, (iii) the Golf Center operations, and (iv) the Trailer Park operations. See "Business of HP Operating Company After the Reorganization." HP Operating Company's pro forma revenues (both by sources and by levels of revenues) are substantially the same as the combined revenues of Hollywood Park and Boomtown. In addition, HP Operating Company's pro forma expenses are substantially the same as the combined expenses of Hollywood Park and Boomtown, except HP Operating Company's pro forma expenses also include rent payments to HP Realty on the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track. See "--Results of Operations-- Hollywood Park" and "--Results of Operations--Boomtown" above.

  Nine months ended September 30, 1997

  On a pro forma basis, total revenues for HP Operating Company were $258,365,000 during the nine months ended September 30, 1997. Total revenues primarily consisted of gaming revenues of $167,339,000 from the three Boomtown casinos and the two California card clubs, and racing revenues of $48,084,000 from the Hollywood Park Race Track and the Turf Paradise Race Track. During the period, HP Operating Company also recorded revenues of $17,937,000 from food and beverage sales at its casinos and race tracks, $11,467,000 from the operations of the truck stop and service station at Boomtown Reno, and $1,376,000 from the operations of the hotel and recreational vehicle park at Boomtown Reno. In addition, HP Operating Company recorded other revenue of $12,162,000, consisting primarily of other non-gaming revenues at the Boomtown properties and parking fees paid by Great Western Forum patrons at the Hollywood Park Race Track property.

  Total pro forma operating expenses during the nine months ended September 30, 1997 were $238,608,000. Included in total operating expenses for the period was rental of property expense of $9,810,000 relating to the rental of the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track. All other operating expenses were related to the various businesses and subsidiaries of HP Operating Company.

  Interest expense was recorded with respect to the Notes, the remaining outstanding Boomtown Notes and the short term borrowing against the Bank Credit Facility. The short term borrowing was used to fund the redemption of the majority of the Boomtown Notes, and was repaid with the proceeds from the issuance of the Notes. Because, as between HP Realty and HP Operating Company, HP Operating Company has agreed to by primarily responsible for payments on the Notes, all of the interest expense on the Notes during the period has been allocated to HP Operating Company and none has been allocated to HP Realty. See "The Reorganization--Allocation of Indebtedness."

  Pro forma income before minority interests and income taxes for the period was $8,861,000. After deducting minority interest of $80,000 and income tax expense of $3,925,000, pro forma income before extraordinary item for the nine months ended September 30, 1997 was $4,856,000.

  Year ended December 31, 1996

  On a pro forma basis, total revenues for HP Operating Company were $335,429,000 during the year ended December 31, 1996. Total revenues primarily consisted of gaming revenues of $208,699,000 from the three Boomtown casinos and the two California card clubs, and racing revenues of $71,308,000 from the Hollywood Park Race Track and the Turf Paradise Race Track. During the period, HP Operating Company also recorded revenues of $22,737,000 from food and beverage sales at its casinos and race tracks, $14,700,000 from the operations of the truck stop and service station at Boomtown Reno, and $1,683,000 from the operations of the hotel and recreational vehicle park at Boomtown Reno. In addition, HP Operating Company recorded other revenue of $16,302,000, consisting primarily of other non-gaming revenues at the Boomtown properties and parking fees paid by Great Western Forum patrons at the Hollywood Park Race Track property.

  Total pro forma operating expenses during the year ended December 31, 1996 were $361,543,000. Included in total operating expenses for the period was rental of property expense of $14,623,000 relating to the rental of the Hollywood Park Race Track, the Hollywood Park-Casino and the Turf Paradise Race Track. A one time non-cash write off of HP Operating Company's investment in Sunflower of $11,412,000 was recorded during the year ended December 31, 1996, due to Sunflower's inability to effectively compete with nearby Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Also included in total expenses during the period was a one time charge of $36,563,000 related to the disposition of Boomtown's Las Vegas property. See "--Results of Operations--Boomtown-- Disposition of Boomtown Las Vegas." All other operating expenses were related to the various businesses and subsidiaries of post-Reorganization HP Operating Company.

  Interest expense of $15,334,000 was recorded during the period on the Notes and the Boomtown's First Mortgage Notes.

  Pro forma loss before minority interests and income taxes for the period was $41,448,000. After crediting minority interest of $149,000 and income tax benefit of $131,000, pro forma loss before extraordinary item for the year ended December 31, 1996 was $41,168,000.

LIQUIDITY AND CAPITAL RESOURCES

  Hollywood Park's principal source of liquidity as of September 30, 1997, was cash and cash equivalents of $22,007,000. Cash and cash equivalents increased by $10,085,000 during the nine months ended September 30, 1997. Net cash provided by operating activities was $6,059,000. Net cash used by investing activities was $5,884,000. Cash used for capital assets of $23,059,000 included amounts spent for the purchase of a new riverboat for Boomtown New Orleans, the down payment on the purchase of the barge for Boomtown Biloxi, and normal and necessary capital improvements. Cash provided by investing activities related to the cash acquired from Boomtown in the Boomtown Merger (net of Hollywood Park's merger costs) and by the liquidation of the Company's short term corporate bond investments. Net cash provided by financing activities was $9,910,000. Cash of $125,000,000 was raised with the issuance of the Notes on August 6, 1997 (as described below). Cash of approximately $110,924,000 was used to redeem a majority of Boomtown's 11.5% First Mortgage Notes. Cash was disbursed for the payment of the preferred stock dividend through the date of conversion. Cash payments were also made on a variety of secured notes for gaming and other operating assets held by the various Boomtown properties, including the approximately $2,107,000 payment of a Boomtown New Orleans note payable on the original riverboat.

  Cash and cash equivalents decreased by $6,723,000 during the nine months ended September 30, 1996. Net cash provided by operating activities was $11,761,000. Net cash used in investing activities was $14,692,000, which included disbursements for the construction of the Crystal Park Casino, along with normal and necessary capital improvements. Net cash used in financing activities was $3,792,000, which included the payment of a secured note, the payment of dividends on the preferred stock, and the repurchase of the Company's common stock, netted against cash received from the minority members of Crystal Park LLC.

  Hollywood Park. On June 30, 1997, Hollywood Park and a bank syndicate led by Bank of America finalized the Bank Credit Facility, a reducing revolving credit facility allowing for drawings up to $225,000,000. On August 7, 1997, the Bank Credit Facility was reduced by $125,000,000 (the aggregate principal amount of the Notes issued as described below) to $100,000,000. Of such $100,000,000, approximately $83.6 million was available at September 30, 1997, as a result of covenant limitations. The Bank Credit Facility is secured by substantially all of the assets of Hollywood Park and its significant subsidiaries, and imposes certain customary affirmative and negative covenants.

  The Bank Credit Facility has been amended twice. The first amendment, among other matters, reduced the availability of the facility until the Bank Credit Facility was approved by the Louisiana Gaming Control Board. Hollywood Park received this approval on July 10, 1997. The second amendment, among other things, allowed the co-issuance of the Notes by HP Operating Company with Hollywood Park.

  Debt service requirements on the Bank Credit Facility consist of current interest payments on outstanding indebtedness through September 30, 1999. As of September 30, 1999, and on the last day of each third calendar month thereafter, through June 30, 2001, the Bank Credit Facility will decrease by 7.5% of the commitment in effect on September 30, 1999. As of September 30, 2001, and on the last day of each third calendar month thereafter, the Bank Credit Facility will decrease by 10% of the commitment in effect on September 30, 1999. Any principal amounts outstanding in excess of the Bank Credit Facility commitment, as so reduced, will be payable on such quarterly reduction dates.

  The Bank Credit Facility provides for a letter of credit sub-facility of $10,000,000, of which $2,035,000 is currently outstanding for the benefit of Hollywood Park's California self insured workers' compensation program. The facility also provides for a swing line sub-facility of up to $10,000,000.

  Borrowings under the Bank Credit Facility bear interest at an annual rate determined, at the election of Hollywood Park, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending upon Hollywood Park's ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The margins start at 1.25% for Eurodollar loans and at 0.25% for Base Rate loans, at funded debt to EBITDA ratio of less than 1.50%. Thereafter, the margin for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for Eurodollar loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50%, the applicable margins will increase to 3.25% for Eurodollar loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for Eurodollar loans and 3.25% for Base Rate loans. The applicable margins as of September 30, 1997, were 1.75% with respect to the Eurodollar Rate based interest rate and 0.75% with respect to the Base Rate interest rate.

  The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements, up to a maximum notional amount of $125,000,000. Presently, Hollywood Park does not utilize such financial instruments, though it may in the future.

  Hollywood Park pays a quarterly commitment fee for the average daily amount of unused portions of the Bank Credit Facility. The commitment fee is also dependent upon Hollywood Park's ratio of funded debt to EBITDA. The commitment fee for the Bank Credit Facility starts at 31.25 basis points when the ratio is less than 1.00, and increases by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. For the quarter beginning October 1, 1997, this fee is 43.75 basis points.

  On July 3, 1997, Hollywood Park borrowed $112,000,000 from the Bank Credit Facility to fund Boomtown's offer to purchase the Boomtown Notes, and repaid this amount on August 7, 1997, with a portion of the proceeds from the August 6, 1997, issuance of $125,000,000 of Series A 9.5% Senior Subordinated Notes due 2007 (together with any Series B Notes issued in exchange for the Series A Notes, the "Notes"). The Notes were co-issued by Hollywood Park and HP Operating Company. The balance of the proceeds from the issuance of the Notes was primarily used for the purchase of a new riverboat for Boomtown New Orleans, and other general corporate needs.

  Interest on the Notes is payable semi-annually, on February 1st and August 1st. The Notes will be redeemable at the option of Hollywood Park and HP Operating Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, with the premium to the face amount decreasing on each subsequent anniversary date. The Notes are unsecured obligations of Hollywood Park and HP Operating Company, guaranteed by all other material restricted subsidiaries of either Hollywood Park or HP Operating Company.

  The indenture governing the Notes contains certain covenants that, among other things, limit the ability of Hollywood Park, HP Operating Company and their restricted subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations.

  As of February 9, 1998, Hollywood Park had outstanding under the Bank Credit Facility borrowings of $10 million and a $2 million letter of credit. It is anticipated that, in connection with the Reorganization, Hollywood Park will repay any outstanding borrowings under the Bank Credit Facility, and HP Realty and HP Operating Company will negotiate new lines of credit that will reflect their separate existence. Although Hollywood Park believes that the Reorganization may enable HP Realty and HP Operating Company to borrow on favorable terms after the Reorganization, negotiations have not commenced with any banks regarding new lines of credit, and there can be no assurance that HP Realty and HP Operating Company will be able to obtain bank lines of credit on as favorable terms as the terms of the Bank Credit Facility. See "Risk Factors--Need for Third-Party Financing." Furthermore, following the Reorganization, HP Realty and HP Operating Company will be required to make an offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes (or if there is a decline in the rating of the Notes as a result of the Reorganization, the repurchase price shall be 102%), plus accrued and unpaid interest to the date of repurchase. If HP Realty and HP Operating Company are required to repurchase a significant portion of the Notes, there can be no assurance that financing to replace such Notes will be available on favorable terms. See "Risk Factors--Dependence on Future Borrowings." See "The Reorganization--Allocation of Indebtedness" for a discussion of the anticipated effect of the Reorganization on the Notes.

  On July 1, 1997, in connection with the divestiture of Boomtown's Las Vegas property, Hollywood Park issued an unsecured promissory note of approximately $3,465,000 to purchase the Hollywood Park Common Stock issued to Roski in the Boomtown Merger. The promissory note bears interest equal to the Bank of America reference rate plus 1.0%. Interest is payable annually with five annual principal payments of approximately $693,000 commencing July 1, 1998.

  During the nine months ended September 30, 1997, Hollywood Park paid dividends of $1,520,000 on its convertible preferred stock, representing $70.00 per share, or $0.70 per depositary share. Effective August 28, 1997, the Company's 2,749,900 outstanding Depositary Shares were converted into approximately 2,291,500 shares of its common stock, thereby eliminating the annual preferred cash dividend payment of approximately $1,925,000 for future periods.

  As of September 30, 1997, Hollywood Park liquidated its investments in corporate bonds. During the nine months ended September 30, 1997, proceeds from the sale or redemption of the corporate bond investments were approximately $4,766,000, with gross realized gains and losses of approximately $9,000, and $88,000, respectively.

  Effective December 4, 1997, HP/Compton, Inc., a wholly-owned subsidiary of Hollywood Park, purchased First Park Investments, LLC's (owned by Mr. and Mrs.
Chu) 3.4% membership interest in Crystal Park LLC for $1,000,000, increasing Hollywood Park's ownership in Crystal Park LLC to 93.2%.

  Boomtown. In November 1993, Boomtown sold $103,500,000 of the Boomtown Notes. On July 3, 1997, pursuant to a tender offer, Boomtown repurchased and retired approximately $102,142,000 in principal amount of the Boomtown Notes, at a purchase price of $1,085 per $1,000 in principal amount, along with accrued interest thereon.

  As a result of the Boomtown Merger, Boomtown, as required under the indenture governing the Boomtown Notes, initiated a change in control purchase offer at a price of $1,010 for each $1,000 for the remaining approximately $1,358,000 aggregate principal amount of Boomtown Notes outstanding. This change in control purchase offer was completed on August 12, 1997, with only $105,000 of the remaining Boomtown Notes tendered.

  On August 4, 1997, Hollywood Park executed a promissory note pursuant to which one of the Hollywood Park entities purchased the barge and the building shell at Boomtown Biloxi for a total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance due of $3,750,000 payable in three equal annual installments of $1,250,000. Interest on the promissory note is equal to the prime interest rate in effect on the first day of the quarterly period. The principal amount of the promissory note, together with accrued interest, may be repaid, without penalty, in whole or in part, at any time.

  On August 7, 1997, Boomtown New Orleans prepaid the 13.0% note payable secured by the original riverboat, currently in use. The cost of the prepayment (inclusive of a 1.0% prepayment penalty) was approximately $2,107,000.

  As of August 8, 1997, Boomtown New Orleans became wholly-owned by Hollywood Park. Previously, Boomtown New Orleans was owned and operated by the Louisiana Partnership, of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Eric Skrmetta ("Skrmetta"). On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the terms of the agreement, Boomtown made a down payment of $500,000, and Hollywood Park paid the remaining $5,170,000 on August 8, 1997.

  On September 25, 1997, Hollywood Park acquired the Crescent City Queen (to be renamed Boomtown Belle II) riverboat from Casino Magic Corporation, at a cost of approximately $11,700,000. Hollywood Park will invest approximately $4,700,000 to renovate and equip the Boomtown Belle II, which is expected to be placed in service mid-December 1997.

  As of September 30, 1997, Boomtown had two notes payable for gaming and other operating equipment totaling approximately $359,000. Boomtown also has various capital lease obligations for gaming and other operating equipment, totaling approximately $2,055,000.

  In connection with the sale of its Las Vegas property, Boomtown took back two notes receivable from Edward P. Roski, Jr., the former lessor of the Las Vegas property, totaling approximately $8,465,000. The first note receivable is for $5,000,000, bearing interest at Bank of America's reference rate plus 1.5% per year, with annual principal payments of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable, in full, on July 1, 2000.

  Sunflower. On March 24, 1994, an Amended and Restated Credit and Security Agreement (the "Sunflower Senior Credit") was executed between Sunflower and five banks in connection with Hollywood Park's acquisition of Sunflower. As of September 30, 1997, the outstanding balance of the Sunflower Senior Credit was $28,667,000. The Sunflower Senior Credit is non-recourse to Hollywood Park.

  On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. The Cash Collateral Agreement suspended any interest or principal payments on the Sunflower Senior Credit until August 12, 1997. The Bankruptcy Court has issued an order extending the Cash Collateral Agreement until it issues its pending ruling regarding approval of Sunflower's proposed plan of reorganization. The Cash Collateral Agreement requires Sunflower to make certain cash payments to Wyandotte County, Kansas, the creditors under the Sunflower Credit and Trak East (the unaffiliated operator of racing at Sunflower).

  On July 15, 1997, Sunflower presented to the Bankruptcy Court a plan of reorganization (the "Plan") which provides for the sale of Sunflower's property to the Wyandotte Tribe of Oklahoma (the "Wyandotte Tribe"). Under the Plan, some or all of the land would be held by the United States Government in trust for the Wyandotte Tribe, and a casino would be developed on the property. Upon completion of the casino, HP Kansas, Inc. (a wholly-owned subsidiary of Hollywood Park) and a partner (North American Sports Management or an affiliate) will provide consulting services to the casino. Under this arrangement, HP Kansas would be entitled to receive a share of the revenues of the casino. Under the plan, in order to allow the property to be released as collateral and sold to the Wyandotte Tribe, Sunflower will be required to have standby letters of credit issued to support certain payments to be made to the lenders under the Sunflower Senior Credit and the Wyandotte County Treasurer's office. The aggregate amount of such letters of credit is anticipated to be in excess of $29 million. Hollywood Park will arrange for the issuance of such letters of credit on behalf of Sunflower.

  In 1995, under a promissory note executed in December 1994, between Hollywood Park and Sunflower, Hollywood Park advanced $2,500,000 to Sunflower to make certain payments due on the Sunflower Senior Credit. The amounts borrowed under the promissory note, along with accrued interest, are subordinate to the Sunflower Senior Credit. Although Hollywood Park will continue to pursue payment of the promissory note, for financial reporting purposes the outstanding balance of the promissory note was written off as of March 31, 1996.

  Capital commitments; Expansion costs. As of September 30, 1997, Hollywood Park had one material capital commitment of approximately $9,000,000 with respect to construction of the casino for the Yakama expansion, as previously described.

  Expansion Costs. In addition to the financing needs discussed above, and the capital needed for construction of the casino for the Yakama expansion, Hollywood Park has other potential capital needs with respect to the Boomtown Reno and Boomtown New Orleans. The Company expects to spend approximately $25,000,000 on the expansion and renovation of Boomtown Reno, including additional hotel rooms, expanded gaming space and other amenities, which is expected to be completed by the end of 1998. The Company also expects to spend approximately $10,000,000 on the expansion and upgrade of Boomtown New Orleans, including the build-out of the second floor of the land-based facility which is expected to be completed by mid-1998. The Boomtown
New Orleans Boomtown Belle II riverboat renovation is expected to cost approximately $4,700,000 and is expected to be completed by the end of the first quarter of 1998.

  Post-REIT Pro Forma Liquidity and Capital Resources. On a pro forma basis, as of September 30, 1997, HP Realty's principal source of liquidity was cash and cash equivalents of $3,567,000 and HP Operating Company's principal source of liquidity was cash and cash equivalents of $18,440,000.

  Under the Code's REIT provisions, after the Reorganization HP Realty will be required to distribute as dividends to its stockholders at least 95% of its taxable income (other than net capital gains). Therefore, assuming taxable income was equal to financial statement income for the relevant periods, HP Realty would have been required to make pro forma dividend distributions of at least $4,528,000 and $7,502,000 during the nine months ended September 30, 1997, and the year ended December 31, 1996, respectively. These dividends would have been funded out of operating cash flows. It is expected that, after the Reorganization, HP Realty will be able to fund its dividend obligations and other general business operating needs from the operating cash flows generated from the rental of real estate assets. HP Realty is expected to fund any state and federal tax liabilities arising from the Reorganization transactions by drawing on bank lines of credit. Based on estimates prepared by

Hollywood Park, the amount of such tax liabilities could be approximately $54 million, although there can be no assurance that the actual amount will not be significantly higher. See "Risk Factors--Uncertain Amount of Corporate and Stockholder Tax Liability."

  After the Reorganization, due to its obligation to make rent payments to HP Realty (which were approximately $9,810,000 and $14,523,000 during the nine months ended September 30, 1997, and the year ended December 31, 1996, respectively) and the seasonality of the horse racing and gaming businesses, it is expected that HP Operating Company may be required to make short term borrowings against its bank lines of credit to fund general business needs. It is expected that such borrowings may be required during the first and fourth calendar quarters of each year, but there can be no assurance that borrowings would not be required during other periods. Furthermore, as stated above, after the Reorganization HP Realty and HP Operating Company will need to negotiate new bank lines of credit, and there can be no assurance that such bank lines of credit will be obtained on terms as favorable as those of the Bank Credit Facility.

  General. Hollywood Park is continually evaluating future growth opportunities in the gaming, sports and entertainment industries. After the Reorganization, HP Realty and HP Operating Company will continue to evaluate these opportunities. See "The Reorganization--Business Strategies of the Reorganized Companies." Hollywood Park expects that funding for growth opportunities, payment of interest on the Notes, payments on notes payable and capital expenditure needs will come from existing cash balances, cash generated from operating activities and borrowings from the credit facilities. In the opinion of management, assuming the Bank Credit Facility is refinanced on favorable terms and the Notes are not redeemed (or if redeemed, they are refinanced on comparable terms), these resources will be sufficient to meet Hollywood Park's (and after the Reorganization, HP Realty and HP Operating Company's) anticipated cash requirements for the foreseeable future and in any event for at least the next twelve months.

                 DESCRIPTION OF CAPITAL STOCK OF THE COMPANIES

  In connection with the Reorganization, (i) Hollywood Park's Certificate of Incorporation, as amended for the Reorganization Amendments and (if approved) the Supermajority Elimination Amendment and the Gaming Amendment, will become HP Realty's Certificate of Incorporation (the "HP Realty Charter"), (ii) HP Operating Company's Certificate of Incorporation (the "HP Operating Company Charter") will be amended to be substantially similar to the HP Realty Charter, and (iii) HP Realty's (formerly Hollywood Park's) By-Laws and HP Operating Company's By-Laws (respectively, the "HP Realty By-Laws" and "HP Operating Company By-Laws") will be amended to provide for the pairing of HP Realty Common Stock and HP Operating Company Common Stock. Following the Reorganization, the rights of stockholders of HP Realty and HP Operating Company will be governed by the HP Realty Charter and the HP Operating Company Charter (collectively, the "Charters"), the HP Realty By-Laws and the HP Operating Company By-Laws (collectively, the "By-Laws"), and will continue to be governed by the Delaware General Corporation Law.

  The following discussion summarizes the material terms of the Charters and the By-Laws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charters and the By-Laws and the relevant provisions of the Delaware General Corporation Law. The HP Realty Charter and the HP Operating Company Charter, as they will be amended and restated following completion of the Reorganization (and assuming stockholder approval of the Supermajority Elimination Amendment and the Gaming Amendment), are attached hereto as Appendices A and B, respectively. Sections 7.2 and 7.6 (relating to the pairing of the HP Realty Common Stock and HP Operating Company Common Stock) of each of the HP Realty By-Laws and the HP Operating Company By-Laws, as they will be amended as of the completion of the Reorganization, are attached hereto as Appendices C and D, respectively.

  Upon consummation of the Reorganization, under the Charters, each of HP Realty and HP Operating Company will have the authority to issue 40,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), 100,000,000 shares of common stock, $.01 par value ("Common Stock"), and 25,000,000 shares of excess common stock, $.01 par value ("Excess Stock"). HP Realty will also have the authority to issue 1,000 shares of common stock, $.10 par value ("Unpaired Common Stock"). No shares of Preferred Stock, Excess Stock or Unpaired Common Stock will be outstanding immediately following the consummation of the Reorganization.

COMMON STOCK

  The holders of paired shares of HP Realty Common Stock and HP Operating Company Common Stock will be entitled to one vote per share on all matters voted on by stockholders of each Company, including elections of directors. Except as otherwise required by law, by the Charters with respect to Excess Stock or Unpaired Common Stock, or provided in any resolution adopted by the Board of Directors of either HP Realty or HP Operating Company with respect to any series of Preferred Stock, the holders of paired shares of HP Realty Common Stock and HP Operating Company Common Stock exclusively possess all voting power. The Charters do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock and the rights of holders of Excess Stock and Unpaired Common Stock, the holders of paired shares of HP Realty Common Stock and HP Operating Company Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of HP Realty or HP Operating Company from funds legally available for such purpose, and upon liquidation will be entitled to receive pro rata all assets of HP Realty and HP Operating Company available for distribution to such holders. Upon consummation of the Reorganization, all issued and outstanding paired shares of HP Realty Common Stock and HP Operating Company Common Stock will be fully paid and nonassessable, and the holders thereof will not have preemptive rights.

PREFERRED STOCK

  The Charters provide that each of HP Realty and HP Operating Company may, by vote of its Board of Directors, issue up to 40,000,000 shares of Preferred Stock, $.01 par value, in one or more series, and that its

Board may fix the voting powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereon (including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences) and the number of shares constituting any series or designation of such series, without further vote or action by the stockholders. Neither HP Realty nor HP Operating Company may authorize any series of Preferred Stock unless the certificate of designations governing the terms of such series contains restrictions on ownership and transfer substantially similar to those applicable to the Common Stock and a corresponding series of excess preferred stock is simultaneously authorized.

  The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the companies without further action by the stockholders (and as such may be used as an anti-takeover device) and may adversely affect the voting and other rights of the holders of HP Realty Common Stock and HP Operating Company Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of HP Realty Common Stock and HP Operating Company Common Stock, including the loss of voting control to others. Depending on the terms of a particular series of Preferred Stock and other circumstances, the issuance of Preferred Stock could also reduce funds available for distribution to holders of HP Realty Common Stock and HP Operating Common Stock as dividends or upon liquidation of the companies.

EXCESS STOCK

  In the event of a violation of certain transfer restrictions contained in the Charters, shares of HP Realty Common Stock and HP Operating Company Common Stock will automatically be converted into an equal number of shares of Excess Stock of HP Realty and HP Operating Company, and transferred to a trust (a "Trust"). The Excess Stock held in trust shall remain outstanding and will be held by the trustee of the Trust (the "Trustee") for the benefit of a charitable beneficiary (a "Beneficiary"). The Trustee and the Beneficiary will be designated by mutual agreement of the HP Realty and HP Operating Company Boards of Directors pursuant to the terms of the Pairing Agreement. Each share of Excess Stock will entitle the holder to the number of votes the holder would have if such share of Excess Stock was a share of Common Stock, on all matters submitted to a vote of stockholders. The Trustee, as record holder of the Excess Stock, will be entitled to vote all shares of Excess Stock. Each share of Excess Stock will be entitled to the same dividends and distributions (as to timing and amount) as the shares of the Common Stock from which such Excess Stock was converted. The Trustee of the Trust, as record holder of the Excess Stock, will be entitled to receive all dividends and distributions and will hold such dividends and distributions in trust for the benefit of the Beneficiary of the Trust. Upon the sale of the shares of Excess Stock to either a permitted transferee under the Charters (the "Permitted Transferee") or to HP Realty and HP Operating Company (if the Companies exercise their option in the Charters to repurchase the Excess Stock), such shares of Excess Stock will be automatically converted into an equal number of shares of Common Stock. See "--Certain Provisions of the Charters and Bylaws--Restrictions on Ownership and Transfer."

UNPAIRED COMMON STOCK

  In connection with the Reorganization, all outstanding shares of Unpaired Common Stock (also referred to in this Proxy Statement as "Hollywood Park Common Stock") will be converted into shares of HP Realty Common Stock. Following the Reorganization, there will be no shares of Unpaired Common Stock issued or outstanding and HP Realty will be prohibited from issuing any shares of Unpaired Common Stock while the Pairing Agreement is in effect. By the terms, Unpaired Common Stock (i) shares ratably (in proportion to the number of shares held) with HP Realty Common Stock in any dividends or other distributions (including distributions upon liquidation or dissolution) by HP Realty, (ii) except as may be otherwise required by law, votes together (on the basis of one vote per share) with HP Realty Common Stock without regard to class on all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, and (iii) except as may be otherwise required by law, has identical rights, preferences, privileges and restrictions (including rights in liquidation) as HP Realty Common Stock, except that Unpaired Common Stock will not be subject to the restrictions on ownership and transfer described below that are contained in HP Realty's Charter and By-Laws and in the Pairing Agreement. See "--The Pairing Agreement" and "--Certain Provisions of the Charters and By-Laws--Restrictions on Ownership and Transfer."

THE PAIRING AGREEMENT

  Under the Pairing Agreement, shares of HP Realty Common Stock and HP Operating Company Common Stock and shares of Preferred Stock that are convertible into shares of HP Realty Common Stock and HP Operating Company Common Stock (collectively, "Paired Stock") shall not be transferrable or transferred on the books of either HP Realty or HP Operating Company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Paired Stock of the other company. Neither HP Realty nor HP Operating Company may issue shares of HP Realty Common Stock and HP Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of HP Realty Common Stock and HP Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Paired Stock of the other company and for the pairing of such shares. The Pairing Agreement also provides for (i) the simultaneous issuance and pairing of Excess Stock upon the violation of the REIT Restrictions, and (ii) either the simultaneous conversion of the Excess Stock of each company back into paired HP Realty Common Stock and HP Operating Company Common Stock (if the Excess Stock is transferred to a Permitted Transferee) or the simultaneous repurchase by HP Realty and HP Operating Company of their respective Excess Stock (if the companies exercise their option to repurchase the Excess Stock). To permit proper allocation of the consideration received in connection with the issuance of shares of Paired Stock by HP Realty and HP Operating Company, the Pairing Agreement provides that HP Realty and HP Operating Company shall, as desired from time to time, jointly make arrangements to determine the fair market value of the stock of each corporation.

  The Pairing Agreement requires that each certificate issued for paired shares of HP Realty or HP Operating Company must be issued "back-to-back" with a certificate evidencing the same number of shares of the other company. The certificates must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the Pairing Agreement. In addition, neither HP Realty nor HP Operating Company may declare a stock dividend, issue any rights or warrants or otherwise reclassify shares unless the other company simultaneously takes the same or equivalent action.

  The Pairing Agreement and the Pairing may be terminated by either HP Realty or HP Operating Company upon thirty days' written notice provided that such termination has been approved by the affirmative vote of the holders of a majority of the outstanding shares of both HP Realty and HP Operating Company. The Pairing Agreement may be amended by action of the Boards of Directors of HP Realty and HP Operating Company unless the amendment would affect the restriction requiring the stock subject to pairing to be transferred only in combination, in which case stockholder approval as outlined in this paragraph would be required.

CERTAIN PROVISIONS OF THE CHARTERS AND BY-LAWS

  Restrictions on Ownership and Transfer

  For HP Realty to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock and the nature of its gross income. See "The Reorganization--Federal Income Tax Consequences."

  To protect HP Realty's qualification as a REIT, the Charters provide that no person or entity may Beneficially Own or Constructively Own (as those terms are defined in the Charters) in excess of 9.8% (the "Ownership Limit") of the outstanding shares of Common Stock of HP Realty or HP Operating Company. Any transfer of Common Stock of HP Realty or HP Operating Company or other event that would (i) result in any person or entity owning, directly or indirectly, shares of Common Stock of HP Realty or HP Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Charters, (ii) result in the capital stock of HP Realty being beneficially owned

(within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in HP Realty being "closely held" within the meaning of Section 856(h) of the Code (i.e., more than 50% in value of HP Realty's outstanding stock being owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities)) or (iv) cause HP Realty to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of HP Realty or a subsidiary of HP Realty within the meaning of section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Common Stock.

  Upon the occurrence of a purported transfer of shares or other event that would result in a violation of any of the foregoing transfer restrictions, the shares violating the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary, and the record holder of the shares of Common Stock that are converted into shares of Excess Stock (a "Prohibited Owner") shall submit certificates representing these shares to HP Realty or HP Operating Company, as the case may be, for registration in the name of the Trustee. In the case of Common Stock that is paired, upon the conversion of a share of Common Stock into a share of Excess Stock, the corresponding paired share of Common Stock of the other company shall simultaneously be converted into a share of Excess Stock of the other company; and such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. The Excess Stock so transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary, and shall have the voting, dividend and other rights described above. See "--Excess Stock." The Prohibited Owner must repay to the Trust the amount of any dividends or distributions received by it
(i) that are attributable to any shares of Common Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. HP Realty and HP Operating Company shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner.

  In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, HP Realty or HP Operating Company, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of HP Realty or HP Operating Company, as the case may be, that is available for distribution to the holders of Common Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such event; provided that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Prohibited Owner gave value for shares of Common Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share the Prohibited Owner paid for the shares of Common Stock (which, in the case of Common Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage (as hereinafter defined)) and, in the case of a transfer or other event in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which transfer or other event resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price (as hereinafter defined) on the date of such transfer or other event. Any remaining amount in such Trust shall be distributed to the Beneficiary. "Market Price" on any date means the average of the closing sales prices of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the five consecutive trading days ending on such date. In the case of Common Stock that is paired, "Market Price" means the "Market Price" for the paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Common Stock most recently determined under the Pairing Agreement over the value of a paired share most recently determined under the Pairing Agreement (the "Valuation Percentage").

  Any vote taken by a Prohibited Owner prior to the discovery by HP Realty or HP Operating Company that shares of Common Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio. The Trustee shall have the exclusive and absolute right (subject to certain restrictions set forth in the Charters) to designate a Permitted Transferee of any and all shares of Excess Stock if HP Realty or HP Operating Company or both, in the case of paired shares, fail to exercise its or their purchase option with respect to such shares as described below. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of HP Realty or HP Operating

Company, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Common Stock. In the case of Common Stock that is paired, upon the conversion of a share of Excess Stock into a share of Common Stock, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Common Stock and such shares of Common Stock shall be paired. A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of shares of Excess Stock the lesser of (i) (a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Common Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share such Prohibited Owner paid for the shares of Common Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a transfer or other event in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which transfer or other event resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such transfer or other event and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

  Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to HP Realty or HP Operating Company or both, in the case of paired shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or other event, the Market Price at the time of such devise, gift or other event) or (ii) the Market Price on the date either company or both companies, in the case of paired shares, accept such offer. Either company or both companies, in the case of paired shares, shall generally have the right to accept such offer for a period of 90 days following the date of the event which results in such shares of Excess Stock being issued. In the case of shares of Excess Stock that are paired, neither HP Realty nor HP Operating Company shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding paired shares of its Excess Stock.

  Any person or entity that acquires or attempts to acquire shares of Common Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Common Stock that were transferred to a Trust, shall immediately give written notice to HP Realty or HP Operating Company or both, in the case of paired shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on HP Realty's status as a REIT. Each person or entity that is an owner, actually or constructively, of shares of Common Stock and each person or entity that (including the stockholder of record) is holding shares of Common Stock for such an owner shall provide to HP Realty or HP Operating Company or both, in the case of paired shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine HP Realty's status as a REIT and to ensure compliance with the Ownership Limit. In addition, every person or entity that owns, actually or constructively, more than 5%, or such lower percentages as required by the provisions of the Code and IRS regulations, of the outstanding shares of Common Stock of HP Realty or HP Operating Company shall, within 30 days after January 1 of each year, provide to HP Realty or HP Operating Company or both, in the case of paired shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Common Stock owned, actually or constructively, and a description of how such shares are held.

  All certificates representing shares of Common Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Board of Directors of HP Realty publicly announces its determination that it is no longer in the best interests of HP Realty to attempt to qualify, or to continue to qualify, as a REIT.

  The restrictions on transfer contained in the Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium from their shares of Common Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

 Binding Effect of Certain Compromises, Arrangements and Reorganziations

  Article VII of the Hollywood Park Charter (and, after the Reorganization, the HP Realty Charter) provides that if three-fourths in value of the Company's creditors (or a class of creditors) and/or stockholders (or class of stockholders) agree to a compromise or arrangement between the Company and such creditors and/or stockholders, and to any reorganization relating to such compromise or arrangement, at a meeting called by a Delaware court of equity upon proper application by certain eligible persons specified in Article VII, the compromise or arrangement and the reorganization shall, if sanctioned by the court, be binding on all of such creditors and/or stockholders and on the Company. The HP Operating Company Charter will contain no such provision.

 Gaming Approval; Redemption of Shares

  Article XIV of the Hollywood Park Charter currently provides that so long as Hollywood Park engages in, or intends to engage in, the operation of licensed card clubs regulated under the California Gaming Registration Act or any other applicable federal, state or local statutes, ordinances, rules or regulations, all securities of Hollywood Park shall be held subject to the restriction that if a person's continued ownership or control of securities would cause Hollywood Park or any of its subsidiaries to lose, or prevent the reinstatement of, any government-issued franchise or license that is necessary for the operation of any such licensed card club and that is conditioned upon some or all of the holders of Hollywood Park securities possessing prescribed qualifications, such securities shall be redeemable by Hollywood Park to the extent necessary to prevent the loss, or to secure the reinstatement of, such franchise or license. The per share redemption price of such securities is generally the closing sales price on the date the notice of redemption is given by Hollywood Park. If the Gaming Amendment is approved, Article XIV of the Hollywood Park Charter (which, after the Reorganization, will be the HP Realty Charter) will be restated to expand the restrictions on ownership to cover the gaming licenses of Hollywood Park (after the Reorganization, HP Realty) and its subsidiaries in all jurisdictions in which they currently conduct, or in the future may conduct, gaming operations, as more fully described below under "The Gaming Amendment." Regardless of whether the Gaming Amendment is approved, the HP Operating Company Charter will contain provisions substantially identical to those of the Gaming Amendment.

 Supermajority Vote Required for Certain Transactions

  Article XII of the Hollywood Park Charter currently requires the affirmative vote or written consent of the stockholders of 70% of all outstanding shares of all classes of stock of HP Realty entitled to vote (i) for the adoption of any agreement for the merger of Hollywood Park with or into any other corporation or for the consolidation of Hollywood Park with any other corporation (ii) to authorize any sale, lease, transfer or exchange of all or substantially all of the assets of Hollywood Park to any other person (a corporation, partnership, association or other business entity, trust, estate or individual), (iii) to authorize the dissolution of Hollywood Park and (iv) to alter, amend or repeal this provision. If the Supermajority Elimination Amendment is approved, Article XII will be removed from the HP Realty Charter and Delaware law (which generally requires the approval of a majority of the outstanding shares of each class of stock) will govern mergers, consolidations, sales of substantially all of HP Realty's assets and the dissolution of HP Realty. Otherwise, the HP Realty Charter will contain
Article XII. Regardless of whether the Supermajority Elimination Amendment is approved, the HP Operating Company Charter will not contain a supermajority provision such as Article XII.

 Required Quorum for Stockholder Meetings

  The Hollywood Park By-Laws currently provide (and the HP Realty By-Laws and HP Operating Company By-Laws will provide) that the holders of one-third of the outstanding shares entitled to vote at any stockholders' meeting shall constitute a quorum for the transaction of business.

 Other Charter and By-Law Provisions

  Except as discussed above, after the Reorganization the provisions of the HP Realty and HP Operating Company Charters and By-Laws will be substantially the same as the provisions of the Hollywood Park Charter and By-Laws prior to the Reorganization.

                     THE HOLLYWOOD PARK OPERATING COMPANY
                            1998 STOCK OPTION PLAN
                        (ITEM NO. 2 ON THE PROXY CARD)

BACKGROUND

  Hollywood Park's 1993 Stock Option Plan was adopted by the Hollywood Park Board and approved by the Hollywood Park stockholders in July 1993, and provides for the issuance of up to 625,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. As of January 31, 1998, all shares authorized for issuance under the 1993 Stock Option Plan had either been issued or were subject to outstanding options. Hollywood Park's 1996 Stock Option Plan was adopted by the Hollywood Park Board and approved by the Hollywood Park stockholders in October 1996, and provides for the issuance of up to 900,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. As of January 31, 1998, 232,499 shares were subject to outstanding options (net of cancellations) granted under the 1996 Stock Option Plan.

  Upon completion of the Boomtown Merger, Hollywood Park assumed outstanding stock options granted before the Merger under Boomtown's 1990 Stock Option Plan and 1992 Director Option Plan (collectively, the "Boomtown Plans"). Based on the conversion ratio for Boomtown stock in the Boomtown Merger, approximately 1,088,300 shares of Hollywood Park Common Stock were issuable upon exercise of the assumed options.

PROPOSAL

  Hollywood Park stockholders are being requested to approve the adoption of the Hollywood Park Operating Company 1998 Stock Option Plan (the "1998 Option Plan"), which provides for the issuance of options to purchase up to a number of Paired Shares of HP Realty Common Stock and HP Operating Company Common Stock equal to 900,000 less the aggregate number of shares covered by all options granted and not cancelled (whether or not exercised) under the 1996 Stock Option Plan as of the date the 1998 Option Plan first becomes effective (the "Maximum Option Shares"). The provisions of the 1998 Option Plan are similar to the provisions of Hollywood Park's 1996 Stock Option Plan; the main difference between the two plans is that the options granted under the 1998 Option Plan will cover Paired Shares. The adoption of the 1998 Option Plan is necessary to reflect the status of HP Operating Company as a free-standing corporation, and the pairing of HP Realty Common Stock and HP Operating Company Common Stock, after the Reorganization. The Maximum Option Shares, based on the number of options outstanding under the 1996 Stock Option Plan as of January 31, 1998, are equivalent to 2.5% of the outstanding Hollywood Park Common Stock at January 31, 1998, assuming the exercise of all options and other rights to acquire Hollywood Park Common Stock outstanding at such date, and would have a market value of approximately $10.3 million, based on Hollywood Park's stock price as of that date.

  After the Reorganization, no new options will be granted under Hollywood Park's 1993 Stock Option Plan and 1996 Stock Option Plan and the Boomtown Plans. Each outstanding stock option granted under such plans will be adjusted so that, upon exercise, the option holder receives the number of Paired Shares equal to the number of shares of Hollywood Park Common Stock covered by the outstanding option, and will continue to have the same aggregate exercise price and vesting schedule as before the Reorganization.

  Hollywood Park believes that grants of stock options motivate high levels of performance, will align the economic interests of HP Operating Company's officers and executives with those of the stockholders, and provide an effective method of recognizing employee contributions to the success of HP Operating Company. Hollywood Park also believes that HP Operating Company's ability to grant stock options will be critical to its success in attracting and retaining experienced and qualified employees. Hollywood Park therefore believes it is necessary and in the best interests of HP Operating Company and its stockholders to adopt the 1998 Option Plan as described above.

  Effectiveness of the 1998 Option Plan is conditioned upon approval of the Reorganization Amendments by Hollywood Park's stockholders.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the adoption of the 1998 Option Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal, and broker non-votes will not be counted as represented at the meeting, for purposes of calculating the votes for and against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE HOLLYWOOD PARK OPERATING COMPANY 1998 STOCK OPTION PLAN.

  Approval of the 1998 Option Plan is being sought to establish HP Realty's and HP Operating Company's ability, as applicable, to deduct, for federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

SUMMARY OF THE 1998 OPTION PLAN

  The essential features of the 1998 Option Plan are outlined below. A copy of the 1998 Option Plan is attached as Appendix E to this Proxy Statement. The following summary does not purport to be fully descriptive, and is subject in its entirety to the full text of the 1998 Option Plan attached as Appendix E.

 Shares Subject to the 1998 Option Plan

  Up to an aggregate number of Paired Shares equal to the Maximum Option Shares are authorized for issuance under the 1998 Option Plan. Shares which are not issued before the expiration or termination of an option may thereafter be available for future options under the 1998 Option Plan and will not be deemed to count against the Maximum Option Shares. The aggregate number of shares available under the 1998 Option Plan and the number of shares subject to outstanding options will be adjusted to reflect any changes in the outstanding Common Stock of HP Operating Company by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, merger, spin-off, combination, termination of the Pairing Agreement or other similar transaction. Upon the exercise of an option, HP Operating Company will issue the shares of HP Operating Company Common Stock covered by the option to the optionholder, and will purchase from HP Realty, for delivery to the optionholder, the number of shares of HP Realty Common Stock covered by the option. HP Operating Company will pay HP Realty the fair market value (as determined under the Pairing Agreement) of shares of HP Realty Common Stock which it purchases for this purpose.

 Type of Options

  Each option granted under the 1998 Option Plan will consist of two components: an option to purchase shares of HP Operating Company Common Stock, and an option to purchase an equal number of shares of HP Realty Common Stock. The two component options must be exercised together, so that, in effect, all options granted under the Plan will be for the purchase of Paired Shares. The Committee (as defined below) may designate certain component options to purchase shares of HP Operating Company Common Stock as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All other options (including all component options to purchase shares of HP Realty Common Stock) shall constitute non-qualified stock options. Each option shall be subject to a stock option agreement between the optionholder and HP Operating Company. Such stock option agreements shall contain such terms and conditions as the Committee may determine in its discretion, and need not be uniform.

 Administration

  The 1998 Option Plan is administered by the Compensation Committee of the Board of Directors of HP Operating Company or another committee so designated by the Board (the "Committee"). The members of the Committee will be (i) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) "outside directors" within the meaning of Section 162(m) of the Code. Subject to the provisions of the 1998 Option Plan, the Committee shall have, among other powers, the full, absolute and unconditional discretion and authority (i) to construe and interpret the 1998 Option Plan, (ii) to determine the eligible individuals to whom and the time or times at which options shall be granted, whether any option will include an incentive stock option component, the number of paired shares to be subject to each option, the option price, and the number of installments, if any, in which each option may be exercised, (iii) to determine the circumstances under which exercisability of any option may be accelerated, (iv) to determine the duration of each option, and (v) to make all other determinations necessary or advisable for the administration of the 1998 Option Plan. All determinations and interpretations made by the Committee shall be made in good faith and shall be binding and conclusive on all participants in the 1998 Option Plan and their legal representatives and beneficiaries.

 Eligibility and Participation

  All key employees, directors (including members of the Compensation Committee), consultants and advisors of HP Operating Company or of any subsidiary corporation, or other persons who render services to HP Operating Company or a subsidiary corporation (including employees of HP Realty who also render services to HP Operating Company or a subsidiary corporation) shall be eligible for selection to participate in the 1998 Option Plan, except that only regular employees of HP Operating Company or a subsidiary shall be eligible to receive incentive stock options under the 1998 Option Plan. Based on Hollywood Park's historic policies, approximately 150 employees, 11 directors and 15 advisors and other service providers would receive option grants under the 1998 Option Plan. Options are granted in consideration of services rendered or to be rendered by the grantee. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the 1998 Option Plan. No participant may receive option grants with respect to more than 90,000 Paired Shares (subject to adjustment in the event of any recapitalization, reclassification, stock split, stock dividend, reverse stock split, merger, spin-off, combination, termination of the Pairing Agreement or other similar transactions) during any fiscal year or portion thereof. Any cancelled option continues to be counted against the maximum number of Paired Shares for which options may be granted to a participant during any fiscal year or portion thereof.

 Duration of Options

  Each option shall be of a duration specified by the Committee in the option agreement, but all options shall expire within 10 years of the date of grant. Component options to purchase shares of HP Operating Company Common Stock which are incentive stock options (and the corresponding component options to purchase shares of HP Realty Common Stock) granted to employees owning in excess of 10% of the voting securities of HP Operating Company shall expire within five years of the date of grant. Upon completion of the Reorganization, the HP Operating Company Charter will prohibit any person from owning more than 9.8% of the Paired Shares; accordingly, the 1998 Option Plan's provisions regarding 10% stockholders would not be operative unless the HP Operating Company Charter is amended to delete such prohibition.

 Rights as a Stockholder and Assignability

  The recipient of an option will have no rights as a stockholder with respect to shares covered by the recipient's option until the date such recipient becomes the holder of record of such shares. An option which includes an incentive stock option component shall, by its terms, be non-transferable by the optionholder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by him or her. An option which does not include an incentive stock option component shall be non-transferable by the optionholder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, pursuant to a "qualified domestic relations order" as defined in the Code, or, with the consent of the Committee, to a member of the optionholder's immediate family or a trust exclusively for the benefit of one or more of the optionholder's immediate family as part of the optionholder's estate plan.

 Purchase Price

  The purchase price payable upon the exercise of an option to purchase Paired Shares which contains an incentive stock option component must be at least equal to the fair market value of the Paired Shares on the date the option is granted. A grant of an option including an incentive stock option component to an employee owning over 10% of the voting stock of HP Operating Company must be at an exercise price of not less than 110% of the fair market value on the date of grant of the Paired Shares covered by the option. The exercise price of an option which does not include an incentive stock option component need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price determined by the Committee. Payment in full for the number of shares purchased upon the exercise of stock options shall be made at the same time the option is exercised in cash, or, subject to the approval of the Committee, (i) by the delivery of Paired Shares already owned by and in possession of the optionholder, (ii) by means of a promissory note, (iii) through a "cashless exercise," or (iv) any combination thereof.

 Exercisability of Options

  The Committee shall determine when and under what conditions any option shall vest or become exercisable. However, the aggregate fair market value of the shares of HP Operating Company Common Stock (determined at the date of grant) for which incentive stock option components and any other incentive stock options granted by HP Operating Company (whenever granted) are exercisable for the first time by an optionholder during any calendar year shall not exceed $100,000. Options may be exercisable in one or more installments, and, to the extent that an installment is not exercised when it first becomes exercisable, it shall continue to be exercisable until the option terminates or expires.

 Termination of Employment; Death or Disability

  If an optionholder ceases to be employed by the Company (or ceases to provide services to the Company) or any of its subsidiaries for any reason other than death or permanent disability, the optionholder's options shall be exercisable for a period of three months (unless otherwise determined by the Committee in the individual option agreement) after the termination of employment (or the ceasing to provide services). If an optionholder dies or becomes permanently disabled, the optionholder's options shall be exercisable for a period of 12 months (unless otherwise determined by the Committee in the individual option agreement) after the date of death or permanent disability. After an optionholder's death, any options which remained exercisable on the date of death may be exercised by the person or persons to whom the optionholder's rights pass by will or the laws of descent and distribution.

 Corporate Transactions

  Upon a "Corporate Transaction," the 1998 Option Plan, and all unexercised options granted thereunder, shall terminate, unless the Committee provides for any or all of the following alternatives: (i) the options theretofore granted will become immediately exercisable, (ii) the successor corporation will assume the options, or substitute new options covering the stock of the successor corporation, with the appropriate adjustments as to the number and kind of shares and option prices, (iii) the successor corporation will continue the 1998 Option Plan, or (iv) the options will be cashed out. Under the 1998 Option Plan, a "Corporate Transaction" occurs when (a) any person or group becomes the beneficial owner of securities of HP Operating Company, or of any entity resulting from a merger or consolidation of HP Operating Company, representing more than 50% of the combined voting power of HP Operating Company or such entity, (b) the existing Directors of HP Operating Company cease, for any reason, to constitute more than 50% of the number of authorized Directors of HP

Operating Company, except that any new Director shall be considered an existing Director if his or her election or nomination was approved by a vote of at least 50% of the then-existing Directors, or (c) the consummation of a merger, consolidation, or reorganization to which HP Operating Company is a party, or a sale of substantially all of the assets of HP Operating Company, if persons who are not stockholders of HP Operating Company immediately before the consummation of such transaction are the beneficial owners, immediately following the consummation of such transaction, of more than 50% of the combined voting power of the outstanding securities of HP Operating Company or the entity resulting from such transaction.

 Duration, Amendment and Termination of the 1998 Option Plan

  The 1998 Option Plan shall become effective after its approval by the Board and by the stockholders and the Pairing Agreement has become effective (i.e., upon completion of the Reorganization). It shall remain in effect until terminated by the Board, until all shares subject to it shall have been purchased pursuant to the exercise of options granted thereunder, or until all options have expired. All options granted under the 1998 Option Plan shall be granted within 10 years from the date of Board approval or stockholder approval of the 1998 Option Plan, whichever is earlier. The Board may amend, suspend, or terminate the 1998 Option Plan as it may deem advisable, except that no amendment without appropriate stockholder approval shall increase the Maximum Option Shares, change the minimum exercise price or increase the maximum term of any option which includes an incentive stock option component, permit the granting of options to anyone other than those eligible under the terms of the 1998 Option Plan, or otherwise materially increase the benefits accruing to participants under the 1998 Option Plan. No amendment, suspension, or termination of the 1998 Option Plan shall affect options already granted, and such options shall remain in full force and effect as if the 1998 Option Plan had not been amended or terminated, unless mutually agreed otherwise in writing between the optionee and the Committee. HP Operating Company's Board of Directors or the Committee, however, may unilaterally amend the 1998 Option Plan or any option, without the consent of the holder thereof, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable listing requirements of any principal securities exchange on which shares of the same class of securities for which the options are exercisable are listed, to preserve the status of options as incentive stock options, or to preserve the tax deductibility to HP Operating Company of any awards made under the 1998 Option Plan.

FEDERAL INCOME TAX MATTERS

  The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 1998 Option Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The recently-enacted Taxpayer Relief Act of 1997 has changed various tax rules, including the rules governing the taxation of capital gains, and there is some uncertainty regarding the impact of the Taxpayer Relief Act of 1997 on the 1998 Option Plan. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OR HER OF THE 1998 OPTION PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

  The 1998 Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Code.

 Non-Qualified Stock Options

  Under current federal income tax law, the grant of a non-qualified stock option has no tax effect on HP Operating Company or the optionee to whom it is granted. The exercise of a non-qualified stock option will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares will be equal to the aggregate option price plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the optionee will be treated as capital gain or loss, and will be long-term capital gain or loss if the shares are held for the applicable period after exercise. At the time of recognition of ordinary income by the optionee upon exercise, HP Operating Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized income. These same principles apply if the non-qualified stock option is not an entire option, but only a component option to purchase shares of HP Realty Common Stock. In that case, the "shares" would refer to shares of HP Realty Common Stock, and the "option price" would refer to the portion of the option price of the entire option allocable to the component option to purchase shares of HP Realty Common Stock.

 Incentive Stock Options

  Under the 1998 Option Plan, HP Operating Company can grant incentive stock options only in the form of component options to purchase shares of HP Operating Company Common Stock. As used in this paragraph, therefore, the term "shares" refers only to shares of HP Operating Company Common Stock, and the term "option price" refers to the portion of the option price of the entire option allocable to the component option to purchase shares of HP Operating Company Common Stock. The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to HP Operating Company than those associated with non-qualified stock options. The grant of an incentive stock option does not result in income to the optionee or in a deduction for HP Operating Company at the time of the grant. Generally, the exercise of an incentive stock option will not result in the recognition of income by the optionee if the optionee does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares upon a later disposition will be the option price, any gain on the later disposition will be taxed to the optionee as long-term capital gain, and HP Operating Company will not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax. Under the Taxpayer Relief Act of 1997, the alternative minimum tax rate may be higher than the rate on long-term capital gains. If the optionee disposes of the shares before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), the optionee will have compensation taxable as ordinary income, and HP Operating Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the optionee's holding period for the shares.

 $1,000,000 Limit on Deductible Compensation

  Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the board of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. Hollywood Park believes that, if the stockholders approve the 1998 Option Plan, the stock options granted thereunder (unless granted for purchase prices below the fair market value of the stock subject to the options) will satisfy the requirements to be treated as performance-based compensation, and accordingly will not be subject to the deduction limit of
Section 162(m) of the Code.

 Excess Parachute Payments

  Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of HP Operating Company. Furthermore, Section 280G of the Code prevents HP Operating Company from taking a deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options upon a Corporate Transaction may cause the holders of such stock options who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which HP Operating Company will be denied a tax deduction.

 Special Rules; Withholding of Taxes

  Special tax rules may apply (i) to a participant who is subject to Section 16 of the Exchange Act, (ii) if a participant exercises a stock option by delivering Paired Shares which he or she already owns, or through a "cashless exercise," or (iii) if shares purchased on the exercise of an option are subject to transfer restrictions or to a substantial risk of forfeiture.

  HP Operating Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation, including requiring any participant to pay the amount of any applicable withholding tax to HP Operating Company in cash.

              THE HOLLYWOOD PARK OPERATING COMPANY DIRECTORS PLAN
                          (ITEM NO. 3 ON PROXY CARD)

BACKGROUND

  Hollywood Park's Directors Deferred Compensation Plan (the "Hollywood Park Directors Plan") was adopted by the Hollywood Park Board and approved by the Hollywood Park stockholders in September, 1991. The Hollywood Park Directors Plan permits each director of Hollywood Park to elect to defer receipt of all or a portion of his compensation in his capacity as a director, and to receive such deferred compensation either in the form of cash or in the form of shares of Hollywood Park Common Stock. The Hollywood Park Directors Plan provides for the issuance of up to 125,000 shares of Hollywood Park Common Stock to directors of Hollywood Park. As of January 31, 1998, 98,063 shares of Hollywood Park Common Stock had been allocated to the directors' accounts under the Hollywood Park Directors Plan.

PROPOSAL

  Hollywood Park stockholders are being asked to approve the adoption of the Hollywood Park Operating Company 1998 Directors Deferred Compensation Plan (the "HP Operating Company Directors Plan"), which will give directors of Hollywood Park Operating Company the opportunity to elect to defer all or a portion of the compensation they receive in their capacities as directors. The maximum number of Paired Shares which may be issued under the HP Operating Company Directors Plan is 125,000. The terms of the HP Operating Company Directors Plan are substantially similar to the terms of the Hollywood Park Directors Plan.

  After the Reorganization, HP Realty will continue to maintain the Hollywood Park Directors Plan for the benefit of directors of Hollywood Park Realty, but will amend it to change its name to the "Hollywood Park Realty Enterprises, Inc. Directors Deferred Compensation Plan" (the "HP Realty Directors Plan"). The rights of directors to receive shares of Hollywood Park Common Stock under the Hollywood Park Directors Plan will be automatically converted under the terms of the Plan after the Reorganization to rights to receive Paired Shares.

  Hollywood Park believes that the adoption of the HP Operating Company Directors Plan will enable HP Operating Company to attract and retain persons of outstanding competence to serve as directors by paying such persons all or a portion of their compensation in the form of Paired Shares and by giving them an increased stake in the HP Operating Company and its future.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the adoption of the HP Operating Company Directors Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal, and broker non-votes will not be counted as represented at the meeting, for purposes of calculating the votes for and against the proposal.

  Under NYSE rules, the HP Operating Company Directors Plan must be submitted for stockholder approval because it provides for the issuance of stock to directors. If the majority of the shares of Hollywood Park do not approve the adoption of the HP Operating Company Directors Plan, the HP Operating Company Directors Plan will nevertheless go into effect, but will only permit payment of deferred compensation in cash.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE HP OPERATING COMPANY DIRECTORS PLAN.

  Approval of the HP Operating Company Directors Plan is being sought to satisfy the requirements for listing on the New York Stock Exchange.

SUMMARY OF THE HP OPERATING COMPANY DIRECTORS PLAN

  The essential features of the HP Operating Company Directors Plan are outlined below. A copy of the HP Operating Company Directors Plan is attached as Appendix F to this Proxy Statement. The following summary does not purport to be fully descriptive, and is subject in its entirety to the full text of the HP Operating Company Directors Plan attached as Appendix F.

 Term of the HP Operating Company Directors Plan

  The HP Operating Company Directors Plan shall become effective upon the approval of the Board of Directors of HP Operating Company and the completion of the Reorganization, and will remain in effect until terminated by the Board of Directors of HP Operating Company. The portions of the HP Operating Company Directors Plan permitting the allocation of all or a portion of a director's deferred compensation to Paired Shares and the distribution of Paired Shares, however, will go into effect only if a majority of the shares of Hollywood Park represented and entitled to vote at the Annual Meeting approve the adoption of the HP Operating Company Directors Plan.

 Share Authorization

  HP Operating Company shall not be required to reserve or set aside funds or Paired Shares for the payment of its obligations under the HP Operating Company Directors Plan. HP Operating Company shall make available as and when required a sufficient number of Paired Shares to meet the needs of the HP Operating Company Directors Plan. The Paired Shares to be issued under the HP Operating Company Directors Plan may be either authorized and unissued shares of HP Operating Company Common Stock coupled with the purchase of shares of HP Realty Common Stock under the Pairing Agreement, or Paired Shares which have been purchased on the open market or privately.

 Shares Issuable

  The maximum number of Paired Shares that can be issued pursuant to the HP Operating Company Directors Plan is 125,000 shares.

 Administration

  The HP Operating Company Directors Plan shall be administered by the Board of Directors (the "HP Operating Company Board") of HP Operating Company. The HP Operating Company Board shall have the discretion and power to interpret provisions of the HP Operating Company Directors Plan, to compute amounts to be credited to and distributed from directors' accounts under the HP Operating Company Directors Plan, to prescribe, amend and rescind rules and regulations relating to the HP Operating Company Directors Plan, and to make all determinations necessary to administer the HP Operating Company Directors Plan.

 Participants

  Participation in the HP Operating Company Directors Plan is limited to directors of HP Operating Company. All such directors are eligible to participate. It is anticipated that HP Operating Company will have 11 directors on the effective date of the HP Operating Company Directors Plan.

 Deferred Compensation

  Each director of HP Operating Company may elect to defer all or a portion of his or her compensation received his or her capacity as a director. Any such deferred compensation will be credited to a director's account, either in cash or in Paired Shares, at each director's election. As of the date the director's compensation would otherwise have been paid and depending on the director's election, the director's account will be credited with either (a) cash, (b) the number of full and/or fractional Paired Shares obtained by dividing the amount of the director's compensation which he or she elected to defer and to have allocated to Paired Shares by the average of the closing price of the Paired Shares on the principal stock exchange on which the Paired Shares are listed (or, if the Paired Shares are not listed on a stock exchange, the NASDAQ National Market System) on the last ten business days of the calendar quarter or month for which such compensation is payable, or (c) a combination of (a) and (b).

  All cash amounts credited to the director's account shall bear interest at an amount to be determined from time to time by the HP Operating Company Board.

  If a director has elected to allocate his or her deferred compensation to Paired Shares, such director's account shall be credited at the end of each calendar quarter with the number of full and/or fractional Paired Shares obtained by dividing the dividends which would have been paid on the Paired Shares credited to the director's account as of the dividend record date, if any, occurring during such calendar quarter if such Paired Shares had been issued and outstanding Paired Shares on such date, by the closing price of the Paired Shares on the principal stock exchange on which the Paired Shares are listed (or, if the Paired Shares are not listed on any stock exchange, the NASDAQ National Market System) on the date such dividend(s) was paid. In addition, if HP Operating Company declares a stock dividend payable in Paired Shares, the director's account shall be credited at the end of each calendar quarter with the number of full and/or fractional Paired Shares which such Paired Shares would have been entitled to if such Paired Shares had been issued and outstanding Paired Shares on the record date for such stock dividend(s).

  However, the directors shall not have any interest in the cash and/or Paired Shares credited to their accounts until distributed in accordance with the HP Operating Company Directors Plan, and shall not have any voting rights until Paired Shares credited to their accounts are distributed. The rights of a director to receive payments under the HP Operating Company Directors Plan shall be no greater than the rights of an unsecured general creditor of HP Operating Company.

 Distributions

  Each participating director may elect to have the aggregate amount of cash and Paired Shares credited to his account distributed to him in one lump-sum payment or in a number of approximately equal quarterly installments over a period of time not to exceed fifteen years. The lump-sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director's service as a Director of HP Operating Company. Prior to the beginning of any calendar year, a director may elect to change the method of distribution, but amounts credited to a director's account prior to the effective date of such change shall not be affected and shall be distributed in accordance with the election in effect at the time such amounts were credited to the director's account. No fractional Paired Shares will be distributed; the value of any fractional Paired Shares will be paid in cash.

  The maximum number of Paired Shares which can be issued under the HP Operating Company Directors Plan and the HP Realty Directors Plan in any fiscal year is one percent of the outstanding number of Paired Shares at the beginning of such fiscal year, except to the extent that the HP Operating Company Board authorizes a larger distribution. If distributions in a fiscal year would exceed this limit, distributions to each director in such fiscal year shall be reduced on a pro rata basis, and excess distributions will be distributed as soon as possible in later fiscal years.

 Amendment or Termination of the HP Operating Company Directors Plan

  HP Operating Company reserves the right to amend or terminate the HP Operating Company Directors Plan at any time by action of the HP Operating Company Board, provided that (i) no such amendment or termination adversely affect any eligible director's rights with respect to amounts then credited to his account, and (ii) no amendment (other than a termination) shall accelerate any payments or distributions under the HP Operating Company Directors Plan (except with regard to bona fide financial hardships).

FEDERAL INCOME TAX MATTERS

  Any compensation that a director elects to defer under the HP Operating Company Directors Plan will not be subject to federal income tax for the year in which the director actually earns the compensation. Instead, the director will pay federal income tax on the deferred compensation, and any interest which is deemed to be earned on the deferred compensation, only when it is actually distributed to him. For this purpose, the director will be taxed at ordinary income tax rates on the fair market value of Paired Shares when they are distributed to him. When the director is taxed on the deferred compensation and deemed earnings, HP Operating Company will be entitled to a tax deduction equal to the amount on which the director is taxed.

  A director's tax basis in any Paired Shares which are distributed to him under the HP Operating Company Directors Plan will equal their fair market value on the date of distribution, and his holding period in them will begin on the date of distribution. Any gain or loss which he recognizes on any later sale of the Paired Shares will be capital gain or loss, and will be long-term capital gain or loss if he holds them for the applicable period after they are distributed to him.

  This discussion of federal income tax matters does not purport to be a complete analysis of all of the potential tax effects of the HP Operating Company Directors Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular director may be affected by matters not discussed above. Accordingly, each director is urged to consult his or her own tax advisor concerning the tax consequences to him or her of the HP Operating Company Directors Plan, including the effects of state, local, foreign and other tax laws and of changes in the tax laws.

  The HP Operating Company Directors Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

                    THE SUPERMAJORITY ELIMINATION AMENDMENT
                          (ITEM NO. 4 ON PROXY CARD)

BACKGROUND

  On September 16, 1997, the Board approved the Supermajority Elimination Amendment, which would amend the Hollywood Park Charter to remove Article XII ("Article XII") from the Hollywood Park Charter, and directed the Supermajority Elimination Amendment to be submitted to the stockholders for their approval at the Annual Meeting.

DESCRIPTION OF THE PROPOSED SUPERMAJORITY ELIMINATION AMENDMENT

  Article XII reads as follows:

    "The affirmative vote or written consent of the holders of 70% of all outstanding shares of all classes of stock of the Corporation entitled to vote thereon, considered for the purposes of this Article TWELFTH as one class, shall be required:

      (a) for the adoption of any agreement for the merger of the Corporation with or into any other corporation or for the consolidation of the Corporation with any other corporation;

      (b) to authorize any sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation to any other person (as hereinafter defined);

      (c) to authorize the dissolution of the Corporation;

      (d) to alter, amend or repeal this Article TWELFTH.

    For the purposes of this Article TWELFTH, the term person shall mean any corporation, partnership, association, or any other business entity, trust, estate or individual.

    This Article TWELFTH shall not apply to a merger if no vote of stockholders of the Corporation is necessary under Delaware law to authorize it."

  If Article XII is removed, stockholder approval of the actions that Article XII covers would be required only to the extent required by the Delaware General Corporation Law which, in the cases where a vote is required at all, would generally be the approval of holders of a majority of the outstanding stock entitled to vote. In the case of certain mergers and certain transfers of substantially all of Hollywood Park's assets (not otherwise constituting a sale, lease or exchange), in the absence of Article XII Delaware law would not require any stockholder approval. Therefore, removal of Article XII will enhance management's ability to effect various corporate transactions by reducing the percentage vote of Hollywood Park's stockholders that is required to approve these transactions.

  Article XII was placed in the Hollywood Park Charter when Hollywood Park was incorporated as an anti-takeover or defensive measure against an unwanted or coercive attempt to acquire the Company. In particular, Article XII was designed to discourage in advance hostile tender offers by persons attempting to acquire, with a view towards a subsequent business combination, only that portion of Hollywood Park's stock necessary to obtain control and force the business combination. However, Article XII may have the negative effect of discouraging non-coercive acquisition proposals and tender offers. In addition, such provision arguably has the additional negative effect of disproportionately benefitting a minority of the Company's stockholders by giving them effective veto power over combinations and other transactions regardless of whether the transaction is desired by or beneficial to the holders of a majority of the Company's shares and the management of the Company.

  The Board has concluded that, in the case of transactions that Article XII governs, it is no longer in the best interests of the Company or its stockholders to require a 70% vote of all outstanding shares of the Company, but to have in place the less onerous requirements that would exist under the Delaware General Corporation Law in the absence of Article XII., This less onerous requirement would facilitate management's ability to pursue beneficial corporate combinations and other transactions, and would prevent a minority of the shares, i.e., 30% of the shares, from blocking a corporate opportunity that the Board and the holders of a majority of the outstanding shares might consider desirable and beneficial to the long-term prospects of the Company. The Board also believes that Section 203 of the Delaware General Corporation Law, which was enacted after Article XII's adoption and which discourages unwanted and coercive acquisition proposals, provides the Company and its stockholders with sufficient protection and makes Article XII unnecessary and, in light of its potential negative effects, overly burdensome. Further, if the Reorganization is completed, the 9.8% ownership limitation on the Paired Shares will effectively preclude hostile and coercive takeover attempts.

  If the Reorganization is completed, the Hollywood Park Charter will be the HP Realty Charter. Therefore, approval of the Supermajority Elimination Amendment by Hollywood Park stockholders means that Article XII will be removed from both the Hollywood Park Charter and the HP Realty Charter. On the other hand, if Hollywood Park stockholders do not approve the Supermajority Elimination Amendment, Article XII will continue to be contained in the Hollywood Park Charter and, following the Reorganization, the HP Realty Charter. Regardless of whether the Supermajority Elimination Amendment is approved, the HP Operating Company Charter will not contain a supermajority voting provision analogous to Article XII.

  As discussed above, Hollywood Park has retained Morgan Stanley & Co. Incorporated to advise it in connection with matters relating to the Reorganization, including assisting the Board in evaluating proposals from potential strategic partners. Although no transaction with a strategic partner is currently pending or under negotiation, it is possible that such a transaction would be of a type requiring the approval of 70% of Hollywood Park's outstanding shares under Article XII. However, if the Supermajority Elimination Amendment is approved, the less onerous stockholder approval requirements of Delaware law would govern the transaction.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the Supermajority Elimination Amendment requires the affirmative vote of 70% of the outstanding shares of Hollywood Park Common Stock. For purposes of calculating the votes for and against the proposals, abstentions and broker non-votes will be treated as votes against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SUPERMAJORITY ELIMINATION AMENDMENT.

                             THE GAMING AMENDMENT
                          (ITEM NO. 5 ON PROXY CARD)

BACKGROUND

  On September 16, 1997, the Board approved the Gaming Amendment, which would restate Article XIV of the Hollywood Park Charter, and directed the Gaming Amendment to be submitted to the stockholders for their approval at the Annual Meeting.

DESCRIPTION OF THE PROPOSED GAMING AMENDMENT

  Article XIV of the Hollywood Park Charter ("Article XIV") currently provides that so long as Hollywood Park engages in, or intends to engage in, the operation of licensed card clubs regulated under the California Gaming Registration Act or any other applicable federal, state or local statutes, ordinances, rules or regulations, all securities of Hollywood Park shall be held subject to the restriction that if a person's continued ownership or control of securities would cause Hollywood Park or any of its subsidiaries to lose, or prevent the reinstatement of, any government-issued franchise or license that is necessary for the operation of any such licensed card club and that is conditioned upon some or all of the holders of Hollywood Park securities possessing prescribed qualifications, such securities shall be redeemable by Hollywood Park to the extent necessary to prevent the loss, or to secure the reinstatement of, such franchise or license. The per share redemption price of such securities is generally the closing sales price on the date the notice of redemption is given by Hollywood Park. Article XIV was added to the Hollywood Park Charter in 1994, after approval by Hollywood Park stockholders at Hollywood Park's 1994 Annual Meeting, in connection with Hollywood Park's entry into the licensed card club business in 1994 when it opened the Hollywood Park-Casino, a California card club casino located on the same property as the Hollywood Park Race Track. Article XIV is intended to facilitate Hollywood Park's compliance with all laws that are applicable to the California card club operations and to protect all franchises and licenses that are required to conduct these operations.

  As a result of the Boomtown Merger, which was completed on June 30, 1997, Hollywood Park (through Boomtown) now owns and operates casinos in Louisiana, Mississippi and Nevada, in addition to its existing card clubs in California. Accordingly, Hollywood Park, its subsidiaries and its stockholders are now subject to all applicable laws regulating gaming operations in all of those states, not just California. The Gaming Amendment would restate Article XIV to provide, among other things, that (i) Hollywood Park and all persons owning or controlling Hollywood Park securities or securities of Hollywood Park's affiliated companies will be required to comply with the gaming laws of all jurisdictions in which Hollywood Park and its affiliated companies conduct gaming activities, and that all securities of Hollywood Park shall be held subject to the requirements of those gaming laws, (ii) Hollywood Park securities owned or controlled by an Unsuitable Person (as defined below) or an Unsuitable Person's affiliate shall be redeemable by Hollywood Park (or, at Hollywood Park's option, convertible into Excess Stock to be held in a Trust until transferred to a Permitted Transferee) to the extent required by the relevant gaming authority or to the extent deemed necessary or advisable by Hollywood Park, and (iii) it shall be unlawful for an Unsuitable Person to receive any dividends or interest with regard to Hollywood Park securities, to exercise any voting rights conferred by Hollywood Park securities, or to receive any remuneration from Hollywood Park or any of its affiliated companies for services rendered or otherwise. The per share redemption price of any Hollywood Park securities would be the price (if any) required to be paid by the relevant gaming authority, or if not specified by the gaming authority, the price deemed reasonable by Hollywood Park, which in no event may exceed the closing sales price on the date the notice of redemption is given by Hollywood Park. An "Unsuitable Person" is generally defined in the Gaming Amendment as a person who owns or controls Hollywood Park securities or securities of Hollywood Park's affiliated companies (a) who is determined by a gaming authority to be unsuitable to own or control such securities or unsuitable to be connected with an entity engaged in gaming activities in the relevant jurisdiction, or (b) who causes Hollywood Park or any of its affiliated companies to lose or to be threatened with the loss of, or who, in the sole discretion of the Board, is deemed likely to jeopardize Hollywood Park's right to use or be entitled to, any necessary gaming license. The full text of Article XIV, as restated by the Gaming Amendment, is set forth in
Article XII
of the HP Realty Charter and HP Operating Company Charter attached hereto as Appendices A and B, and the foregoing discussion is qualified in its entirety by the appendices.

  The Board believes that the restatement or Article XIV pursuant to the Gaming Amendment is necessary to enable Hollywood Park and its subsidiaries to obtain or maintain required gaming licenses in all jurisdictions in which they currently conduct gaming activities (California, Louisiana, Mississippi and Nevada) and in which they may conduct gaming activities in the future, and to ensure compliance with the gaming laws of such jurisdictions by Hollywood Park, its subsidiaries and its stockholders. The Gaming Amendment is being submitted for approval by Hollywood Park's stockholders at the Annual Meeting because it is the first stockholder meeting since the Boomtown Merger.

  If the Reorganization is completed, the Hollywood Park Charter will be the HP Realty Charter. Therefore, approval of the Gaming Amendment by Hollywood Park stockholders means that Article XIV will be restated in both the Hollywood Park Charter and the HP Realty Charter. On the other hand, if Hollywood Park stockholders do not approve the Gaming Amendment, Article XIV in its current form will continue to be contained in the Hollywood Park Charter and, following the Reorganization, the HP Realty Charter. Regardless of whether the Gaming Amendment is approved, the HP Operating Company Charter will contain the provisions set forth in the Gaming Amendment.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the Gaming Amendment requires the affirmative vote of a majority of the outstanding shares of Hollywood Park Common Stock. For purposes of calculating the votes for and against the proposals, abstentions and broker non-votes will be treated as votes against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE GAMING
AMENDMENT.

                             ELECTION OF DIRECTORS
                          (ITEM NO. 6 ON PROXY CARD)

  At the Annual Meeting, holders of Hollywood Park Common Stock will be asked to vote on the election of 11 directors who will constitute the full Board of Directors of Hollywood Park. If the Reorganization is completed, it is expected that each of the 11 individuals elected at the Annual Meeting will serve on the Board of Directors of HP Operating Company or HP Realty. The 11 nominees receiving the highest number of votes from holders of shares of Hollywood Park Common Stock represented and voting at the Annual Meeting will be elected to the Board. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not be counted as represented or voting at the meeting and therefore will not have an effect on the election of the nominees listed below. Each director so elected will hold office until the next annual meeting of Hollywood Park (or, if the Reorganization is completed, HP Realty and HP Operating Company) and until his successor is elected and qualified.

GENERAL

  Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board.

  There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of Hollywood Park. Except as described below, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of Hollywood Park. See "--Information Regarding the Directors of Hollywood Park" and "--Board Committees."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

INFORMATION REGARDING THE DIRECTORS OF HOLLYWOOD PARK

  The following table lists the persons nominated by the Board for election as directors of Hollywood Park, and also provides their ages and current positions with Hollywood Park. Biographical information for each nominee is provided below. All of the following nominees are currently directors of Hollywood Park.

NAME                          AGE                 CURRENT POSITION
----                          ---                 ----------------
R.D. Hubbard.................  62 Chairman of the Board, Chief Executive Officer
                                  and Member of the Office of the Chairman
Harry Ornest.................  74 Vice Chairman of the Board
J.R. Johnson.................  77 Director
Timothy J. Parrott...........  50 Director and Member of the Office of the
                                  Chairman for Administration of Boomtown
Richard Goeglein.............  63 Director
Peter L. Harris..............  54 Director
Robert T. Manfuso............  60 Director
Lynn P. Reitnouer............  65 Director
Herman Sarkowsky.............  72 Director
Warren B. Williamson.........  69 Director
Delbert W. Yocam.............  53 Director

  Mr. Hubbard has been a Director of Hollywood Park since 1990; Chairman of the Board and Chief Executive Officer of Hollywood Park since September 1991; Member of the Hollywood Park Office of the Chairman since June 1997; Chairman of the Board and Chief Executive Officer of HP Operating Company since February 1991; President of HP Operating Company from February to July 1991; Chairman, AFG Industries, Inc. and its parent company, Clarity Holdings Corp. (glass manufacturing) and director of AFG Industries, Inc.'s subsidiaries, from 1978 to July 1993; Chairman of the Board (and 60% stockholder until March
1994) of Sunflower (Woodlands Race Tracks--greyhound racing and horse racing) from 1988; President, Director, and owner of Ruidoso Downs Racing, Inc. (horse racing) since 1988; Chairman of the Board, Chief Executive Officer and sole stockholder, Multnomah Kennel Club, Inc. (greyhound racing) since December 1991; Owner and breeder of numerous thoroughbreds and quarter horses since 1962. Sunflower, a wholly-owned subsidiary of Hollywood Park, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 17, 1996.

  Mr. Ornest has been a Director of Hollywood Park since 1991; Vice Chairman of the Board of Hollywood Park since September 1991; Director, HP Operating Company since 1988; Vice Chairman of the Board, HP Operating Company since February 1991; Owner and Chairman, Toronto Argonauts Football Club (Canadian Football League club) from 1988 to May 1991; Owner, St. Louis Blues (National Hockey League club) 1983 to 1987; Owner, St. Louis Arena, 1983 to 1987; Owner and Founder, Vancouver Canadians (Pacific Coast Baseball League club), 1977 to 1981; Hollywood Park stockholder, 1962 to present.

  Mr. Johnson has been a Director of Hollywood Park since 1991; Director, HP Operating Company from February 1991 to January 1992; Chairman, President and Chief Executive Officer, NEWMAR (marine electronics manufacturing) since 1980; Trustee, Westminster College.

  Mr. Parrott has been a Director and member of the Office of the Chairman since June 1997; Chairman of the Board and Chief Executive Officer of Boomtown, Inc. since September 1992; President and Treasurer of Boomtown, Inc. from June 1987 to September 1992; Director of Boomtown, Inc. since 1987; Chairman of the Board and Chief Executive Officer of Boomtown Hotel & Casino, Inc. since May 1988; Chief Executive Officer of Parrott Investment Company (a family-held investment company with agricultural interests in California) since April 1995; Director of The Chronicle Publishing Company since April 1995.

  Mr. Goeglein has been a Director of Hollywood Park since June 1997; President of Aladdin Gaming LLC since January 1997; Director of Boomtown, Inc. from October 1992 to June 1997; Director of AST Research, Inc. since May 1987; Director of Platinum Software Corp. since October 1994; President and principal shareholder of Gaming Associates, Inc. since 1990; President and Chief Operating Officer of Holiday Corporation (parent corporation of Holiday Inns and Harrah's Hotels and Casinos) from 1984 to 1987; private investor since 1987.

  Mr. Harris has been a Director of Hollywood Park since June 1997; Director of Boomtown, Inc. from April 1994 to June 1997; Director of Onsale Inc. since 1996; Director of Natural Wonders Inc. since 1996; Director of Pacific Sunwear of California, Inc. since 1994; President and Chief Executive Officer of Expressly Portraits, Inc. (a retail chain of portrait photography studios) since August 1995; Reorganization Administrator of American Fashion Jewels (a retail company) and then as Chief Executive Officer of Accolade, Inc. (a video and personal computer games company) from 1993 to 1995; President and Chief Executive Officer of F.A.O. Schwarz from 1985 to 1992.

  Mr. Manfuso has been a Director of Hollywood Park since 1991; Director, HP Operating Company from February 1991 to January 1992; Co-Chairman of the Board, Laurel Racing Association (horse race track management) from 1984 to February 1994; Vice Chairman of the Board, The Maryland Jockey Club (horse racing) from 1986 to February 1994; Executive Vice President, Laurel Racing Association from 1984 to May 1990; Executive Vice President, The Maryland Jockey Club from 1986 to June 1990; Director, Maryland Horse Breeders Association from 1984 to 1992 and since 1993; Member, Executive Committee, Maryland Million since 1991.

  Mr. Reitnouer has been a Director of Hollywood Park since 1991; Director, HP Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director of COHR, Inc., since 1986 and former Chairman of the Board of COHR, Inc.; Director, President and Regent, Forest Lawn Memorial Parks Association since 1975; Trustee, University of California Santa Barbara Foundation since 1992.

  Mr. Sarkowsky has been a Director of Hollywood Park since 1991; Director, HP Operating Company from February 1991 to January 1992; Owner, Sarkowsky Investment Corporation and SPF Holding, Inc. (real estate development and investments) since 1980; Director, The Sarkowsky Foundation (charitable foundation) since 1982; thoroughbred horse breeder and owner since 1959; Director, Synetics, Inc. (porous plastic manufacturing); Director, Seafirst Corporation (banking); Director, Eagle Hardware & Garden, since 1990.

  Mr. Williamson has been a Director of Hollywood Park since 1991; Vice President and Secretary of Hollywood Park from September 1991 to August 1996; Chairman of the Board and Chief Executive Officer of Hollywood Park from 1989 to September 1991; Director, HP Operating Company since 1985; Vice President and Secretary, HP Operating Company from February 1991 to August 1996; Secretary and Treasurer, HP Operating Company from 1985 to November 1990; Chairman and Chief Executive Officer, Chandis Securities Co. (holding company) since 1985; Director, Times Mirror Company; Trustee, Hospital of the Good Samaritan; Trustee, California Thoroughbred Breeders Foundation; Trustee, Claremont McKenna College; Chairman Emeritus, Art Center College of Design; Breeder and racer of thoroughbreds since 1970.

  Mr. Yocam has been a Director of Hollywood Park since June 1997; Director of Boomtown, Inc. from December 1995 to June 1997; Chairman and Chief Executive Officer of Borland International since December 1996; Director of Adobe Systems, Inc., since February 1991; Independent consultant from November 1994 to December 1996; Director of Oracle Corporation since March 1992; President, Chief Operating Officer and a Director of Tektronix, Inc from September 1992 to November 1994; Independent consultant from November 1989 to September 1992.

  During 1997, the Hollywood Park Board held three meetings and acted by unanimous written consent on two occasions.

  In accordance with the requirements of the Agreement and Plan of Merger dated as of April 23, 1996 (the "Merger Agreement") governing the Boomtown Merger, the Hollywood Park Board was expanded upon completion of the Boomtown Merger to eleven directors, seven of whom (Messrs. Hubbard, Ornest, Johnson, Manfuso, Reitnouer, Sarkowsky and Williamson) had been serving as members of the Hollywood Park Board (the "Hollywood Park Directors") and four of whom (Messrs. Parrott, Goeglein, Harris and Yocam) had been members of the Boomtown Board of Directors (the "Boomtown Directors"). The Merger Agreement provides that, during the three-year period ending June 30, 2000, any increase in the size of the Hollywood Park Board must be approved by a majority of the Boomtown Directors then on the Hollywood Park Board, except that the number of persons serving on the Hollywood Park Board may be increased without such consent if the increase is divisible by three and one Boomtown Director (to be selected by a majority of the Boomtown Directors then on the Hollywood Park Board) is added for every two Hollywood Park Directors added. Hollywood Park has agreed to cause its Board of Directors and any nominating committee thereof to take the necessary steps to nominate the initial Boomtown Directors or their replacements (selected by a majority of the Boomtown Directors) for re-election at the first three annual stockholders meetings following June 30, 1997, including the current Annual Meeting.

BOARD COMMITTEES AND DIRECTOR COMPENSATION

  Hollywood Park has a standing Executive Committee which is chaired by Mr. Ornest and currently consists of Messrs. Hubbard, Ornest, Reitnouer, Parrott and Goeglein. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of Hollywood Park to the fullest extent authorized by Delaware law. The Executive Committee had four formal meetings in 1997 and acted by unanimous written consent on five occasions.

  Hollywood Park has a standing Audit Committee which is chaired by Mr. Williamson and currently consists of Messrs. Sarkowsky and Williamson and, since the Boomtown Merger, Mr. Yocam. The functions of the Audit Committee are to review the audits of Hollywood Park's books performed by outside independent auditors, to consider matters of accounting policy and to investigate and recommend to the Board independent auditors for the following year. The Audit Committee met twice in 1997.

  Hollywood Park has a standing Compensation Committee, which currently consists of Messrs. Johnson and Reitnouer. Mr. Johnson chairs the Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the annual salaries and other compensation of the officers of Hollywood Park, to provide assistance and recommendations with respect to the compensation policies and practices of Hollywood Park and to assist with the administration of Hollywood Park's compensation plans. The Compensation Committee met once in 1997.

  The Executive Committee acts as Hollywood Park's nominating committee. The Executive Committee generally does not consider nominees recommended by Hollywood Park's stockholders.

  The Merger Agreement provides that during the three-year period ending June 30, 2000, the Executive Committee (after the Reorganization, of HP Operating Company rather than HP Realty) will consist of five members. Three of such members shall be Hollywood Park representatives (currently Messrs. Hubbard, Ornest and Reitnouer) and two shall be Boomtown representatives (currently Messrs. Parrott and Goeglein). The number of members of the Executive Committee may not be increased beyond five members at any time during such three-year period without the consent of the majority of the Boomtown representatives on the committee.

  During 1997, each incumbent director of Hollywood Park attended at least 75% of the aggregate of (i) the three meetings of the Board of Directors and (ii) the total number of meetings of the committees on which he served (during the periods that he served).

  All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors are entitled to receive, and in 1997 received, an annual retainer fee at the rate of $25,000 per year plus a $1,000 fee for each Board meeting attended, which they may take in cash or in deferred compensation under Hollywood Park's Directors Deferred Compensation Plan (the "Directors Plan") as outlined below. In addition, members of the Executive Committee, Audit Committee and Compensation Committee receive $1,000 for each committee meeting attended, and such amounts are also eligible for the Directors Plan. Furthermore, directors and their guests are entitled, without charge, to use the Directors' Room at Hollywood Park, which is open on weekends and holidays during the racing season.

  On July 18, 1997, each of Messrs. Johnson, Manfuso, Ornest, Reitnouer, Sarkowsky and Williamson (constituting all of the non-executive directors of Hollywood Park, excluding the Boomtown Directors) was granted a non-qualified stock option to purchase 2,000 shares of Hollywood Park Common Stock at an exercise price of $14.75 per share. One-third of the shares purchasable upon exercise of these options was vested on the grant date, with an additional one-third to vest on each of the first and second anniversary of the grant date. All of these options expire on the tenth anniversary of the grant date and (except for the options granted to Messrs. Johnson and Reitnouer) were granted under the Hollywood Park 1996 Stock Option Plan.

DIRECTORS DEFERRED COMPENSATION PLAN

  Participation in Hollywood Park's Directors Deferred Compensation Plan is limited to directors of Hollywood Park. Pursuant to the Directors Plan, each eligible director may elect to defer all or a portion of his annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Hollywood Park Common Stock, at each director's election. As of the date the director's compensation would otherwise have been paid, and depending on the director's election, the director's deferred compensation account will be credited with either (i) cash, (ii) the number of full and/or fractional shares of Hollywood Park Common Stock obtained by dividing the amount of the director's compensation for the calendar quarter or month which he elected to defer by the average of the closing price of Hollywood Park Common Stock on the principal stock exchange on which the Paired Shares are listed (or, if the Paired Shares are not listed on a stock exchange, the NASDAQ National Market System) on the last ten business days of the calendar quarter or month for which such compensation is payable or (iii) a combination of cash and shares of Hollywood Park Common Stock as described in clause (i) and (ii). All cash amounts credited to the director's deferred compensation account bear interest at an amount to be determined from time to time by the Board of Directors.

  If a director has elected to receive shares of Hollywood Park Common Stock in lieu of his retainer, such director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director's deferred compensation account as of the dividend record date, if any, occurring during such calendar quarter if such shares had been shares of issued and outstanding Hollywood Park Common Stock on such date, by the closing price of the Hollywood Park Common Stock on the NASDAQ on the date such dividend(s) was paid. In addition, if Hollywood Park declares a dividend payable in shares of Hollywood Park Common Stock, the director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park Common Stock which such shares would have been entitled to if such shares had been shares of issued and outstanding Hollywood Park Common Stock on the record date for such stock dividend(s).

  Participating directors do not have any interest in the cash and/or Hollywood Park Common Stock credited to their deferred compensation accounts until distributed in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Plan are no greater than the rights of an unsecured general creditor of Hollywood Park. Each participating director may elect to have the aggregate amount of cash and shares credited to his deferred compensation account distributed to him in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director's service as a director of Hollywood Park. Prior to the beginning of any calendar year, a director may elect to change the method of distribution, but amounts credited to a director's account prior to the effective date of such change may not be affected, but rather will be distributed in accordance with the election at the time such amounts were credited to the director's deferred compensation account.

  The maximum number of shares of Hollywood Park Common Stock that can be issued pursuant to the Directors Plan is 125,000 shares. Hollywood Park is not required to reserve or set aside funds or shares of Hollywood Park Common Stock for the payment of its obligations pursuant to the Directors Plan. Hollywood Park is obligated to make available, as and when required, a sufficient number of shares of Common Stock to meet the needs of the Directors Plan. The shares of Hollywood Park Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares.

  Amendment, modification or termination of the Directors Plan may not (i) adversely affect any eligible director's rights with respect to amounts then credited to his account or (ii) accelerate any payments or distributions under the Directors Plan (except with regard to bona fide financial hardships).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee for the period January 1, 1997, to December 31, 1997 were J.R. Johnson and Lynn P. Reitnouer. None of the members of the Compensation Committee were officers or employees or former officers or employees of Hollywood Park or its subsidiaries.

EXECUTIVE OFFICERS

  Each of the executive officers of Hollywood Park holds office at the pleasure of the Board of Directors. The current executive officers of Hollywood Park are as follows:

  NAME                      AGE                     POSITION
  ----                      ---                     --------
R.D. Hubbard...............  62 Chairman of the Board, Chief Executive Officer
                                and Member of the Office of the Chairman
Harry Ornest...............  74 Vice Chairman of the Board
Donald M. Robbins..........  50 President of Hollywood Park, Inc., President of
                                Racing and Secretary
G. Michael Finnigan........  49 President, Sports and Entertainment, Executive
                                Vice President, Treasurer, Chief Financial
                                Officer and Member of the Office of the Chairman

  In addition, upon the consummation of the Boomtown Merger, the Company established an Office of the Chairman comprised of Hollywood Park's Chief Executive Officer, Hollywood Park's President of Sports and Entertainment and the Chief Executive Officer of Boomtown. The Office of the Chairman provides advice to the Chief Executive Officer of Hollywood Park on such matters as he may request and undertakes such other responsibilities as he may delegate to the Office of the Chairman from time to time. An Office of the Chairman will also be established by HP Operating Company in connection with the Reorganization.

  Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "--Executive Compensation." Background information for Messrs. Hubbard and Ornest is provided above. See "--Information Regarding the Directors of Hollywood Park".

  Mr. Robbins has been Hollywood Park's President of Racing since February 1994; President of Hollywood Park since September 1991; Secretary of Hollywood Park since 1996 (formerly Assistant Secretary since September 1991); General Manager of HP Operating Company from 1986 to February 1994; Executive Vice President of HP Operating Company since 1988, and President and Secretary of HP Operating Company since July 1991.

  Mr. Finnigan has been Hollywood Park's President, Sports and Entertainment, since January 1996 and a member of the Office of the Chairman since June 1997; President, Gaming and Entertainment, from February 1994 to January 1996; Executive Vice President and Chief Financial Officer of Hollywood Park and of HP Operating Company since March 1989; and Treasurer of Hollywood Park and of HP Operating Company since March 1992; Chairman of the Board of Southern California Special Olympics since 1996; Chairman of the Board of Centinela Hospital since 1996; and Director of the Shoemaker Foundation since 1993. Mr. Finnigan also serves as Secretary and Treasurer of Sunflower Racing, Inc., a wholly-owned subsidiary of Hollywood Park, which filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 17, 1996.

EXECUTIVE COMPENSATION

  The following tables summarize the annual and long-term compensation of, and stock options held by, Hollywood Park's Chief Executive Officer and the two additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 1997 (collectively, the "Named Officers").

 Summary Compensation Table

                                                   OTHER   SECURITIES
 NAME AND                  ANNUAL COMPENSATION    ANNUAL   UNDERLYING ALL OTHER
  PRINCIPAL              -----------------------  COMPEN-   OPTIONS/  COMPENSA-
  POSITION               YEAR SALARY($) BONUS($) SATION($)  SARS(#)    TION($)
 ----------              ---- --------- -------- --------- ---------- ---------
R.D. Hubbard............ 1997 $400,000  $40,235       0      45,000    $4,740(1)
 Chairman of the Board
  and                    1996  400,000        0       0      85,000         0
 Chief Executive Officer 1995  400,000        0       0           0         0
G. Michael Finnigan..... 1997 $307,608  $     0       0      25,000    $3,555(1)
 President, Sports and   1996  262,608   25,000       0      40,000         0
 Entertainment,
  Executive              1995  262,608        0       0           0         0
 Vice President,
  Treasurer
 and Chief Financial
  Officer
Donald M. Robbins....... 1997 $295,008  $     0       0      25,000    $3,373(1)
 President of Hollywood  1996  250,008   25,000       0      20,000         0
 Park, Inc., President
  of                     1995  255,501        0       0           0         0
 Racing and Secretary

--------
(1) Reflects matching contributions under Hollywood Park's 401(k) Plan.

 Stock Option Plans

  In 1993, the stockholders of Hollywood Park adopted the Hollywood Park 1993 Stock Option Plan (the "1993 Plan"), which provides for the issuance of up to 625,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. In 1996, the stockholders of Hollywood Park adopted the Hollywood Park 1996 Stock Option Plan (the "1996 Plan"), which provides for the issuance of up to 900,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. Except for the provisions governing the number of shares issuable thereunder, and except for certain provisions which reflect changes in tax and securities laws, the provisions of the 1993 Plan and the 1996 Plan (collectively, the "Hollywood Park Plans") are substantially similar. The Hollywood Park Plans are administered and terms of option grants are established by the Compensation Committee of the Board of Directors. Under the Hollywood Park Plans, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of Hollywood Park. Options become exercisable according to a vesting period as determined by the Compensation Committee at the date of grant, and expire on the earlier of one month after termination of employment, six months after the death or permanent disability of the optionee, or the expiration of the fixed option term set by the Compensation Committee at the grant date (not to exceed ten years from the grant date). The exercise prices of all options granted under the Hollywood Park Plans are determined by the Compensation Committee on the grant date, provided that the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock at the date of grant.

  As of January 31, 1998, all of the 625,000 shares eligible for issuance under the 1993 Plan had either been issued or were subject to outstanding options. As of January 31, 1998, of the 900,000 shares eligible for issuance under the 1996 Plan, 232,499 were subject to outstanding options (net of cancellations). In addition, 1,008,460 shares of Hollywood Park Common Stock are issuable upon exercise of options granted before the Boomtown Merger under Boomtown's 1990 Stock Option Plan and 1992 Director Option Plan (collectively, the

"Boomtown Plans"), which options were assumed by Hollywood Park in the Boomtown Merger. Hollywood Park has filed registration statements with the Securities and Exchange Commission covering an aggregate of 2,613,308 shares of Hollywood Park Common Stock issuable upon exercise of options granted under the Hollywood Park Plans and the Boomtown Plans.

 Options/SAR Grants in Last Fiscal Year

  The following summarizes the option grants to Named Officers during 1997:

                              INDIVIDUAL GRANTS
-----------------------------------------------------------------------------
                                      PERCENT OF
                                        TOTAL
                          NUMBER OF    OPTIONS/                               POTENTIAL REALIZABLE VALUE
                          SECURITIES     SARS                                   AT ASSUMED ANNUAL RATES
                          UNDERLYING  GRANTED TO                              OF STOCK PRICE APPRECIATION
                         OPTIONS/SARS EMPLOYEES    PER SHARE                        FOR OPTION TERM
                           GRANTED    IN FISCAL  EXERCISE PRICE  EXPIRATION   ---------------------------
  NAME                       (#)         YEAR         ($)           DATE         5%($)         10%($)
  ----                   ------------ ---------- -------------- ------------- ---------------------------
R.D. Hubbard............    45,000        17%        $14.75     July 18, 2007 $    417,429 $    1,057,847
G. Michael Finnigan.....    25,000         9%        $14.75     July 18, 2007 $    231,905 $      587,693
Donald M. Robbins.......    25,000         9%        $14.75     July 18, 2007 $    231,905 $      587,693

 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

  The following table sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 1997 and the final year-end value of unexercised options. None of the Named Officers exercised stock appreciation rights during the fiscal year ended December 31, 1997 or held any such rights at the end of such fiscal year.

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                  OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED    VALUE      FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                         ON EXERCISE REALIZED ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
R.D. Hubbard............      --          --       28,334/101,666          $340,008/$1,219,992
G. Michael Finnigan.....   25,000    $204,063      38,334/ 51,666          $460,008/$  619,992
Donald M. Robbins.......   25,000    $175,000      38,334/ 51,666          $460,008/$  619,992

--------
(1) Represents the difference between the market price of Hollywood Park Common Stock on December 31, 1997 ($22.00 per share) and the exercise price of the options ($10.00 per share).

 Pension Plan

                                          YEARS OF QUALIFIED SERVICE
                                    ---------------------------------------
      FINAL AVERAGE ANNUAL SALARY     10      15      20      25      30
      ---------------------------   ------- ------- ------- ------- -------
      $100,000                      $24,745 $37,118 $49,490 $61,863 $66,863
      $150,000 to $500,000 (a)       37,995  56,993  75,990  94,988 102,488

--------
(a) Under current provisions of the Internal Revenue Code, the maximum average salary that may be used in calculating retirement benefits in 1996 was $150,000. Benefits accrued on April 1, 1994 (based on prior compensation limits) are grandfathered. Pension benefits were frozen as of September 1, 1996, for all plan participants, except retained participants, whose benefits were frozen as of December 31, 1996.

  Hollywood Park elected to terminate the Hollywood Park Pension Plan (the "Pension Plan") as of January 31, 1997. Accrued Pension Plan benefits were frozen as of September 1, 1996, for all Pension Plan participants, except retained participants (participants who, because of legal requirements, including the provisions of the National Labor Relations Act, are represented by a collective bargaining agent), whose benefits were frozen as of December 31, 1996.

  The Pension Plan was a non-contributory, defined benefit plan covering employees of Hollywood Park, Inc., and all employees of HP Operating Company, not eligible for participation in a multi-employer defined benefit plan, who meet the Pension Plan's service requirement. R.D. Hubbard, G. Michael Finnigan, and Donald M. Robbins are the only officers or directors of Hollywood Park who participated in the Pension Plan. At the time their Pension Plan benefits were frozen (September 1, 1996), Messrs. Hubbard, Finnigan and Robbins had two, six and ten years, respectively, of qualified years of service. Only amounts earned by Messrs. Hubbard, Finnigan and Robbins listed under "Annual Compensation Salary" as shown in the Summary Compensation Table, were considered in determining their Pension Plan benefit levels.

  The amounts listed in the above Pension Plan table are estimated annual retirement benefits under the Pension Plan (assuming payments were made on the normal life annuity basis, and not under the provisions on survivor benefits) at a normal retirement age of 65 in 1996, after various years of qualified service, at selected average annual compensation levels. The amounts listed in the table are not subject to any deduction for Social Security or other offset amounts. Due to the freezing of Pension Plan benefits as of September 1, 1996, and based on their actual years of qualified service and annual compensation levels, the annual retirement benefits under the Pension Plan for Messrs. Hubbard, Finnigan and Robbins, expressed as a joint survivor annuity payment starting at age 65, are $7,521, $29,082 and $51,009, respectively.

  The amounts required to fund the Pension Plan were determined actuarially, and were paid by Hollywood Park to a life insurance company under an unallocated annuity contract. Hollywood Park has no further obligation to fund the Pension Plan because the plan's assets were sufficient to meet its benefit obligations upon termination.

  Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan (the "SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings allowed for qualified pension plans was reduced to $150,000 from $235,850. Messrs. Hubbard, Finnigan and Robbins participated in the SERP, prior to its termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of independent outside directors, is responsible for making recommendations to the Board regarding the annual salaries and other compensation of the officers of Hollywood Park, providing assistance and recommendations with respect to the compensation policies and practices of Hollywood Park and assisting with the administration of Hollywood Park's compensation plans.

  In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to Hollywood Park's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are competitive with the salaries paid to executives in Hollywood Park's main industries and primary geographic locations, which are currently land-based, dockside and riverboat casinos in Nevada, Louisiana, Mississippi, and other jurisdictions, thoroughbred horse racing tracks and card clubs in Southern California, and horse and dog racing tracks in Kansas and Arizona. In addition, to align its executives' compensation with Hollywood Park's business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to Hollywood Park. In general, the Compensation Committee believes that these discretionary bonuses should be related to Hollywood Park's and the executive's performance, although specific performance criteria have not been established.

  The Compensation Committee also believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, Hollywood Park adopted the 1993 Plan and the 1996 Plan, pursuant to which Hollywood Park may grant stock options to executives (as well as other employees and directors) to purchase up to 625,000 shares and 900,000 shares, respectively, of Hollywood Park Common Stock. The Compensation Committee believes that the key officers of Hollywood Park have provided excellent services and been diligent in their commitment to Hollywood Park. The Compensation Committee believes that stock ownership by such officers provides an important incentive for their continued efforts and diligence. In July 1997, options aggregating 45,000, 25,000 and 25,000 shares were granted to Messrs. Hubbard, Robbins and Finnigan, respectively, at an exercise price of $14.75 per share.

  From 1993 through the end of 1997, Mr. Hubbard was paid a base salary of $400,000 per annum. This payment was fixed in 1992 based upon an analysis of
(i) the annual compensation received by the Chief Executive Officer of Santa Anita Race Track, (ii) the annual base salaries currently being paid to Messrs. Robbins and Finnigan, (iii) the prominence of Mr. Hubbard in the business community in general and the horse racing community in particular,
(iv) the level and value of the contribution that the Compensation Committee believes Mr. Hubbard has made, and can make in the future, to Hollywood Park and (v) the fact that Mr. Hubbard was willing to accept this amount even though the Compensation Committee believes that he could command a much higher compensation level based upon his business experience and expertise. Commencing January 1, 1998, Mr. Hubbard's base salary was increased to $500,000 per annum, based upon the above-mentioned factors, and also Hollywood Park's expansion into the card club and gaming business, where executive salaries tend to be substantially higher than those in the thoroughbred horse racing business. While Mr. Hubbard's base salary is not dependent upon Hollywood Park's performance, it is anticipated that any bonuses he may receive, based upon the recommendation of the Compensation Committee and the approval of the Board of Directors, would be, at least in part, so dependent.

January 26, 1998

                                          COMPENSATION COMMITTEE

                                          J.R. Johnson (Chairman)
                                          Lynn P. Reitnouer

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return for Hollywood Park Common Stock with the cumulative total returns for a designated Peer Group Index and the Nasdaq Market Index. Also included in the graph is the cumulative total return for the Media General Standard Industrial Code Index 7999--Amusement and Recreation Services (the "SIC Code Index"), which Hollywood Park historically included in the performance graph in its proxy statement but which Hollywood Park intends to replace with the Peer Group Index. The total cumulative return calculations are for the period commencing December 31, 1992 and ending December 31, 1997, and include the reinvestment of dividends.

  As a result of the Boomtown Merger, which was completed June 30, 1997, Hollywood Park now owns and operates land-based, dockside and riverboat casinos in Nevada, Mississippi and Louisiana, in addition to its historical race track and California card club operations. The Peer Group Index consists of publicly-traded multi-jurisdictional gaming companies with small or mid-sized stock market capitalizations. In addition, like Hollywood Park, none of the companies in the Peer Group Index currently operates in the Las Vegas or Atlantic City markets. Hollywood Park believes that, as a result of the Boomtown Merger, the Peer Group Index will provide a more appropriate benchmark against which to measure its stock return performance than the SIC Code Index.

  The Peer Group Index is comprised of the following publicly-traded gaming companies: Ameristar Casinos, Inc. (included in the index since it commenced trading in November 1993); Argosy Gaming Company (included in the index since it commenced trading in February 1993); Casino America, Inc. (included in the index since it commenced trading in August 1992); Harveys Casino Resorts; Lady Luck Gaming Corporation (included in the index since it commenced trading in September 1993); Players International, Inc.; and President Casinos, Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                    AMONG HOLLYWOOD PARK, PEER GROUP INDEX,
                     SIC CODE INDEX & NASDAQ MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           HOLLYWOOD    PEER GROUP   SIC CODE   NASDAQ
(Fiscal Year Covered)        PARK, INC.   INDEX        INDEX      MARKET INDEX
---------------------        ----------   ----------   --------   ------------
Measurement Pt-  1992        $100.00      $100.00      $100.00    $100.00
FYE   1993                   $319.15      $220.31      $162.12    $119.95
FYE   1994                   $117.02      $108.14      $128.62    $125.94
FYE   1995                   $107.05      $ 76.02      $185.49    $163.35
FYE   1996                   $159.57      $ 53.66      $194.3     $202.99
FYE   1997                   $234.04      $ 46.14      $202.79    $248.3

-------
 * ASSUMES $100 INVESTED ON DECEMBER 31, 1992 IN HOLLYWOOD PARK COMMON STOCK, PEER GROUP INDEX, MEDIA GENERAL STANDARD INDUSTRIAL CODE 7999 INDEX-- AMUSEMENT AND RECREATION SERVICES & THE NASDAQ MARKET INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS. VALUES ARE AS OF DECEMBER 31 OF EACH YEAR.

  The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Except as set forth below regarding the interest rate under the Parrott Promissory Note, Hollywood Park believes that the terms of the following transactions were at least as favorable as could have been obtained by Hollywood Park from third parties in arms length transactions.

  Since November 1993, Hollywood Park has had an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. Hollywood Park reimburses Hubbard Enterprises for expenses incurred as a result of Hollywood Park's use of the aircraft, which totaled approximately $106,000 in 1997, $120,000 in 1996, and $126,000 in
1995.

  In May 1988, Boomtown acquired all of the outstanding stock of Boomtown Hotel and Casino, Inc. ("Boomtown Casino") for $16.7 million in cash (the "1988 Acquisition"). In order to finance the 1988 Acquisition, including the retirement of existing debt, Boomtown sold equity securities to Kenneth Rainin and Timothy J. Parrott, and Boomtown Casino entered into various loan documents with Merrill Lynch Interfunding Inc. Pursuant to a stock purchase agreement, Mr. Rainin purchased 2,000 shares of Boomtown preferred stock and 3,042,000 shares of Boomtown common stock for an aggregate purchase price of approximately $4 million in cash, and Mr. Parrott purchased 270,738 shares of Boomtown common stock for an aggregate purchase price of $222,000, of which $1,000 was paid in cash and $221,000 by a promissory note (the "Promissory Note") secured by a pledge to Boomtown of all of the shares owned by Mr. Parrott. The Promissory Note, as amended in April 1997, provides that (i) interest on the Promissory Note, which accrues at a rate of 6.0% per annum, compounded annually, is payable in arrears on April 7th of each year, commencing April 7, 1998, and (ii) principal is payable in four annual installments beginning April 7, 1998. The Promissory Note was previously amended in November 1994 to provide that the shares owned by Mr. Parrott would be released from the pledge and would no longer secure the amounts outstanding under the Promissory Note. Hollywood Park notes that the interest rate of 6% under the amended Promissory Note is less than Hollywood Park's current borrowing rate. However, this interest rate was in effect under the original version of the Promissory Note executed in 1988 prior to Boomtown's public offering and Hollywood Park's subsequent acquisition of Boomtown.

  On July 1, 1997, Hollywood Park completed a swap pursuant to the Blue Diamond Swap Agreement entered into on August 12, 1996, by and between Boomtown, Blue Diamond Hotel and Casino, Inc. ("Blue Diamond"), Hollywood Park, Edward P. Roski, Jr., IVAC, a California general partnership ("IVAC"), and Majestic Realty Co., as amended (the "Swap Agreement"). Under the Swap Agreement, immediately following the consummation on June 30, 1997 of the Boomtown Merger, Boomtown and its subsidiaries transferred their interests in the Blue Diamond hotel/casino facilities in Las Vegas (including Boomtown's leasehold interest in the land and certain IVAC Loans (as defined below) which were transferred to IVAC) (collectively, the "Las Vegas Resort") to Majestic Resorts, LLC, an affiliate of Mr. Roski ("Majestic"), in exchange for cash, two unsecured promissory notes aggregating $8.5 million in principal amount by IVAC and assumption by Mr. Roski and Majestic of certain liabilities (the "Blue Diamond Swap"). In accordance with the terms of the Swap Agreement, Mr. Roski resigned from Boomtown's Board of Directors, effective as of the effective date of the Boomtown Merger.

  On July 1, 1997, concurrently with the Blue Diamond Swap, Hollywood Park and Mr. Roski consummated a Stock Purchase Agreement dated August 12, 1996 (the "Stock Purchase Agreement") pursuant to which Hollywood Park repurchased from Mr. Roski 446,491 shares of Hollywood Park Common Stock receivable by him in the Boomtown Merger. The purchase price of approximately $3.5 million was paid for by an unsecured promissory note having an interest rate equal to the prime rate plus one percent (1%) per annum and providing for four equal annual principal payments plus accrued interest and maturing on the date that is four years after the closing.

  Prior to the opening of the Las Vegas Resort, Boomtown owned a 50% interest in Blue Diamond, the operating company leasing the hotel/casino facility and the land in Las Vegas, and was primarily responsible for the development and management of the Las Vegas Resort. In June 1994, Boomtown exercised its right to acquire the remaining 50% of Blue Diamond from Mr. Roski in exchange for 714,286 shares of Boomtown Common Stock. Mr. Roski was a member of the Board of Directors of Boomtown and an affiliate of IVAC, which owns the land and building leased by Boomtown for the Las Vegas Resort. Boomtown loaned IVAC $27.3 million (the "IVAC Loans") which was used to help construct the Las Vegas Resort. The IVAC Loans were secured by separate deeds of trust on the Las Vegas Resort, which deeds of trusts are subordinate to separate deeds of trust securing Blue Diamond's and Boomtown's obligations in connection with an indenture relating to a debt offering. Boomtown received interest income of $2.7 million annually from IVAC as a result of these loans. In turn, Blue Diamond paid rent to IVAC in the amount of $5.4 million annually to lease the facility.

  Blue Diamond further had the right to purchase the Las Vegas Resort from IVAC in accordance with terms of an option which expired in November 1996. As discussed above, on July 1, 1997, Hollywood Park divested all interests in the Las Vegas Resort by completing a swap pursuant to the Swap Agreement.

  Mr. Parrott is employed as Chairman of the Board and Chief Executive Officer of Boomtown pursuant to an Employment Agreement entered into as of October 8, 1995 and amended as of April 7, 1997 (the "Employment Agreement"). The Employment Agreement provides for a term expiring on May 30, 2000 and a base salary of at least $375,000 per annum, and entitles Mr. Parrott to participate in Boomtown's cash bonus plan. During 1997, Mr. Parrott's base salary and cash bonus totaled $375,000 and $102,442, respectively. In addition, the Employment Agreement provides that in the event of a change of control of Boomtown, all options granted to Mr. Parrott prior to such change of control shall become fully vested and exercisable. The Boomtown Merger constituted such a change of control. The Employment Agreement also provides that in the event of termination of employment without cause, Mr. Parrott shall receive severance payments consisting of, among other things, base salary for three years after termination, subject to mitigation in the event Mr. Parrott obtains alternative employment during the applicable severance payment period, as well as accelerated vesting of Mr. Parrott's stock options. Under the Employment Agreement, Mr. Parrott is also entitled to receive such fringe benefits and perquisites as may be granted or established by Boomtown from time to time, including an automobile allowance.

  Effective May 7, 1997, Mark A. Sterbens resigned as Hollywood Park's President and Chief Operating Officer of Gaming. During 1997, Hollywood Park paid Mr. Sterbens approximately $88,000 in base salary prior to his termination, and approximately $162,000 in severance after his termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of reports received by Hollywood Park during or with respect to the year ended December 31, 1997 pursuant to Rule 16a-3(e) of the Exchange Act, all required reports on Form 3, Form 4 and Form 5 were timely filed by Hollywood Park's directors, officers, and 10% stockholders, except that Mr. Ornest failed to file on a timely basis one Form 4 with respect to one disposition of Hollywood Park Common Stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the outstanding Hollywood Park Common Stock) and number of shares and percent of the outstanding Hollywood Park Common Stock beneficially owned as of January 31, 1998, by each person known to the Board of Directors of Hollywood Park to be the beneficial owner of 5% or more of the outstanding shares of Hollywood Park Common Stock, each Director, each Named Officer and all current Directors and Executive Officers as a group. Each individual who is currently expected to be a director or executive officer of HP Realty or HP Operating Company after the Reorganization is included in this table.

                                         SHARES       PERCENT OF
                                      BENEFICIALLY      SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNED(A)    OUTSTANDING(B)
------------------------------------  ------------  --------------
R.D. Hubbard............              2,648,174(c)       10.1%
 Hollywood Park, Inc.
 1050 South Prairie
 Avenue
 Inglewood, California
 90301
Legg Mason, Inc. .......              2,474,450(d)        9.4%
 111 South Calvert
 Street
 Baltimore, Maryland
 21202
State of Wisconsin
 Investment Board.......              1,780,000(e)        6.8%
 P.O. Box 7842
 Madison, Wisconsin
 53707
Timothy J. Parrott......                484,653(f)        1.9%
J.R. Johnson............                376,094(g)        1.4%
Harry Ornest............                164,259(h)          *
Warren B. Williamson....                155,251(i)          *
Lynn P. Reitnouer.......                 57,334(j)          *
Herman Sarkowsky........                 53,272(k)          *
Robert T. Manfuso.......                 35,667(l)          *
Richard J. Goeglein.....                  6,125(m)          *
Peter L. Harris.........                  3,250(n)          *
Delbert W. Yocam........                  1,896(o)          *
G. Michael Finnigan.....                 53,748(p)          *
Donald M. Robbins.......                 40,672(q)          *
Current Directors and
 Executive
 Officers as a group (13
 persons)...............              4,080,395(r)       15.3%

--------
*   Less than one percent (1%) of the outstanding common shares.
(a) Reflects the conversion of each of Hollywood Park's outstanding Depositary Shares into 0.8333 shares of Hollywood Park Common Stock effective August 28, 1997.
(b) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Hollywood Park Common Stock. Based on 26,284,138 shares outstanding as of January 31, 1998.
(c) Includes 28,333 shares of Hollywood Park Common Stock which Mr. Hubbard has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(d) Includes 562,500 shares of Hollywood Park Common Stock received by Legg Mason Special Investment Trust, Inc. (an affiliate of Legg Mason, Inc.) in connection with the Boomtown Merger. The Company has assumed that Legg Mason, Inc. is a beneficial owner of such shares. Based upon information provided by the stockholder in Schedule 13G filed with the Commission on February 10, 1997 and upon information received from Legg Mason Special Investment Trust, Inc. as of August 1996.

(e) Based upon information provided by the stockholder in Schedules 13G filed with the Commission on January 22, 1998.
(f) Includes 270,278 shares of Hollywood Park Common Stock which Mr. Parrott has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 31, 1998.
(g) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Johnson has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(h) Includes 70,000 shares of Hollywood Park Common Stock held by The Ornest Family Foundation, for which Mr. Ornest and his wife Ruth Ornest act as trustees. (Mr. Ornest disclaims any pecuniary interest in these shares.) In addition, as trustees of the Harry and Ruth Ornest Trust, Mr. Ornest and his wife share the power to vote 60% of the interest in the Ornest Family Partnership (the "Partnership"), which in turn has the power to dispose of the 76,300 shares of Hollywood Park Common Stock held in the name of the Partnership. Also includes 7,334 shares of Hollywood Park Common Stock which Mr. Ornest has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(i) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Williamson has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(j) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Reitnouer has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(k) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Sarkowsky has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(l) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Manfuso has the right to acquire upon the exercise of options which are exercisable within 60 days of January 31, 1998.
(m) Includes 4,875 shares of Hollywood Park Common Stock which Mr. Goeglein has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 31, 1998.
(n) Includes 3,250 shares of Hollywood Park Common Stock which Mr. Harris has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 31, 1998.
(o) Includes 1,896 shares of Hollywood Park Common Stock which Mr. Yocam has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 31, 1998.
(p) Includes 38,334 shares of Hollywood Park Common Stock which Mr. Finnigan has the right to acquire pursuant to options which are exercisable within sixty days of January 31, 1998.
(q) Includes 38,334 shares of Hollywood Park Common Stock which Mr. Robbins has the right to acquire pursuant to options which are exercisable within sixty days of January 31, 1998.
(r) Includes 429,304 shares of Hollywood Park Common Stock of which the Directors and Executive Officers may be deemed to have beneficial ownership following the exercise of options to purchase Hollywood Park Common Stock which are exercisable within sixty days of January 31, 1998. Excluding such shares, the Directors and Executive Officers of Hollywood Park have beneficial ownership of 3,651,091 shares of Hollywood Park Common Stock, which represents 13.9% of the shares of Hollywood Park Common Stock outstanding as of January 31, 1998

              ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING

GENERAL

  This Proxy Statement is being furnished to holders of Hollywood Park Common Stock as part of the solicitation of proxies by the Board for use at the Annual Meeting to be held on Monday, April 13, 1998 at 9:00 a.m., local time, at the New York Palace, 455 Madison Avenue, New York, New York, and at any adjournments or postponements thereof. This Proxy Statement, and the accompanying Proxy Card, are first being mailed to holders of Hollywood Park Common Stock on or about February 13, 1998.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of Hollywood Park Common Stock at the close of business on February 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on February 9, 1998, there were 26,284,138 shares of Hollywood Park Common Stock outstanding and entitled to vote, held of record by 3,759 stockholders. Pursuant to NYSE requirements, a majority, or 13,142,070 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Hollywood Park stockholder is entitled to one vote for each share of Hollywood Park Common Stock held as of the Record Date. A list of such stockholders entitled to vote will be available for inspection at the Annual Meeting by any stockholder and, for 10 days prior to the Annual Meeting, at ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 15th Floor, N.Y., N.Y., 10001.

VOTING OF PROXIES

  The accompanying Proxy Card is solicited on behalf of the Board. Stockholders are requested to complete, date, sign and return the proxy in the accompanying envelope. All properly executed, returned, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE APPROVAL OF THE REORGANIZATION AMENDMENTS, THE 1998 OPTION PLAN, THE HP OPERATING COMPANY DIRECTORS PLAN, THE SUPERMAJORITY ELIMINATION AMENDMENT AND THE GAMING AMENDMENT, AND FOR THE ELECTION OF EACH DIRECTOR NOMINEE LISTED HEREIN. The Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for approval of the proposals described in this Proxy Statement and for election of directors), the proxies will vote in their discretion. Any Hollywood Park stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting, by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Secretary, Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood, California 90301, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  Messrs. Hubbard and Ornest have indicated that they intend to vote in favor of the Reorganization Amendments, the other proposals and the director nominees described in this Proxy Statement. Although Hollywood Park's other directors and executive officers have not indicated their voting intentions, Hollywood Park believes that each of them will also vote in favor of such proposals and director nominees.

ABSTENTIONS; BROKER NON-VOTES

  If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the votes cast with respect to such matter. Thus, for purposes of determining whether the Reorganization Amendments, the Supermajority Elimination Amendment and the Gaming Amendment have been approved, abstentions and broker non-votes will be treated as votes against the proposal. For purposes of determining whether the 1998 Option Plan and the HP Operating Company Directors Plan have been approved, abstentions will be treated as votes against the proposal and broker non-votes will not be counted as represented or voting at the meeting. With respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome of the vote.

SOLICITATION OF PROXIES AND EXPENSES

  Hollywood Park will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Hollywood Park may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Hollywood Park will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Hollywood Park Common Stock and request authority for the exercise of proxies. In such cases, Hollywood Park will reimburse such record holders for their reasonable expenses. Hollywood Park has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost (including brokers' expenses) of approximately $20,000 plus certain out-of-pocket expenses.

NO DISSENTERS' RIGHTS

  Stockholders of Hollywood Park will not be entitled to appraisal rights under Delaware law in connection with the Reorganization or any of the proposals set forth in this Proxy Statement.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Under Hollywood Park's By-Laws, stockholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of stockholders of Hollywood Park (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of Hollywood Park at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of Hollywood Park's By-Laws. The By-Laws currently require that such notice be given not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of such meeting and must contain the information required by Section 2.13 of Article II of Hollywood Park's By-Laws.

  In order to be eligible for inclusion in Hollywood Park's proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by the Secretary of Hollywood Park no later than October 16, 1998 if the next annual meeting were held in April 1999. However, Hollywood Park may elect to hold its next annual meeting at a different time of year than the time of year of this Annual Meeting, in which event such stockholder proposals would have to be received by Hollywood Park a reasonable time before Hollywood Park's solicitation is made. Further, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by Hollywood Park's then current By-Laws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in Hollywood Park's proxy statement.

  If the Reorganization is completed, notice of director nominations and stockholder proposals relating to the 1999 annual meetings of HP Realty and HP Operating Company (which are expected to be held on the same date) will be subject to the same notice requirements and deadlines as those described above for Hollywood Park.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as Hollywood Park's independent public accountants for the fiscal years ended December 31, 1996 and December 31, 1997. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make any statements they desire.

                            ADJOURNMENT OF MEETING

  In the event that there are not sufficient votes to approve the Reorganization Amendments at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies from holders of Hollywood Park Common Stock. Proxies that are being solicited by the Board grant the discretionary authority to vote for any such adjournment, if necessary, except for proxies indicating a vote against the Reorganization Amendments. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Annual Meeting. A majority of the shares represented and voting at the Annual Meeting is required to approve any such adjournment, provided that a quorum is present. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Hollywood Park with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Annual Report on Form 10-K/A filed with the Commission on November 5, 1997.

    2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

    3. Quarterly Report on Form 10-Q for the quarterly period ended June 30,
  1997.

    4. Current Report on Form 8-K, filed with the Commission on July 15,
  1997.

    5. Current Report on Form 8-K, filed with the Commission on August 12,
  1997.

    6. Registration Statement on Form S-4 (Registration No. 333-34471), originally filed with the Commission on August 27, 1997, and all amendments thereto.

    7. Quarterly Report on Form 10-Q for the period ending September 30,
  1997.

    8. Registration Statement on Form 8-A, filed with the Commission on November 21, 1997.

  Hollywood Park will provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, on the telephone or written request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to: Hollywood Park, Inc., Investor Relations, 1050 South Prairie Avenue, Inglewood, California 90301 (Telephone
(310) 419-1610). In order to ensure timely delivery of the documents in advance of the Annual Meeting, any such request should be made by March 23, 1998.

  All reports and definitive proxy or information statements filed by Hollywood Park pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting or any adjournment thereof shall be deemed to be incorporated by reference into this Proxy Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                             AVAILABLE INFORMATION

  Hollywood Park is subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy and information statements and other information with the Commission. These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy and information statements and other information concerning Hollywood Park can also be inspected (i) if filed with the Commission before December 1, 1997, at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1935 K Street, N.W., Washington, D.C. 20006, or (ii) if filed with the Commission on or after December 1, 1997, at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005.

  Hollywood Park and HP Operating Company will file with the Commission a Registration Statement on Form 8-A and Form 10, respectively, with respect to the shares of HP Realty Common Stock and HP Operating Company Common Stock to be received by the stockholders of Hollywood Park in the Reorganization.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
HOLLYWOOD PARK, INC.
  Report of Arthur Andersen LLP, Independent Public Accountants............  S-2
  Consolidated Balance Sheets..............................................  S-3
  Consolidated Statements of Operations....................................  S-4
  Consolidated Statements of Changes in Stockholders' Equity...............  S-5
  Consolidated Statements of Cash Flows....................................  S-6
  Notes to Consolidated Financial Statements...............................  S-7
BOOMTOWN, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ S-42
  Consolidated Balance Sheets.............................................. S-43
  Consolidated Statements of Operations.................................... S-44
  Consolidated Statements of Stockholders' Equity.......................... S-45
  Consolidated Statements of Cash Flows.................................... S-46
  Notes to Consolidated Financial Statements............................... S-47

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders of
Hollywood Park, Inc.:

  We have audited the accompanying consolidated balance sheets of Hollywood Park, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Park, Inc. and subsidiaries as of December 31, 1996, and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
February 18, 1997

                              HOLLYWOOD PARK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                            AS OF
                                               ---------------------------------
                                                 DECEMBER 31,
                                               ------------------  SEPTEMBER 30,
                                                 1996      1995        1997
                                               --------  --------  -------------
                                                                    (UNAUDITED)
                    ASSETS
                    ------                             (IN THOUSANDS)
Current Assets:
 Cash and cash equivalents.................... $ 11,922  $ 22,406    $ 22,007
 Restricted cash..............................    4,486     3,126       1,209
 Short term investments.......................    4,766     6,447           0
 Other receivables, net of allowance for
  doubtful accounts of $1,111,000 in 1997,
  $1,089,000 in 1996, and $1,841,00 in 1995...    7,110     8,147      10,049
 Prepaid expenses and other assets............    6,215     3,888      20,057
 Deferred tax assets..........................    6,422     4,888       8,103
 Current portion of notes receivable..........       38        34          41
                                               --------  --------    --------
      Total current assets....................   40,959    48,936      61,466
Notes receivable..............................      819       857       9,450
Property, plant and equipment, net............  130,835   174,717     293,737
Goodwill and lease with TRAK East, net........   20,370    28,024      33,342
Long term gaming assets.......................        0    19,063           0
Other assets..................................   12,903    11,706      15,384
                                               --------  --------    --------
                                               $205,886  $283,303    $413,379
                                               ========  ========    ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
Current Liabilities:
 Accounts payable............................. $ 10,043  $ 12,518    $ 10,625
 Accrued lawsuit settlement...................    2,750     5,232       2,750
 Accrued liabilities..........................    9,733    13,762      17,174
 Accrued compensation.........................    4,198     3,295       6,843
 Gaming liabilities...........................    2,499     3,998       3,696
 Racing liabilities...........................    6,106     3,836       2,610
 Current portion of notes payable.............       35    32,310       4,005
                                               --------  --------    --------
      Total current liabilities...............   35,364    74,951      47,703
Notes payable.................................      282    15,629     132,163
Gaming liabilities............................        0    16,894           0
Deferred tax liabilities......................    9,065    10,083      11,005
                                               --------  --------    --------
      Total liabilities.......................   44,711   117,557     190,871
Minority interests............................    3,015         0       3,033
Stockholders' Equity
  Capital stock--
    Preferred--$1.00 par value, authorized
     250,000 shares; none issued and
     outstanding in 1997, and 27,499 issued
     and outstanding in 1996 and 1995.........       28        28           0
    Common--$.10 par value authorized
     40,000,000 shares; 26,186,724 issued and
     outstanding in 1997, 18,332,016 in 1996
     and 18,504,798 in 1995...................    1,833     1,850       2,619
  Capital in excess of par value..............  167,074   168,479     222,023
  Accumulated deficit.........................  (10,775)   (4,611)     (5,167)
                                               --------  --------    --------
      Total stockholders' equity..............  158,160   165,746     219,475
                                               --------  --------    --------
                                               $205,886  $283,303    $413,379
                                               ========  ========    ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE NINE
                                                               MONTHS ENDED
                           FOR THE YEARS ENDED DECEMBER 31,    SEPTEMBER 30,
                           ---------------------------------- ---------------
                              1996        1995        1994     1997    1996
                           ----------  ----------  ---------- ------- -------
                                                                (UNAUDITED)
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.................. $   50,717  $   26,656  $   11,745 $83,990 $37,917
  Racing..................     71,308      77,036      78,719  48,084  50,897
  Food and beverage.......     13,947      19,783      20,540  13,016  10,516
  Hotel and recreational
   vehicle park...........          0           0           0     581       0
  Truck stop and service
   station................          0           0           0   4,897       0
  Other income............      7,253       7,097       6,320   7,781   5,197
                           ----------  ----------  ---------- ------- -------
                              143,225     130,572     117,324 158,349 104,527
                           ----------  ----------  ---------- ------- -------
EXPENSES:
  Gaming..................     27,249       4,919           0  45,117  19,516
  Racing..................     30,167      29,574      32,099  21,615  21,623
  Food and beverage.......     19,573      25,162      22,318  16,920  14,058
  Hotel and recreational
   vehicle park...........          0           0           0     199       0
  Truck stop and service
   station................          0           0           0   4,461       0
  Administrative..........     41,477      46,792      39,858  38,622  31,575
  Other...................      2,485       3,200       2,121   3,262   2,028
  Depreciation and
   amortization...........     10,695      11,384       9,563  11,939   7,898
  REIT restructuring......          0           0           0     609       0
  Write off of investment
   in Sunflower...........     11,412           0           0       0  11,412
  Lawsuit settlement......          0       6,088           0       0       0
  Casino pre-opening and
   training expenses......          0           0       2,337       0       0
  Turf Paradise
   acquisition costs......          0           0         627       0       0
                           ----------  ----------  ---------- ------- -------
                              143,058     127,119     108,923 142,744 108,110
                           ----------  ----------  ---------- ------- -------
Operating income (loss)...        167       3,453       8,401  15,605  (3,583)
  Interest expense........        942       3,922       3,061   3,782     918
                           ----------  ----------  ---------- ------- -------
Income (loss) before
 minority interest and
 taxes....................       (775)       (469)      5,340  11,823  (4,501)
  Minority interest.......         15           0           0      80       0
  Income tax expense......      3,459         693       1,568   4,624   3,025
                           ----------  ----------  ---------- ------- -------
Net income (loss)......... $   (4,249) $   (1,162) $    3,772 $ 7,119 $(7,526)
                           ==========  ==========  ========== ======= =======
Dividend requirements on
 convertible preferred
 stock.................... $    1,925  $    1,925  $    1,925 $ 1,520 $ 1,443
Net income (loss)
 available to (allocated
 to) common shareholders.. $   (6,174) $   (3,087) $    1,847 $ 5,599 $(8,969)
                           ==========  ==========  ========== ======= =======
Per common share:
  Net income (loss)--
   primary................ $    (0.33) $    (0.17) $     0.10 $  0.27 $ (0.48)
  Net income (loss)--fully
   diluted................ $    (0.33) $    (0.17) $     0.10 $   --  $ (0.48)
Number of shares--
 primary..................     18,505      18,399      18,224  20,596  18,605
Number of shares--fully
 diluted..................     20,797      20,691      20,516     --   20,896

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                              CAPITAL IN                   TOTAL
                          PREFERRED COMMON    EXCESS OF    ACCUMULATED STOCKHOLDERS'
                            STOCK   STOCK     PAR VALUE      DEFICIT      EQUITY
                          --------- ------  -------------- ----------- -------------
                                            (IN THOUSANDS)
BALANCE AT YEAR END
 1993...................     $28    $1,772     $155,725     $ (3,325)    $154,200
  Net income............       0         0            0        3,772        3,772
  Net income--Turf
   Paradise six months
   ended December 31,
   1993.................       0         0            0          198          198
  Issuance of common
   stock to acquire--
   Sunflower Racing,
   Inc..................       0        59       11,099            0       11,158
  Issuance of contingent
   shares related to
   Sunflower Racing,
   Inc. acquisition.....       0         6           (6)           0            0
  Net changes related to
   Turf Paradise
   equity...............       0         0           74         (222)        (148)
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                             ---    ------     --------     --------     --------
BALANCE AT YEAR END
 1994...................      28     1,837      166,892       (1,502)     167,255
  Net loss..............       0         0            0       (1,162)      (1,162)
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0        13        1,587            0        1,600
  Investment in bonds--
   unrealized holding
   loss.................       0         0            0          (22)         (22)
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                             ---    ------     --------     --------     --------
BALANCE AT YEAR END
 1995...................      28     1,850      168,479       (4,611)     165,746
  Net loss..............       0         0            0       (4,249)      (4,249)
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0         5          535            0          540
  Repurchase and
   retirement of common
   stock................       0       (22)      (1,940)           0       (1,962)
  Investment in bonds--
   unrealized holding
   gain.................       0         0            0           10           10
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                             ---    ------     --------     --------     --------
BALANCE AT YEAR END
 1996...................      28     1,833      167,074      (10,775)     158,160
  Net income............       0         0            0        7,119        7,119
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0         3          497            0          500
  Issuance of common
   stock to acquire--
   Boomtown, Inc. ......       0       581       56,423            0       57,004
  Common stock options
   exercised............       0        18        1,650            0        1,668
  Repurchase and
   retirement of common
   stock................       0       (45)      (3,420)           0       (3,465)
  Investment in bonds--
   unrealized holding
   gain.................       0         0            0            9            9
  Conversion of
   convertible
   preferred............     (28)      229         (201)           0            0
  Preferred stock
   dividends--$55.27 per
   share................       0         0            0       (1,520)      (1,520)
                             ---    ------     --------     --------     --------
BALANCE AT SEPTEMBER 30,
 1997 (UNAUDITED).......     $ 0    $2,619     $222,023     $ (5,167)    $219,475
                             ===    ======     ========     ========     ========


          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             FOR THE YEARS ENDED         FOR THE NINE MONTHS
                                 DECEMBER 31,            ENDED SEPTEMBER 30,
                          ----------------------------  ------------------------
                            1996      1995      1994      1997       1996
                          --------  --------  --------  ---------  --------
                                                           (UNAUDITED)
                                         (IN THOUSANDS)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income (loss).......  $ (4,249) $ (1,162) $  3,772  $   7,119  $ (7,526)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization..........    10,027    10,857    10,064     11,939     7,342
 Minority interests.....        15         0         0         17         0
Changes in accounts due
 to deconsolidation of
 subsidiary in
 bankruptcy:
 Property, plant and
  equipment.............    58,380         0         0          0    58,380
 Secured notes
  payable...............   (28,918)        0         0          0   (28,918)
 Unsecured notes
  payable...............   (15,323)        0         0          0   (15,323)
 Goodwill and lease
  with TRAK East........     6,908         0         0          0     6,908
(Gain) loss on sale or
 disposal of property,
 plant and equipment....        (2)       64        55        488        (3)
Unrealized gain on short
 term bond investing....        10         0         0         10        11
Changes in assets and
 liabilities, net of
 effects of the purchase
 of a business:
 (Increase) decrease in
  restricted cash.......    (1,360)   (2,427)     (490)     3,277     2,292
 Increase in casino
  lease and related
  interest receivable,
  net...................         0    (9,204)  (11,745)         0         0
 Decrease (increase) in
  other receivables,
  net...................     1,037        77    (5,022)      (944)    1,891
 (Increase) decrease in
  prepaid expenses and
  other assets..........    (3,524)     (304)   (5,488)       894     2,897
 (Increase) decrease in
  deferred tax assets...    (1,534)     (349)   (3,207)    (1,681)       10
 (Decrease) increase in
  accounts payable......    (2,475)    5,685    (1,596)    (2,151)   (3,920)
 (Decrease) increase in
  accrued lawsuit
  settlement............    (2,482)    5,232         0          0    (2,482)
 (Decrease) increase in
  accrued gaming
  liabilities...........    (1,499)    3,998         0      1,197    (1,192)
 (Decrease) increase in
  accrued liabilities...    (3,489)    6,437     1,612    (10,391)     (970)
 (Decrease) increase in
  accrued
  compensation..........       903      (761)    1,559     (1,788)     (262)
 Increase (decrease) in
  racing liabilities....     2,270     1,404     1,026     (3,496)   (2,313)
 (Decrease) increase in
  deferred tax
  liabilities...........    (1,018)      744     2,173      1,569    (5,061)
                          --------  --------  --------  ---------  --------
   Net cash provided by
    (used in) operating
    activities..........    13,677    20,291    (7,287)     6,059    11,761
                          --------  --------  --------  ---------  --------
Cash flows from
 investing activities:
 Additions to property,
  plant and equipment...   (23,786)  (25,150)  (27,584)   (23,059)  (17,969)
 Receipts from sale of
  property, plant and
  equipment.............         9        98        75        114         9
 Principal collected on
  notes receivable......        34        31        31         31        25
 Purchase of short term
  investments...........   (16,888)  (35,875)  (96,822)    (1,946)  (14,009)
 Proceeds from short
  term investments......    18,569    29,428   116,625      6,712    16,958
 Long term gaming
  assets................     2,169    (2,169)        0          0       294
 Cash acquired in the
  purchase of a
  business, net of
  transaction and other
  costs.................         0       715       344     12,264         0
                          --------  --------  --------  ---------  --------
   Net cash used in
    investing
    activities..........   (19,893)  (32,922)   (7,331)    (5,884)  (14,692)
                          --------  --------  --------  ---------  --------
Cash flows from
 financing activities:
 Proceeds from
  unsecured notes
  payable...............         0     1,681     1,850    125,000         0
 Proceeds from secured
  notes payable.........         0     3,358     2,300    112,000         0
 Payment of unsecured
  notes payable.........       (23)   (3,813)   (5,019)       (31)      (30)
 Payment of secured
  notes payable.........    (3,358)   (1,333)   (5,998)  (116,282)   (3,358)
 Payment of 11.5%
  Boomtown First
  Mortgage Notes........         0         0         0   (110,924)        0
 Payments under capital
  lease obligations.....         0       (53)     (135)         0         0
 Payments from minority
  interest partners.....     3,000         0         0          0     3,000
 Common stock
  repurchase and
  retirement............    (1,962)        0         0          0    (1,961)
 Turf Paradise equity
  transactions..........         0         0        50          0         0
 Common stock options
  exercised.............         0         0         0      1,667         0
 Dividends paid to
  preferred
  stockholders..........    (1,925)   (1,925)   (1,925)    (1,520)   (1,443)
                          --------  --------  --------  ---------  --------
   Net cash provided by
    (used for) financing
    activities..........    (4,268)   (2,085)   (8,877)     9,910    (3,792)
                          --------  --------  --------  ---------  --------
Increase (decrease) in
 cash equivalents.......   (10,484)  (14,716)  (23,495)    10,085    (6,723)
Cash and cash
 equivalents at the
 beginning of the
 period.................    22,406    37,122    60,617     11,922    22,406
                          --------  --------  --------  ---------  --------
Cash and cash
 equivalents at the end
 of the period..........  $ 11,922  $ 22,406  $ 37,122  $  22,007  $ 15,683
                          ========  ========  ========  =========  ========

          See accompanying notes to consolidated financial statements.

                             HOLLYWOOD PARK, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CONSOLIDATION The consolidated financial statements for the year ended December 31, 1996, included the accounts of Hollywood Park, Inc. (the "Company" or "Hollywood Park") and its wholly owned subsidiaries: Hollywood Park Operating Company (which has two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company), Sunflower Racing, Inc. ("Sunflower") (which has one wholly owned subsidiary, SR Food and Beverage, Inc.), Turf Paradise, Inc. ("Turf Paradise"), and HP/Compton, Inc., which owned 88% of Crystal Park Hotel and Casino Development Company LLC, as of December 31, 1996, and presently owns 89.8% ("Crystal Park LLC"), which built and presently leases the Crystal Park Hotel and Casino (the "Crystal Park Casino"), to an unaffiliated third party. As of June 30, 1997, the Company owns and operates a casino and hotel in Verdi, Nevada ("Boomtown Reno"), a riverboat casino in Harvey, Louisiana ("Boomtown New Orleans"), and a dockside casino in Biloxi, Mississippi ("Boomtown, Biloxi"). Sunflower was acquired on March 23, 1994, and was accounted for under the purchase method of accounting. Turf Paradise was acquired on August 11, 1994, and was accounted for under the pooling of interests method of accounting. Crystal Park began operations on October 25, 1996. The Hollywood Park-Casino is a division of Hollywood Park, Inc.

  On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, thereby permitting Sunflower to more effectively compete with Missouri riverboat gaming. As a result of the outcome of the Kansas Legislative session, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved with the write off of this investment. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower is operating during the reorganization, but Sunflower's operating results from April 1, 1996, forward were not consolidated with Hollywood Park's operating results.

  The consolidated statements for the nine months ended September 30, 1997 and 1996, are unaudited, however, in the opinion of management they reflect all normal and recurring adjustments that are necessary to present a fair statement of the financial results for the interim periods. It should be understood that accounting measurements at the interim dates inherently involve greater reliance on estimates than at year end. The interim racing results of operations are not indicative of the results for the full year due to the seasonality of the horse racing business.

  ACQUISITION OF BOOMTOWN, INC. (UNAUDITED). On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of the Company, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown (the "Merger"). As a result of the Merger, Boomtown became a wholly owned subsidiary of the Company and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125, (excluding shares repurchased from Edward P. Roski, Jr. ("Roski") and subsequently retired, as described below) were issued in the Merger.

  The Merger was accounted for under the purchase method of accounting for a business combination, and thus the consolidated balance sheet of Boomtown as of June 30, 1997, is consolidated with Hollywood Park's, though Boomtown's consolidated statement of operations is not consolidated with Hollywood Park's. The purchase price of the Merger was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Based on financial analyses prepared by the Company which considered the impact of general economic, financial and market conditions on the assets acquired and liabilities assumed, the Company determined that the estimated fair values approximated their carrying amounts. The Merger generated approximately $2,683,000 of excess acquisition cost over the recorded value of the net assets acquired, all of which was allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill

                             HOLLYWOOD PARK, INC.

is not deductible for income tax purposes. The Company anticipates finalizing any reallocation of the purchase price within the next nine months.

  The Company acquired three of the four Boomtown properties, Boomtown Reno, Boomtown New Orleans, and Boomtown Biloxi. Boomtown's Las Vegas property was divested following the Merger on July 1, 1997. Boomtown's Las Vegas property was divested because it had generated significant operating losses since it opened, thus reducing the overall profitability of Boomtown. Boomtown and its subsidiaries exchanged substantially all of their interest in the Las Vegas property, including substantially all of the operating assets and notes receivable of approximately $27,300,000 from the landowner/lessor of the Las Vegas property, IVAC, a California general partnership of which Roski, a former Boomtown director, is a general partner, for, among other things, two unsecured notes receivable totaling approximately $8,465,000, cash, assumption of certain liabilities and release from certain lease obligations. The first note receivable is for $5,000,000, bearing interest at Bank of America National Trust and Savings Association's ("Bank of America") reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable to the Company, in full, on July 1, 2000. In addition, concurrently with the divestiture of the Las Vegas property, Hollywood Park purchased and retired 446,491 shares of Hollywood Park common stock received by Roski in the Merger for a price of approximately $3,465,000, payable in the form of a Hollywood Park promissory note. The promissory note bears interest at Bank of America's reference rate plus 1.0%. Interest is payable annually and annual principal payments in five equal installments of approximately $693,000 are due commencing July 1, 1998.

  Boomtown Reno is situated on 569 acres (though current operations presently utilize approximately 61 acres) in Verdi Nevada, two miles from the California border and seven miles west of downtown Reno, on Interstate 80, the major highway connecting northern California and Nevada. Boomtown Reno draws a significant portion of its customers from Interstate 80 traffic. Boomtown Reno offers a 40,000-square foot casino, with 1,320 slot machines and 44 table games, a 122-room hotel, a 35,000-square foot family entertainment center, a 16-acre truck stop, a full-service recreational vehicle park, a newly renovated service station and mini-mart, and other related amenities.

  Boomtown New Orleans opened in August 1994 on a 50 acre site in Harvey, Louisiana, approximately ten miles form the French Quarter of New Orleans. Gaming operations are conducted from a 250-foot replica of a paddle-wheel riverboat, offering 911 slot machines and 55 table games in a 30,000-square foot casino. The land-based facility includes a 20,000-square foot family entertainment center, a western saloon and dance hall, with restaurant and buffet services.

  As of August 8, 1997, Boomtown New Orleans is wholly owned by the Company. Previously, Boomtown New Orleans was owned and operated by a Louisiana limited partnership (the "Louisiana Partnership"), of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Eric Skrmetta ("Skrmetta"). On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the terms of the agreement, Boomtown made a down payment of $500,000, and the Company paid the remaining $5,170,000 on August 8, 1997.

  Boomtown Biloxi opened in July 1994 and occupies 19 acres on Biloxi, Mississippi's historic Back Bay. The dockside property consists of a land-based facility which houses all non-gaming amenities including a 20,000-square foot family entertainment center, food and beverage facilities and a western themed dance hall and cabaret. Gaming operations are conducted on a 40,000-square foot barge, which is permanently moored to the land-based facility. The casino covers 33,632-square feet, offering 1,038 slot machines, 35 table games and related amenities.

                             HOLLYWOOD PARK, INC.

  Boomtown Biloxi is operated by a Mississippi limited partnership (the "Mississippi Partnership"), of which 85% is owned and controlled by Hollywood Park, with the remaining 15% owned by Skrmetta. Both Hollywood Park and Skrmetta have an option, exercisable over a four year period, to exchange Skrmetta's interest in the Mississippi Partnership, at Skrmetta's option, for either cash and/or shares of Hollywood Park common stock with an aggregate value equal to the value of Skrmetta's 15% interest in the Mississippi Partnership, with such value determined by a formula set forth in the relevant partnership agreements. On August 13, 1997, Hollywood Park exercised this option and subsequently supplied Skrmetta with the calculation of the value of his 15% interest in the Mississippi Partnership. Skrmetta did not agree to this valuation of his 15% interest, and Hollywood Park and Skrmetta are currently attempting to reach agreement on a value. In the event that Hollywood Park and Skrmetta are unable to reach an agreement, Hollywood Park plans to initiate arbitration proceedings.

  The Boomtown Biloxi barge and building shell were owned by National Gaming Mississippi, Inc., a subsidiary of Chartwell Leisure, Inc. ("National Gaming"). Boomtown Biloxi leased these assets from National Gaming under a 25-year lease with a 25-year renewal option, and also received marketing services from National Gaming. National Gaming received 16% of the adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), as defined in the relevant contract. On August 4, 1997, Hollywood Park executed an agreement pursuant to which one of the Hollywood Park entities purchased the assets for $5,250,000, payable through a down payment of approximately $1,500,000, with the balance paid in three equal annual installments of $1,250,000. The Adjusted EBITDA participation and other related agreements were terminated upon repurchase of the assets.

  PRO FORMA RESULTS OF OPERATIONS The following pro forma results of operations were prepared under the assumption that the acquisition of Boomtown had occurred at the beginning of the period presented. The historical results of operations of Boomtown (excluding the results of operations of Boomtown's Las Vegas property, which was divested in connection with the Merger) were combined with Hollywood Park's. Pro forma adjustments were made for the following: elimination of the amortization of the issuance costs associated with Boomtown's First Mortgage Notes; amortization of the issuance costs of the $125,000,000 of Series A 9.5% Hollywood Park Senior Subordinated Notes due 2007 (the "Series A Notes,"and together with any Series B Notes issued in replacement thereof, the "Notes"); amortization of the excess purchase price over net assets acquired in the Merger; elimination of the amortization of the discount associated with the Boomtown 11.5% First Mortgage Notes; interest expense associated with the promissory notes from Hollywood Park to the former lessor of Boomtown's Las Vegas property; elimination of the interest expense associated with the Boomtown 11.5% First Mortgage Notes; amortization of the up-front loan fees associated with the Company's Bank Credit Facility; interest expense associated with the Notes at 9.5%; and the estimated 40% tax benefit associated with the pro forma adjustments.

                             HOLLYWOOD PARK, INC.

                             HOLLYWOOD PARK, INC.
        UNAUDITED PRO FORMA COMBINED CONSOLIDATED RESULTS OF OPERATIONS

                                                                     FOR THE
                                                                  TWELVE MONTHS
                                       FOR THE NINE MONTHS ENDED      ENDED
                                             SEPTEMBER 30,        DECEMBER 31,
                                       -------------------------  -------------
                                           1997         1996          1996
                                       ------------ ------------  -------------
Revenues:
  Gaming.............................. $167,339,000 $158,734,000  $208,699,000
  Racing..............................   48,084,000   50,897,000    71,308,000
  Other...............................   43,882,000   43,822,000    56,871,000
                                       ------------ ------------  ------------
                                        259,305,000  253,453,000   336,878,000
                                       ------------ ------------  ------------
Operating income (loss) (a)...........   24,678,000  (22,968,000)  (17,788,000)
Income (loss) before extraordinary
 item................................. $  7,715,000 $(39,867,000) $(37,346,000)
                                       ============ ============  ============
Dividend requirements on convertible
 preferred stock...................... $  1,520,000 $  1,443,000  $  1,925,000
Income (loss) before extraordinary
 item available to (allocated to)
 common shareholders.................. $  6,195,000 $(41,310,000) $(39,271,000)
                                       ============ ============  ============
Per common share:
  Income (loss) before extraordinary
   item--primary...................... $       0.25 $      (1.72) $      (1.65)
  Income (loss) before extraordinary
   item--fully diluted................ $       0.25 $      (1.72) $      (1.65)

--------

(a) The 1996 operating loss included the non-recurring write off of Hollywood Park's investment in Sunflower of $11,412,000, and the non-recurring loss on Boomtown's sale of its Las Vegas property of $36,562,000.

  ACQUISITION OF PACIFIC CASINO MANAGEMENT, INC. The Hollywood Park-Casino was opened in July 1994 under a third party leasing arrangement with Pacific Casino Management, Inc. ("PCM"). In 1994, under the California Gaming Registration Act, it was the position of the California Attorney General that as a publicly traded company, Hollywood Park was not eligible to register as an operator of a card club, but could lease the site to a registered operator unaffiliated with the Company. On August 3, 1995, Senate Bill ("SB") 100 was enacted into law. SB 100 does the following: (i) allows for a publicly traded racing association, or a subsidiary thereof, (hereafter the "Racing Association") to operate a gaming club on the premises of its race track;
(ii) requires the officers, directors and shareholders of 5.0% or more of a Racing Association (excluding institutional investors) to be licensed by the Attorney General; (iii) provisionally licenses a Racing Association and its officers, directors, and 5.0% shareholders to operate a gaming club on the premises of its race track pending licenses pursuant to sub-paragraph (ii) above; (iv) allows a Racing Association and its officers, directors and 5.0% shareholders to have an interest in gaming activities located outside California that are not legal in California. The provisions of SB 100 are repealed effective January 1, 1999, unless prior thereto the California legislature enacts a comprehensive scheme for the regulation of gaming under the jurisdiction of a gaming control commission. The Company supports SB 900, currently pending in the California Legislature, which would remove the sunset clause from SB 100 and, among other things, would allow the Company to operate the Hollywood Park-Casino beyond December 31, 1998. It is too early in the legislative session to comment on the prospects of SB 900.

  Pursuant to the authority provided by SB 100, on November 17, 1995, Hollywood Park acquired substantially all of the assets, property and business of PCM, and assumed substantially all of PCM's liabilities. Prior to the acquisition, under a lease with the Company, PCM operated the gaming floor activities of the Hollywood Park-Casino.

                             HOLLYWOOD PARK, INC.

  The purchase price of PCM's net assets was an aggregate $2,640,000, payable in shares of Hollywood Park common stock, in three installments: (i) shares of Hollywood Park common stock, having a value of $1,600,000, or 136,008 common shares, issued on November 17, 1995, (ii) shares of Hollywood Park common stock, having a value of $540,000, or 48,674 common shares, issued on November 19, 1996 and (iii) shares of Hollywood Park common stock, having a value of $500,000, or 33,417 common shares, issued on February 10, 1997.

  Virtually all of the approximately $21,568,000 of excess acquisition cost over the recorded value of the net assets acquired from PCM was allocated to goodwill and will be amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes.

  ACQUISITION OF SUNFLOWER On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code, due to the Kansas Legislature's failure to pass legislation that would have allowed additional forms of gaming at Sunflower, and thereby allowing Sunflower to more effectively compete with Missouri riverboat gaming. On March 31, 1996, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved with the write off of this investment.

  On March 23, 1994, the Company finalized the transaction to acquire Sunflower, a greyhound and thoroughbred racing facility located in Kansas City, Kansas. Sunflower, operating as the Woodlands, became a wholly owned subsidiary of Hollywood Park, with the transaction accounted for under the purchase method of accounting. The acquisition price was $15,000,000 paid for with 591,715 shares of Hollywood Park common stock, with a then market price of $25.35 per share. For financial reporting purposes, the transaction was valued at $19.00 per Hollywood Park common share, based on the size of the block of shares issued in the acquisition relative to the then current trading volume. Immediately following the acquisition, the Company contributed $5,000,000 in cash to Sunflower to repay a portion of the subordinated debt Sunflower owed to Mr. Hubbard, in return for more favorable terms on the balance of the subordinated debt. Of the approximately $6,625,000 of restated excess acquisition cost over recorded value of the net assets acquired, $1,153,000 was allocated to the racing facility lease and management agreement Sunflower has with The Racing Association of Kansas East ("TRAK East") and was to be amortized over the remaining lease period of 20 years, with the balance of $5,472,000 allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill was not deductible for income tax purposes.

  An additional 55,574 shares of Hollywood Park common stock were issued to Mr. Richard Boushka, a former Sunflower shareholder, as required by the agreement of merger, because the market price of Hollywood Park common stock 180 days after closing was more than 10% less than the market price on the closing date of the acquisition. The agreement of merger provided that under certain circumstances the former Sunflower shareholders were entitled to receive additional shares of Hollywood Park common stock. As of March 23, 1995, the former Sunflower shareholders transferred their rights to such additional consideration to Hollywood Park for nominal consideration and have no further entitlements to additional consideration.

  ACQUISITION OF TURF PARADISE On August 11, 1994, the shareholders of Turf Paradise approved the Agreement of Merger, entered into on March 30, 1994, by Hollywood Park and Turf Paradise and as amended on May 27, 1994, pursuant to which Turf Paradise became a wholly owned subsidiary of Hollywood Park. Turf Paradise owns and operates a thoroughbred race track in Phoenix, Arizona. The transaction was accounted for under the pooling of interests method of accounting, with approximately $627,000 of merger related costs incurred in total and expensed by both the Company and Turf Paradise. In connection with the merger, the Company issued a total of 1,498,016 shares of Hollywood Park common stock, valued as of the date of issuance at approximately $33,800,000. Each share of Turf Paradise common stock was valued at $13.00 and was converted to approximately 0.577 shares of Hollywood Park common stock, which had a then fair market value

                             HOLLYWOOD PARK, INC.

of $22.53 based on the weighted average of all trades on the NASDAQ National Market System for the twenty trading days up to and including August 10, 1994.

  As required under the pooling of interests method of accounting, the consolidated financial statements for the periods prior to the acquisition have been restated to include the accounts and results of operations of Turf Paradise. The consolidated financial statements for the year 1994 include the results of operations for the twelve months ended December 31, 1994, for both Hollywood Park and Turf Paradise.

  Separate results of the combined entities are as follows:

                                               YEAR ENDED DECEMBER 31, 1994
                                           -------------------------------------
                                            HOLLYWOOD      TURF
                                               PARK      PARADISE     COMBINED
                                           ------------ ----------- ------------
   Total revenues......................... $100,010,000 $17,313,000 $117,323,000
   Total expenses.........................   97,563,000  15,988,000  113,551,000
                                           ------------ ----------- ------------
     Net income........................... $  2,447,000 $ 1,325,000 $  3,772,000
                                           ============ =========== ============

  PRO FORMA RESULTS OF OPERATIONS The following pro forma results of operations was prepared under the assumption that the acquisition of PCM and Sunflower had occurred at the beginning of the period shown. The historical results of operations for PCM, Sunflower and Turf Paradise were combined with the Company's results and pro forma adjustments related to the PCM acquisition were made for the following: lease rent revenue due to Hollywood Park from PCM and concession sales made to PCM; lease rent expense recorded by PCM; other operating expenses including consulting fees, legal and audit services and other miscellaneous duplicate expenses; amortization of the excess purchase price allocated to goodwill; interest expense on the unpaid lease rent; and income taxes. Adjustments related to the Sunflower acquisition were made for the following: amortization of the excess purchase price allocated to the lease with TRAK East and to goodwill; interest expense reduction related to the reduction in both the principal and interest on Sunflower's subordinated debt; the termination of the management agreement Sunflower had with a former shareholder and the wages and payroll taxes paid to a former Sunflower shareholder; director's fees and income taxes.

  The pro forma earnings per share reflect the 218,099 common shares actually issued to the former PCM shareholders, as of February 10, 1997. The pro forma earnings per share also reflect the 647,289 shares issued to the former Sunflower shareholders.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1995
                                                               -----------------
                                                                 (UNAUDITED)
   Revenues................................................... $149,892,000
   Operating income...........................................   15,841,000
     Net loss................................................. $ (1,866,000)
                                                               ============
   Dividend requirements on convertible preferred stock....... $  1,925,000
   Net loss allocated to common shareholders.................. $ (3,791,000)
   Per common share:
     Net loss--primary........................................ $      (0.20)
     Net loss--fully diluted.................................. $      (0.20)

  RESTRICTED CASH Restricted cash as of September 30, 1997 and December 31, 1996, was for amounts due to horsemen for purses, stakes and awards. Restricted cash as of December 31, 1995, included approximately $2,482,000 related to the Class Actions lawsuit settlement (see Note 18 Commitments and Contingencies) and approximately $644,000 related to amounts due to horsemen for purses, stakes and awards.

                             HOLLYWOOD PARK, INC.

  GAMING REVENUE AND PROMOTIONAL ALLOWANCES Gaming revenues at the Boomtown properties consisted of the difference between gaming wins and losses, or net win from gaming activity, and at the Hollywood Park- Casino consisted of fees collected from patrons on a per seat basis. Revenues in the accompanying statements of operations exclude the retail value of food and beverage provided to card players on a complimentary basis. The estimated cost of providing these promotional allowances was $1,316,000 for the year ended December 31, 1996. There were no comparable costs for the year ended December 31, 1995. The estimated costs of providing these promotional allowances during the nine months ended September 30, 1997 and 1996, was $3,410,000 and $2,583,000, respectively.

  RACING REVENUES AND EXPENSES The Company records pari-mutuel revenues, admissions, food and beverage and other racing income associated with thoroughbred horse racing on a daily basis, except for season admissions which are recorded ratably over the racing season. Expenses associated with thoroughbred horse racing revenues are charged against income in those periods in which the thoroughbred horse racing revenues are recognized. Other expenses are recognized as they actually occur throughout the year.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS With the November 17, 1995, acquisition of PCM the Company assumed the gaming accounts receivable, and associated allowance for doubtful account balances that were on PCM's balance sheet.

  CAPITALIZED INTEREST No capitalized interest was recorded during the years ended December 31, 1996, 1995 and 1994, nor for the nine months ended September 30, 1996, because the Company had no outstanding debt, other than Sunflower's debt which was non-recourse to the Company, and Sunflower did not make any capital improvements during the periods covered.

  ESTIMATES Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, to account for the valuation allowance for deferred tax assets, and to determine litigation related obligations.

  PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are depreciated on the straight line method over their estimated useful lives as follows:

                                                YEARS
                                                -----
             Land improvements................ 3 to 25
             Buildings........................ 5 to 40
             Equipment........................ 3 to 10

  Maintenance and repairs were charged to operations of facilities; betterments were capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation were eliminated from both the property and accumulated depreciation accounts with any gain or loss recorded in the expense accounts.

  Property, plant and equipment is carried on the Company's balance sheets at depreciated cost. Whenever there are recognized events or changes in circumstances that affect the carrying amount of the property, plant and equipment, management reviews the assets for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows to measure the recoverability of property, plant and equipment. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the property, plant and equipment.

                             HOLLYWOOD PARK, INC.

  INCOME TAXES The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

  PRE-OPENING EXPENSES The Company expensed pre-opening costs associated with the Hollywood Park-Casino, which opened on July 1, 1994, as incurred. These costs included, project salaries, hiring costs and other pre-opening services.

  POOLING OF INTERESTS EXPENSES Hollywood Park's costs of $414,000 incurred in connection with the acquisition of Turf Paradise, and Turf Paradise's acquisition costs of $213,000, were expensed as incurred.

  EARNINGS PER SHARE Primary earnings per share were computed by dividing income (loss) attributable to (allocated to) common shareholders (net income
(loss) less preferred stock dividend requirements) by the weighted average number of common shares outstanding during the period. Fully diluted per share amounts were similarly computed, but include the effect, when dilutive, of the conversion of the convertible preferred shares and the exercise of stock options.

  REDEMPTION OF DEPOSITARY SHARES As of August 28, 1997, the Company's 2,749,900 outstanding depositary shares were converted into approximately 2,291,500 shares of the Company's common stock, thereby, eliminating the annual preferred stock cash dividend payment of approximately $1,925,000 for future periods.

  CASH FLOWS Cash and cash equivalents consisted of certificates of deposit and short term investments with remaining maturities of 90 days or less.

  STOCK REPURCHASE On July 22, 1996, the Company announced its intention to repurchase, and to retire up to 2,000,0000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase being made on November 13, 1996) 222,300 common shares, at a cost of approximately $1,962,000.

  RECLASSIFICATIONS Certain reclassifications have been made to the 1996, 1995 and 1994 balances to be consistent with the 1997 financial statement presentation.

NOTE 2--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                  FOR THE YEARS ENDED DECEMBER
                                                              31,
                                                 ------------------------------
                                                   1996      1995       1994
                                                 -------- ---------- ----------
   Cash paid during the year for:
     Interest................................... $299,000 $2,098,000 $1,513,000
     Income taxes...............................   40,000    143,000  2,524,000
                                                 -------- ---------- ----------
                                                 $339,000 $2,241,000 $4,037,000
                                                 ======== ========== ==========

                             HOLLYWOOD PARK, INC.

NOTE 3--SHORT TERM INVESTMENTS

  Short term investments as of December 31, 1996 and 1995, and September 30, 1997 consisted of the following:

                                             AS OF DECEMBER 31,       AS OF
                                            --------------------- SEPTEMBER 30,
                                               1996       1995        1997
                                            ---------- ---------- -------------
                                                                   (UNAUDITED)
   Corporate bonds......................... $4,766,000 $4,504,000   $       0
   Flexible deposit program................          0  1,000,000           0
   U.S. agency securities..................          0    906,000           0
   Accrued interest........................          0     37,000           0
                                            ---------- ----------   ---------
     Total................................. $4,766,000 $6,447,000   $       0
                                            ========== ==========   =========

  As of December 31, 1996, short term investments consisted of corporate bonds with Moody's ratings of Ba2 to B3, and Standard and Poors rating of BB+ to B-, though some of the bonds are not rated by either agency. Investments in corporate bonds carry a greater amount of principal risk than other investments made by the Company, and yield a corresponding higher return. The corporate bond investment as of December 31, 1996, had a weighted average maturity of 1.5 years, and because the Company reasonably expects to liquidate these investments in its normal operating cycle the investments are classified as short term, are held as available for sale, and recorded in the accompanying financial statements at their fair value, as determined by the quoted market price.

  For the year ended December 31, 1996, proceeds from the sale or redemption of corporate bond investments were approximately $8,429,000, all of which was reinvested, and gross realized gains and gross realized losses were $28,000 and $39,000, respectively. For the year ended December 31, 1995, proceeds from the sale or redemption of corporate bond investments were approximately $7,806,000, all of which was reinvested, and gross realized gains and gross realized losses were $34,000 and $3,000, respectively. The net unrealized holding gains (losses), were $10,000 and ($22,000), for the year ended December 31, 1996, and 1995, respectively.

  As of September 30, 1997, the Company had liquidated its short term investments in corporate bonds. For the nine months ended September 30, 1997, gross realized gains and losses were approximately $9,000 and $88,000, respectively.

  The Flexible deposit program was a discretionary investment plan with Bankers Trust that provided capital preservation when held to maturity, plus income at a targeted rate; therefore, this investment was held to maturity. The Flexible deposit program investment was not rated.

  The investments in U.S. agency securities included U.S. Treasury Bills with each U.S. agency security rated AAA by both Moodys and Standard and Poors.

  The Company classified the Flexible deposit program and the U.S. agency securities as held to maturity, and as such, the investments were recorded in the accompanying financial statements at amortized costs, which, based on the short term nature of the investments and their relative liquidity, approximates fair value.

                             HOLLYWOOD PARK, INC.

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment held at December 31, 1996, 1995 and September 30, 1997 consisted of the following:

                                              DECEMBER 31,            AS OF
                                        ------------------------- SEPTEMBER 30,
                                            1996         1995       1997 (A)
                                        ------------ ------------ -------------
                                                                   (UNAUDITED)
   Land and land improvements.......... $ 32,215,000 $ 42,490,000 $ 49,830,000
   Buildings...........................  150,935,000  175,960,000  269,089,000
   Equipment...........................   31,531,000   36,003,000   75,234,000
   Vessel..............................            0            0   18,925,000
   Construction in progress............      128,000    8,394,000   16,022,000
                                        ------------ ------------ ------------
                                         214,809,000  262,847,000  429,100,000
   Less accumulated depreciation.......   83,974,000   88,130,000  135,363,000
                                        ------------ ------------ ------------
                                        $130,835,000 $174,717,000 $293,737,000
                                        ============ ============ ============

--------
(a) Includes property, plant and equipment related to Boomtown.

NOTE 5--SECURED AND UNSECURED NOTES PAYABLE

  Notes payable as of December 31, 1996, 1995 and September 30, 1997 consisted of the following:

                                              AS OF DECEMBER 31,      AS OF
                                             -------------------- SEPTEMBER 30,
                                               1996    1995 (A)     1997 (B)
                                             -------- ----------- -------------
                                                                   (UNAUDITED)
   Secured notes payable.................... $      0 $28,667,000 $  3,845,000
   Unsecured notes payable..................  317,000  15,914,000    4,015,000
   Unsecured 9.5% Series A Notes............        0           0  125,000,000
   Secured note payable--Texaco.............        0   3,358,000            0
   11.5% Boomtown First Mortgage Notes......        0           0    1,253,000
   Capital lease obligations................        0           0    2,055,000
                                             -------- ----------- ------------
                                              317,000  47,939,000  136,168,000
   Less current maturities..................   35,000  32,310,000    4,005,000
                                             -------- ----------- ------------
                                             $282,000 $15,629,000 $132,163,000
                                             ======== =========== ============

--------
(a) The secured and unsecured notes payable as of December 31, 1995, related to Sunflower and were non-recourse to Hollywood Park.

(b) Includes notes payable related to Boomtown.

  HOLLYWOOD PARK (unaudited) On June 30, 1997, Hollywood Park and a bank syndicate lead by Bank of America closed the reducing revolving credit facility (the "Bank Credit Facility") for up to $225,000,000. On August 7, 1997, the Bank Credit Facility was reduced by $125,000,000 (representing the funds received in the issuance of the Notes) to $100,000,000. Of the $100,000,000, approximately $83,586,000 was available at September 30, 1997, as a result of covenant limitations. The Bank Credit Facility is secured by substantially all of the assets of Hollywood Park and its significant subsidiaries, and imposes certain customary affirmative and negative covenants.

  The Bank Credit Facility has been amended twice. First, among other matters, to reduce the availability of the facility until the Bank Credit Facility was approved by the Louisiana Gaming Control Board. The Company

                             HOLLYWOOD PARK, INC.

received this approval on July 10, 1997. Second, among other matters, to allow the co-issuance of the Notes by HP Operating Company with Hollywood Park.

  Debt service requirements on the Bank Credit Facility consist of current interest payments on outstanding indebtedness through September 30, 1999. As of September 30, 1999, and on the last day of each third calendar month thereafter, through June 30, 2001, the Bank Credit Facility will decrease by 7.5% of the commitment in effect on September 30, 1999. As of September 30, 2001, and on the last day of each third calendar month thereafter, the Bank Credit Facility will decrease by 10% of the commitment in effect on September 30, 1999. Any principal amounts outstanding in excess of the Bank Credit Facility commitment, as so reduced, will be payable on such quarterly reduction dates.

  The Bank Credit Facility provides for a letter of credit sub-facility of $10,000,000, of which $2,035,000 is currently outstanding for the benefit of Hollywood Park's California self insured workers' compensation program. The facility also provides for a swing sub-facility of up to $10,000,000.

  Borrowings under the Bank Credit Facility bear interest at an annual rate determined, at the election of the Company, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending upon Hollywood Park's ratio of funded debt to earnings before interest, taxes, deprecation and amortization ("EBITDA"). The margins start at 1.25% for Eurodollar loans and at 0.25% for Base Rate loans, at funded debt to EBITDA ratio of less than 1.50%. Thereafter, the margins for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for Eurodollar loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50, the applicable margins will increase to 3.25% for Eurodollar loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for Eurodollar loans and 3.25% for Base Rate loans. The applicable margins as of September 30, 1997, were 1.75% with respect to the Eurodollar Rate based interest rate and 0.75% with respect to the Base Rate interest rate.

  The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements, up to a maximum notional amount of $125,000,000. Presently, Hollywood Park does not utilize such financial instruments, though it may in the future.

  Hollywood Park pays a quarterly commitment fee for the average daily amount of unused portions of the Bank Credit Facility. The commitment fee is also dependent upon the Company's ratio of funded debt to EBITDA. The commitment fee for the Bank Credit Facility starts at 31.25 basis points when the ratio is less than 1.00, and increases by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. For the quarter beginning October 1, 1997, this fee is 43.75 basis points.

  On July 3, 1997, Hollywood Park borrowed $112,000,000 from the Bank Credit Facility to fund Boomtown's offer to purchase its 11.5% First Mortgage Notes, and repaid this amount on August 7, 1997, with a portion of the proceeds from the August 6, 1997, issuance of $125,000,000 of the Notes. The Notes were co-issued by Hollywood Park and HP Operating Company (the "Obligors"). The balance of the proceeds from the issuance of the Notes was primarily used for the purchase of a new riverboat for Boomtown New Orleans, and other general corporate needs.

  Interest on the Notes is payable semi-annually, on February 1st and August 1st. The Notes will be redeemable at the option of the Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, with the premium to the face amount decreasing on each subsequent anniversary date. The Notes are unsecured obligations of Hollywood Park and HP Operating Company, guaranteed by all other material restricted subsidiaries of either Hollywood Park or HP Operating Company.

                             HOLLYWOOD PARK, INC.

  The indenture governing the Notes contains certain covenants that, among other things, limit the ability of the Obligors and their restricted subsidiaries to incur additional indebtness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations.

  On July 1, 1997, in connection with the divestiture of Boomtown's Las Vegas property, Hollywood Park issued an unsecured promissory note of approximately $3,465,000. The promissory note bears interest equal to the Bank of America reference rate plus 1.0%. Interest is payable annually with five annual principal payments of approximately $693,000 commencing July 1, 1998.

  During the nine months ended September 30, 1997, the Company paid dividends of $1,520,000 on its convertible preferred stock, representing $55.27 per share, or $0.55 per depositary share.

  Effective August 28, 1997, the Company exercised its option to covert all 2,749,900 of its outstanding depositary shares into approximately 2,291,492 shares of its common stock; thereby; eliminating the annual preferred cash dividend payment of approximately $1,925,000.

  Prior to execution of the Bank Credit Facility, Hollywood Park maintained a $75,000,000 unsecured loan facility with Bank of America (the "Business Loan Agreement"). The Business Loan Agreement consisted of a $60,000,000 line of credit (the "Line of Credit") and a $15,000,000 revolver (the "Revolver"). The Business Loan Agreement was amended five times to, among other matters, extend the date for drawing down the Line of Credit and for using the Revolver to June 30, 1997, to amend the quick asset to current liability ratio covenant, and to adjust the tangible net worth covenant.

  During the year ended December 31, 1996, the Company did not borrow any funds under the Business Loan Agreement, except for the May 1, 1996, issuance of a standby letter of credit of $2,617,000, as security for the Company's workers' compensation self-insurance program.

  Texaco Secured Note Payable On September 3, 1996, Hollywood Park paid the secured non-interest bearing promissory note of $3,358,000, related to the October 27, 1995, purchase of 37.33 acres of land adjacent to the Inglewood property.

  Gold Cup Contest The Company's Gold Cup note payable resulted from the $1,000,000 Gold Cup Contest on July 20, 1986. The prize money is payable to the winner in 20 annual installments of $50,000, beginning August 1, 1986. The remaining liability of $317,000, at December 31, 1996.

  BOOMTOWN (UNAUDITED). In November 1993, Boomtown sold $103,500,000 of 11.5% First Mortgage Notes due November 1, 2003 (the "11.5% First Mortgage Notes"). On July 3, 1997, Boomtown repurchased and retired approximately $102,142,000 in principal amount of the 11.5% First Mortgage Notes, at a purchase price of $1,085 per $1,000 in principal amount, along with accrued interest thereon, pursuant to a tender offer.

  As a result of the Merger, Boomtown, as required under the indenture governing the 11.5% First Mortgage Notes, initiated a change in control purchase offer at a price of $1,010 for each $1,000 for the remaining approximately $1,358,000 aggregate principal amount of 11.5% First Mortgage Notes outstanding. This change in control purchase offer was completed on August 12, 1997, and only a portion of the remaining 11.5% First Mortgage Notes were tendered.

  On August 4, 1997, Hollywood Park executed a purchase agreement pursuant to which one of the Hollywood Park entities purchased the barge and the building shell at Boomtown Biloxi for at total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance payable in three equal annual installments of $1,250,000.

                             HOLLYWOOD PARK, INC.

  On August 7, 1997, Boomtown New Orleans prepaid the 13.0% note payable secured by the original riverboat, currently in use. The cost of the prepayment (inclusive of a 1.0% prepayment penalty) was approximately $2,107,000.

  As of August 8, 1997, Boomtown New Orleans is wholly owned by the Company. Previously, Boomtown New Orleans was owned and operated by the Louisiana Partnership, of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Skrmetta. On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the term of the agreement, Boomtown made a down payment of $500,000, and the Company paid the remaining $5,170,000 on August 8, 1997.

  As of September 30, 1997, Boomtown had two notes payable for gaming and other operating equipment which total approximately $359,000. Boomtown also has various capital lease obligations for gaming and other operating equipment, totaling approximately $2,055,000.

  In connection with the sale its Las Vegas property, Boomtown took back two notes receivable from Roski, the former lessor of the Las Vegas property, totaling approximately $8,465,000. The first note receivable is for $5,000,000, bearing interest at Bank of America's reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable, in full, on July 1, 2000.

  SUNFLOWER On March 24, 1994, an Amended and Restated Credit and Security Agreement (the "Sunflower Senior Credit") was executed between Sunflower and five banks in connection with the Company's acquisition of Sunflower. As of September 30, 1997, the outstanding balance of the Sunflower Senior Credit was $28,667,000. The Sunflower Senior Credit is non-recourse to Hollywood Park.

  On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. The Cash Collateral Agreement suspended any interest or principal payments on the Sunflower Senior Credit until August 12, 1997. The Bankruptcy Court has issued any order extending the Cash Collateral Agreement until it issues its pending ruling regarding Sunflower's proposed plan of reorganization. The Cash Collateral Agreement requires Sunflower to make certain cash payments to Wyandotte County, Kansas, the creditors group under the Senior Sunflower Credit and Trak East (the unaffiliated operator of racing at Sunflower).

  On July 15, 1997, Sunflower presented to the Bankruptcy Court a plan of reorganization (the "Plan") which provides for the sale of Sunflower's property to the Wyandotte Tribe of Oklahoma (the "Wyandotte Tribe"). Under the Plan, some or all of the land would be held by the United States Government in trust for the Wyandotte Tribe, and a casino would be developed on the property. Upon completion of the casino, HP Kansas, Inc. (a wholly-owned subsidiary of Hollywood Park) and a partner (North American Sports Management or an affiliate) will provide consulting services to the casino. Under this arrangement, HP Kansas would be entitled to receive a share of the revenues of the casino. Under the plan, in order to allow the property to be released as collateral and sold to the Wyandotte Tribe, Sunflower will be required to have standby letters of credit issued to support certain payments to be made to the lenders under the Sunflower Senior Credit and the Wyandotte County Treasurer's office. The aggregate amount of such letters of credit is anticipated to be in excess of $29 million. The Company will arrange for the issuance of such letters of credit on behalf of Sunflower.

  In 1995, under a promissory note executed in December 1994, between Hollywood Park and Sunflower, Hollywood Park advanced $2,500,000 to Sunflower to make certain payments due on the Sunflower Senior Credit. The amounts borrowed under the promissory note, along with accrued interest, are subordinate to the Sunflower Senior Credit. Although the Company will continue to pursue payment of the promissory note, for financial reporting purposes the outstanding balance of the promissory note was written off as of March 31, 1996.

                             HOLLYWOOD PARK, INC.

  As of September 30, 1997 and December 31, 1996, Sunflower's unsecured notes payable totaled $15,574,000. The unsecured notes payable included $13,060,000, payable to Mr. Hubbard (Chief Executive Officer of Hollywood Park, and former shareholder of Sunflower) on January 1, 2003. As a condition of the merger between the Company and Sunflower, Hollywood Park contributed $5,000,000 in cash to Sunflower to pay accrued interest, and a portion of the note payable to Mr. Hubbard in exchange for a reduction in the interest rate on this debt to 9.0% from 14.0%. The remaining $2,514,000 relates to a Special Assessment note payable to Wyandotte County, Kansas for the cost of construction of various streets and sewers serving Sunflower. The Special Assessment note was entered into in 1990, and is a 15 year note, with a fixed interest rate of 6.59%.

  ANNUAL MATURITIES As of December 31, 1996, annual maturities of total notes and loans payable are as follows:

   YEAR ENDING:
   ------------
   December 31, 1997................................................... $ 50,000
   December 31, 1998...................................................   50,000
   December 31, 1999...................................................   50,000
   December 31, 2000...................................................   50,000
   December 31, 2001...................................................   50,000
   Thereafter..........................................................  200,000

  The fair values of the Company's various debt instruments discussed above approximate their carrying amounts based on the fact that borrowings bear interest at variable market based rates.

NOTE 6--LONG TERM GAMING ASSETS

  Long term gaming assets relate to the capital lease between the Company and the city of Compton covering the hotel, surrounding parking and an expansion parcel at Crystal Park. With the completion of the construction of Crystal Park, as of December 31, 1996, the long term gaming assets were reclassed to property, plant and equipment.

  The capital lease was entered into on August 3, 1995, and has a term of up to 50 years. The annual rent payments start at $600,000 and increase every fifth year until year 46, when they stabilize at $2,850,000. Hollywood Park received a rent payment credit equal to the costs incurred to renovate Crystal Park, and no cash rent payments are expected to be made until the nineteenth year of the lease, or 2014.

NOTE 7--LONG TERM GAMING LIABILITIES

  Long term gaming liabilities consist of the Company's capital lease obligation associated with the lease of the hotel, surrounding parking and the expansion parcel from the city of Compton for the Crystal Park Hotel and Casino. This liability was reduced as the construction disbursements were made.

NOTE 8--ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

  In 1995, Statement of Financial Accounting Standards No. 121 ("SFAS") 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. SFAS 121, which became effective for Hollywood Park in the quarter ended March 31, 1996, addresses when impairment losses should be recognized and how impairment losses should be measured. Whenever there are recognized events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable, management reviews the asset for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows (undiscounted and excluding interest costs, and grouped at the lowest level for which there are identifiable cash flows that are as independent as possible of other asset groups) to measure the recoverability of the asset. If the expected future net cash flows

                             HOLLYWOOD PARK, INC.

are less than the carrying amount of the asset an impairment loss would be recognized. An impairment loss would be measured as the amount by which the carrying amount of the asset exceeded the fair value of the asset, with fair value measured as the amount at which the asset could be bought or sold in a current transaction between willing parties, other than in a forced liquidation sale. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future net cash flows, market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis the changes could result in an adjustment to the carrying amount of the asset, but at no time would previously recognized impairment losses be restored.

NOTE 9--DEVELOPMENT EXPENSES

  Included in Administrative expenses were development costs of approximately $1,092,000, $2,716,000, and $1,275,000 for the years ended December 31, 1996,
1995, and 1994, respectively. The expenses in 1996 consisted primarily of costs related to the Inglewood site master plan and card clubs in California. The expenses in 1995 consisted primarily of costs related to the following projects: the environmental impact study for the proposed stadium at Hollywood Park, card clubs under consideration in the cities of Stockton, Pomona and South San Francisco, and the retail center project (since abandoned). The costs incurred in 1994 were primarily generated by the initial financial and economic analysis of the proposed stadium, numerous card clubs, and the music dome.

  Included in Administrative expenses for the nine months ended September 30, 1997, was $280,000 of development expenses; primarily related to the master site plan for the Inglewood property, and the proposed Hollywood Park--Hilton Indiana riverboat gaming project.

  Included in Administrative expenses for the nine months ended September 30, 1996, was $446,000 of development expenses; primarily related to the proposed stadium, the master site plan for the Inglewood property, and card clubs in California.

NOTE 10--ACCOUNTING FOR STOCK-BASED COMPENSATION

  Statement of Financial Accounting Standards No. 123 ("SFAS") 123 Accounting for Stock-Based Compensation, requires that the Company disclose additional information about employee stock-based compensation plans. The objective of SFAS 123 is to estimate the fair value, based on the stock price at the grant date, of the Company's stock options to which employees become entitled when they have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the stock options. The fair market value of a stock option is to be estimated using an option-pricing model that takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the options.

  In computing the stock-based compensation the following assumptions were made:

                                       RISK-FREE
                                       INTEREST  EXPECTED  EXPECTED  EXPECTED
                                         RATE      LIFE   VOLATILITY DIVIDENDS
                                       --------- -------- ---------- ---------
For options granted in the following
 periods:
  Second quarter 1995.................   5.0%     3 years   36.1%      None
  First quarter 1996..................   5.0%     3 years   36.1%      None
  Second quarter 1996................    5.1%     3 years   46.4%      None
  Fourth quarter 1996(a)..............   5.0%    10 years   47.4%      None

--------
(a) The options granted during the fourth quarter of 1996 were to the Company's directors, and it is expected that the directors will hold options for a longer period of time than the Company's employees.

                             HOLLYWOOD PARK, INC.

  The following set forth the pro forma financial results under the implementation of SFAS 123:

                             FOR THE YEARS ENDED     FOR THE NINE MONTHS ENDED
                                DECEMBER 31,               SEPTEMBER 30,
                           ------------------------  --------------------------
                              1996         1995          1997         1996
                           -----------  -----------  ------------ -------------
Net income (loss) before
 stock-based compensation
 expense.................  ($4,249,000) ($1,162,000)   $7,119,000   ($7,526,000)
Stock-based compensation
 expense.................      115,000        4,000       519,000        61,000
                           -----------  -----------  ------------ -------------
Pro forma net income
 (loss)..................  ($4,364,000) ($1,166,000)   $6,600,000   ($7,587,000)
                           ===========  ===========  ============ =============
Dividend requirements on
 convertible preferred
 stock...................   $1,925,000   $1,925,000    $1,520,000    $1,443,000
Pro forma net income
 (loss) available to
 (allocated to) common
 shareholders............  ($6,289,000) ($3,091,000)   $5,080,000   ($9,030,000)
                           ===========  ===========  ============ =============
Per common share:
  Pro forma net income
   (loss) - primary......       ($0.34)      ($0.17)        $0.25        ($0.49)
  Pro forma net income
   (loss) - fully
   diluted...............        (0.34)      ($0.17)          --         ($0.49)
Number of shares -
 primary.................   18,505,378   18,399,040    20,596,000    18,605,000
Number of shares - fully
 diluted.................   20,796,870   20,690,532           --     20,896,000

NOTE 11--RACING OPERATIONS

  The Company conducts thoroughbred racing at its Hollywood Park, Sunflower, and Turf Paradise race tracks, located in California, Kansas and Arizona, respectively. Sunflower is primarily a greyhound racing facility. On May 17, 1996, due to competition from Missouri riverboat gaming, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code, and as of April 1, 1996, Sunflower's operating results were no longer consolidated with Hollywood Park's; therefore, Sunflower's 1996 racing results and statistics have been excluded from this note. Sunflower is operating during the reorganization. Under Kansas racing law, Sunflower is not granted any race days and does not generate any pari-mutuel commissions. The Kansas Racing Commission granted Sunflower the facility ownership and management licenses; with all race days until the year 2014 granted to TRAK East, a Kansas not-for-profit corporation. Sunflower has an agreement with TRAK East to provide the physical race tracks along with management and consulting services for twenty-five years with options to renew for one or more successive five year terms. The Agreement and Restatement of Lease and Management Agreement was entered into as of September 14, 1989.

                                                                  1996 1995 1994
                                                                  ---- ---- ----
   LIVE ON-TRACK RACE DAYS
   Hollywood Park race track..................................... 103   97  102
   Turf Paradise race track...................................... 166  171  185
   Sunflower--Horses............................................. --    49   62
   Sunflower--Greyhounds......................................... --   294  213

                             HOLLYWOOD PARK, INC.

  A summary of the pari-mutuel handle and deductions, by racing facility for the year ended December 31, are as follows:

                                            1996         1995         1994
                                        ------------ ------------ ------------
   HOLLYWOOD PARK--LIVE HORSE RACING
   Total pari-mutuel handle............ $677,827,000 $643,246,000 $699,748,000
   Less patrons' winning tickets.......  547,775,000  520,291,000  565,685,000
                                        ------------ ------------ ------------
                                         130,052,000  122,955,000  134,063,000
   Less:
     State pari-mutuel tax.............   19,263,000   20,691,000   26,260,000
     City of Inglewood pari-mutuel
      tax..............................    1,287,000    1,384,000    1,711,000
     Racing purses and awards..........   26,300,000   26,888,000   31,183,000
     Satellite wagering fees...........   12,784,000   13,545,000   16,732,000
     Interstate location fees..........   44,815,000   34,170,000   27,570,000
     Other fees........................      390,000      419,000      519,000
                                        ------------ ------------ ------------
     Pari-mutuel commissions...........   25,213,000   25,858,000   30,088,000
     Add off-track independent handle
      commissions......................    2,280,000    2,251,000    1,797,000
                                        ------------ ------------ ------------
     Total pari-mutuel commissions
      including charity days...........   27,493,000   28,109,000   31,885,000
     Less charity day pari-mutuel
      commissions......................            0            0      739,000
                                        ------------ ------------ ------------
     Total pari-mutuel commissions net
      of charity days.................. $ 27,493,000 $ 28,109,000 $ 31,146,000
                                        ============ ============ ============


  Turf Paradise races live five days a week, and on three of these days Turf Paradise concurrently operates as a simulcast site.

                                             1996         1995        1994
                                         ------------ ------------ -----------
   TURF PARADISE--LIVE HORSE RACING
   Total pari-mutuel handle............. $147,748,000 $111,509,000 $96,493,000
   Less patrons' winning tickets........  114,585,000   86,460,000  74,918,000
                                         ------------ ------------ -----------
                                           33,163,000   25,049,000  21,575,000
   Less:
     State pari-mutuel tax..............       18,000      345,000     669,000
     Racing purses and awards...........    4,501,000    4,757,000   5,399,000
     State sales tax....................      302,000      415,000     537,000
     Off-track commissions..............      115,000      117,000     137,000
     Interstate location fees...........   20,034,000   10,943,000   6,006,000
                                         ------------ ------------ -----------
   Pari-mutuel commissions..............    8,193,000    8,472,000   8,827,000
   Add off-track independent handle
    commissions.........................      166,000      699,000     297,000
                                         ------------ ------------ -----------
   Total pari-mutuel commissions
    including charity days..............    8,359,000    9,171,000   9,124,000
   Less charity day pari-mutuel
    commissions.........................       17,000            0      29,000
                                         ------------ ------------ -----------
   Total pari-mutuel commissions net of
    charity days........................ $  8,342,000 $  9,171,000 $ 9,095,000
                                         ============ ============ ===========

                             HOLLYWOOD PARK, INC.

  The acquisition of Sunflower was accounted for under the purchase method of accounting and as such results of operations prior to the March 23, 1994 acquisition date are not presented.

                                                         GREYHOUNDS    HORSES
                                                            1995        1995
                                                         ----------- ----------
   TRAK EAST AT SUNFLOWER--LIVE RACING
   Total pari-mutuel handle............................. $47,406,000 $2,844,000
   Less patrons' winning tickets........................  37,379,000  2,273,000
                                                         ----------- ----------
                                                          10,027,000    571,000
   Less: State pari-mutuel tax..........................   1,721,000    104,000
   Racing purses and awards.............................   2,230,000    190,000
                                                         ----------- ----------
   Total pari-mutuel commissions........................ $ 6,076,000 $  277,000
                                                         =========== ==========
                                                         GREYHOUNDS    HORSES
                                                            1994        1994
                                                         ----------- ----------
   Total pari-mutuel handle............................. $74,941,000 $6,274,000
   Less patrons' winning tickets........................  59,778,000  5,012,000
                                                         ----------- ----------
                                                          15,163,000  1,262,000
   Less: State pari-mutuel tax..........................   2,527,000    210,000
   Racing purses and awards.............................   3,372,000    421,000
                                                         ----------- ----------
   Total pari-mutuel commissions........................ $ 9,264,000 $  631,000
                                                         =========== ==========

  As a stipulation to the granting of race dates, the California Horse Racing Board ("CHRB") requires that Hollywood Park designate three days from both the live Spring/Summer Meet and the Autumn Meeting as charity days. As of the 1994 Autumn Meeting, the charity day payments were changed to the net proceeds from the charity days not to exceed 2/10 of 1.0% of the total live on-track pari-mutuel handle for the respective race meet. Charity day payments must be made to a distributing agent approved by the CHRB. The following table summarizes the revenues and expenses that were excluded from the statements of operations for the period prior to the 1994 Autumn Meeting and the total charity day liability for the past three years:

                                                       1996     1995     1994
                                                     -------- -------- --------
   Racing revenues.................................. $      0 $      0 $961,000
   Less: Salaries, wages and employee benefits......        0        0  285,000
   Other expenses...................................        0        0  298,000
                                                     -------- -------- --------
   Net proceeds (old charity day law)...............        0        0  378,000
   Add: 2/10 of 1% of live on track pari-mutuel
    handle as of the Autumn Meeting 1994 (revised
    charity day law)................................  338,000  370,000  117,000
                                                     -------- -------- --------
   Total charity day payable........................ $338,000 $370,000 $495,000
                                                     ======== ======== ========

  Arizona racing law requires that 1.0% of the total in-state pari-mutuel handle (on-track live pari-mutuel handle and off-track within the state pari-mutuel handle) of three charity days be paid to a distributing agent approved by the Arizona Racing Commission. The Arizona Department of Racing did not assign any charity days in 1995, therefore no payments were required. Turf Paradise paid $17,000 to the distributing agent in 1996, and paid $29,000 in 1994.

                             HOLLYWOOD PARK, INC.

  Hollywood Park conducts simulcast meets of live races held at local southern California race tracks. As of 1993, the Company began to simulcast races from northern California concurrently with live on-track racing. In July 1994, Assembly Bill 1418 was enacted allowing for unrestricted simulcasting between northern and southern California. Previous legislation, enacted in September 1993, limited such simulcasting to races with purses of at least $20,000. A summary of simulcast pari-mutuel handle and commissions for the years ended December 31, are as follows:

                                            1996         1995         1994
                                        ------------ ------------ ------------
   HOLLYWOOD PARK--SIMULCAST RACING
   Pari-mutuel handle:
     Thoroughbred meets................ $375,910,000 $379,263,000 $291,526,000
     Quarter Horse meets...............   23,067,000   22,793,000   18,754,000
     Harness meets.....................    6,165,000    4,391,000    3,948,000
                                        ------------ ------------ ------------
                                        $405,142,000 $406,447,000 $314,228,000
                                        ============ ============ ============
   Pari-mutuel commissions:
     Thoroughbred meets................ $ 12,669,000 $ 11,527,000 $  7,624,000
     Quarter Horse meets...............      454,000      457,000      377,000
     Harness meets.....................      120,000       86,000       79,000
                                        ------------ ------------ ------------
                                        $ 13,243,000 $ 12,070,000 $  8,080,000
                                        ============ ============ ============

  TRAK East at Sunflower operates year round simulcasting of both greyhounds and horses. Pari-mutuel handle and commissions earned by TRAK East for the year ended December 31, 1995 and March 23, 1994 (the date Sunflower was acquired) through December 31, 1994, are as follows:

                                                   1996    1995        1994
                                                   ---- ----------- -----------
   TRAK EAST AT SUNFLOWER--SIMULCAST RACING
   Pari-mutuel handle:
     Greyhounds................................... $--  $10,871,000 $ 7,162,000
     Horses.......................................  --   29,600,000  24,010,000
                                                   ---- ----------- -----------
                                                   $--  $40,471,000 $31,172,000
                                                   ==== =========== ===========
   Pari-mutuel commission:
     Greyhounds................................... $--  $ 2,342,000 $ 1,361,000
     Horses.......................................  --    5,742,000   4,690,000
                                                   ---- ----------- -----------
                                                   $--  $ 8,084,000 $ 6,051,000
                                                   ==== =========== ===========

  Turf Paradise accepts simulcasts of live races from other tracks concurrently with live on-track racing as well as operating as a simulcast site for Prescott Downs between live meets. Turf Paradise also accepts simulcast signals on the two dark days (days without live racing) a week during the live on-track meet.

                                               1996        1995        1994
                                            ----------- ----------- -----------
   TURF PARADISE--SIMULCAST RACING
   Pari-mutuel handle all meets............ $55,814,000 $55,093,000 $46,549,000
   Pari-mutuel commissions all meets.......   4,768,000   3,909,000   3,410,000

                             HOLLYWOOD PARK, INC.

NOTE 12--INCOME TAXES

  As discussed in Note 1, the Company accounts for income taxes under SFAS
109. On November 17, 1995, the Company acquired PCM and accounted for the acquisition under the purchase method of accounting. Before the acquisition, PCM was an S-corporation for income tax purposes and under the terms of the merger was dissolved into Hollywood Park. On March 23, 1994, the Company acquired Sunflower and accounted for the acquisition under the purchase method of accounting. Before the acquisition, Sunflower was an S-corporation and under the terms of the merger became a C-corporation for income tax purposes. Turf Paradise was acquired on August 11, 1994, and was accounted for under the pooling of interests method of accounting.

  The composition of the Company's income tax expense for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                             CURRENT     DEFERRED      TOTAL
                                           -----------  -----------  ----------
   YEAR ENDED DECEMBER 31, 1996:
   U.S. Federal........................... $ 4,341,000  $(1,681,000) $2,660,000
   State..................................  (3,293,000)   4,092,000     799,000
                                           -----------  -----------  ----------
                                           $ 1,048,000  $ 2,411,000  $3,459,000
                                           ===========  ===========  ==========
   YEAR ENDED DECEMBER 31, 1995:
   U.S. Federal........................... $         0  $   473,000  $  473,000
   State..................................      42,000      178,000     220,000
                                           -----------  -----------  ----------
                                           $    42,000  $   651,000  $  693,000
                                           ===========  ===========  ==========
   YEAR ENDED DECEMBER 31, 1994:
   U.S. Federal........................... $ 1,094,000  $   656,000  $1,750,000
   State..................................  (1,155,000)     973,000    (182,000)
                                           -----------  -----------  ----------
                                           $   (61,000) $ 1,629,000  $1,568,000
                                           ===========  ===========  ==========

  The following table reconciles the Company's income tax expense (based on its effective tax rate) to the federal statutory tax rate of 34%:

                                              1996       1995        1994
                                           ----------  ---------  ----------
   Income (loss) before income tax
    expense, at the statutory rate........ $ (269,000) $(159,000) $1,816,000
     Pooling costs........................          0          0     213,000
     Goodwill amortization................    195,000     72,000           0
     Political and lobbying costs.........    291,000    353,000     179,000
     State income taxes, net of federal
      tax benefits........................    800,000    145,000    (120,000)
     Valuation allowance..................          0          0    (465,000)
     Non-deductible expenses..............    105,000    260,000           0
     Additional provisions................  2,337,000     22,000     (55,000)
                                           ----------  ---------  ----------
   Income tax expense..................... $3,459,000  $ 693,000  $1,568,000
                                           ==========  =========  ==========

                             HOLLYWOOD PARK, INC.

  For the years ended December 31, 1996, and 1995, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below, along with a summary of activity in the valuation allowance.

                                                        1996          1995
                                                    ------------  ------------
Current deferred tax assets:
  Workers' compensation insurance reserve.......... $    790,000  $    905,000
  General liability insurance reserve..............      690,000       619,000
  Legal accrual....................................       58,000        76,000
  Write off of investment in Sunflower.............    3,111,000             0
  Development costs................................            0       268,000
  Lawsuit settlement...............................    1,104,000     2,087,000
  Vacation and sick pay accrual....................      270,000       377,000
  Bad debt allowance...............................      437,000       739,000
  Los Angeles revitalization zone credit...........            0             0
  Other............................................      435,000       177,000
                                                    ------------  ------------
    Current deferred tax assets....................    6,895,000     5,248,000
  Less valuation allowance.........................     (120,000)     (109,000)
                                                    ------------  ------------
    Current deferred tax assets....................    6,775,000     5,139,000
Current deferred tax liabilities:
  Business insurance and other.....................     (353,000)     (251,000)
                                                    ------------  ------------
Net current deferred tax assets.................... $  6,422,000  $  4,888,000
                                                    ============  ============
Non-current deferred tax assets:
  Net operating loss carryforwards................. $          0  $    931,000
  General business tax credits.....................       36,000       468,000
  Los Angeles revitalization zone tax credits......    9,299,000     6,406,000
  Other............................................       42,000       156,000
  Alternative minimum tax credit...................    1,244,000       412,000
                                                    ------------  ------------
    Non-current deferred tax assets................   10,621,000     8,373,000
  Less valuation allowance.........................   (5,511,000)   (5,221,000)
                                                    ------------  ------------
    Non-current deferred tax assets................    5,110,000     3,152,000
                                                    ------------  ------------
Non-current deferred tax liabilities:
  Expansion plans..................................     (400,000)     (400,000)
  Los Angeles revitalization zone accelerated
   write-off.......................................     (461,000)     (560,000)
  Depreciation and amortization....................  (10,580,000)  (11,862,000)
  Other............................................   (2,734,000)     (413,000)
                                                    ------------  ------------
    Non-current deferred tax liabilities...........  (14,175,000)  (13,235,000)
                                                    ------------  ------------
Net non-current deferred tax liabilities........... $ (9,065,000) $(10,083,000)
                                                    ============  ============

  The Company is located in the Los Angeles revitalization tax zone and is entitled to special state of California income tax credits related to sales tax paid on operating materials and supplies, on construction assets and wages paid to staff who reside within the zone. With the construction of the Hollywood Park-Casino and Crystal Park, the Company earned substantial tax credits related to sales tax paid on the assets acquired and on wages paid to construction employees.

                             HOLLYWOOD PARK, INC.

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ---------- ----------
Valuation allowance at beginning of period............... $5,330,000 $2,986,000
Valuation allowance utilized during the year.............          0          0
Valuation allowance established for California state.....          0          0
Los Angeles revitalization zone tax credit...............    302,000  2,344,000
                                                          ---------- ----------
  Valuation allowance at end of period................... $5,632,000 $5,330,000
                                                          ========== ==========

  As of December 31, 1995, the Company had a federal regular net tax operating loss of approximately $2,200,000 that in 1996 the Company carried back to 1994 generating a cash refund of approximately $56,000 and increased the alternative minimum tax credit by approximately $660,000, and also increased the general business tax credits by approximately $19,000. As of December 31, 1996, the Company had approximately $36,000 of general business tax credits and $1,244,000 of alternative minimum tax credits available to reduce future federal income taxes, although in either case, the tax credits generally cannot reduce federal taxes paid below the calculated amount of alternative minimum tax. The general business tax credits expire in 2000, and the alternative minimum tax credits do not expire. The Company's use of its tax credit carryforwards is subject to certain limitations imposed by Section 383 of the Internal Revenue Code and by the separate return limitation year rules of the consolidated return regulations. Although Management currently expects that such limitations will not prevent the Company from fully utilizing the benefits of its tax credits, it is possible that such limitations could defer or reduce the Company's use of its general business tax credits and alternative minimum tax credit carryforwards.

NOTE 13--STOCKHOLDERS' EQUITY

  Effective August 28, 1997, the Company exercised its option to convert all 2,749,900 of its outstanding Depositary Shares into approximately 2,291,492 shares of its common stock; thereby eliminating in future periods the annual preferred cash dividend of approximately $1,925,000 (unaudited).

  On June 30, 1997, the Company issued approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125, (excluding 446,491 shares of the Company's common stock repurchased from Roski, and subsequently retired), to acquire Boomtown (unaudited).

  During 1996 the Company announced its intention to repurchase and retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase in 1996 made on November 13, 1996) 222,300 common shares at a cost of approximately $1,962,000.

  On November 17, 1995, the Company acquired PCM's net assets for an aggregate $2,640,000 payable in shares of Hollywood Park common stock, in three installments: (i) shares of Hollywood Park common stock having a value of $1,600,000, or 136,008 common shares were issued on November 17, 1995, (ii) shares of Hollywood Park common stock, having a value of $540,000, or 48,674 common shares, were issued on November 19, 1996, and (iii) shares of Hollywood Park common stock, having a value of $500,000, or 33,417 common shares were issued on February 10, 1997.

  On March 23, 1994, the Company issued 591,715 shares of Hollywood Park common stock to acquire Sunflower. An additional 55,574 shares of Hollywood Park common stock were subsequently issued to Mr. Richard Boushka, a former Sunflower shareholder, as required by the agreement of merger. The acquisition of Sunflower was accounted for under the purchase method of accounting.

                             HOLLYWOOD PARK, INC.

  On August 11, 1994, the Company issued 1,498,016 shares of Hollywood Park common stock to acquire Turf Paradise. The acquisition of Turf Paradise was accounted for under the pooling of interests method of accounting and the historical per common share earnings of the Company have been restated as if the acquisition had occurred at the beginning of each period presented.

NOTE 14--LEASE OBLIGATIONS

  The Company leases certain equipment primarily for use in racing operations (pari-mutuel wagering equipment) and general office equipment. Minimum lease payments required under operating leases that have initial terms in excess of one year as of December 31, 1996 are approximately $1,354,000 in 1997 and annually thereafter. Total rent expense for these long term lease obligations for the years ended December 31, 1996, 1995 and 1994 was $1,378,000, $1,318,000 and $1,437,000, respectively.

NOTE 15--RETIREMENT PLANS

  The Hollywood Park Pension Plan (the "Pension Plan") was a non-contributory, defined benefit plan covering employees of Hollywood Park, Inc. who met the Pension Plan's service requirements, and all employees of Hollywood Park Operating Company not eligible for participation in a multi-employer defined benefit plan, who met the Pension Plan's service requirements.

  Hollywood Park elected to terminate the Pension Plan as of January 31, 1997. Accrued Pension Plan benefits were frozen as of September 1, 1996, for all Pension Plan participants, except retained participants (participants who, because of legal requirements, including the provisions of the National Labor Relations Act, are represented by a collective bargaining agent), whose accrued benefits were frozen as of December 31, 1996. As of the date the Pension Plan benefits were frozen, participants became 100% vested in their accrued benefits, regardless of the number of years of service. The funds accumulated under the Pension Plan will be used to provide the retirement benefits accrued by the participants. Pension Plan participants will receive their fully accrued benefits only if the Pension Plan's assets are sufficient to cover such accrued benefits, but in no event can the Pension Plan assets be paid to the Company prior to the satisfaction of all accrued Pension Plan benefits to the participants. Management presently believes that the accumulated Pension Plan assets are sufficient to provide for the participant's accumulated Pension Plan benefits.

  The Company's Pension Plan funding policy was to contribute amounts to the Pension Plan fund in an amount, at least equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, though not in excess of the maximum deductible limit. The Pension Plan was subject to full funding limitation in 1996; therefore, no contributions were made in 1996. The Company contributed approximately $22,000 to the Pension Plan in 1995.

                             HOLLYWOOD PARK, INC.

RETIREMENT PLANS FUNDED STATUS

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
Actuarial present value of benefit obligations:
Accumulated benefit obligation, including vested
 benefits of $2,627,000 and $4,078,000 at December 31,
 1996 and 1995, respectively...........................  $2,627,000  $4,190,000
                                                         ==========  ==========
Projected benefit obligation for service rendered to
 date..................................................  $2,627,000  $5,080,000
Less Pension Plan assets at fair value.................   4,436,000   5,754,000
Less Pension Plan contribution.........................           0      22,000
                                                         ----------  ----------
Pension Plan assets in excess of projected benefit
 obligation............................................   1,809,000     696,000
Unrecognized net gain from past experience different
 from that assumed and effects of changes in
 assumptions...........................................  (1,052,000)   (323,000)
Unrecognized net asset being recognized over 15 years..    (452,000)   (539,000)
                                                         ----------  ----------
  Pension Plan asset (liability).......................  $  305,000  $ (166,000)
                                                         ==========  ==========
Net pension expense--Service cost......................  $  698,000  $  314,000
Net pension expense--Interest cost.....................     325,000     354,000
Actual return on assets................................    (784,000)   (753,000)
Net amortization and deferral..........................     255,000     247,000
                                                         ----------  ----------
  Net periodic pension cost............................  $  494,000  $  162,000
                                                         ==========  ==========

  The December 31, 1996, reserve liabilities and related asset values for the annuity contract are not included in the table above, because the Company executed an agreement with the insurance company holding the annuity contracts to no longer participate in the annual adjustments to the contract values. The December 31, 1995, Pension Plan liabilities and assets included in the table above are annuity contract reserve liabilities and the related assets for the current Pension Plan retirees.

  The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 7.5% and 5.0%, respectively, at December 31, 1996, and 8.0% and 5.0%, respectively, at December 31, 1995. The expected long term rate of return on assets was 8.0% at December 31, 1996 and 1995.

  The Company also contributed to several collectively-bargained multi-employer pension and retirement plans (covering full and part-time employees) which are administered by unions, and to a pension plan covering non-union employees which is administered by an association of race track owners. Amounts charged to pension cost and contributed to these plans for the years ended December 31, 1996, 1995 and 1994 totaled $1,872,000, $1,781,000 and
$1,846,000, respectively. Contributions to the collectively-bargained plans are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of employee hours or days worked. Contributions to the non-union plans are based on the covered employees' compensation.

  Information from the plans administrators is not available to permit the Company to determine its share of unfunded vested benefits or prior service liability. It is the opinion of management that no material liability exists.

  There is no defined benefit pension plan for Turf Paradise.

  Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan ("SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated

                             HOLLYWOOD PARK, INC.

employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings allowed for qualified pension plans was reduced to $150,000 from $235,850. Messers. Hubbard, Finnigan and Robbins participated in the SERP prior to its termination.

NOTE 16--RELATED PARTY TRANSACTIONS

  Since November 1993, the Company has had an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. The Company reimburses Hubbard Enterprises for expenses incurred as a result of the Company's use of the aircraft, which totaled approximately $120,000 in 1996, $126,000 in 1995, and $139,000 in 1994.

  On March 23, 1994, the Company acquired Sunflower, a greyhound and thoroughbred race track located in Kansas City, Kansas, in which Mr. Hubbard owned a 60% interest. The agreement of merger also provided that under certain circumstances the former Sunflower shareholders were entitled to receive additional shares of Hollywood Park common stock. As of March 23, 1995, the former Sunflower shareholders transferred their right to such additional consideration to Hollywood Park for nominal consideration and have no further entitlements to additional consideration.

  On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, thereby permitting Sunflower to more effectively compete with Missouri riverboat gaming. As a result of the outcome of the Kansas Legislative session, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved in the write off of this investment. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower is operating during the reorganization.

NOTE 17--STOCK OPTION PLAN

  In 1996, the shareholders of the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), which provides for the issuance of up to 900,000 shares. Except for the provisions governing the number of shares issuable under the 1996 Plan and except for provisions which reflect changes in tax and securities laws, the provisions of the 1996 Plan are substantially similar to the provision of the prior plan adopted in 1993. The 1996 Plan is administered and terms of option grants are established by the Board of Directors' Compensation Committee. Under the terms of the 1996 Plan, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of the Company. Options become exercisable ratably over a vesting period as determined by the Compensation Committee and expire over terms not exceeding ten years from the date of grant, one month after termination of employment, or six months after the death or permanent disability of the optionee. The purchase price for all shares granted under the 1996 Plan shall be determined by the Compensation Committee, but in the case of incentive stock options, the price will not be less than the fair market value of the common stock at the date of grant. On April 26, 1996, the Company amended the non-qualified stock option agreements issued through this date, to lower the per share price of the outstanding options to $10.00. On May 19, 1995, the Company amended the non-qualified stock option agreements issued through this date, to reflect the substantial decline in the fair market value of the common stock, lowering the per share price of the outstanding options to $13.00. In 1994, Turf Paradise had approximately 23,000 stock options outstanding, all of which were fully exercised prior to the acquisition.

                             HOLLYWOOD PARK, INC.

  The following table summarizes information related to shares under option and shares available for grant under the Plan.

                                                       1996     1995     1994
                                                      -------  -------  -------
   Options outstanding at beginning of year.........  249,000  235,000  150,000
   Options granted during the year..................  433,500   15,000   85,000
   Options expired during the year..................  (40,000)  (1,000)       0
                                                      -------  -------  -------
     Options outstanding at end of year.............  642,500  249,000  235,000
                                                      =======  =======  =======
   Total shares available for issuance under the
    plan............................................  900,000  625,000  625,000
   Per share price of outstanding options issued in
    prior year......................................  $ 10.00  $ 13.00  $ 25.50
   Per share price of outstanding options issued in
    current year....................................  $ 10.00  $ 13.25  $ 22.00
   Per share price of outstanding options issued in
    current year....................................  $ 11.50      --       --
   Number of shares subject to exercisable option at
    end of year.....................................  188,332  128,000   50,000

NOTE 18--COMMITMENTS AND CONTINGENCIES

  As previously reported by the Company, and described in the Company's Annual Report on Form 10-K for 1994, six purported class actions (the "Class Actions") were filed beginning in September 1994, against the Company and certain of its directors and officers in the United States District Court, Central District of California (the "District Court") and consolidated in a single action entitled In re Hollywood Park Securities Litigation. On September 15, 1995, a related stockholder derivative action, entitled Barney
v. Hubbard, et al. (the "Derivative Action"), was filed in the California Superior Court for the County of San Diego (the "State Court").

  The Company and other defendants each denied any liability or wrongdoing and asserted various defenses. The District Court ordered the parties to engage in non-binding mediation in an effort to settle all related claims. As previously reported, as a result of the court ordered mediation, the parties reached an agreement-in-principle to settle all claims raised in the Class and Derivative Actions. The Company entered into the settlements in order to avoid the expense, uncertainty and distraction of further litigation.

  On November 6 and 13, 1995, respectively, the parties executed definitive settlement agreements in the Derivative and Class Actions. Those agreements provided for the release and dismissal of all claims raised or which might have been raised in the Class and Derivative actions, subject to approval by each of the respective courts. In settlement of the Class Actions, a settlement fund in the principal amount of $5,800,000 has been created for the benefit of the alleged class with contributions from the Company and the insurance carrier for its directors and officers. After giving consideration to the amounts to be received by the Company in settlement of the Derivative Action, the Company's net settlement payment in the Class Actions was less than $2,500,000. Under settlement of the Derivative Action, the Company will receive a $2,000,000 payment from the insurance carrier which the Company will use to pay plaintiff's attorneys fees and expenses and partially to defray the Company's payment in the settlement of the Class Actions. The Derivative Action settlement also includes provisions enhancing the Company's financial controls and modifying certain terms of its acquisition of Sunflower.

  On February 26, 1996, the District Court approved the settlement of the Class Actions and entered a judgment dismissing the Class Actions in their entirety. On May 6, 1996, the State Court approved the settlement of the Derivative Action and entered a judgment dismissing the Derivative Action in its entirety. On or about July 2, 1996, a notice of appeal was filed in connection with the Derivative Action judgment, and on or about February 14, 1997, the appellant filed her opening brief. The Company intends to oppose the purported appeal.

                             HOLLYWOOD PARK, INC.

  The Company also executed a separate settlement as to all purported claims against the Company and its officers and directors by the former controlling stockholder of Turf Paradise (the "Walkers") in connection with the Company's acquisition of Turf Paradise. Under the terms of the consummation of the settlement of the Class and Derivative Actions, the Walkers were excluded from participating in the Class Actions settlement fund, agreed to release all of their potential threatened claims, and are to receive a payment in the principal amount of $2,750,000.

  The lawsuit settlement expense recorded in the accompanying statement of operations for the year ended December 31, 1995, included $2,450,000 for the Class Actions, $2,750,000 for the Walkers settlement and approximately $888,000 in legal costs, for a total of approximately $6,088,000.

  The accrued lawsuit settlement recorded in the accompanying financial statements as of December 31, 1996, of $2,750,000 represents the settlement with the Walkers.

  Sunflower entered into a two year consulting agreement with Mr. Richard Boushka, a former Sunflower shareholder, as of March 24, 1994. Consulting services include assisting Sunflower in obtaining all approvals, licenses and permits necessary for Sunflower to conduct casino gaming and to operate video lottery terminals at or next to Sunflower's property. Under the terms of the agreement Mr. Boushka will receive monthly payments totaling $100,000 per year. As of May 1995, given Sunflower's financial results, all payments to Mr. Boushka were suspended, though Mr. Boushka did continue to provide services per the agreement.

                             HOLLYWOOD PARK, INC.

NOTE 19--UNAUDITED QUARTERLY INFORMATION

  The following is a summary of unaudited quarterly financial data for the years ended December 31, 1996 and 1995:

                                                 1996
                              ----------------------------------------
                               DEC.        SEPT.       JUNE     MAR.
                                31,         30,         30,      31,
                              -------     -------    -------  --------
                              (IN THOUSANDS, EXCEPT PER SHARE
                                           DATA)
Revenues..................... $38,698     $30,247     $46,427   $ 27,853
                              =======     =======     =======   ========
Net income (loss)............ $ 3,277     $   603     $ 5,249   $(13,378)
                              =======     =======     =======   ========
Net income (loss) available
 to (allocated to) common
 shareholders................ $ 2,795     $   122     $ 4,768   $(13,859)(a)
                              =======     =======     =======   ========
Per common share:
  Net income (loss)--
   primary................... $  0.15     $  0.01     $  0.26   $  (0.74)
                              =======     =======     =======   ========
  Net income (loss)--fully
   diluted................... $  0.15     $  0.01     $  0.25   $  (0.74)
                              =======     =======     =======   ========
  Cash dividends............. $  0.00     $  0.00     $  0.00   $   0.00
                              =======     =======     =======   ========
                                                 1995
                              ----------------------------------------
                               DEC.        SEPT.       JUNE     MAR.
                                31,         30,         30,      31,
                              -------     -------     -------  -------
                              (IN THOUSANDS, EXCEPT PER SHARE
                                           DATA)
Revenues..................... $36,693     $26,595     $42,828   $ 24,456
Net income (loss)............ $   212     $(5,637)    $ 4,857   $   (594)
                              =======     =======     =======   ========
Net income (loss) available
 to (allocated to) common
 shareholders................ $  (270)(b) $(6,118)(c) $ 4,376   $ (1,075)(d)
                              =======     =======     =======   ========
Per common share:
  Net income (loss)--
   primary................... $ (0.01)    $ (0.33)    $  0.24   $  (0.06)
                              =======     =======     =======   ========
  Net income (loss)--fully
   diluted................... $ (0.01)    $ (0.33)    $  0.24   $  (0.06)
                              =======     =======     =======   ========
  Cash dividends............. $  0.00     $  0.00     $  0.00   $   0.00
                              =======     =======     =======   ========

--------
(a) The primary reason for this quarter's loss was the $11,346,000 write off of the Company's investment in Sunflower. Historically, the three months ended March 31, produce a loss, because the Company does not operate live on-track racing at Hollywood Park Race Track.
(b) The primary reason for this quarter's loss was due to losses at Sunflower due to intense competition from nearby Missouri riverboat gaming.
(c) The primary reasons for this quarter's loss were the $5,627,000 of expense related to the lawsuit settlement, and losses at Sunflower, due to competition from Missouri riverboat gaming.
(d) The primary reasons for this quarter's loss was due to Hollywood Park Race Track being closed for live on-track racing (as historically happens during the three months ended March 31), and losses at Sunflower, due to competition from Missouri riverboat gaming.

                             HOLLYWOOD PARK, INC.

NOTE 20--UNAUDITED SUBSEQUENT EVENTS

  POSSIBLE RESTORATION OF REAL ESTATE INVESTMENT TRUST/PAIRED-SHARE
STRUCTURE From 1982 to 1991, the Company was operated as a Real Estate Investment Trust ("REIT") known as Hollywood Park Realty Enterprises, Inc. ("HP Realty"), and its stock was paired with, or stapled to, that of Hollywood Park Operating Company ("HP Operating Company"). HP Realty was primarily an owner and lessor of real property. HP Operating Company was primarily engaged in the active conduct of racing operations and leased a significant amount of real property from HP Realty to conduct those racing operations. Generally, a REIT is required to distribute, as dividends to its stockholders, 95% of its taxable income (other than net capital gains), and such amounts distributed are not subject to federal income tax at the corporate level. Effective as of January 1, 1992, as part of a corporate reorganization, HP Realty and HP Operating Company ceased operating in a REIT/Paired-Share Structure, HP Operating Company became a wholly owned subsidiary of HP Realty and HP Realty was renamed Hollywood Park, Inc.

  In May 1997, the Company announced that it was exploring the possibility of restoring the REIT/Paired-Share Structure. The Company now expects to proceed with the REIT/Paired-Share Structure, subject to, among other things, receipt of all required stockholder, regulatory and other approvals. There can be no assurance that the Company will receive such approvals necessary to effect the REIT/Paired-Share Structure, or that the benefits expected from the restoration will be achieved.

  YAKAMA EXPANSION Hollywood Park, through its wholly owned subsidiaries HP Yakama, Inc. ("HP Yakama") and HP Yakama Consulting, Inc. ("HPY Consulting"), has entered into agreements with the Yakama Tribal Gaming Corporation (the "Tribal Corporation") and The Confederated Tribes and Bands of the Yakama Indian Nation (the "Tribes") to fund the construction and development of (through HP Yakama), and to provide development services with respect to (through HPY Consulting), a casino in Yakima County, Washington. HP Yakama has committed to fund up to $9,000,000 to construct and equip the casino, and the Tribal Corporation has signed a promissory note to repay up to $9,000,000, at a 10% annual interest rate over seven years from the date of completion. Under the Development Agreement between HPY Consulting and the Tribal Corporation, HPY Consulting would provide development services to the Tribal Corporation at a cost of $1.00 per year, plus certain consulting expenses, not to exceed $2,000 per month.

  HP Yakama has also entered into a Master Lease to lease the completed casino and underlying land (the "Facility") from the Tribes, for a seven year term commencing with the opening of the casino, for $12,000 per year, and then to Sublease the Facility to the Tribal Corporation, for the same seven year term. Rent due from the Tribal Corporation to HP Yakama, under the Sublease is initially set at 28% of Net Revenues (as defined), until such time as the aggregate accrued Net Revenues equal $26,000,000 and then the rent decreases to 25% of Net Revenues, until such time as the aggregate accrued Net Revenues equal $41,000,000, and then rent decreases to 22% for the remainder of the Sublease period. "Net Revenues" is defined as Gross Revenues less normal and necessary operating expenses as determined under generally accepted accounting principles, to include interest payments due from the Tribal Corporation to HP Yakama, and to exclude rent due under the Sublease.

  Hollywood Park has entered into a Profit Participation Agreement with North American Sports Management, Inc. ("NORAM"), which entered into the original Memorandum of Understanding with the Tribes. NORAM will receive 22% of the portion of the Net Revenues (as described above) actually received by HP Yakama under the Sublease.

  Construction on the casino is underway and is expected to open in the second quarter of 1998. The casino will feature a 600 seat bingo hall, certain table games including: Blackjack, Poker, Craps, Roulette, Mini-bac, Caribbean Stud, and will offer electronic pull tabs and electronic bingo, but will not offer slot machines. Gaming

                             HOLLYWOOD PARK, INC.

is played in the traditional Las Vegas style, where players bet against the house. The casino is located approximately 130 miles from both Seattle, Washington and Portland, Oregon, in a valley at the foot of Mt. Adams, which is a major vacation site. The nearest gaming facility is 157 miles away in Pendelton, Oregon.

  Presently, Hollywood Park, the Tribes and the Tribal Corporation are awaiting final approval of the documentation from the Bureau of Indian Affairs (the "BIA"). Hollywood Park and HP Yakama also have applications pending with the Washington Gambling Commission (the "WGC") for Class III Indian Gaming-Financier approval. There can be no assurance that the BIA will approve the documentation or that the WGC will grant Hollywood Park and HP Yakama the Class III Indian Gaming-Financier approval.

  CRYSTAL PARK HOTEL AND CASINO On October 11, 1997, the California Attorney General accepted CEI's withdrawal of its conditional gaming registration pursuant to a previously negotiated agreement, and the City of Compton concurrently revoked CEI's city gaming license. Crystal Park LLC subsequently terminated CEI's lease, and on November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts.

  After evicting CEI, Crystal Park LLC entered into a new lease for the Crystal Park Casino with California Casino Management, Inc. ("CCM"), a California corporation, owned by Mr. Leo Chu. Mr. Chu presently has a conditional gaming registration from the California Attorney General and a gaming license from the City of Compton to operate the Crystal Park Casino. Mr. Chu presently holds a California gaming registration to operate a small card club in Northern California. CCM reopened the Crystal Park Casino on December 26, 1997 for a term of four years. The lease provides for monthly payments of $100,000 for the first six months, $350,000 for months 7 through 18, and $550,000 for months 19 through 48.

  As of December 4, 1997, HP Casino, Inc. ("HP Casino"), a wholly-owned subsidiary of Hollywood Park, acquired the membership interests in Crystal Park LLC held by First Park Investments, LLC for $1,000,000, the amount initially invested. HP Casino is in negotiations with Redwood Gaming, LLC to purchase Redwood Gaming's membership interest. As a result of the First Park transaction, Hollywood Park (through HP Casino and HP/Compton, Inc.) owns 93.2% of the membership interests of Crystal Park LLC and would own 100% of such membership interests if the Redwood Gaming transaction is completed.

  As of September 30, 1997, CEI owed Crystal Park LLC $600,000, of which $200,000 is covered by a rent security deposit Crystal Park LLC received from CEI in October 1996, and of which $350,000 was fully reserved and, therefore, is not reflected in the operating results for the period ended September 30, 1997.

                              HOLLYWOOD PARK, INC.

                SELECTED FINANCIAL DATA BY OPERATIONAL LOCATION

                             FOR THE THREE MONTHS ENDED (UNAUDITED)                   THREE MONTHS ENDED (UNAUDITED)
                          ---------------------------------------------  YEAR ENDED  --------------------------------
                          DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31, DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                              1996         1996        1996     1996        1996         1997        1997     1997
                          ------------ ------------- -------- --------- ------------ ------------- -------- ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
 Hollywood Park, Inc.--
  Casino Division.......    $14,531       $15,205    $15,173   $13,773    $ 58,682      $14,759    $15,323   $13,994
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................        445             0          0         0         445          702        900       600
 Boomtown Reno..........          0             0          0         0           0       20,978          0         0
 Boomtown New Orleans...          0             0          0         0           0       19,380          0         0
 Boomtown Biloxi........          0             0          0         0           0       15,028          0         0
 Hollywood Park Race
 Track..................     17,338        13,209     27,710     5,282      63,539       12,334     26,747     3,249
 Turf Paradise, Inc.....      5,828         1,546      3,219     6,597      17,190        1,647      3,143     6,562
 Sunflower Racing, Inc..          0             0          0     1,782       1,782            0          0         0
 Hollywood Park, Inc.--
  Corporate.............        556           287        325       419       1,587          327        211     2,410
 Boomtown, Inc.--
 Corporate..............          0             0          0         0           0           55          0         0
                            -------       -------    -------   -------    --------      -------    -------   -------
                             38,698        30,247     46,427    27,853     143,225       85,210     46,324    26,815
                            -------       -------    -------   -------    --------      -------    -------   -------
EXPENSES:
 Hollywood Park, Inc.--
  Casino Division.......     12,885        12,676     12,576    12,297      50,434       12,071     12,927    12,441
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................          1             0          0         0           1           25         18        22
 Boomtown Reno..........          0             0          0         0           0       16,665          0         0
 Boomtown New Orleans...          0             0          0         0           0       13,860          0         0
 Boomtown Biloxi........          0             0          0         0           0       12,642          0         0
 Hollywood Park Race
 Track..................     12,998        11,032     17,034     8,190      49,254       11,183     16,735     7,286
 Turf Paradise, Inc.....      4,134         2,013      2,700     4,122      12,969        2,023      2,670     4,230
 Sunflower Racing, Inc..          0             0          0     1,703       1,703            0          0         0
 Hollywood Park, Inc.--
 Corporate..............      2,133           824      2,488     1,145       6,590        1,744      1,346     1,336
 Boomtown, Inc.--
 Corporate..............          0             0          0         0           0          836          0         0
                            -------       -------    -------   -------    --------      -------    -------   -------
                             32,151        26,545     34,798    27,457     120,951       71,049     33,696    25,315
                            -------       -------    -------   -------    --------      -------    -------   -------
NON-RECURRING EXPENSES:
 REIT restructuring.....          0             0          0         0           0          397        212         0
 Write off of investment
  in Sunflower Racing,
  Inc...................          0             0         66    11,346      11,412            0          0         0
                            -------       -------    -------   -------    --------      -------    -------   -------
                                  0             0         66    11,346      11,412          397        212         0
                            -------       -------    -------   -------    --------      -------    -------   -------
DEPRECIATION AND
AMORTIZATION:
 Hollywood Park, Inc.--
  Casino Division.......        751           740        736       675       2,902          685        900       764
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................        319             0          0         0         319          521        402       400
 Boomtown Reno..........          0             0          0         0           0        1,353          0         0
 Boomtown New Orleans...          0             0          0         0           0        1,031          0         0
 Boomtown Biloxi........          0             0          0         0           0          820          0         0
 Hollywood Park Race
 Track..................        999         1,016      1,008       952       3,975        1,013      1,001       991
 Turf Paradise, Inc.....        294           301        301       309       1,205          288        297       295
 Sunflower Racing, Inc..          0             0          0       536         536            0          0         0
 Hollywood Park, Inc.--
 Corporate..............        434           441        442       441       1,758          431        431       434
 Boomtown, Inc.--
 Corporate..............          0             0          0         0           0           17          0         0
                            -------       -------    -------   -------    --------      -------    -------   -------
                              2,797         2,498      2,487     2,913      10,695        6,159      3,031     2,884
                            -------       -------    -------   -------    --------      -------    -------   -------

                              HOLLYWOOD PARK, INC.

                            FOR THE THREE MONTHS ENDED (UNAUDITED)                    THREE MONTHS ENDED (UNAUDITED)
                         ---------------------------------------------   YEAR ENDED  --------------------------------
                         DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,  DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                             1996         1996        1996     1996         1996         1997        1997     1997
                         ------------ ------------- -------- ---------  ------------ ------------- -------- ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING INCOME
(LOSS):
 Hollywood Park, Inc.--
  Casino Division......        895        1,789       1,861       801        5,346       2,003       1,496       789
 HP/Compton, Inc.--
  Crystal Park Hotel
  and Casino...........        125            0           0         0          125         156         480       178
 Boomtown Reno.........          0            0           0         0            0       2,960           0         0
 Boomtown New Orleans..          0            0           0         0            0       4,489           0         0
 Boomtown Biloxi.......          0            0           0         0            0       1,566           0         0
 Hollywood Park Race
 Track.................      3,341        1,161       9,668    (3,860)      10,310         138       9,011    (5,028)
 Turf Paradise, Inc....      1,400         (768)        218     2,166        3,016        (664)        176     2,037
 Sunflower Racing, Inc.          0            0           0      (457)        (457)          0           0         0
 Hollywood Park, Inc.--
 Corporate.............     (2,011)        (978)     (2,605)   (1,167)      (6,761)     (1,848)     (1,566)      640
 Boomtown, Inc.--
 Corporate.............          0            0           0         0            0        (798)          0         0
 REIT restructuring....          0            0           0         0            0        (397)       (212)        0
 Write off of
  investment in
  Sunflower Racing,
  Inc..................          0            0         (66)  (11,346)     (11,412)          0           0         0
                            ------       ------      ------  --------     --------      ------      ------   -------
                             3,750        1,204       9,076   (13,863)         167       7,605       9,385    (1,384)
                            ------       ------      ------  --------     --------      ------      ------   -------
Interest expense.......         24           20          54       844          942       3,653          65        64
MINORITY INTEREST:
 HP/Compton, Inc.--
  Crystal Park Hotel
  and Casino...........         15            0           0         0           15          17          42        22
                            ------       ------      ------  --------     --------      ------      ------   -------
Income (loss) before
 income tax expense....      3,711        1,184       9,022   (14,707)        (790)      3,935       9,278    (1,470)
Income tax expense.....        434          581       3,773    (1,329)       3,459       1,524       3,675      (575)
                            ------       ------      ------  --------     --------      ------      ------   -------
Net income (loss)......     $3,277       $  603      $5,249  $(13,378)    $ (4,249)     $2,411      $5,603   $  (895)
                            ======       ======      ======  ========     ========      ======      ======   =======
Dividend requirements
 on convertible
 preferred stock.......     $  482       $  481      $  481  $    481     $  1,925      $  558      $  481   $   481
Net income (loss)
 available to
 (allocated to) common
 shareholders..........     $2,795       $  122      $4,768  $(13,859)    $ (6,174)     $1,853      $5,122   $(1,376)
                            ======       ======      ======  ========     ========      ======      ======   =======
Per common share:
 Net income (loss)--
 primary...............     $ 0.15       $ 0.01      $ 0.26  $  (0.74)    $  (0.33)     $ 0.08      $ 0.28   $ (0.07)
 Net income (loss)--
 fully diluted.........     $ 0.15       $ 0.01      $ 0.25  $  (0.74)    $  (0.33)        --       $ 0.27   $ (0.07)
Number of shares--
primary................     18,365       18,535      18,613    18,610       18,505      24,706      18,462    18,372
Number of shares--fully
diluted................     20,657       20,826      20,904    20,902       20,797         --       20,754    20,664

                              HOLLYWOOD PARK, INC.

                       CALCULATION OF EARNINGS PER SHARE

                                  FOR THE THREE MONTHS ENDED DECEMBER 31,
                                                (UNAUDITED)
                               -------------------------------------------------
                                                        ASSUMING FULL DILUTION
                                      PRIMARY                     (A)
                               ------------------------ ------------------------
                                1996     1995     1994   1996     1995     1994
                               -------  -------  ------ -------  -------  ------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Average number of common
 shares outstanding..........   18,365   18,486  18,370  18,365   18,486  18,370
Average common shares due to
 assumed conversion of the
 convertible preferred
 shares......................        0        0       0   2,291    2,291   2,291
                               -------  -------  ------ -------  -------  ------
  Total shares...............   18,365   18,486  18,370  20,656   20,777  20,661
                               =======  =======  ====== =======  =======  ======
Net income...................  $ 3,277  $   212  $2,736 $ 3,277  $   212  $2,736
Less dividend requirements on
 convertible preferred
 shares......................      482      482     481       0        0       0
                               -------  -------  ------ -------  -------  ------
Net income (loss) available
 to (allocated to) common
 shareholders................  $ 2,795  $  (270) $2,255 $ 3,277  $   212  $2,736
                               =======  =======  ====== =======  =======  ======
Net income (loss) per share..  $  0.15  $ (0.01) $ 0.12 $  0.16  $  0.01  $ 0.13
                               =======  =======  ====== =======  =======  ======
                                     FOR THE YEARS ENDED DECEMBER 31,
                               -------------------------------------------------
                                                        ASSUMING FULL DILUTION
                                      PRIMARY                     (A)
                               ------------------------ ------------------------
                                1996     1995     1994   1996     1995     1994
                               -------  -------  ------ -------  -------  ------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Average number of common
 shares outstanding..........   18,505   18,399  18,224  18,505   18,399  18,224
Average common shares due to
 assumed conversion of the
 convertible preferred
 shares......................        0        0       0   2,291    2,291   2,291
                               -------  -------  ------ -------  -------  ------
  Total shares...............   18,505   18,399  18,224  20,796   20,690  20,515
                               =======  =======  ====== =======  =======  ======
Net income (loss)............  $(4,249) $(1,162) $3,772 $(4,249) $(1,506) $3,772
Less dividend requirements on
 convertible preferred
 shares......................    1,925    1,925   1,925       0        0       0
                               -------  -------  ------ -------  -------  ------
Net income (loss) available
 to (allocated to) common
 shareholders................  $(6,174) $(3,087) $1,847 $(4,249) $(1,506) $3,772
                               =======  =======  ====== =======  =======  ======
Net income (loss) per share..  $ (0.33) $ (0.17) $ 0.10 $ (0.20) $ (0.07) $ 0.18
                               =======  =======  ====== =======  =======  ======

                             HOLLYWOOD PARK, INC.

                          FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                 SEPTEMBER 30,                SEPTEMBER 30,
                          --------------------------- ------------------------------
                                        ASSUMING FULL                 ASSUMING FULL
                             PRIMARY    DILUTION (A)     PRIMARY       DILUTION (A)
                          ------------- ------------- --------------  --------------
                           1997   1996   1997   1996   1997   1996     1997   1996
                          ------ ------ ------ ------ ------ -------  ------ -------
                              (IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)
Average number of common
 shares outstanding.....  24,706 18,535 24,706 18,535 20,596  18,605  20,596  18,605
Average common shares
 due to assumed
 conversion of the
 convertible preferred
 shares.................       0      0    --   2,291      0       0     --    2,291
                          ------ ------ ------ ------ ------ -------  ------ -------
  Total shares..........  24,706 18,535 24,706 20,826 20,596  18,605  20,596  20,896
                          ====== ====== ====== ====== ====== =======  ====== =======
Net income (loss) ......  $2,411 $  603 $2,411 $  603 $7,119 $(7,526) $7,119 $(7,526)
Less dividend
 requirements on
 convertible preferred
 shares.................     558    481      0      0  1,520   1,443       0       0
                          ------ ------ ------ ------ ------ -------  ------ -------
Net income (loss)
 available to (allocated
 to) common
 shareholders...........  $1,853 $  122 $2,411 $  603 $5,599 $(8,969) $7,119 $(7,526)
                          ====== ====== ====== ====== ====== =======  ====== =======
Net income (loss) per
 share..................  $ 0.08 $ 0.01 $ 0.10 $ 0.03 $ 0.27 $ (0.48) $ 0.35 $ (0.36)
                          ====== ====== ====== ====== ====== =======  ====== =======

--------
Note: As of August 28, 1997, the Company's 2,749,900 outstanding depositary shares were converted into approximately 2,291,500 shares of the Company's Common Stock.

(a) The computed values, assuming full dilution, are anti-dilutive; therefore, the primary share values are presented on the face of the Consolidated Statements of Operations.

                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

                       SCHEDULE III--UNAUDITED PRO FORMA
                   REAL ESTATE AND ACCUMULATED DEPRECIATION
                           AS OF SEPTEMBER 30, 1997

                                                                                 GROSS AMOUNT OF WHICH
                                    INITIAL COST TO     COSTS SUBSEQUENT TO       CARRIED AT CLOSE OF
                                        COMPANY             ACQUISITION                 PERIOD
                                   ----------------- ------------------------- -------------------------
                                                                                 LAND AND    BUILDINGS   ACCUMULATED
                                                                                   LAND     AND BUILDING DEPRECIATION
                                                         LAND       BUILDING   IMPROVEMENTS IMPROVEMENTS     AND        YEAR OF
   DESCRIPTION    ENCUMBRANCES (A)  LAND   BUILDINGS IMPROVEMENTS IMPROVEMENTS    TOTAL        TOTAL     AMORTIZATION CONSTRUCTION
   -----------    ---------------- ------- --------- ------------ ------------ ------------ ------------ ------------ ------------
                                                                              (IN THOUSANDS)
Race track
assets:
 Hollywood Park
 Race Track--
 Inglewood,
 CA (b)..........       $ 0        $18,973 $ 83,558      $271        $4,952      $19,244      $ 88,510     $51,209        1938
 Turf Paradise
 Race Track--
 Phoenix, AZ.....         0          4,289   17,422       291           148        4,580        17,570      11,990        1956
Gaming assets:
 Hollywood Park-
 Casino--
 Inglewood, CA...         0            757   27,177        67           571          824        27,748       3,429        1994
Other assets:
 Hollywood Park
 Golf and Sports
 Center--
 Inglewood, CA...         0          1,269      730        12             7        1,281           737         260        1992
 Turf Paradise
 Trailer Park--
 Phoenix, AZ.....         0             64      347         0             6           64           353         325        1971
                        ---        ------- --------      ----        ------      -------      --------     -------
                         $0        $25,352 $129,234      $641        $5,684      $25,993      $134,918     $67,213
                        ===        ======= ========      ====        ======      =======      ========     =======
Land and land
improvements.....                                                                             $ 25,993     $ 7,665
Buildings and
building
improvement......                                                                              134,918      59,548
Furniture and
equipment........                                                                                1,335       1,102
Construction in
progress.........                                                                                2,052           0
                                                                                              --------     -------
 Total...........                                                                             $164,298     $68,315
                                                                                              ========     =======
                             LIFE ON
                              WHICH
                           DEPRECIATION
                            IN LATEST
                              INCOME
                    DATE    STATEMENTS
   DESCRIPTION    ACQUIRED IS COMPUTED
   -----------    -------- ------------
Race track
assets:
 Hollywood Park
 Race Track--
 Inglewood,
 CA (b)..........   1938        23
 Turf Paradise
 Race Track--
 Phoenix, AZ.....   1994        20
Gaming assets:
 Hollywood Park-
 Casino--
 Inglewood, CA...   1994        23
Other assets:
 Hollywood Park
 Golf and Sports
 Center--
 Inglewood, CA...   1992        23
 Turf Paradise
 Trailer Park--
 Phoenix, AZ.....   1994        12
Land and land
improvements.....
Buildings and
building
improvement......
Furniture and
equipment........
Construction in
progress.........
 Total...........

----
(a) The Company presently has an open letter of credit in the amount of $2,035,000 under the Bank Credit Facility, which is secured by the assets presented here.
(b) The initial cost as of January 1, 1996. Historical cost information related to the initial construction of the Hollywood Park Race Track in 1938 is not available. Hollywood Park is currently seeking shareholder approval of the Reorganization Amendments to enable Hollywood Park to reorganize into a real estate investment trust and an operating company; thereby creating the requirement for inclusion of Schedule III. If the Reorganization is completed, the date of completion of the Reorganization will be used for purposes of determining the initial cost in future presentations of this schedule.

                                BOOMTOWN, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Boomtown, Inc.

  We have audited the accompanying consolidated balance sheets of Boomtown, Inc. (the "Company") as of September 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boomtown, Inc. at September 30, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                              Ernst & Young LLP

Reno, Nevada
November 15, 1996, except
 for the first paragraph of
 Note 13 as to which the
 date is November 18, 1996

                                 BOOMTOWN, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                SEPTEMBER 30,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
                           ASSETS
                           ------
Current Assets:
  Cash and cash equivalents (including restricted cash of
   approximately $2.4 million as of September 30, 1995)...... $ 23,101 $ 20,775
  Accounts receivable, net...................................      942      924
  Income taxes receivable....................................    1,815    1,508
  Inventories................................................    1,725    2,715
  Prepaid expenses...........................................    7,333    7,025
  Other current assets.......................................    1,762      765
                                                              -------- --------
    Total current assets.....................................   36,678   33,712
  Property, plant and equipment, net.........................  145,330  150,955
  Goodwill, net..............................................    6,267    6,644
  Investment in lease, net...................................        0   13,077
  Notes receivable from a related party......................    8,683   27,294
  Other assets...............................................    9,030    7,516
                                                              -------- --------
                                                              $205,988 $239,198
                                                              ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

Current Liabilities:
  Accounts payable........................................... $  3,812 $  3,747
  Accrued compensation.......................................    3,611    2,930
  Other accrued liabilities..................................    8,823    9,740
  Accrued interest payable...................................    5,005    4,959
  Income taxes payable.......................................      751      506
  Current portion of long-term debt..........................    5,032    2,948
                                                              -------- --------
    Total current liabilities................................   27,034   24,830
  Long-term debt (net of unamortized discount of
   approximately $2.5 million and $2.7 million as of
   September 30, 1996 and 1995, respectively)................  103,729  106,547
  Deferred income taxes......................................    3,183    1,621
  Deferred gain on sale leaseback............................      112      213
  Minority interest..........................................    1,542      741
  Commitments and contingencies (see Note 7 and Note 13).....      --       --

Stockholders' equity:
  Common stock, $0.01 par value, 20,000,000 shares
   authorized, 9,266,193 and 9,233,074 issued and
   outstanding as of September 30, 1996 and 1995,
   respectively, net of a note receivable from a stockholder
   of $221,000..............................................  103,653   103,453
  Retained earnings (deficit)...............................  (33,265)    1,793
                                                             --------  --------
    Total stockholders' equity..............................   70,388   105,246
                                                             --------  --------
                                                             $205,988  $239,198
                                                             ========  ========

                            See accompanying notes.

                                 BOOMTOWN, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           NINE MONTHS ENDED
                             YEARS ENDED SEPTEMBER 30,         JUNE 30,
                             ----------------------------  ------------------
                               1996      1995      1994      1997      1996
                             --------  --------  --------  --------  --------
                                                              (UNAUDITED)
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.................... $188,368  $189,306  $ 76,326  $144,353  $139,350
  Family entertainment
   center...................    6,300     6,387     3,656     4,035     4,426
  Food and beverage.........   16,314    15,613     7,973    13,036    12,293
  Hotel and recreational
   vehicle park.............    7,289     6,584     3,082     5,666     5,479
  Showroom..................      823       440       329       623         0
  Truck stop, service
   station and mini-mart....   14,401    10,811    10,858     9,901     9,815
  Other income..............    2,547     2,626     1,151     1,490     2,816
                             --------  --------  --------  --------  --------
                              236,042   231,767   103,375   179,104   174,179
                             --------  --------  --------  --------  --------
EXPENSES:
  Gaming....................   73,479    73,233    30,818    58,667    57,166
  Gaming equipment leases...    6,716     5,811       412     3,299     5,041
  Family entertainment
   center...................    3,332     3,274     1,762     2,550     2,553
  Food and beverage.........   19,213    17,639     8,179    17,159    14,271
  Hotel and recreational
   vehicle park.............    3,002     3,168     1,706     2,545     2,401
  Showroom..................      683       308     2,130       426         0
  Truckstop, service station
   and mini-mart............   13,038     9,722     9,661     9,037     8,929
  Marketing and promotion...   22,439    19,593     7,524    19,154    16,993
  General and
   administrative...........   70,620    75,296    25,760    47,494    49,642
  Pre-opening expenses......        0         0    15,787         0         0
  Discontinued projects,
   merger costs ............    1,603     6,054         0     1,802       920
  Loss on sale of Boomtown
   Las Vegas................   36,563         0         0     1,271    36,563
  Depreciation and
   amortization.............   10,618    10,422     5,891    11,636     8,135
                             --------  --------  --------  --------  --------
                              261,306   224,520   109,630   175,040   202,614
                             --------  --------  --------  --------  --------
Income (loss) from
 operations.................  (25,264)    7,247    (6,255)    4,064   (28,435)
Interest expense, net of
 capitalized interest.......  (13,838)  (13,434)   (5,632)  (10,439)  (10,362)
Interest and other income...    4,193     3,081     2,624     2,355     2,346
Loss on marketable
 securities.................        0         0    (1,691)        0         0
Gain (loss) on sale of
 assets.....................        0         0         0      (109)      240
                             --------  --------  --------  --------  --------
Loss before minority
 interests , extraordinary
 item and income taxes......  (34,909)   (3,106)  (10,954)   (4,129)  (36,211)
Minority interests..........      645     1,105       352       (96)      878
                             --------  --------  --------  --------  --------
Loss before extraordinary
 item and income taxes......  (34,264)   (2,001)  (10,602)   (4,225)  (35,333)
Income tax expense
 (benefit)..................      794       876    (2,779)   (2,103)      (50)
                             --------  --------  --------  --------  --------
Loss before extraordinary
 item.......................  (35,058)   (2,877)   (7,823)   (2,122)  (35,283)
Extraordinary loss, net of
 tax effect.................        0         0      (229)   (8,420)        0
                             --------  --------  --------  --------  --------
Net loss.................... $(35,058) $ (2,877) $ (8,052) $(10,542) $(35,283)
                             ========  ========  ========  ========  ========
Per common share:
  Income (loss) before
   extraordinary item....... $  (3.79) $  (0.31) $  (0.90) $  (0.21) $  (3.82)
                             ========  ========  ========  ========  ========
  Extraordinary loss........ $   0.00  $   0.00  $  (0.03) $  (0.86) $   0.00
                             ========  ========  ========  ========  ========
  Net loss.................. $  (3.79) $  (0.31) $  (0.93) $  (1.07) $  (3.82)
                             ========  ========  ========  ========  ========
Number of common shares.....    9,248     9,228     8,690     9,830     9,243
                             ========  ========  ========  ========  ========

                            See accompanying notes.

                                 BOOMTOWN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                       COMMON STOCK     RETAINED       TOTAL
                                    ------------------- EARNINGS   STOCKHOLDERS'
                                    SHARES(#) AMOUNT($) (DEFICIT)     EQUITY
                                    --------- --------- ---------  -------------
                                                  (IN THOUSANDS)
BALANCES, SEPTEMBER 30, 1993.......   8,506   $ 88,313  $ 12,722     $101,035
  Issuance of common stock
   warrants........................       0      2,995         0        2,995
  Employer 401(k) contributions....       4         75         0           75
  Common stock issued for
   additional interest in Blue
   Diamond Hotel & Casino, Inc.
   (Boomtown Las Vegas)............     714     11,964         0       11,964
  Net loss.........................       0          0    (8,052)      (8,052)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1994.......   9,224    103,347     4,670      108,017
  Employer 401(k) contributions....       9        105         0          105
  Net loss.........................       0          0    (2,877)      (2,877)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1995.......   9,233    103,452     1,793      105,245
  Employer 401(k) contributions....      33        200         0          200
  Net loss.........................       0          0   (35,058)     (35,058)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1996.......   9,266   $103,652  $(33,265)    $ 70,387
                                      =====   ========  ========     ========


                            See accompanying notes.

                                 BOOMTOWN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                             NINE MONTHS ENDED
                               YEARS ENDED SEPTEMBER 30,         JUNE 30,
                              -----------------------------  ------------------
                                1996      1995      1994       1997      1996
                              --------  --------  ---------  --------  --------
                                                                (UNAUDITED)
                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss..................  $(35,058) $ (2,877) $  (8,052) $(10,542) $(35,283)
  Adjustments to reconcile
   net loss to net cash
   provided by (used in)
   operating activities:
  Lease expense recorded in
   exchange for limited
   partnership interest.....     1,500     2,000        389         0     1,500
  Minority interests........      (645)   (1,105)      (351)   (1,542)     (878)
  Gain (loss) on sale of
   property, plant and
   equipment................       191       164        (57)      117         0
  Depreciation and
   amortization.............    10,618    10,422      5,891    11,638     8,135
  Loss on sale of Boomtown
   Las Vegas................    36,563         0          0     1,271    36,563
  Deferred income taxes.....     2,598     1,614     (4,145)    2,028     1,199
  Changes in operating
   assets and liabilities:
   Accounts receivable,
    net.....................      (256)      397     (1,011)      228         0
   Income taxes receivable..      (440)   (1,508)         0     1,561    (1,604)
   Inventories..............       154       301     (2,453)      (28)      275
   Prepaid expenses.........      (208)       93     (4,971)    2,041     1,319
   Accounts payable, net....       149    (5,406)     7,950      (308)      377
   Income taxes payable.....       330        24        213    (8,611)    1,096
   Accrued compensation.....       681     1,320        631     1,189    (1,397)
   Other accrued
    liabilities.............    (1,048)    4,189      4,467     2,966        57
   Accrued interest
    payable.................         0         0          0    11,938         0
   Discount on bonds........         0         0          0     2,448         0
   Other changes, net.......    (1,278)      312      1,318    (4,199)   (1,163)
                              --------  --------  ---------  --------  --------
   Net cash provided by
    (used in) operating
    activities..............    13,851     9,940       (181)   12,195    10,195
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Proceeds from sale of
   property, plant and
   equipment................       215     7,953     17,464         0       406
  Additions to property,
   plant and equipment......    (5,679)  (15,146)  (114,729)   (9,718)   (7,168)
  Payments for future
   development costs........         0     1,871     (1,775)        0         0
  Loans to related parties..         0         0     (7,794)        0         0
  Payments for purchase of
   land option at Biloxi
   property.................         0         0          0      (200)        0
  Change in construction
   related payables.........       (84)   (1,472)       680         0       (16)
                              --------  --------  ---------  --------  --------
   Net cash used in
    investing activities....    (5,548)   (6,794)  (106,154)   (9,918)   (6,779)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from short-term
   borrowings...............         0     5,000          0         0         0
  Repayment of short-term
   borrowings...............         0    (5,000)         0         0         0
  Prepaid property lease....    (2,480)        0          0         0    (2,480)
  Proceeds from long-term
   debt.....................       377     8,794    100,240     1,381     2,457
  Payment of long-term
   debt.....................    (3,874)   (2,363)      (107)   (6,548)   (2,581)
  Distributions to minority
   interests................         0      (193)         0         0         0
                              --------  --------  ---------  --------  --------
   Net cash (used in)
    provided by financing
    activities..............    (5,977)    6,238    100,133    (5,167)   (2,605)
                              --------  --------  ---------  --------  --------
Increase (decrease) in cash
 and cash equivalents.......     2,326     9,384     (6,202)   (2,890)      812
Cash and cash equivalents at
 the beginning of the
 period.....................    20,775    11,391     17,593    23,101    20,775
                              --------  --------  ---------  --------  --------
Cash and cash equivalents at
 the end of the period......  $ 23,101  $ 20,775  $  11,391  $ 20,211  $ 21,587
                              ========  ========  =========  ========  ========

                            See accompanying notes.

                                BOOMTOWN, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CONSOLIDATION--The consolidated financial statements include the accounts of Boomtown, Inc. (the "Company" or "Boomtown"), a Delaware corporation and all of its controlled subsidiaries and partnerships. The significant operating subsidiaries include gaming operations in Reno, Las Vegas ("Blue Diamond"), Biloxi ("Mississippi Partnership") and New Orleans ("Louisiana Partnership"). All significant intercompany accounts and transactions have been eliminated.

  INTERIM FINANCIAL INFORMATION--The interim financial information is unaudited. In the opinion of management, all adjustments considered necessary for a fair presentation of the consolidated results of operations and consolidated cash flows for the nine months ended June 30, 1997 and 1996, have been included. All adjustments to the interim financial information were of a normal recurring nature and consistent with the adjustments made in the consolidated financial statements for the fiscal years ended September 30, 1994, 1995, and 1996, respectively. The Company's operations are seasonal and thus operating results for the nine months ended June 30, 1997 should not be considered indicative of the results that may be expected for the fiscal year ending September 30, 1997.

  BOOMTOWN'S MERGER WITH HOLLYWOOD PARK, INC. ("HOLLYWOOD PARK")--On April 23, 1996, Boomtown entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hollywood Park relating to the strategic combination of Hollywood Park and Boomtown. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Boomtown would become a wholly owned subsidiary of Hollywood Park (the "Merger"). Pursuant to the Merger Agreement, at the effective date of the Merger (the "Effective Date"), each issued and outstanding share of Boomtown Common Stock will be converted into the right to receive 0.625 (the "Exchange Ratio") of a share of Hollywood Park Common Stock. The Merger is intended to be structured as a tax-free reorganization for income tax purposes and will be accounted for as a purchase for financial reporting purposes.

  USE OF ESTIMATES--The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates.

  CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist of cash on hand and in banks, interest bearing deposits and highly liquid investments with original maturities of three months or less. Cash equivalents are carried at cost which approximates market. The Company paid interest of approximately $107,000 (net of $5,895,000 capitalized), $13,111,000 (net of $701,000 capitalized), and $13,793,000 (none capitalized) and income taxes of approximately $1,089,000, $746,000, and $688,500 during the years ended September 30, 1994, 1995 and 1996, respectively. Long-term debt incurred for the purchase of property and equipment during the years ended September 30, 1994, 1995 and 1996 amounted to approximately $6,296,000, $1,677,000 and
$2,763,000, respectively.

  CONCENTRATIONS OF CREDIT RISK--The Company places its cash in short-term investments which potentially subject the Company to concentrations of credit risk. Such investments are made with financial institutions having a high credit quality and are collateralized by securities issued by the United States Government and other investment grade securities.

  INVENTORIES--Inventories consist primarily of fuel and petroleum products, food and beverage stock and hotel linens, uniforms and supplies and are stated at the lower of cost (determined using the first-in, first-out method) or market.

                                BOOMTOWN, INC.

  DEPRECIATION AND AMORTIZATION--Depreciation and amortization of property, plant and equipment is provided on the straight-line method over the lesser of the estimated useful lives of the respective assets or the lease term. The estimated useful lives for each class of property, plant and equipment are as follows:

     Buildings and improvements..................................... 20-35 years
     Furniture and fixtures.........................................  7-10 years
     Gaming equipment...............................................  5-10 years
     Outdoor signs.................................................. 10-20 years
     Other assets...................................................  3-15 years

  In connection with the Swap Agreement (see Note 4) Blue Diamond's property and equipment were written down to net realizable value as of September 30, 1996.

  INTANGIBLES--Goodwill relates to the acquisition of the Reno property in 1988 and the investment in lease (at September 30, 1995) which resulted when the Company purchased the remaining 50% ownership interest in Blue Diamond (Note 4). Also, as more fully discussed in Note 4, Blue Diamond had an option to purchase the Resort during a period of six months beginning in May 1996, and ending in November 1996. However, through execution of the "Swap Agreement" as discussed in Note 4, Roski and Boomtown entered into an agreement to terminate the "Property Lease", whereby Boomtown would immediately cease operations of the Blue Diamond Resort simultaneous with the closing of Boomtown's merger with Hollywood Park, Inc., as previously discussed. As a result of the Swap Agreement, the investment in lease was expensed in fiscal 1996. Additional goodwill was recorded subsequent to September 30, 1996, related to the Company's purchase of the minority partner's interest in the Louisiana Partnership in December 1996 (Note 13) (unaudited). Goodwill is being amortized on the straight-line method over twenty-five years. Accumulated amortization at September 30, 1995 and 1996 was approximately $3,314,000 and $3,145,000, respectively.

  The carrying value of intangibles is periodically evaluated by management and if facts and circumstances (including undiscounted cash flows) indicate an impairment, the amount is reduced and an impairment loss is recorded.

  GAMING REVENUES AND PROMOTIONAL ALLOWANCES--In accordance with industry practice, the Company recognizes as gaming revenues the net win from gaming activities, which is the difference between gaming wins and losses. Revenues in the accompanying consolidated statements of operations exclude the retail value of rooms, food and beverage and other promotional allowances provided to customers without charge.

  The estimated costs of providing such promotional allowances have been classified as gaming operating expenses through interdepartmental allocations as follows (in thousands):

                                                          YEARS ENDED SEPTEMBER
                                                                   30,
                                                          ----------------------
                                                           1994   1995    1996
                                                          ------ ------- -------
     Food and beverage................................... $5,433 $11,638 $12,746
     Hotel...............................................    172     400     299
     Other...............................................     43     167     210
                                                          ------ ------- -------
     Total............................................... $5,648 $12,205 $13,255
                                                          ====== ======= =======

  STOCK BASED COMPENSATION--The Company accounts for its stock option plans in accordance with the provisions of the Accounting Principles Board's Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees". In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock Based Compensation". SFAS 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. The Company expects to continue

                                BOOMTOWN, INC.

to account for its stock plans in accordance with APB 25. Accordingly, SFAS 123 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

  ADVERTISING COSTS--Advertising costs are expensed as incurred. Advertising expenses for the years ended September 30, 1994, 1995 and 1996 totaled approximately $2.6 million, $6.7 million and $6.3 million, respectively.

  FUTURE DEVELOPMENT COSTS--The Company capitalizes costs associated with new gaming projects until 1) the project is no longer considered viable and the costs are expensed or 2) the likelihood of the project is relatively certain and the costs are reclassified to pre-opening and expensed when operations commence. During the year ended September 30, 1995, the Company expensed approximately $6.1 million of future development costs. During fiscal 1996, future development costs were approximately $1.6 million and included costs associated with its pending merger with Hollywood Park, Inc. and its proposed gaming project in the state of Indiana. These amounts are classified as discontinued projects and future development costs in the accompanying statements of operations.

  PRE-OPENING EXPENSES--Pre-opening expenses were associated with the acquisition, development and opening of the Company's new casino resorts. These amounts were expensed in fiscal 1994, when the casinos commenced operations and include items that were capitalized as incurred prior to opening and items that are directly related to the opening of the property and are non-recurring in nature.

  INCOME TAXES--The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to record deferred income taxes for temporary differences that are reported in different years for financial reporting and for income tax purposes and classifies deferred tax liabilities and assets into current and non-current amounts based on the classification of the related assets and liabilities.

  EXTRAORDINARY LOSS (UNAUDITED)--Boomtown recorded an extraordinary loss of approximately $14.2 million (approximately $8.4 million net of tax effect) in the period ended June 30, 1997, related to the tender and consent cost (approximately $9.0 million) and the write off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the 11.5% First Mortgage Notes (Note 5).

  MINORITY INTEREST--Minority interest represents the minority limited partners' proportionate share of the equity and operations of the consolidated partnerships.

  NET LOSS PER SHARE--Net loss per share is computed using the weighted average number of shares of Common Stock outstanding and common equivalent shares from stock options and warrants are excluded from the computation because their effect is antidilutive.

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

  Fully diluted loss per share amounts are the same as primary per share amounts for the periods presented.

  RECLASSIFICATIONS--Certain reclassifications have been made to the 1994, 1995 and 1996 consolidated financial statements to conform to the 1997 presentation.

                                BOOMTOWN, INC.

2. ISSUANCE OF COMMON STOCK AND WARRANTS

  During October 1992, the Company sold 2,901,786 shares of common stock in an initial public offering which generated net proceeds of approximately $26 million after deducting underwriting discounts and expenses. In addition, a stockholder of the Company (the "Selling Stockholder") sold 835,714 shares of common stock in the public offering and received proceeds to repay a subordinated term note and $2 million to redeem all of its outstanding preferred stock held by the Selling Stockholder.

  In connection with the Company's initial public offering, the Company sold to the underwriters for an aggregate of $25,000, warrants to purchase 162,500 shares of the Company's common stock at $12 per share. The warrants expire October 1997 and 50% became exercisable in October 1993 and the remaining 50% became exercisable in October 1994. At any time after October 1994 and prior to the expiration of the warrants, the holders have a one time right to demand a registration of the underlying shares, with expenses of such registration to be paid by the Company.

  During June 1993, the Company sold 2,223,380 shares of common stock in a public offering which generated net proceeds of approximately $57.2 million after deducting underwriting discounts and expenses. The proceeds were used to fund a portion of the construction costs of the new gaming facilities and for general corporate purposes. In addition, a stockholder of the Company sold 1,686,620 shares of common stock in the public offering and received proceeds, net of underwriting discounts, of $43.9 million.

  During November 1993, in connection with the placement of the First Mortgage Notes (Note 5), the Company issued 472,500 warrants to purchase Common Stock at $21.19 per share. The warrants became exercisable on December 10, 1993, and expire on November 1, 1998.

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following (in thousands):

                                                                SEPTEMBER 30,
                                                              -----------------
                                                                1995     1996
                                                              -------- --------
     Buildings and improvements.............................. $102,979 $105,097
     Equipment...............................................   24,834   29,834
     Boat....................................................   18,925   18,925
     Land and land improvements..............................   17,397   17,690
     Furniture and fixtures..................................   13,166   13,428
     Construction-in-progress................................    1,631    1,370
                                                              -------- --------
                                                               178,932  186,344
     Less accumulated depreciation and amortization..........   27,977   35,949
     Write-down of assets in connection with the Swap
      Agreement (see Note 4).................................        0    5,065
                                                              -------- --------
                                                              $150,955 $145,330
                                                              ======== ========

  The construction-in-progress amounts at September 30, 1995 and 1996, relate primarily to the costs associated with the on-going construction of the land-based facility in Harvey, Louisiana.

  Amortization of leased assets is included in depreciation and amortization expense.

                                BOOMTOWN, INC.

4. RELATED PARTY TRANSACTIONS

  STOCKHOLDER NOTE--The note receivable from a stockholder was issued in connection with the stockholder's purchase of the Company's common stock and therefore has been presented as a reduction of stockholders' equity in the accompanying consolidated balance sheets. This note, as amended, bears interest at 6% with interest and principal payable in four annual installments commencing April 7, 1998.

  IVAC NOTE--Prior to the commencement of operations at Boomtown Las Vegas, the Company loaned IVAC, a California general partnership controlled by Edward
P. Roski ("Roski") and a member of the Company's Board of Directors (the "Stockholder"), approximately $27.3 million (the "IVAC Notes") for purposes of constructing the Blue Diamond Resort (the "Resort"). One of the notes has a principal balance of $7.5 million and the other note, a variable principal note, has a principal balance of $19.8 million at September 30, 1995 and 1996, and both notes bear interest at 10%. These notes were written down to their net realizable value under the Swap Agreement of approximately $8.5 million at September 30, 1996. The IVAC Notes are secured by separate deeds of trust on the resort, which deeds of trust are subordinate to separate deeds of trust securing Blue Diamond and the Company's obligations in connection with the Indenture. As defined in the terms of the IVAC Notes, interest became payable upon commencement of Blue Diamond's Las Vegas operations. Interest income related to the IVAC Notes amounted to approximately $2,729,000 during the years ended September 30, 1995 and 1996, respectively and offsets a portion of the rent discussed in the following paragraph. Interest receivable from IVAC amounted to approximately $227,000 at September 30, 1995 and 1996.

  Prior to commencing gaming operations at the Las Vegas site on May 20, 1994, the Company owned 50% of Blue Diamond and the Stockholder owned the remaining 50% of Blue Diamond. After commencement of operations of Blue Diamond, the Company exercised its option to purchase all of the stockholder's ownership interest in Blue Diamond for 714,286 shares of the Company's common stock. Blue Diamond is leasing the resort from IVAC for an initial term of five years with certain renewal options in certain very limited circumstances. Blue Diamond had an option to purchase the resort from IVAC exercisable during a period of six months beginning in May 1996, in exchange for, at IVAC's option, either 1) shares of the Company's common stock (which would be at a minimum of
2.5 million shares) or 2) cash (which amount would be a minimum of $33 million). At the time of exercise, the investment in lease would be capitalized as a part of the resort purchase price. In addition, the Company's loans to IVAC including accrued interest (preceding paragraph) would be capitalized as part of the resort purchase price.

  TERMINATION OF LAS VEGAS PROPERTY LEASE--On August 12, 1996, Boomtown, Blue Diamond, Hollywood Park, Roski, IVAC and Majestic Realty entered into the Blue Diamond Swap Agreement (the "Swap Agreement") pursuant to which the parties agreed that, upon consummation of the Merger, and contingent upon the closing of the Merger, Boomtown and Blue Diamond (or any transferee thereof as set forth in the Swap Agreement) would exchange their entire interest in the Blue Diamond Resort (the "Resort") (including the IVAC Loans), and effectively transfer all interest in the Resort to Roski, in exchange for a $5.0 million unsecured promissory note (the "First Note") and will have an unsecured promissory note (the "Second Note") equal in amount to the note to be issued by Hollywood Park to Roski for the purchase of his Boomtown Common Stock referred to in a following paragraph (valued at approximately $3.5 million) and assumption by Roski, IVAC or an affiliate of certain liabilities (the "Swap"). The First Note has an interest rate equal to the prime rate plus one and one half percent (1.5%) per annum and will provide for annual principal payments of one million dollars ($1,000,000) plus accrued interest and maturing on the date that is five years after the Exchange Date (as such term is defined in the Swap Agreement). The Second Note will have an interest rate equal to the prime rate plus one-half percent (.5%) per annum and will provide for a payment of all principal plus accrued interest on the date that is three
(3) years after the Exchange Date. Consummation of the Swap is subject to obtaining all necessary Governmental approvals, including gaming approval.

                                BOOMTOWN, INC.

  In exchange for its interest in the Resort, the Company will receive notes from Roski payable to Boomtown with an estimated value totaling $8.5 million, an estimated cash payment of $2.1 million, release from lease obligations under the Resort lease, Roski's assumption of certain liabilities and note obligations totaling approximately $3.8 million and the ongoing expenses of the Resort. Additionally, Roski will assume all operating leases including any residual balances due under such leases. The Swap Agreement requires approvals from applicable gaming authorities and Boomtown intends to seek the consent of the holders of a majority of the outstanding principal amount on the Notes where defined. The Swap would be effected immediately following the Merger which is expected to be completed by the end of the first quarter of calendar 1997.

  In accordance with the terms of the Swap Agreement, with certain exceptions set forth in the Swap Agreement, the Company will continue to operate the property until consummation of the Merger. Boomtown and Blue Diamond will be responsible for the liabilities of the Resort prior to the Swap and Roski will be responsible for the liabilities of the Resort subsequent to the Swap. In addition, Roski will resign from Boomtown's Board of Directors, effective as of the Exchange Date. Subject to certain conditions set forth in the Swap Agreement, the Swap may be effectuated through any structure agreed upon by Boomtown and Hollywood Park. If the Swap were not consummated for any reason, Boomtown would continue to operate the property through the expiration of the lease term in July 1999, and the IVAC Notes would be required to be repaid to Boomtown at such time.

  Additionally, on August 12, 1996, Hollywood Park and Roski further entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Hollywood Park will, concurrently with the Swap, purchase the stock in Boomtown held by Roski ("Roski Stock") for its market price on the date of the Swap (estimated to be $3.5 million). The purchase price will be paid through the issuance of an unsecured promissory note having an interest rate equal to the prime rate plus one percent (1%) per annum and providing for four equal annual principal payments plus accrued interest and maturing on the date that is four years after the Exchange Date. The Stock Purchase Agreement may also be terminated by Hollywood Park in the event that Boomtown and Hollywood Park, in accordance with the provisions set forth in the Swap Agreement, elect to utilize a structure to effect the Swap which would require Roski to retain the Roski Stock.

  The Company took a non-cash, pre-tax charge of $36.6 million related to the Swap Agreement. The charge is comprised of the write-off of the Company's investment in lease of $12.7 million, an $18.9 million write-down of the related party notes receivable to $8.5 million and the write-down of the remaining net assets less the liabilities assumed by Roski of $5.0 million. In the event that the actual amount of the Second Note is less than $3.5 million the Company will incur an additional loss on the sale of Blue Diamond.

  The Company owns an 85% interest in the Mississippi Partnership. As a result of executing a lease for the property upon which the Mississippi Partnership's Biloxi, Mississippi gaming facility is located (Note 7), a 15% limited partnership interest was transferred to an individual (the "Lessor") in lieu of base rent payments for the first two years. After three years of operation, either the Company or the Lessor may exercise an option to convert the Lessor's ownership interest into the Company's common stock or cash, at the option of the Lessor, at an amount calculated per the agreement which is based upon a multiple of earnings.

  The Company owned a 92.5% interest in the Louisiana Partnership. The remaining 7.5% limited partnership interest was owned by the Lessor identified in the preceding paragraph (the "Partner").

  Quarterly distributions to all partners will be required in both the Mississippi Partnership and the Louisiana Partnership based upon the pro-rata share of cash flows generated, as defined. Subsequent to year-end Boomtown entered into an agreement to purchase the Partner's 7.5% Louisiana Partnership interest (see Note 13).

                                BOOMTOWN, INC.

5. LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                              SEPTEMBER 30,
                                                            -----------------
                                                              1995     1996
                                                            -------- --------
     11.5% first mortgage notes (net of unamortized
      discount of approximately $2.7 million and $2.4
      million as of September 30, 1995 and 1996,
      respectively)........................................ $100,842 $101,052
     13% note payable......................................    4,336    3,227
     Capital lease obligations.............................    1,126    2,734
     11.5% notes payable...................................    2,431    1,300
     12.25% note payable...................................      760      448
                                                            -------- --------
                                                             109,495  108,761
     Less amounts due within one year......................    2,948    5,032
                                                            -------- --------
                                                            $106,547 $103,729
                                                            ======== ========

  On November 24, 1993, the Company completed the private placement of $103.5 million of 11.5% First Mortgage Notes Due November 2003 (the "Notes"). Interest on the Notes is payable semi-annually. The Notes will be redeemable at the option of the Company, in whole or in part, on or after November 1, 1998, at a premium to the face amount ($103.5 million) which decreases on each subsequent anniversary date, plus accrued interest to the date of redemption. The Notes are secured by substantially all of the Company's assets.

  The Indenture governing the Notes places certain business, financial and operating restrictions on the Company and its subsidiaries including, among other things, the incurrence of additional indebtedness, issuance of preferred equity interests and entering into operating leases; limitations on dividends, repurchases of capital stock of the Company and redemptions of subordinated debt; limitations on amending existing partnership and facility construction agreements; and limitations on the use of proceeds from the issuance of the Notes.

  The 13%, 11.5% and 12.25% notes payable are secured by property, plant and equipment with net book values of approximately $17,296,000, $2,922,000 and $718,000, at September 30, 1996. The notes mature in January 1999, September 1997, and January 1998, respectively.

  The capital lease obligations are secured by equipment with a net book value of $3,632,000 at September 30, 1996. The capital lease obligations mature between September 1997 and January 1998.

  Principal maturates of long-term debt by fiscal year as of September 30, 1996 are as follows (in thousands):

     1997.............................................................. $  5,032
     1998..............................................................    2,084
     1999..............................................................      593
     2000..............................................................        0
     2001..............................................................        0
     Thereafter........................................................  103,500
                                                                        --------
                                                                        $111,209
                                                                        ========

                                BOOMTOWN, INC.

6. INCOME TAXES

  The (benefit) provision for income taxes consists of the following (in thousands):

                                                       YEARS ENDED SEPTEMBER
                                                                30,
                                                       -----------------------
                                                        1994     1995    1996
                                                       -------  -------  -----
     Current:
       Federal........................................ $   947  $(1,805) $(669)
       State..........................................     195      768    870
                                                       -------  -------  -----
                                                         1,142   (1,037)   201
       Deferred (primarily federal)...................  (3,921)   1,913    593
                                                       -------  -------  -----
                                                       $(2,779) $   876  $ 794
                                                       =======  =======  =====

  The difference between the Company's (benefit) provision for income taxes as presented in the accompanying consolidated statements of operations and a provision (benefit) for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax earnings (loss):

                                                         YEARS ENDED
                                                        SEPTEMBER 30,
                                                      ---------------------
                                                      1994    1995    1996
                                                      -----   -----   -----
     Income tax (benefit) provision at the statutory
      rate........................................... (34.0)% (34.0)% (34.0)%
     Goodwill amortization...........................   1.6     8.3     0.8
     Meals and entertainment.........................   1.3    17.5     0.4
     Loss on investments.............................   5.4     0.0     0.0
     Loss on sale of Blue Diamond....................   0.0     0.0    31.7
     State income taxes, net of federal benefit......  (1.4)   41.0     1.8
     Merger costs....................................   0.0     0.0     1.3
     Operating loss benefit limitation...............   0.0     8.0     0.0
     Others, net.....................................   0.9     3.0     0.3
                                                      -----   -----   -----
                                                      (26.2)%  43.8 %   2.3 %
                                                      =====   =====   =====

                                BOOMTOWN, INC.

  The significant components of the deferred income tax assets and liabilities included in the accompanying consolidated balance sheets are as follows (in thousands):

                                                             SEPTEMBER 30,
                                                            -----------------
                                                             1995      1996
                                                            -------  --------
     Deferred income tax assets:
       Pre-opening costs, net of amortization.............. $ 3,768  $  2,607
       Compensation accrued for stock appreciation rights
        and stock option plans.............................   1,062     1,062
       Loss on sale of Blue Diamond........................       0     1,722
       Alternative minimum tax credit carryforwards........     887     1,071
       Capital loss carryforwards..........................     575     6,911
       Operating loss carryforwards........................     160       160
       Merger expenses.....................................       0       402
       Accrued expenses....................................   1,410     1,829
       Less valuation allowance--loss carryforwards and
        merger expenses....................................    (735)   (7,473)
                                                            -------  --------
         Total deferred income tax assets..................   7,127     8,291
                                                            -------  --------
     Deferred income tax liabilities:
       Excess of book basis over tax basis of assets
        acquired...........................................  (3,232)   (3,187)
       Depreciation........................................  (3,692)   (5,466)
       Prepaid expenses....................................  (1,322)   (1,101)
       State deferreds.....................................      (0)     (249)
                                                            -------  --------
         Total deferred income tax liabilities.............  (8,246)  (10,003)
                                                            -------  --------
       Net deferred income tax liability................... $(1,119) $ (1,712)
                                                            =======  ========

7. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES--The Company and its subsidiaries lease facilities, billboards and certain equipment under noncancelable operating lease arrangements with terms in excess of one year. The aggregate future minimum annual rental commitments as of September 30, 1996 under operating leases having noncancelable lease terms in excess of one year are as follows (in thousands):

                                                           RELATED PARTY
                                                             (NOTE 4)     OTHER
                                                           ------------- -------
     1997.................................................    $ 5,429    $10,257
     1998.................................................      5,429      3,437
     1999.................................................      3,456      1,568
     2000.................................................          0        451
     2001.................................................          0        340
     Thereafter...........................................          0        871
                                                              -------    -------
                                                              $14,314    $16,924
                                                              =======    =======

  TERMINATION OF LAS VEGAS PROPERTY LEASE--As more fully discussed in Note 4 the Company entered into the Swap Agreement pursuant to which Boomtown will be released from its obligations under the Resort Lease.

  BARGE LEASE--The Mississippi Partnership sold the barge in Biloxi, Mississippi and the building upon the barge housing the casino to HFS Gaming Corporation ("HFS"), a Delaware corporation. $2.4 million of the

                                BOOMTOWN, INC.

$11 million sales price was held by the Company to be used for the development and construction at the Mississippi casino site. Simultaneously with the sale, the Mississippi Partnership leased the barge and building for 25 years and was granted the option to purchase the leased asset for fair market value at the end of the lease or upon the occurrence of certain events as defined in the lease agreement. In the event of default by the Mississippi Partnership, HFS may terminate the lease or require the Mississippi Partnership to repurchase the assets for fair market value. HFS agreed to provide certain marketing services for the Mississippi Partnership. The Mississippi Partnership will pay HFS aggregate rent under the lease and payments for services under the marketing agreement equal to approximately 20% of the annual adjusted earnings before interest, taxes, depreciation and amortization, as defined, for the Partnership (including the proposed hotel). As the lease payments represent contingent rentals, they are excluded from the future minimum annual rental commitments schedule above. HFS subsequently transferred its contractual rights to National Gaming Corporation, Inc. ("NGC").

  In November 1995, Boomtown executed an agreement with NGC whereby the $2.4 million was returned to NGC in return for reduction of the EBITDA distributions from 20% to 16% . The $2.4 million is included on the accompanying balance sheet as a component of other assets and it is being amortized on the straight-line method over the remaining lease term. Additionally, the Company secured an option to buy the barge from NGC as well as to buy out the EBITDA participation at a cost approximating the original investment made by HFS less the $2.4 million that was paid. The option terminates on March 31, 1997, but is renewable for an additional two years for $100,000 a year. Upon exercise of the barge and building purchase option, the remaining unamortized balance of the $2.4 million will be capitalized as a component of the purchase price. (See note 13 below.)

  TIDELANDS LEASE--The Mississippi Partnership leases submerged tidelands at the casino site from the State of Mississippi. Annual rent is $525,000 and the term of the lease is ten years with a five-year option to renew. Rent in the second five-year period of the lease will be determined in accordance with Mississippi law. Annual rent in the five-year renewal term will be based on an appraisal obtained by the State of Mississippi.

  LAND LEASE WITH A RELATED PARTY--The Company signed an agreement to lease property through the Mississippi Partnership intended for the development, construction and operation of the Mississippi gaming facility. The Mississippi Partnership invested $2 million as a long-term deposit on the lease and committed to annual rentals of base rent (estimated at $2 million) and percentage rent (5% of adjusted gaming win over $25 million), plus $200,000 per year during the first ten years of the lease. The Mississippi Partnership exchanged a 15% interest with the lessor in lieu of base rent payments for the first two years. Rent expense is being charged to operations for the two year period and the lessor's limited partner capital account is being credited. The lease term is 99 years and is cancelable upon one year's notice.

  RENTAL EXPENSE--Included in the accompanying consolidated statements of operations, rental expense was approximately, $3,879,000 (including $389,000 in contingent rentals), $16,102,000 (including $511,000 in contingent rentals) and $19,243,000 (including $729,000 in contingent rentals) during the years ended September 30, 1994, 1995 and 1996, respectively. During the years ended September 30, 1994, 1995, and 1996, $2,418,000, $8,140,000 and $8,363,000,
respectively, of rental expense was with related parties.

  SELF-INSURANCE--The Company maintains a plan of partial self-insurance for medical and dental coverage for substantially all full-time employees and their dependents. Claims aggregating between $50,000 and $75,000 or more per individual during the policy year are fully covered by insurance. Management has established reserves considered adequate to cover estimated future payments on claims incurred through September 30, 1996.

  GAMING LICENSE REQUIREMENTS--In October 1994, the Mississippi Gaming Commission adopted a regulation that requires, as a condition of licensure or license renewal, for a gaming establishment's plan to include various expenditures including parking facilities and infrastructure facilities amounting to at least 25% of the casino cost.

                                BOOMTOWN, INC.

Although the Company believes they have satisfied this requirement, there can be no assurance the Mississippi Gaming Commission will not require further development on the casino site including hotel rooms and additional parking facilities. Additionally, there can be no assurance that the Partnership will be successful in completing such a project or that the Partnership would be able to obtain a waiver if the Partnership decides not to build.

8. FUNFLIGHT PROGRAM

  The Company operates a gaming junket program under the name Boomtown FunFlights. This program contracts with agents in various cities to book passengers on a chartered airplane for either overnight or "turn-around" flights to Boomtown Reno. The agents are paid a commission for each passenger booked. The passenger pays a nominal "boarding fee" which is recorded as revenue upon the passenger's arrival at the casino. The Company pays all costs associated with this program.

9. STOCK OPTION PLANS

  STOCK OPTION PLAN--On March 8, 1991, the Company's Board of Directors adopted a non-qualified stock option plan for officers and key employees (the "Option Plan"). The Option Plan authorized the grant of up to 198,744 shares of the Company's common stock. All available shares under the Option Plan were granted retroactive to October 1, 1989 to one individual at $.66 per share subject to certain contingent exercisability provisions. This option was amended in 1992, to provide full vesting and exercisability as of June 30, 1992, and it expires in March 2001.

  The Option Plan was amended and restated on September 10, 1992 to provide for the granting to employees of the Company of incentive stock options and for the granting of non-statutory stock options and stock purchase rights to employees and consultants of the Company. The options granted will be for various terms not exceeding ten years and will vest over periods determined at the date of grant. The exercise price for incentive stock options granted will be not less than the fair market value of the common stock at the date of grant. At September 30, 1996, the total number of shares reserved for issuance under the Option Plan is 1,892,066 of which options to purchase 1,726,742 shares have been granted at exercise prices ranging from $.66 to $6.25 per share. At September 30, 1996, options to purchase 586,992 shares of the Company's common stock at exercise prices ranging from $.66 to $6.25 per share were exercisable.

  During the year ended September 30, 1996 the Company's Board of Directors repriced certain non-executive options of the Option Plan totaling 165,000 shares to $9.00 from prices ranging from $11.50 to $20.75. Subsequently a repricing occurred concurrent with the Merger Agreement (April 23, 1996) whereby virtually all options outstanding, under the Option Plan as of such date were repriced to $6.25.

  1992 DIRECTORS' OPTION PLAN--On September 10, 1992, the Company's Board of Directors adopted a directors' option plan (the "Directors' Plan") whereby each non-employee director is granted an option to purchase 3,900 shares of the Company's' common stock upon joining the Board and an option to purchase 1,300 shares of common stock on each anniversary date thereafter during their tenure as a director. The options granted have a ten-year term and vest ratably over a three-year period. The exercise price is the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan may be exercised only (1) while the optionee director is serving as a director on the Company's Board, (2) within twelve months after termination by death or disability, or (3) within three months after termination as a director for any other reason. A total of 45,000 share have been granted under this plan at original exercise prices ranging from $4.88 to $26.50 per share. At September 30, 1996, options to purchase 19,064 shares of the Company's common stock at prices ranging from $12.00 to $26.50 were exercisable under this plan.

                                BOOMTOWN, INC.

  1993 EMPLOYEE STOCK BONUS PLAN--On February 25, 1993, the Company's Board of Directors adopted a Stock Bonus Plan (the "Bonus Plan") which covers certain employees of the Company. The Company has authorized and reserved 5,000 shares of common stock for granting under the Bonus Plan. The shares granted under the plan vest ratably over a four-year period. At September 30, 1996, the Company has not granted any shares under the Bonus Plan.

10. 401(K) PLAN

  On January 1, 1993, the Company's Board of Directors approved a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of the Company and subsidiaries. Under the 401(k) Plan the Company will match 50% of employees' contributions up to a maximum of 5% of the employees' wages. The Company's 401(k) Plan expense was approximately, $233,000, $384,000 and $623,000 during the years ended September 1994, 1995, and 1996, respectively.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  CASH AND CASH EQUIVALENTS: The carrying amount reported on the accompanying consolidate balance sheets for cash and cash equivalents approximates their fair value.

  NOTES RECEIVABLE: The fair value of the Company's notes receivable at September 30, 1995 was estimated by discounting the future cash flows using interest rates determined by management to reflect the credit risk and remaining maturities of the related notes receivable. The September 30, 1996 value was based on the negotiated price with Roski as discussed in Note 4.

  11.5% FIRST MORTGAGE NOTES: The fair value of the Company's other long-term notes are estimated based upon market quotes of notes with similar characteristics and remaining maturities.

  OTHER LONG-TERM DEBT: The fair values of the Company's notes payable and capital lease obligations are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing instruments.

  The carrying amounts and fair values of the Company's financial instruments at September 30, 1995 and 1996 are as follows (in thousands):

                                                             SEPTEMBER 30, 1995
                                                             -------------------
                                                             CARRYING
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
     Cash and cash equivalents.............................. $ 20,775  $ 20,775
     Notes receivable.......................................   27,294    26,652
     11.5% first mortgage notes.............................  100,842    95,738
     Other long-term debt...................................    8,653     8,390
                                                             SEPTEMBER 30, 1996
                                                             -------------------
                                                             CARRYING
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
     Cash and cash equivalents.............................. $ 23,101  $ 23,101
     Notes receivable.......................................    8,683     7,947
     11.5% first mortgage notes.............................  101,052   106,605
     Other long-term debt...................................    7,709     7,606

                                 BOOMTOWN, INC.

12. SUMMARIZED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

  In connection with the Notes issued in November 1993 (Note 5), the subsidiaries of the Company (guarantor entities) have guaranteed the Notes. Summarized consolidating financial information follows:

                 SUMMARIZED CONSOLIDATING FINANCIAL INFORMATION

                AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                              GUARANTOR ENTITIES
                                       -----------------------------------
                                         BLUE
                                       DIAMOND   BOOMTOWN
                           BOOMTOWN,   HOTEL &   HOTEL &     NON-WHOLLY     ELIMINATIONS &      BOOMTOWN
                              INC.     CASINO,   CASINO,        OWNED      RECLASSIFICATIONS      INC.
                          (PARENT CO.) INC.(1)   INC.(2)   SUBSIDIARIES(3)     DR(CR)(4)     (CONSOLIDATED)
                          ------------ --------  --------  --------------- ----------------- --------------
Current assets..........    $ 24,346   $  4,756  $ 6,779      $ 11,170         $ (10,373)       $ 36,678
Advances to affiliates..     112,391          0        0             0          (112,391)              0
Non-current assets......      44,360      3,080   59,576        96,087           (33,793)        169,310
                            --------   --------  -------      --------         ---------        --------
                            $181,097   $  7,836  $66,355      $107,257         $(156,557)       $205,988
                            ========   ========  =======      ========         =========        ========
Current liabilities.....    $  6,652   $ 11,054  $ 4,523      $ 15,178         $ (10,373)       $ 27,034
Non-current
 liabilities............     106,159          0      209         2,460              (261)        108,567
Advances from parent....           0     33,785   11,479        67,127          (112,391)              0
Equity..................      68,286    (37,003)  50,144        22,492           (33,532)         70,387
                            --------   --------  -------      --------         ---------        --------
                            $181,097   $  7,836  $66,355      $107,257         $(156,557)       $205,988
                            ========   ========  =======      ========         =========        ========
Revenues................    $      0   $ 44,721  $67,618      $123,703         $       0        $236,042
Income (loss) from
 operations.............    $(21,455)  $(26,007) $ 3,602      $ 18,596         $       0        $(25,264)
Equity in earnings
 (loss) of consolidated
 subsidiaries and
 partnerships...........    $(12,559)  $      0  $     0      $      0         $  12,559        $      0
Net loss................    $(22,499)  $(24,194) $ 1,496      $  9,494         $     645        $(35,058)
Net cash provided by
 (used in) operating
 activities.............    $  1,503   $ (3,606) $  (308)     $ 13,781         $       0        $ 11,370
Net cash used in
 investing activities...           0       (544)  (1,928)       (3,075)                0          (5,547)
Net cash provided by
 (used in) financing
 activities.............      (1,857)     4,083    4,564       (10,287)                0          (3,497)
                            --------   --------  -------      --------         ---------        --------
Net increase (decrease)
 in cash and cash
 equivalents............        (354)       (67)   2,328           419                 0           2,326
Cash and cash
 equivalents:
  Beginning of year.....      10,811      2,630    1,334         6,000                 0          20,775
                            --------   --------  -------      --------         ---------        --------
  End of year...........    $ 10,457   $  2,563  $ 3,662      $  6,419         $       0        $ 23,101
                            ========   ========  =======      ========         =========        ========

--------
Notes to Summarized Consolidating Financial Information:

(1) Blue Diamond Hotel & Casino, Inc. is a wholly-owned subsidiary that is consolidated in the accompanying consolidated financial statements.

                                BOOMTOWN, INC.

(2) Boomtown Hotel and Casino, Inc. is a wholly-owned subsidiary that is consolidated in the accompanying consolidated financial statements. These amounts do not include the operations of the Company's wholly-owned subsidiaries which are general partners of the Company's non-wholly owned subsidiaries. The operations of such wholly-owned subsidiaries are insignificant and have been included in the column "Non-wholly owned Subsidiaries".

(3) "Non-wholly Owned Subsidiaries" include Boomtown, Inc.'s wholly-owned subsidiaries in Mississippi and Louisiana and 100% of the assets, liabilities and equity of the limited partnerships formed to operate the gaming facilities in those states.

(4) Eliminations consist of Boomtown, Inc.'s (a) investment in the guarantor entities, (b) advances to the guarantor and non-guarantor entities and subsidiaries and (c) equity in earnings (loss) of consolidated subsidiaries and partnerships. The advances are subordinated in right of payment to the guarantees of the Notes.

                                BOOMTOWN, INC.

                SUMMARIZED CONSOLIDATING FINANCIAL INFORMATION

               AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 1997
                           (IN THOUSANDS, UNAUDITED)

                                                   GUARANTOR ENTITIES
                                ---------------------------------------------------------
                    BOOMTOWN,    BLUE DIAMOND      BOOMTOWN     LOUISIANA-I MISSISSIPPI-I  ELIMINATIONS &     BOOMTOWN,
                       INC.         HOTEL &         HOTEL &       GAMING,      GAMING,    RECLASSIFICATIONS      INC.
                   (PARENT CO.) CASINO, INC.(1) CASINO, INC.(2)   L.P.(3)      L.P.(4)        DR(CR)(5)     (CONSOLIDATED)
                   ------------ --------------- --------------- ----------- ------------- ----------------- --------------
Current assets...    $ 22,294      $  5,239         $ 6,592       $ 5,422      $ 5,535        $ (14,850)       $ 30,232
Advances to
 affiliates......     111,239             0               0             0            0         (111,239)              0
Non-current
 assets..........      46,408         1,996          60,093        61,217       41,809          (37,348)        174,175
                     --------      --------         -------       -------      -------        ---------        --------
                     $179,941      $  7,235         $66,685       $66,639      $47,344        $(163,437)       $204,407
                     ========      ========         =======       =======      =======        =========        ========
Current
 liabilities.....    $  3,522      $ 14,338         $ 6,197       $ 8,674      $ 9,647        $ (14,850)       $ 27,528
Non-current
 liabilities.....     115,630             0             109         1,085           23                0         116,847
Advances from
 parent..........           0        35,947          12,566        20,261       42,465         (111,239)              0
Equity...........      60,789       (43,050)         47,813        36,619       (4,791)         (37,348)         60,032
                     --------      --------         -------       -------      -------        ---------        --------
                     $179,941      $  7,235         $66,685       $66,639      $47,344        $(163,437)       $204,407
                     ========      ========         =======       =======      =======        =========        ========
Revenues.........    $      0      $ 35,275         $45,824       $56,349      $41,656        $       0        $179,104
Income (loss)
 from
 operations......    $ (3,290)     $ (5,740)        $(2,509)      $12,732      $ 2,871        $       0        $  4,064
Equity in
 earnings (loss)
 of consolidated
 subsidiaries....    $    809                                                                 $    (809)       $      0
Net income
 (loss)..........    $(11,351)     $ (6,046)         (2,330)      $10,403      $(1,122)       $     (96)       $(10,542)
Net cash provided
 by (used in)
 operating
 activities......      (9,796)         (517)          4,939        14,095        3,474                0          12,195
Net cash used in
 investing
 activities......           0          (414)         (5,332)       (1,719)      (2,453)               0          (9,918)
Net cash provided
 by (used in)
 financing
 activities......       4,822         1,628             713       (11,444)        (886)               0          (5,167)
                     --------      --------         -------       -------      -------        ---------        --------
Net increase
 (decrease) in
 cash and cash
 equivalents.....      (4,974)          697             320           932          135                0          (2,890)
Cash and cash
 equivalents:
 Beginning of
  year...........      10,457         2,563           3,662         3,512        2,907                0          23,101
                     --------      --------         -------       -------      -------        ---------        --------
 End of period...    $  5,483      $  3,260         $ 3,982       $ 4,444      $ 3,042        $       0        $ 20,211
                     ========      ========         =======       =======      =======        =========        ========

--------
Notes to Summarized Consolidating Financial Information:

(1) Blue Diamond Hotel & Casino, Inc. is a wholly-owned subsidiary that is consolidated in the accompanying consolidated financial statements.

(2) Boomtown Hotel & Casino, Inc. is a wholly-owned subsidiary that is consolidated in the accompanying consolidated financial statements. These amounts do not include the operations of the Company's wholly-owned subsidiaries which are general partners of the Company's non wholly-owned subsidiaries.

(3) Louisiana-I Gaming, L.P. is a wholly-owned subsidiary (as of November 18,
    1996) that is consolidated in the Company's consolidated financial statements.

(4) Mississippi-I Gaming, L.P. is a non wholly-owned subsidiary of the Company that is consolidated in the Company's consolidated financial statements.

(5) Eliminations consist of Boomtown, Inc.'s (a) investment in the guarantor entities, (b) advances to the guarantor and non-guarantor subsidiaries and
    (c) equity earnings (loss) of consolidated subsidiaries and partnerships. The advances are subordinated in right of payment to the guarantees of the Notes.

                                BOOMTOWN, INC.

13. SUBSEQUENT EVENTS

  ACQUISITION OF LOUISIANA PARTNERSHIP MINORITY INTEREST--On November 18, 1996 the Company entered into an agreement with Eric Skrmetta, the lessor, in which the Company agreed to pay $5,673,000 in return for Skrmetta's 7.5% interest in the Louisiana Partnership in addition to releasing the Company from any and all claims, liabilities and causes of action of any kind arising from or related to the Partnership Agreement. The agreement required Boomtown to make a deposit of $500,000 by December 5, 1996 and the remaining $5,173,000 was paid on August 8, 1997 (unaudited).

  MERGER WITH HOLLYWOOD PARK (UNAUDITED)--On June 30, 1997, pursuant to the Merger Agreement dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of Hollywood Park, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown.

  SWAP AGREEMENT CONSUMMATION (UNAUDITED)--On July 1, 1997, Boomtown completed a swap pursuant to the Swap Agreement. See Management's Discussion and Analysis of Financial Condition and Results of Operations--"Boomtown-- Disposition of Boomtown Las Vegas."

  EARLY EXTINGUISHMENT OF FIRST MORTGAGE NOTES (UNAUDITED)--Concurrently with the closing of the Merger and the Swap, Hollywood Park supplied the funds necessary to enable Boomtown to repurchase and retire an aggregate of approximately $102.7 million in principal amount of Boomtown's First Mortgage Notes (the "Notes") leaving an aggregate of approximately $1.4 million in principal amount of the Notes outstanding. Boomtown recorded an extraordinary loss of approximately $14.2 million (approximately $8.4 million net of tax effect) in the period ended June 30, 1997, related to the tender and consent costs (approximately $9.0 million) and the write off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the First Mortgage Notes.

  BARGE AND BUILDING SHELL PURCHASE (UNAUDITED)--On August 4, 1997, Hollywood Park executed a purchase agreement pursuant to which one of the Hollywood Park entities repurchased the barge and the building shell at Boomtown Biloxi for a total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance payable in three equal annual installments of $1,250,000.

                                                                     APPENDIX A

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.
                            A DELAWARE CORPORATION

                                   ARTICLE I

  The name of the corporation is Hollywood Park Realty Enterprises, Inc.

                                  ARTICLE II

  The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of the corporation's registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

  The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

  The amount of the total authorized capital stock of the Corporation is 165,001,000 shares which are divided into four classes as follows:

  40,000,000 shares of Preferred Stock having a par value of $.01 per share ("Preferred Stock");

  1,000 shares of Unpaired Common Stock having a par value of $.10 per share ("Unpaired Common Stock");

  100,000,000 shares of Common Stock having a par value of $.01 per share ("Common Stock"); and

  25,000,000 shares of Excess Common Stock having a par value of $.01 per share ("Excess Stock").

  The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

A. Preferred Stock

  The Board of Directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series of Preferred Stock; (2) to determine the designation of any such series; and (3) to determine or alter, without limitation or restriction, the voting powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificate of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in Sections (C) and (D) of this Article IV, and (ii) a corresponding series of Preferred Stock, to be issued in accordance with such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations.

B. Unpaired Common Stock and Common Stock

  1. Each share of Unpaired Common Stock and Common Stock shall be equal in respect of rights to dividends, when and as declared, in the form of cash, stock or other property of the Corporation. Subject to the rights of the holders of Preferred Stock, the holders of the Unpaired Common Stock and the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

  2. Subject to the rights of the holders of Preferred Stock and Excess Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the Preferred Stock, holders of the Unpaired Common Stock and the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Unpaired Common Stock and Common Stock held by them respectively. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

  3. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Unpaired Common Stock and the Common Stock shall vote together without regard to class. Except as may be otherwise required by law, each share of Unpaired Common Stock and Common Stock shall entitle the holder to one vote in respect of each matter voted by the stockholders.

  4. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of Unpaired Common Stock and Common Stock shall have identical rights, preferences, privileges and restrictions, including rights in liquidation.

C. Restrictions on Ownership and Transfer of Common Stock

  1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

  "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Common Stock equal to the sum of (i) the shares of Common Stock directly or indirectly owned by such Person, (ii) the number of shares of Common Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code, and (iii) the number of shares of Common Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

  "Constructive Ownership" shall mean ownership of shares of Common Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Common Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price of the Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted closing sales price of the Common Stock, or if not so quoted, the average of the high bid and low asked prices of the Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices of such security as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. In the case of Common Stock that is paired, "Market Price" shall mean the "Market Price" for Paired Shares multiplied by the Valuation Percentage.

  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit or that would result in a violation of the ownership restrictions set forth in Sections (C)(2)(b)-(d) of this Article IV, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Common Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Common Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Common Stock.

  "Ownership Limit" shall mean, with respect to the Common Stock, 9.8% of the number of outstanding shares of the Common Stock and the Excess Stock. For purposes of computing the percentage of shares of Common Stock that is Beneficially Owned by any Person, any shares of Common Stock that are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

  "Paired Share" means a unit consisting of one share of Common Stock and one share of the common stock, $.01 par value, of Operating Company that are paired pursuant to the Pairing Agreement.

  "Pairing Agreement" shall mean the 1998 Pairing Agreement, by and between the Corporation and Hollywood Park Operating Company (the "Operating Company"), as amended from time to time in accordance with the provisions thereof.

  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this Article IV.

  "Person" shall mean (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Common Stock by the provisions of Section
(D)(1) of this Article IV.

  "Restriction Termination Date" shall mean (i) the first day on which the Board of Directors publicly announces that the Corporation will not elect to be taxed under the Code as a real estate investment trust (a "REIT"), or (ii) if the Corporation has already elected to be taxed as a REIT, the later of (A) the date as of which the Corporation voluntarily terminates such election or
(B) the date on which the Corporation submits such termination to the Internal Revenue Service.

  "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if shares of Common Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Common Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

  "Trust" shall mean any separate trust created and administered in accordance with the terms of Section (D) of this Article IV, for the exclusive benefit of any Beneficiary.

  "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and the Operating Company in accordance with the Pairing Agreement.

  "Valuation Percentage" shall mean a fraction (expressed as a percentage) determined by dividing the value of a share of Common Stock most recently determined under Section 2.5 of the Pairing Agreement by the value of a Paired Share most recently determined under Section 2.5 of the Pairing Agreement. Any holder of Common Stock, upon delivery of a written request to the Corporation, shall be promptly notified by the Corporation of the Valuation Percentage then in effect.

  2. Restriction on Ownership and Transfer.

  a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Common Stock in excess of the Ownership Limit and (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Common Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Common Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Common Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  3. Owners Required To Provide Information. As long as any of the restrictions contained in Section (C)(2) of this Article IV is in effect:

  a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as may be required pursuant to regulations under the Code, of the outstanding shares of Common Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Common Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

  b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

  4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Sections (C)(2)(b) through (d) of this
Article IV would not be violated, may exempt a Person from the Ownership Limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Common Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code,
(ii) result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the restrictions contained in Sections (C)(2)(b) through (d) of this Article IV will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this Article IV.

  5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

D. Excess Stock

  1. Conversion into Excess Stock.

  a. If, notwithstanding the other provisions contained in this Article IV, during the period that any of the restrictions contained in Section (C)(2) of this Article IV is in effect, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, with respect to any such purported transfer, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Common Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner by reason of such Non-Transfer Event, shall cease to own any right or interest) in such number of shares of Common Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Common Stock (rounded up to the nearest whole share) in excess of the Ownership Limit, (ii) such number of shares of Common Stock in excess of the Ownership Limit shall be automatically converted into an equal number of shares of Excess Stock, (iii) such shares of Excess Stock shall be transferred to a Trust in accordance with Section (D)(4) of this
Article IV and (iv) the Prohibited Owner (or, if different, the record owner) shall submit certificates formerly representing such number of shares of Common Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  b. If, notwithstanding the other provisions contained in this Article IV, during the period that any of the restrictions contained in Section (C)(2) of this Article IV is in effect, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (w) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Common Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Common Stock (rounded up to the nearest whole share), the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (x) such number of shares of Common Stock shall be automatically converted into an equal number of shares of Excess Stock, (y) such shares of Excess Stock shall be automatically transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit certificates formerly representing such number of shares of Common Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  c. Upon the occurrence of such a conversion of shares of Common Stock into an equal number of shares of Excess Stock, such shares of Common Stock shall be retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Common Stock and may be reissued by the Corporation as that particular class or series of Equity Stock.

  2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Common Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

  3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Common Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Common Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

  4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Common Stock being converted into Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be, without further action by the Corporation or the owner of such shares, transferred to a Trust to be held for the exclusive benefit of the Beneficiary; provided separate Trusts with separate Beneficiaries shall be created, and such Excess Stock shall be allocated among the separate Trusts, to the extent necessary to prevent any Trust from holding, and any Beneficiary from Beneficially Owning or Constructively Owning, shares of Excess Stock in excess of the Ownership Limit. The Corporation and the Operating Company shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Common Stock into shares of

Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors in respect of each share of Common Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Common Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Common Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Common Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation that is available for distribution to the holders of Common Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Common Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Common Stock (which, in the case of Common Stock that is paired, shall equal the price per Paired Share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Common Stock, on all matters submitted to a vote at any meeting of stockholders. Except as otherwise required by law, the holders of shares of Excess Stock shall vote together with the holders of Common Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Subject to applicable law, any vote by a Prohibited Owner as a purported holder of shares of Common Stock prior to the discovery by the Corporation that the shares of Common Stock have been converted into shares of Excess Stock shall be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Common Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

  8. Designation of Permitted Transferee.

  a. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section
(D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Common Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

  b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Common Stock. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Common Stock, such shares of Excess Stock shall be retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

  c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Common Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

  d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section
(C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Common Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Common Stock. Such shares of Common Stock shall be automatically converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections D(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

  9. Compensation to Record Holder of Shares of Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Common Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Common Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section
(D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this
Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (D) of this Article IV by, such Trustee or the Corporation.

  10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Common Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has previously occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
(D)(3) of this Article IV.

  E. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  F. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  G. Legend. The restrictions set forth in this Article IV shall be noted conspicuously on any certificate representing Common Stock in accordance with the requirements of the Delaware General Corporation Law.

  H. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                   ARTICLE V

  Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                                  ARTICLE VI

  In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the corporation.

                                  ARTICLE VII

  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                 ARTICLE VIII

  The corporation shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

                                  ARTICLE IX

  Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                   ARTICLE X

  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

  No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director; provided, however, that this
Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to repeal this Article XI shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE XII

  A. Definitions. For purposes of this Article XII, the following terms shall have the meanings specified below:

  1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  2. "Affiliated Companies" shall mean those companies directly or indirectly affiliated or under common Ownership or Control with the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

  3. "Gaming" or "Gaming Activities" shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and related and associated equipment and supplies.

  4. "Gaming Authorities" shall mean all international, foreign, federal, state and local regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction.

  5. "Gaming Jurisdictions" shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

  6. "Gaming Laws" shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all rules and regulations promulgated by such Gaming Authority thereunder.

  7. "Gaming Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

  8. "Ownership or Control" (and derivatives thereof) shall mean (i) ownership of record, (ii) "beneficial ownership" as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, (iii) the power to direct and manage, by agreement, contract, agency or other manner, the voting or management rights or disposition of securities of the Corporation, and/or
(iv) definitions of ownership or control under applicable Gaming Laws.

  9. "Person" shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

  10. "Redemption Date" shall mean the date by which the securities Owned or Controlled by an Unsuitable Person are to be redeemed by the Corporation.

  11. "Redemption Notice" shall mean that notice of redemption served by the Corporation on an Unsuitable Person if a Gaming Authority requires the Corporation, or the Corporation deems it necessary or advisable, to redeem such Unsuitable Person's securities. Each Redemption Notice shall set forth
(i) the Redemption Date; (ii) the number of shares of securities to be redeemed; (iii) the Redemption Price and the manner of payment therefor; (iv) the place where certificates for such shares shall be surrendered for payment; and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

  12. "Redemption Price" shall mean the per share price for the redemption of any securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price per share to be paid, that sum deemed reasonable by the Corporation (which may include, in the Corporation's discretion, the original purchase price per share of the securities); provided, however, the Redemption Price, unless the Gaming Authority requires otherwise, shall in no event exceed (i) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the Unsuitable Person by the Corporation, or (ii) if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or
(iii) if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Corporation elects.

  13. "Unsuitable Person" shall mean a Person who Owns or Controls any securities of the Corporation or any securities of or interest in any Affiliated Company (i) that is determined by a Gaming Authority to be unsuitable to Own or Control such securities or unsuitable to be connected with a Person engaged in Gaming Activities in that Gaming Jurisdiction, or
(ii) who causes the Corporation or any Affiliated Company to lose or to be threatened with the loss of, or who, in the sole discretion of the Board of Directors of the Corporation, is deemed likely to jeopardize the Corporation's right to the use of or entitlement to, any Gaming License.

  B. Compliance with Gaming Laws. The Corporation, all Persons Owning or Controlling securities of the Corporation and any Affiliated Companies, and each director and officer of the Corporation and any Affiliated Companies shall comply with all requirements of the Gaming Laws in each Gaming Jurisdiction in which the Corporation or any Affiliated Companies conduct Gaming Activities. All securities of the Corporation shall be held subject to the requirements of such Gaming Laws, including any requirement that (i) the holder file applications for Gaming Licenses with, or provide information to, applicable Gaming Authorities, or (ii) that any transfer of such securities may be subject to prior approval by Gaming Authorities, and any transfer of securities of the Corporation in violation of any such approval requirement shall not be permitted and the purported transfer shall be void ab initio.

  C. Finding of Unsuitability.

  1. The securities of the Corporation Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Corporation, out of funds legally available therefor, by appropriate action of the Board of Directors, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the Corporation. If a Gaming Authority requires the Corporation, or the Corporation deems it necessary or advisable, to redeem such securities, the Corporation shall serve a Redemption Notice on the Unsuitable Person or its Affiliate and shall purchase the securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such securities shall no longer be deemed to be outstanding and all rights of the Unsuitable Person or any Affiliate of the Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. The Unsuitable Person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the Redemption Notice. Notwithstanding the foregoing, so long as the Corporation and Hollywood Park Operating Company are a paired stock real estate investment trust and operating company, the Corporation may, in its sole discretion, convert any securities that are redeemable pursuant to this Section (C)(1) into shares of Excess Stock effective upon written notice to the Unsuitable Person or its Affiliate, and such shares of Excess Stock shall be transferred to a Trust for sale to a Permitted Transferee (as such terms are defined in Article IV) in accordance with Sections (D)(4) through (9) of Article IV.

  2. Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or the loss or threatened loss of a Gaming License upon the Corporation, and until the securities Owned or Controlled by the Unsuitable Person or the Affiliate of an Unsuitable Person are Owned or Controlled by Persons found by such Gaming Authority to be suitable to own them, it shall be unlawful for the Unsuitable Person or any Affiliate of an Unsuitable Person (i) to receive any dividend, payment, distribution or interest with regard to the securities; (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, or
(iii) to receive any remuneration in any form from the Corporation or an Affiliated Company for services rendered or otherwise.

  D. Issuance and Transfer of Securities. The Corporation shall not issue or transfer any securities or any interest, claim or charge thereon or thereto except in accordance with applicable Gaming Laws. The issuance or transfer of any securities in violation thereof shall be ineffective until (i) the Corporation shall cease to be subject to the jurisdiction of the applicable Gaming Authorities, or (ii) the applicable Gaming Authorities shall, by affirmative action, validate said issuance or transfer or waive any defect in said issuance or transfer.

  E. Indenture Restrictions. The Corporation shall cause to be placed in every indenture or other operative document relating to publicly traded securities (other than capital stock) of the Corporation a provision requiring that any Person or Affiliate of a Person who holds the indebtedness represented by that indenture and is found to be unsuitable to hold such interest shall have the interest redeemed or shall dispose of the interest in the Corporation in the manner set forth in the indenture or other document.

  F. Notices. All notices given by the Corporation pursuant to this Article, including Redemption Notices, shall be in writing and shall be deemed given when delivered by personal service or telegram, facsimile, overnight courier or first class mail, postage prepaid, to the Person's address as shown on the Corporation's books and records.

  G. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify the Corporation and its Affiliated Companies for any and all costs, including attorneys' fees, incurred by the

Corporation and its Affiliated Companies as a result of such Unsuitable Person's or Affiliate's continuing Ownership or Control or failure to promptly divest itself of any securities in the Corporation.

  H. Fiduciary Obligations; Contractual Arrangements; Etc. Nothing contained in this Article XII shall be construed (i) to relieve any Unsuitable Person (or Affiliate of such Person) from any fiduciary obligation imposed by law,
(ii) to prohibit or affect any contractual arrangement which the Corporation may make from time to time with any holder of securities of the Corporation to purchase all or any part of shares of capital stock or other securities held by them, or (iii) to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or any holder of securities with respect to the subject matter of this Article XII.

  I. Injunctive Relief. The Corporation is entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article and each holder of the securities of the Corporation shall be deemed to have acknowledged, by acquiring the securities of the Corporation, that the failure to comply with this Article will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article.

  J. Legend. The restrictions set forth in this Article XII shall be noted conspicuously on any certificate representing securities of the Corporation in accordance with the requirements of the Delaware General Corporation Law and applicable Gaming Laws.

                                                                     APPENDIX B

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       HOLLYWOOD PARK OPERATING COMPANY
                            A DELAWARE CORPORATION

                                   ARTICLE I

  The name of the corporation is Hollywood Park Operating Company (hereinafter referred to as the "Corporation").

                                  ARTICLE II

  The address of the Corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

  The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, including, without limitation, the conduct of controlled gambling.

                                  ARTICLE IV

  The amount of the total authorized capital stock of the Corporation is 165,000,000 shares which are divided into four classes as follows:

  40,000,000 shares of Preferred Stock having a par value of $.01 per share ("Preferred Stock");

  100,000,000 shares of Common Stock having a par value of $.01 per share ("Common Stock"); and

  25,000,000 shares of Excess Common Stock having a par value of $.01 per share ("Excess Stock").

  Upon effectiveness of this Restated Certificate of Incorporation, each presently issued and outstanding share of Common Stock shall be automatically subdivided into [ * ] shares of Common Stock.

--------
* A number equal to the number of outstanding shares of Hollywood Park, Inc. Common Stock at the time of the Reorganization, divided by 100.

  The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

A. Preferred Stock

  The Board of Directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series of Preferred Stock; (2) to determine the designation of any such series; and (3) to determine or alter, without limitation or restriction, the voting powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificate of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in Sections (C) and (D) of this Article IV, and (ii) a corresponding series of Preferred Stock, to be issued in accordance with such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations.

B. Common Stock

  1. Each share of Common Stock shall be equal in respect of rights to dividends, when and as declared, in the form of cash, stock or other property of the Corporation. Subject to the rights of the holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

  2. Subject to the rights of the holders of Preferred Stock and Excess Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

  3. Except as may be otherwise required by law, each share of Common Stock shall entitle the holder to one vote in respect of each matter voted by the stockholders.

C. Restrictions on Ownership and Transfer of Common Stock

  1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

  "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Common Stock equal to the sum of (i) the shares of Common Stock directly or indirectly owned by such Person, (ii) the number of shares of Common Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code, and (iii) the number of shares of Common Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

  "Constructive Ownership" shall mean ownership of shares of Common Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Common Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price of the Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted closing sales price of the Common Stock, or if not so quoted, the average of the high bid and low asked prices of the Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices of such security as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. In the case of Common Stock that is paired, "Market Price" shall mean the "Market Price" for Paired Shares multiplied by the Valuation Percentage.

  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit or that would result in a violation of the ownership restrictions set forth in Sections (C)(2)(b)-(d) of this Article IV, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Common Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Common Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Common Stock.

  "Ownership Limit" shall mean, with respect to the Common Stock, 9.8% of the number of outstanding shares of the Common Stock and the Excess Stock. For purposes of computing the percentage of shares of Common Stock that is Beneficially Owned by any Person, any shares of Common Stock that are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

  "Paired Share" means a unit consisting of one share of Common Stock and one share of the common stock, $.01 par value, of Realty that are paired pursuant to the Pairing Agreement.

  "Pairing Agreement" shall mean the 1998 Pairing Agreement by and between the Corporation and Hollywood Park Realty Enterprises, Inc. ("Realty"), as amended from time to time in accordance with the provisions thereof.

  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this Article IV.

  "Person" shall mean (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Common Stock by the provisions of Section
(D)(1) of this Article IV.

  "Restriction Termination Date" shall mean (i) the first day on which the Corporation is no longer a party to the Pairing Agreement, (ii) the first day on which the Pairing Agreement terminates, (iii) the first day on which the Board of Directors of Realty publicly announces that Realty will not elect to be taxed under the Code as a real estate investment trust (a "REIT"), or
(iv) if Realty has already elected to be taxed as a REIT, the later of (A) the date as of which Realty voluntarily terminates such election or (B) the date on which Realty submits such termination to the Internal Revenue Service.

  "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if shares of Common Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Common Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

  "Trust" shall mean any separate trust created and administered in accordance with the terms of Section (D) of this Article IV, for the exclusive benefit of any Beneficiary.

  "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Realty in accordance with the Pairing Agreement.

  "Valuation Percentage" shall mean a fraction (expressed as a percentage) determined by dividing the value of a share of Common Stock most recently determined under Section 2.5 of the Pairing Agreement by the value of a Paired Share most recently determined under Section 2.5 of the Pairing Agreement. Any holder of Common Stock, upon delivery of a written request to the Corporation, shall be promptly notified by the Corporation of the Valuation Percentage then in effect.

  2. Restriction on Ownership and Transfer.

  a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Common Stock in excess of the Ownership Limit and (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Common Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that are paired pursuant to the Pairing Agreement that, if effective, would result in Realty being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Common Stock that are paired pursuant to the Pairing Agreement that would cause Realty to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that, if effective, would cause Realty to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Realty or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of Realty (a "SUBSIDIARY"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Common Stock that would cause Realty to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Realty or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Common Stock that are paired pursuant to the Pairing Agreement that, if effective, would result in the shares of capital stock of Realty being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Common Stock (which shares of Common Stock shall be subject to the provisions of Section (D) of this Article IV).

  3. Owners Required To Provide Information. As long as any of the restrictions contained in Section (C)(2) of this Article IV is in effect:

  a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as may be required pursuant to regulations under the Code, of the outstanding shares of Common Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Common Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

  b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request to ensure compliance with the restrictions set forth in this Section C of this Article IV.

  4. Exception. The Board of Directors may exempt a Person from the Ownership Limit, provided that (A) such exemption is permitted by and made in accordance with the Pairing Agreement and (B) such Person agrees in writing that any violation or attempted violation of the restrictions contained in Sections
(C)(2)(b) through (d) of this Article IV will result in the conversion of shares of Common Stock Beneficially Owned or Constructively Owned by such Person into shares of Excess Stock pursuant to Section (D)(1) of this Article IV and provides such other representations and undertakings as the Board of Directors may reasonably require.

  5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

D. Excess Stock

  1. Conversion into Excess Stock.

  a. If, notwithstanding the other provisions contained in this Article IV, during the period that any of the restrictions contained in Section (C)(2) of this Article IV is in effect, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, with respect to any such purported transfer, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Common Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner by reason of such Non-Transfer Event, shall cease to own any right or interest) in such number of shares of Common Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Common Stock (rounded up to the nearest whole share) in excess of the Ownership Limit, (ii) such number of shares of Common Stock in excess of the Ownership Limit shall be automatically converted into an equal number of shares of Excess Stock, (iii) such shares of Excess Stock shall be transferred to a Trust in accordance with Section (D)(4) of this Article IV and (iv) the Prohibited Owner (or, if different, the record owner) shall submit certificates formerly representing such number of shares of Common Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  b. If, notwithstanding the other provisions contained in this Article IV, during the period that any of the restrictions contained in Section (C)(2) of this Article IV is in effect, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of Realty being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code,
(ii) result in Realty being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause Realty to Constructively Own 10% or more of the ownership interest in a tenant of Realty's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (w) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Common Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Common Stock (rounded up to the nearest whole share), the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of Realty being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in Realty being "closely held" within the meaning of Section 856(h) of the Code or (C) cause Realty to Constructively Own 10% or more of the ownership interests in a tenant of Realty's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (x) such number of shares of Common Stock shall be automatically converted into an equal number of shares of Excess Stock, (y) such shares of Excess Stock shall be automatically transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit certificates formerly representing such number of shares of Common Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  c. Upon the occurrence of such a conversion of shares of Common Stock into an equal number of shares of Excess Stock, such shares of Common Stock shall be retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Common Stock and may be reissued by the Corporation as that particular class or series of Equity Stock.

  2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Common Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

  3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Common Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Common Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's compliance with the Pairing Agreement, including the effect on Realty's status as a real estate investment trust.

  4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Common Stock being converted into Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be, without further action by the Corporation or the owner of such shares, transferred to a Trust to be held for the exclusive benefit of the Beneficiary; provided separate Trusts with separate Beneficiaries shall be created, and such Excess Stock shall be allocated among the separate Trusts, to the extent necessary to prevent any Trust from holding, and any Beneficiary from Beneficially Owning or Constructively Owning, shares of Excess Stock in excess of the Ownership Limit. The Corporation and Realty shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Common Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors in respect of each share of Common Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Common Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Common Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Common Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation that is available for distribution to the holders of Common Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Common Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Common Stock (which, in the case of Common Stock that is paired, shall equal the price per Paired Share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Common Stock, on all matters submitted to a vote at any meeting of stockholders. Except as otherwise required by law, the holders of shares of Excess Stock shall vote together with the holders of Common Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Subject to applicable law, any vote by a Prohibited Owner as a purported holder of shares of Common Stock prior to the discovery by the Corporation that the shares of Common Stock have been converted into shares of Excess Stock shall be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Common Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

  8. Designation of Permitted Transferee.

  a. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section
(D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this
Article IV and without such acquisition resulting in the conversion of the shares of Common Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

  b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Common Stock. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Common Stock, such shares of Excess Stock shall be retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

  c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Common Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

  d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section
(C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Common Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Common Stock. Such shares of Common Stock shall be automatically converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections D(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

  9. Compensation to Record Holder of Shares of Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Common Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Common Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the

Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section
(D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this
Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (D) of this Article IV by, such Trustee or the Corporation.

  10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Common Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has previously occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
(D)(3) of this Article IV.

  E. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  F. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  G. Legend. The restrictions set forth in this Article IV shall be noted conspicuously on any certificate representing Common Stock in accordance with the requirements of the Delaware General Corporation Law.

  H. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                   ARTICLE V

  Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                                  ARTICLE VI

  In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VII

                    [This ARTICLE is intentionally omitted]

                                 ARTICLE VIII

  The Corporation shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

                                  ARTICLE IX

  Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                                   ARTICLE X

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII

  A. Definitions. For purposes of this Article XII, the following terms shall have the meanings specified below:

  1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  2. "Affiliated Companies" shall mean those companies directly or indirectly affiliated or under common Ownership or Control with the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

  3. "Gaming" or "Gaming Activities" shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and related and associated equipment and supplies.

  4. "Gaming Authorities" shall mean all international, foreign, federal, state and local regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction.

  5. "Gaming Jurisdictions" shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

  6. "Gaming Laws" shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all rules and regulations promulgated by such Gaming Authority thereunder.

  7. "Gaming Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

  8. "Ownership or Control" (and derivatives thereof) shall mean (i) ownership of record, (ii) "beneficial ownership" as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, (iii) the power to direct and manage, by agreement, contract, agency or other manner, the voting or management rights or disposition of securities of the Corporation, and/or
(iv) definitions of ownership or control under applicable Gaming Laws.

  9. "Person" shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

  10. "Redemption Date" shall mean the date by which the securities Owned or Controlled by an Unsuitable Person are to be redeemed by the Corporation.

  11. "Redemption Notice" shall mean that notice of redemption served by the Corporation on an Unsuitable Person if a Gaming Authority requires the Corporation, or the Corporation deems it necessary or advisable, to redeem such Unsuitable Person's securities. Each Redemption Notice shall set forth
(i) the Redemption Date; (ii) the number of shares of securities to be redeemed; (iii) the Redemption Price and the manner of payment therefor; (iv) the place where certificates for such shares shall be surrendered for payment; and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

  12. "Redemption Price" shall mean the per share price for the redemption of any securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price per share to be paid, that sum deemed reasonable by the Corporation (which may include, in the Corporation's discretion, the original purchase price per share of the securities); provided, however, the Redemption Price, unless the Gaming Authority requires otherwise, shall in no event exceed (i) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the Unsuitable Person by the Corporation, or (ii) if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or
(iii) if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Corporation elects.

  13. "Unsuitable Person" shall mean a Person who Owns or Controls any securities of the Corporation or any securities of or interest in any Affiliated Company (i) that is determined by a Gaming Authority to be unsuitable to Own or Control such securities or unsuitable to be connected with a Person engaged in Gaming Activities in that Gaming Jurisdiction, or
(ii) who causes the Corporation or any Affiliated Company to lose or to be threatened with the loss of, or who, in the sole discretion of the Board of Directors of the Corporation, is deemed likely to jeopardize the Corporation's right to the use of or entitlement to, any Gaming License.

  B. Compliance with Gaming Laws. The Corporation, all Persons Owning or Controlling securities of the Corporation and any Affiliated Companies, and each director and officer of the Corporation and any Affiliated Companies shall comply with all requirements of the Gaming Laws in each Gaming Jurisdiction in which the Corporation or any Affiliated Companies conduct Gaming Activities. All securities of the Corporation shall be held subject to the requirements of such Gaming Laws, including any requirement that (i) the holder file applications for Gaming Licenses with, or provide information to, applicable Gaming Authorities, or (ii) that any transfer of such securities may be subject to prior approval by Gaming Authorities, and any transfer of securities of the Corporation in violation of any such approval requirement shall not be permitted and the purported transfer shall be void ab initio.

  C. Finding of Unsuitability.

  1. The securities of the Corporation Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Corporation, out of funds legally available therefor, by appropriate action of the Board of Directors, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the Corporation. If a Gaming Authority requires the Corporation, or the Corporation deems it necessary or advisable, to redeem such securities, the Corporation shall serve a Redemption Notice on the Unsuitable Person or its Affiliate and shall purchase the securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such securities shall no longer be deemed to be outstanding and all rights of the Unsuitable Person or any Affiliate of the Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. The Unsuitable Person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the Redemption Notice. Notwithstanding the foregoing, so long as the Corporation and Hollywood Park Realty Enterprises, Inc. are a paired stock real estate investment trust and operating company, the Corporation may, in its sole discretion, convert any securities that are redeemable pursuant to this Section (C)(1) into shares of Excess Stock effective upon written notice to the Unsuitable Person or its Affiliate, and such shares of Excess Stock shall be transferred to a Trust for sale to a Permitted Transferee (as such terms are defined in Article IV) in accordance with Sections (D)(4) through (9) of
Article IV.

  2. Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or the loss or threatened loss of a Gaming License upon the Corporation, and until the securities Owned or Controlled by the Unsuitable Person or the Affiliate of an Unsuitable Person are Owned or Controlled by Persons found by such Gaming Authority to be suitable to own them, it shall be unlawful for the Unsuitable Person or any Affiliate of an Unsuitable Person (i) to receive any dividend, payment, distribution or interest with regard to the securities; (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, or
(iii) to receive any remuneration in any form from the Corporation or an Affiliated Company for services rendered or otherwise.

  D. Issuance and Transfer of Securities. The Corporation shall not issue or transfer any securities or any interest, claim or charge thereon or thereto except in accordance with applicable Gaming Laws. The issuance or transfer of any securities in violation thereof shall be ineffective until (i) the Corporation shall cease to be subject to the jurisdiction of the applicable Gaming Authorities, or (ii) the applicable Gaming Authorities shall, by affirmative action, validate said issuance or transfer or waive any defect in said issuance or transfer.

  E. Indenture Restrictions. The Corporation shall cause to be placed in every indenture or other operative document relating to publicly traded securities (other than capital stock) of the Corporation a provision requiring that any Person or Affiliate of a Person who holds the indebtedness represented by that indenture and is found to be unsuitable to hold such interest shall have the interest redeemed or shall dispose of the interest in the Corporation in the manner set forth in the indenture or other document.

  F. Notices. All notices given by the Corporation pursuant to this Article, including Redemption Notices, shall be in writing and shall be deemed given when delivered by personal service or telegram, facsimile, overnight courier or first class mail, postage prepaid, to the Person's address as shown on the Corporation's books and records.

  G. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify the Corporation and its Affiliated Companies for any and all costs, including attorneys' fees, incurred by the Corporation and its Affiliated Companies as a result of such Unsuitable Person's or Affiliate's continuing Ownership or Control or failure to promptly divest itself of any securities in the Corporation.

  H. Fiduciary Obligations; Contractual Arrangements; Etc. Nothing contained in this Article XII shall be construed (i) to relieve any Unsuitable Person (or Affiliate of such Person) from any fiduciary obligation imposed by law,
(ii) to prohibit or affect any contractual arrangement which the Corporation may make from time to time with any holder of securities of the Corporation to purchase all or any part of shares of capital stock or other securities held by them, or (iii) to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or any holder of securities with respect to the subject matter of this Article XII.

  I. Injunctive Relief. The Corporation is entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article and each holder of the securities of the Corporation shall be deemed to have acknowledged, by acquiring the securities of the Corporation, that the failure to comply with this Article will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article.

  J. Legend. The restrictions set forth in this Article XII shall be noted conspicuously on any certificate representing securities of the Corporation in accordance with the requirements of the Delaware General Corporation Law and applicable Gaming Laws.

                                                                     APPENDIX C

                             BY-LAW PROVISIONS OF
                    HOLLYWOOD PARK REALTY ENTERPRISES, INC.

  Section 7.2 Transfer of Stock. Subject to the restrictions on transfer of stock described in Section 7.6 of these by-laws and Article IV of the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate"), upon surrender to any transfer agent of the Corporation of a certificate of shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 7.6 Pairing. Until the limitations on transfer set forth in the 1998 Pairing Agreement (the "Pairing Agreement"), by and between the Corporation and Hollywood Park Operating Company ("Operating Company"), as amended from time to time in accordance with the provisions thereof, shall be terminated:

    (a) The shares of common stock, par value $.01, and preferred stock, par value $.01, of the Corporation and Operating Company (collectively, "Equity Stock") that are paired pursuant to the Pairing Agreement shall not be transferable, and shall not be transferred on the stock transfer books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee or (ii) arrangements have been made with Operating Company for the acquisition by the transferee, of a like number of shares of the same class or series of Equity Stock of Operating Company and such shares are paired with one another.

    (b) Each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement and issued and not canceled prior to the effectiveness of the Pairing Agreement shall be deemed to evidence a like number of shares of the same class or series of Equity Stock of Operating Company.

    (c) A legend shall be placed on the face of each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

    (d) Notwithstanding the foregoing, the Corporation may issue or transfer shares of its Equity Stock to Operating Company without regard to the restrictions of this Section 7.6.

    (e) To the extent that a paired share of common stock or preferred stock of the Corporation is converted into, respectively, (i) a share of excess common stock of the Corporation in accordance with the provisions of
  Article IV of the Certificate or (ii) a share of preferred stock of the Corporation designated as excess preferred stock (together with excess common stock, "Excess Stock") in accordance with comparable provisions of any certificate of designations governing the Corporation's preferred stock, such share of Excess Stock of the Corporation, together with the corresponding share of Excess Stock of Operating Company, which has been converted from a share of Equity Stock of Operating Company in accordance with the Certificate of Incorporation (or the applicable certificate of designations of the preferred stock) of Operating Company and the Pairing Agreement, shall be automatically transferred to a trust established by the Corporation and Operating Company for such purpose in accordance with
  Article IV of the Certificate (or comparable provisions of the applicable certificate of designations of the Corporations' preferred stock).

                                                                     APPENDIX D

                             BY-LAW PROVISIONS OF
                       HOLLYWOOD PARK OPERATING COMPANY

  Section 7.2 Transfer of Stock. Subject to the restrictions on transfer of stock described in Section 7.6 of these by-laws and Article IV of the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate"), upon surrender to any transfer agent of the Corporation of a certificate of shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 7.6 Pairing. Until the limitations on transfer set forth in the 1998 Pairing Agreement (the "Pairing Agreement"), by and between the Corporation and Hollywood Park Realty Enterprises, Inc. ("Realty"), as amended from time to time in accordance with the provisions thereof, shall be terminated:

    (a) The shares of common stock, par value $.01, and preferred stock, par value $.01, of the Corporation and Realty (collectively, "Equity Stock") that are paired pursuant to the Pairing Agreement shall not be transferable, and shall not be transferred on the stock transfer books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee or (ii) arrangements have been made with Realty for the acquisition by the transferee, of a like number of shares of the same class or series of Equity Stock of Realty and such shares are paired with one another.

    (b) Each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement and issued and not canceled prior to the effectiveness of the Pairing Agreement shall be deemed to evidence a like number of shares of the same class or series of Equity Stock of Realty.

    (c) A legend shall be placed on the face of each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

    (d) Notwithstanding the foregoing, the Corporation may issue or transfer shares of its Equity Stock to Realty without regard to the restrictions of this Section 7.6.

    (e) To the extent that a paired share of common stock or preferred stock of the Corporation is converted into, respectively, (i) a share of excess common stock of the Corporation in accordance with the provisions of
  Article IV of the Certificate or (ii) a share of preferred stock of the Corporation designated as excess preferred stock (together with excess common stock, "Excess Stock") in accordance with comparable provisions of any certificate of designations governing the Corporation's preferred stock, such share of Excess Stock of the Corporation, together with the corresponding share of Excess Stock of Realty, which has been converted from a share of Equity Stock of Realty in accordance with the Certificate of Incorporation (or the applicable certificate of designations of the preferred stock) of Realty and the Pairing Agreement, shall be automatically transferred to a trust established by the Corporation and Realty for such purpose in accordance with Article IV of the Certificate (or comparable provisions of the applicable certificate of designations of the Corporations' preferred stock).

                                                                     APPENDIX E

                       HOLLYWOOD PARK OPERATING COMPANY
                            1998 STOCK OPTION PLAN

 1. Purpose.

  The purpose of this 1998 Stock Option Plan (the "Plan") of Hollywood Park Operating Company, a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected key employees, directors, consultants, advisors, and service providers of the Company or its subsidiaries, as the Committee (as hereinafter defined) may from time to time determine. The Plan will provide a means whereby such persons may purchase paired shares of the Common Stock of the Company and of the Common Stock of the Hollywood Park Realty Enterprises, Inc. ("HP Realty") upon the exercise of options granted hereunder.

 2. Administration.

  2.1 The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of two or more directors of the Company (the "Committee") who are both "non-employee directors" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members.

  2.2 Subject to the express provisions of the Plan, the Committee shall have the full, absolute and unconditional discretion and authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, the terms and provisions of the option agreements (which need not be identical), whether any such option shall include an incentive stock option component, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment or providing of services for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

 3. Options to Purchase Paired Shares; Shares Subject to the Plan.

  3.1 Each option granted under this Plan shall consist of two component stock options: an option to purchase shares of the common stock of the Company ("Company Common Stock"), and an option to purchase an equal number of the shares of the Common Stock of HP Realty ("HP Realty Common Stock"). Except as otherwise specifically permitted in this Plan, each component option shall be subject to the same terms and conditions as the other component option. Each component option may be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of, or lapse, only as, when, and to the same extent as the other component option. Upon the exercise of an option, the Company will issue the shares of the Company Common Stock covered by the exercise directly to the optionholder, and will purchase from HP Realty, for delivery to the optionholder, the equal number of shares of HP Realty Common Stock covered by the exercise. The shares of Company Common Stock purchased on the exercise of an option shall be paired with the shares of HP Realty Common Stock purchased on such exercise under the 1998 Pairing Agreement between the Company and HP Realty (the "Pairing Agreement").

  3.2 The Committee may designate certain component options to purchase Company Common Stock as incentive stock options under Section 422 of the Code. All other options (including all component options to purchase HP Realty Common Stock) shall constitute non-qualified stock options. Subject to adjustment as provided in Section 16 hereof, the aggregate number of shares of Company Common Stock which may be issued upon exercise of all options under the Plan shall not exceed 900,000 shares less the aggregate number of shares covered by all options granted and not cancelled (whether or not exercised) under the 1996 Stock Option Plan of HP Realty (formerly Hollywood Park, Inc.) as of the date this Plan first becomes effective under Section 18. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan. All options granted under the Plan shall be granted within 10 years from the earlier of its adoption by the Board of the Company or its approval by the holders of the outstanding voting stock of the Company in accordance with Section 18. No option shall be granted in violation of any restriction set forth in the Company's Restated Certificate of Incorporation, and any purported grant of an option in violation of such restrictions shall be null and void from the date of such purported grant. Any acquisition of Common Stock by an optionholder or any person related to an optionholder (as determined under the provisions of the Company's Restated Certificate of Incorporation) shall be subject to all restrictions and conditions set forth in the Company's Restated Certificate of Incorporation.

 4. Maximum Annual Grants for Each Participant.

  No participant may receive grants during any fiscal year of the Company or portion thereof of options to purchase more than 90,000 shares of Company Common Stock, adjusted, if necessary, pursuant to Section 16. If an option is cancelled, the cancelled option continues to be counted against the maximum number of shares for which options may be granted to a participant during any such fiscal year or portion thereof. If the exercise price of an option is reduced after the grant of the option, the repricing of the option shall be treated as a cancellation of the option and the grant of a new option for purposes of applying the limitation imposed by this Section 4. This Section 4 is intended to comply with the requirements of Treasury Regulation (S)1.162-27(e)(2)(vi), and shall be interpreted as required to accomplish such compliance.

 5. Eligibility and Participation.

  5.1 All key employees, directors, consultants, advisors, of the Company or of any "Subsidiary Corporation" (as defined in Section 424(f) of the Code), or other persons who render services to the Company or a Subsidiary Corporation (including employees of HP Realty who also render services to the Company or to a Subsidiary Corporation) shall be eligible for selection to participate in the Plan, except that only regular employees of the Company or a Subsidiary Corporation may receive incentive stock options under the Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. Such options may be granted in lieu of outstanding options previously granted under this Plan or may be in addition to such options.

  5.2 Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall confer upon any optionholder who is an employee any right to continue in the employ of the Company or of any Subsidiary Corporation, or interfere in any way with the right of the Company or any Subsidiary Corporation to terminate his employment at any time or to increase or decrease his compensation from the rate in existence at the time of the granting of an option. Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall affect any contractual rights of an optionholder who is an employee.

  5.3 Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall confer upon any optionholder who is not an employee the right to continue serving as a director, consultant, advisor, or service provider to or of the Company or any Subsidiary Corporation, or interfere in any way with the right of the Company or any Subsidiary Corporation to remove a director, consultant, advisor, or service provider. Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall affect any contractual rights of an optionholder who is a director, consultant, advisor, or service provider.

 6. Duration of Options.

  Each option shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that (a) each option shall expire in any event within 10 years of the date on which such option is granted, and (b) component options to purchase shares of Company Common Stock which are incentive stock options (and the corresponding component options to purchase shares of HP Realty Common Stock) granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary Corporation (a "10% Shareholder") shall expire in any event within five years of the date of grant. The restrictions set forth in the Company's Restated Certificate of Incorporation currently prohibit any person from becoming a 10% Shareholder, and the provisions of this Plan regarding 10% Shareholders are included only to govern cases which may arise if such restrictions lapse, terminate, or are deleted by amendment from the Restated Certificate of Incorporation.

 7. Purchase Price.

  7.1 The purchase price of the Company Common Stock and HP Realty Common Stock covered by each option shall be determined by the Committee, but (a) the exercise price of an option which includes an incentive stock option component shall be not less than 100% of the fair market value (as determined under Section 9) of the Company Common Stock and HP Realty Common Stock covered by such option on the date such option is granted, and (b) the exercise price of an option which includes an incentive stock option component and which is granted to a 10% Shareholder shall not be less than 110% of the fair market value (as determined under Section 9) of the Company Common Stock and HP Realty Common Stock covered by such option on the date such option is granted.

  7.2 The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the approval of the Committee in its sole discretion, (i) by delivery of paired shares of Company Common Stock and HP Realty Common Stock already owned by, and in the possession of the optionholder, (ii) by a five-year, full- recourse promissory note, bearing interest at a rate to be determined by the Committee in its discretion, made by optionholder in favor of the Company, secured by the shares issuable upon exercise or other property, or (iii) through a "cashless exercise," in any case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Paired shares of Company Common Stock and HP Realty Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 9) on the date of exercise. Upon the delivery by an optionholder to the Company of paired shares of Company Common Stock and HP Realty Common Stock to satisfy the exercise price of an option (or to satisfy a withholding tax liability if permitted by the Committee under Section 10), the Company shall immediately sell the shares of the HP Realty Common Stock to HP Realty.

 8. Exercise of Options.

  8.1 Subject to the restriction set forth in Section 8.2, each option granted under this Plan shall be exercisable, and the total number of shares subject thereto shall be purchasable, in such installments (which need not be equal) during the period prior to its expiration date as the Committee shall determine. Unless otherwise determined by the Committee, if the optionholder shall not in any given installment period purchase all of the shares which the optionholder is entitled to purchase in such installment period, then the optionholder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or earlier termination of the optionholder's option. No option or installment thereof may be exercised except in respect of whole shares, and fractional share interest shall be disregarded except that they may be accumulated in accordance with the preceding sentence. No partial exercise of any option may be for less than 100 shares.

  8.2 The aggregate fair market value (determined at the time the options are granted) of the shares of Company Common Stock covered by incentive stock option components granted to any one employee under this Plan or any other incentive stock option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of incentive stock options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement.

 9. Fair Market Value of Common Stock.

  The fair market value of paired shares of Company Common Stock and HP Realty Common Stock shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such paired shares are then listed, or if such paired shares are not then listed on a stock exchange, by reference to the closing price (if a National Market issue) or the mean between the bid and asked price (if other over-the-counter issue) of a paired share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day the option is granted or exercised, or on the next preceding day on which such stock is traded or listed if none of such stock was traded on the day such option was granted or exercised. If, for any reason, no such price is available, the Committee shall determine the fair market value of paired shares in such other manner as the Committee may deem appropriate. If it becomes necessary to determine the fair market value of shares of HP Realty Common Stock separately from the fair market value of Company Common Stock, or vice versa, the Committee shall make such determination in accordance with the provisions of the Pairing Agreement.

 10. Withholding Tax.

  The Company shall have the right to take whatever steps the Committee deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver shares upon the exercise of options under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon (i) the disposition by an employee or other person of paired shares of Company Common Stock and HP Realty Common Stock acquired pursuant to the exercise of an option containing an incentive stock option component granted pursuant to the Plan within two years of the granting of the option or within one year after exercise of the option, or (ii) the exercise of options, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the employee or other person, or to require such employee or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such shares. Without limiting the generality of the foregoing, the Committee in its discretion may authorize a participant to satisfy all or part of any withholding tax liability by (A) having the Company withhold from the shares which would otherwise be issued on the exercise of an option that number of shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (B) by delivering to the Company previously-owned and unencumbered paired shares of Company Common Stock and HP Realty Common Stock having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

 11. Non-Transferability.

  11.1 An option granted under the Plan which includes an incentive stock option component shall, by its terms, be non-transferable by the optionholder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by the optionholder, regardless of any community property interest therein of the spouse of the optionholder, or such spouse's successors in interest. If the spouse of the optionholder shall have acquired a community property interest in such option, the optionholder, or the optionholder's permitted successors in interest, may exercise the option on behalf of the spouse of the optionholder or such spouse's successors in interest.

  11.2 An option granted under the Plan which does not include an incentive stock option component shall, by its terms, be non-transferable by the optionholder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code, and shall be exercisable during the optionholder's lifetime only by the optionholder, or, to the extent permitted by the Committee or by the terms of the option agreement, the spouse of the optionholder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 13.

  11.3 At the discretion of the Committee, any option agreement may contain restrictions on transfer of the shares issuable upon exercise of the option, including a right of first refusal and/or a right of repurchase by the Company.

  11.4 Notwithstanding the foregoing, to the extent that the Committee so authorizes at the time an option which does not include an incentive stock option component is granted or amended, such option may be assigned, in connection with the optionholder's estate plan, in whole or in part, during the optionholder's lifetime to one or more members of the optionholder's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate. For purposes of this Section 11, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

  11.5 Any option transferred pursuant to a qualified domestic relations order, or to members of the immediate family or to a trust for their benefit, pursuant to this Section 11 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment or service-providing status of the original grantee), unless the option agreement or the Committee provides otherwise.

 12. Termination of Employment or Services Rendered.

  If an optionholder ceases to be employed by the Company or any of its Subsidiary Corporations, or ceases to render services to the Company or any of its Subsidiary Corporations in any capacity, for any reason other than the optionholder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the optionholder's options shall be exercisable for a period of three months (unless otherwise specified by the Committee in an individual stock option agreement) after the date the optionholder ceases to be an employee or service provider of the Company or any of its Subsidiary Corporations (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment or providing of service and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment or of the providing of services for the purposes of this
Section 12, but no option may be exercised during any such leave of absence, except during the first three months thereof.

 11. Death or Permanent Disability of Option Holder.

  If an optionholder dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the optionholder is employed by the Company or any of its Subsidiary Corporations, the optionholder's options shall be exercisable for a period of 12 months (unless otherwise specified by the Committee in an individual stock option agreement) after the date of such death or permanent disability (unless by its terms it sooner expires) to the extent exercisable on the date of death or permanent disability and shall thereafter expire and be void and of no further force or effect. During such period after death, such options may, to the extent that they remained unexercised (but exercisable by the optionholder according to their terms) on the date of such death, be exercised by the person or persons to whom the optionholder's rights under the options shall pass by the optionholder's will or by the laws of descent and distribution.

 14. Shares to be Issued in Compliance with Securities Laws and Exchange
Rules.

  At the discretion of the Committee, any option agreement may provide that the optionholder (and any transferee), by accepting such option, represents and agrees that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of any option or Stock Purchase Right shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed. No shares shall be sold, issued or delivered upon the exercise of any option unless and until there shall have been full compliance with any then-applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such sale, issuance and delivery.

 15. Privileges of Stock Ownership.

  No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until such optionholder has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such optionholder becomes the holder of record, except as set forth in Paragraph 16 hereof.

 16. Adjustments.

  16.1 If (a) the outstanding shares of the Company Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or of any successor corporation, and there is a corresponding increase, decrease, change, or exchange in the HP Realty Common Stock, through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, merger, spin-off, consolidation, combination, exchange of shares, or other similar transaction, or (b) by reason of the termination of the Pairing Agreement or otherwise, the Company Common Stock ceases to be paired with the HP Realty Common Stock, the Committee shall make an appropriate and proportionate adjustment in the maximum number and kind of shares as to which options may be granted under this Plan, including the maximum number that may be granted hereunder or to any one participant. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such events. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option, provided, however, that each such adjustment in the number and kind of shares subject to outstanding options which include incentive stock option components, including any adjustment in the option price, shall be made in such a manner as not to constitute a "modification" as defined in Section 424(h) of the Code.

  16.2 Upon the happening of a "Corporate Transaction" (as defined below), the Plan shall terminate, all options theretofore granted hereunder shall terminate, unless the Committee provides, in its discretion, in the individual option agreements, or otherwise in writing in connection with such Corporate Transaction, for one or more of the following alternatives: (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of Section 8; (ii) for the assumption by the successor corporation of the options theretofore granted, or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation, in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options. A "Corporate Transaction" shall mean the occurrence of any of the following:

    (A) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

    (B) The individuals who, as of the date hereof, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

    (C) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (C) (a "Transaction") does not otherwise result in a "Corporate Transaction" pursuant to subparagraph (A) of this definition of "Corporate Transaction"; provided, however, that no such Transaction shall constitute a "Corporate Transaction" under this subparagraph (C) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (C) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (C).

  16.3 Adjustments under this Section 16 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan upon any such adjustment.

 17. Amendment and Termination of Plan.

  17.1 The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of Section 16, or change the minimum exercise price of options which include incentive stock option components set forth in Section 7 (provided, however, that the Committee may, without stockholder approval, cancel and regrant at a lower price any or all options granted under the Plan), or increase the maximum term of options which include incentive stock option components provided for in Section 6, or permit the granting of options to anyone other than as provided in Sections 4 and 5, or otherwise materially increase the benefits accruing to participants under the Plan.

  17.2 Notwithstanding any other provision of this Plan to the contrary, no amendment, revision, suspension or termination of the Plan shall in any way modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan, without (a) specific action of the Board or the Committee, and (b) the written, signed consent of the optionholder of the affected option; provided, however, that the Board or the Committee may unilaterally amend this Plan or any option, without the consent of the optionholder, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable listing requirements of any principal securities exchange on which shares of the same class of securities for which the options are exercisable are listed, to preserve the status of options as incentive stock options, or to preserve the tax deductibility to the Company of any awards made under this Plan.

 18. Effective Date of Plan.

  This Plan shall be effective when each of the following has occurred: (i) it has been both adopted by the Board and approved by the holders of the outstanding voting stock of the Company, provided that both of such events occur within 12 months of each other and (ii) the Pairing Agreement has become effective. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company (a) by the affirmative vote of the holders of a majority of the voting shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the Delaware General Corporation Law, or (b) by the execution of a unanimous written consent duly executed in accordance with the Delaware General Corporation Law by the holders of all the outstanding voting shares of the Company.

 19. Governing Law.

  The Plan shall be governed for all purposes by the laws of the State of Delaware, and any issue arising in connection with the interpretation or enforcement of the Plan or of the terms or conditions of any option granted under the Plan shall be resolved in accordance therewith.

                                                                     APPENDIX F

                       HOLLYWOOD PARK OPERATING COMPANY
                   1998 DIRECTORS DEFERRED COMPENSATION PLAN

  1. Eligibility. Each member of the Board of Directors of Hollywood Park Operating Company (the "Corporation") is eligible to participate in the Plan.

  2. Participation. (a) Time of Election. Six months prior to the beginning of a calendar year, commencing with calendar year 1999, each eligible Director may elect to participate in the Plan by directing that all or any part of the compensation (including fees payable for services as chairman or a member of a committee of the Board) which otherwise would have been payable currently for services rendered as a Director ("Compensation") during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's Account"). Any person who shall become a Director during any calendar year, and who was not a Director of the Corporation prior to the beginning of such calendar year, may elect, within 30 days after the Director's term begins, to defer payment of all or any part of the Director's Compensation earned during the remainder of such calendar year and for succeeding calendar years; provided, however, that such election shall only be implemented six months after the date such election is filed with the Corporation pursuant to Section 2(b). Notwithstanding the foregoing, with respect to calendar year 1998, each eligible Director may elect within two weeks after the effective date of this Plan (as described in Paragraph 6, below) to defer the Director's Compensation beginning six months after such election.

    (b) Form and Duration of Election. An election to participate in the Plan shall be made by written notice signed by the Director and filed with the Secretary of the Corporation. Such election shall specify the amount of the Director's Compensation to be deferred and specify an allocation of the deferred Compensation between cash and "Paired Shares" as herein provided. For purposes of this Plan, "Paired Shares" shall mean shares of the common stock of the Corporation and shares of the common stock of Hollywood Park Realty Enterprises, Inc. ("Hollywood Park Realty") which are subject to the 1998 Pairing Agreement between this Corporation and Hollywood Park Realty (the "Pairing Agreement"). Such election shall continue until the Director terminates such election by signed written notice filed with the Secretary of the Corporation. Any such termination shall become effective six months after notice is given and only with respect to Compensation payable thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

    If a Director participates in both this Plan and the Hollywood Park Realty Enterprises, Inc. Deferred Compensation Plan (the "Hollywood Park Realty Plan"), such Director must make identical elections (including terminations) under each plan.

    (c) Renewal. A Director who has terminated his election to participate may thereafter file another election to participate for the calendar year subsequent to the filing of such election and succeeding calendar years, subject to Section 2(a) hereof.

  3. The Director's Account. All compensation which a Director has elected to defer under the Plan shall be credited, at the Director's election, to the Director's Account as follows:

    (a) As of the date the Director's Compensation would otherwise be payable, the Director's Account will be credited with an amount of cash equal to the amount of such Compensation which the Director elected to defer and to be allocated to cash.

    (b) As of the date the Director's Compensation would otherwise be payable, there shall be credited to the Director's Account the number of full and fractional "Paired Shares" obtained by dividing the amount of such Compensation which the Director elected to defer and to be allocated to Paired Shares by the average of the closing price of a Paired Share on the principal stock exchange on which such Paired Shares are then listed, or, if they are not then listed on a stock exchange, the average of the closing price of a Paired Share on the NASDAQ National Market System, on the last ten business days of the calendar quarter or month, as the case may be, for which such Compensation is payable.

    (c) At the end of each calendar quarter there shall be credited to the Director's Account the number of full and/or fractional Paired Shares obtained by dividing the dividends which would have been paid on the Paired Shares credited to the Director's Account as of the dividend record date, if any, occurring during such calendar quarter if such shares had been shares of issued and outstanding Paired Shares on such date, by the closing price of a Paired Share on the principal stock exchange on which such Paired Shares are then listed, or, if Paired Shares are not then listed on a stock exchange, the closing price of a Paired Share on the NASDAQ National Market System, on the date such dividend(s) is paid. In the case of stock dividends, there shall be credited to the Director's Account the number of full and/or fractional shares of Paired Shares which would have been issued with respect to the Paired Shares credited to the Director's Account as of the dividend record date if such Paired Shares had been shares of issued and outstanding Paired Shares on such date.

    (d) No fractional share interests credited to a Director's Account shall be distributed pursuant to Section 4 hereof. Instead, any fractional Paired Shares remaining at the time the final distribution is made pursuant to paragraph 4 herein shall be converted into a cash credit by multiplying the number of fractional shares by the average of the closing price of a Paired Share on the principal stock exchange on which Paired Shares are then listed, or, if they are not then listed on any stock exchange, the average of the closing price of a Paired Share on the NASDAQ National Market System, on the last ten business days prior to the date of the final distribution from the Director's Account.

    (e) Cash amounts credited to the Director's Account pursuant to subparagraph (a) above shall accrue interest commencing from the date the cash amounts are credited to the Director's Account at a rate per annum to be determined from time to time by the Board of Directors (the "Board"). Amounts credited to the Director's Account shall continue to accrue interest until distributed in accordance with the Plan.

  The Director shall not have any interest in the cash or Paired Shares credited to the Director's Account until distributed in accordance with the Plan.

  4. Distribution from Accounts. (a) Form of Election. At the time a Director makes a participation election pursuant to paragraphs 2(a) or 2(c), the Director shall also file with the Secretary of the Corporation a signed written election with respect to the method of distribution of the aggregate amount of cash and Paired Shares credited to the Director's Account pursuant to such participation election. A Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal quarterly installments (provided the payout period does not exceed 15 years). The lump-sum payment or the first installment shall be paid as of the first business day of the calendar quarter immediately following the cessation of the Director's service as a Director of the Corporation. Subsequent installments shall be paid as of the first business day of each succeeding calendar quarter until the entire amount credited to the Director's Account shall have been paid. A cash payment will be made with the final distribution for any fraction of a Paired Share in accordance with paragraph 3(d) hereof.

    (b) Adjustment of Method of Distribution. A Director participating in the Plan may, prior to the beginning of any calendar year, file another written notice with the Secretary of the Corporation electing to change the method of distribution of the aggregate amount of cash and Paired Shares credited to the Director's Account for services rendered as a Director commencing with such calendar year. Amounts credited to the Director's Account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time such amounts were credited to the Director's Account.

  5. Distribution on Death. If a Director should die before all amounts credited to the Director's Account shall have been paid in accordance with the election referred to in paragraph 4, the balance in such Account as of the date of the Director's death shall be paid promptly following the Director's death to the beneficiary designated in writing by the Director. Such balance shall be paid to the estate of the Director if (a) no such designation has been made, or (b) the designated beneficiary shall have predeceased the Director and no further designation has been made.

  6. Effective Date. This Plan shall become effective when it has been approved by the Board and the Pairing Agreement has become effective. The provisions of this Plan dealing with a Director's election of the allocation of all or a portion of his deferred Compensation to Paired Shares, the crediting of Paired Shares to Directors' Accounts, and the distribution of Paired Shares, however, shall not become effective until approved by either
(a) the affirmative vote of the holders of a majority of the voting shares of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the Delaware General Corporation Law, or (b) the execution of a unanimous written consent duly executed in accordance with the Delaware General Corporation Law by the holders of the outstanding voting shares of the Company.

  7. Shares Issuable. The maximum number of Paired Shares which may be issued pursuant to this Plan is 125,000.

  8. Limitation on Distributions. Notwithstanding anything to the contrary in this Plan, the maximum number of Paired Shares which can be issued pursuant to this Plan and the Hollywood Park Realty Plan in any fiscal year is one percent (1%) of the outstanding number of Paired Shares at the beginning of such fiscal year, except to the extent that a greater distribution is authorized by the Board (as defined below). If distributions would exceed this amount, distributions to each Director shall be reduced on a pro rata basis. Paired Shares not distributed in any fiscal year because of this Section 8 shall be distributed as soon as possible in the next fiscal year, within the limits of this Section 8.

  9. Miscellaneous. (a) The right of a Director to receive any amount in the Director's Account shall not be transferable or assignable by the Director, except by a beneficiary designation under Section 5, by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and no part of such amount shall be subject to attachment or other legal process.

    (b) The Corporation shall not be required to reserve or otherwise set aside funds or Paired Shares for the payment of its obligations hereunder. The Corporation shall make available as and when required a sufficient number of Paired Shares to meet the needs of the Plan, either by the issuance of new shares of the common stock of the Corporation coupled with the purchase of shares of the common stock of Hollywood Park Realty under the Pairing Agreement, or the purchase of Paired Shares on the open market or through private purchases, as the Corporation may determine.

    (c) The establishment and maintenance of, or allocation and credits, to the Director's Account shall not vest in the Director or his beneficiary any right, title or interest in and to any specific assets of the Corporation. A Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in paragraph 3 with respect to dividends and as provided in subparagraph (g) below) until the Paired Shares credited to a Director's Account are distributed. The rights of a Director to receive payments under this Plan shall be no greater than the right of an unsecured general creditor of this Corporation.

    (d) The Plan shall be administered by the Board. The Board shall have the full discretion and power to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to compute amounts to be credited to and distributed from Directors' Accounts, and to make all other determinations it deems necessary or advisable to administer the Plan, with all such determinations being final and binding; provided, however, that the Board will not have the power to take any action relating to eligibility for participation in the Plan or the number of Paired Shares to be issued to each participating Director.

    (e) The Board may at any time terminate the Plan or amend the Plan in any manner it deems advisable and in the best interests of the Corporation; provided, however, that (i) no amendment or termination shall impair the rights of a Director with respect to amounts then credited to the Director's Account, and (ii) no amendment (other than a termination) shall accelerate any payments or distributions under the Plan (except with regard to bona fide financial hardships).

    (f) Each Director participating in the Plan will receive an annual statement indicating the amount of cash and number of Paired Shares credited to the Director's Account as of the end of the preceding calendar year.

    (g) If adjustments are made to outstanding shares of Paired Shares, or if outstanding shares of Paired Shares are converted into or exchanged for, other securities or property, as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and the like (including the termination of the Pairing Agreement or the unpairing of the Paired Shares), an appropriate adjustment (as determined in good faith by the Board) will also be made in the number and kind of shares or property credited to the Director's Account, so that, when distributions are made pursuant to this Plan, the Director will receive the number and kind of securities or property to which a holder of Paired Shares would have been entitled upon such event.

  In addition, if outstanding Paired Shares are converted into or exchanged for another security, all references to "Paired Shares" in this Plan shall be deemed to be references to such other security.

PROXY

                             HOLLYWOOD PARK, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 13, 1998

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Hollywood Park, Inc. ("Hollywood Park") dated February 13, 1998 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints R.D. Hubbard or, in his absence, Warren B. Williamson, and each of them, with full power of substitution in each, as attorneys and proxies of the undersigned.

  Said proxies are hereby given authority to represent and vote all shares of common stock of Hollywood Park, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hollywood Park, to be held at 9:00 a.m., local time, on Monday, April 13, 1998, at the New York Palace, 455 Madison Avenue, New York, New York, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOLLYWOOD PARK, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF HOLLYWOOD PARK ON THE REVERSE SIDE HEREOF. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES TO VOTE THIS PROXY ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE
                              (See reverse side)

-------------------------------------------------------------------------------
                                                                    Please mark
                                                              [X]   your votes
                                                                     as shown

The Board of Directors recommends a vote "FOR" Items 1 through 6.

1. To approve and adopt the Reorganization Amendments, which are necessary to effect the reorganization of Hollywood Park into a paired share REIT and operating company structure.

                  FOR       AGAINST     ABSTAIN
                  [_]         [_]         [_]

2. To approve and adopt the Hollywood Park Operating Company 1998 Stock Option Plan.
                  FOR       AGAINST     ABSTAIN
                  [_]         [_]         [_]

3. To approve and adopt the Hollywood Park Operating Company 1998 Directors Deferred Compensation Plan.

                  FOR       AGAINST     ABSTAIN
                  [_]         [_]         [_]

4. To approve and adopt the Supermajority Elimination Amendment, which would remove the requirement in Hollywood Park's Certificate of Incorporation that certain transactions be approved by 70% of Hollywood Park's outstanding stock.

                  FOR       AGAINST     ABSTAIN
                  [_]         [_]         [_]

5. To approve and adopt the Gaming Amendment to Hollywood Park's Certificate of Incorporation, intended to expand the protection of Hollywood Park's gaming licenses.
                  FOR       AGAINST     ABSTAIN
                  [_]         [_]         [_]

6. To elect Eleven (11) Directors: NOMINEES: R.D. Hubbard, Harry Ornest, J.R. Johnson, Timothy J. Parrott, Richard Goeglein, Peter L. Harris, Robert T. Manfuso, Lynn P. Reitnouer, Herman Sarkowsky, Warren B. Williamson and Delbert W. Yocam

FOR all of the                    WITHHOLD
  nominees                        AUTHORITY
listed at left                  to vote for all
 (except as                       nominees
withheld in the                 listed at left
 space below)
                                     [_]
     [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

-------------------------------------------------------------------------------

Dated: __________________________________________________________________, 1998

___________________                                        ___________________
(Signature)                                                (Title)

-------------------------------------------------------------------------------
(Signature if held jointly)


Note: Please date and sign exactly as your name(s) appears on this proxy card. If shares are registered in more than one name, all such persons should sign.
A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --